Post-Qualification Amendment No. 28

File No. 024-11057

EXPLANATORY NOTE

This is a post-qualification amendment to an offering statement on Form 1-A filed by RSE Archive, LLC (the “Offering Statement”). The Offering Statement was originally filed by RSE Archive, LLC on August 13, 2019 and has been amended by RSE Archive, LLC on multiple occasions since that date. The Offering Statement, as amended by pre-qualification amendments, was initially qualified by the U.S. Securities and Exchange Commission on October 11, 2019.  This Post-Qualification Amendment No. 28 seeks to qualify five additional series of interests of the issuer: Series #HONUS2; Series #MARX; Series #KIRBY; Series #BAYC7359; and Series #MEGALODON.

Different series of RSE Archive, LLC have already been offered by RSE Archive, LLC under the Offering Statement, as amended and qualified. Each such series of RSE Archive, LLC will continue to be offered and sold by RSE Archive, LLC following the filing of this post-qualification amendment subject to the offering conditions contained in the Offering Statement, as qualified.

The purpose of this post-qualification amendment is to add to the Offering Statement, as amended and qualified, the offering of additional series of RSE Archive, LLC and to amend, update and/or replace certain information contained in the Offering Circular. The series already offered under the Offering Statement and the additional series being added to the Offering Statement by means of this post-qualification amendment are outlined in the “Master Series Table” contained in Appendix A to the Offering Circular in this post-qualification amendment.

This Post-Qualification Offering Circular Amendment No. 28 amends the Offering Circular of RSE Archive, LLC originally qualified on October 11, 2019 and most recently amended by Post-Qualification Offering Circular Amendment No. 27 dated September 21, 2021, and as may be amended and supplemented from time to time (the “Offering Circular”), to add additional securities to be offered pursuant to the Offering Circular and update certain other information in the Offering Circular. Unless otherwise defined below, capitalized terms used herein shall have the same meanings as set forth in the Offering Circular. An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. To the extent not already qualified under Regulation A, these securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

POST-QUALIFICATION OFFERING CIRCULAR AMENDMENT NO. 28

SUBJECT TO COMPLETION; DATED OCTOBER 4, 2021

RSE ARCHIVE, LLC

250 LAFAYETTE STREET, 2ND FLOOR, NEW YORK, NY 10012

(347-952-8058) Telephone Number

www.rallyrd.com

Best Efforts Offering of Series Membership Interests

This Post-Qualification Amendment relates to the offer and sale of series of interests, as described below, to be issued by RSE Archive, LLC (the “Company,” “RSE Archive,” “we,” “us,” or “our”).  Green highlighting in the table below identifies new series submitted to the Commission for qualification.

Series Membership Interests Overview Not Yet Qualified
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #HONUS2	Per Unit	$10.00		$10.00
	Total Minimum	$80,000		$80,000
	Total Maximum	$100,000		$100,000

Series #MARX	Per Unit	$15.00		$15.00
	Total Minimum	$96,000		$96,000
	Total Maximum	$120,000		$120,000

Series #KIRBY	Per Unit	$6.00		$6.00
	Total Minimum	$48,000		$48,000
	Total Maximum	$60,000		$60,000

Series #BAYC7359	Per Unit	$10.00		$10.00
	Total Minimum	$152,000		$152,000
	Total Maximum	$190,000		$190,000

Series #MEGALODON	Per Unit	$20.00		$20.00
	Total Minimum	$480,000		$480,000
	Total Maximum	$600,000		$600,000

i

Series Membership Interests Overview Active Offerings (Previously Qualified)
		Price to Public	Underwriting Discounts and Commissions (1)(2)(3)	Proceeds to Issuer	Proceeds to Other Persons

Series #1776	Per Unit	$25.00		$25.00
	Total Minimum	$1,600,000		$1,600,000
	Total Maximum	$2,000,000		$2,000,000

Series #BROSGRIMM	Per Unit	$27.00		$27.00
	Total Minimum	$108,000		$108,000
	Total Maximum	$135,000		$135,000

Series #GIANNIS2	Per Unit	$10.00		$10.00
	Total Minimum	$332,000		$332,000
	Total Maximum	$415,000		$415,000

Series #METEORITE	Per Unit	$20.00		$20.00
	Total Minimum	$280,000		$280,000
	Total Maximum	$350,000		$350,000

Series #00BRADY2	Per Unit	$10.00		$10.00
	Total Minimum	$260,000		$260,000
	Total Maximum	$325,000		$325,000

Series #60MANTLE	Per Unit	$20.00		$20.00
	Total Minimum	$680,000		$680,000
	Total Maximum	$850,000		$850,000

Series #SLASH	Per Unit	$5.00		$5.00
	Total Minimum	$52,000		$52,000
	Total Maximum	$65,000		$65,000

Series #89TMNT	Per Unit	$11.00		$11.00
	Total Minimum	$17,600		$17,600
	Total Maximum	$22,000		$22,000

Series #PUNK9670	Per Unit	$10.00		$10.00
	Total Minimum	$57,600		$57,600
	Total Maximum	$72,000		$72,000

Series #NESWWF	Per Unit	$3.00		$3.00
	Total Minimum	$14,400		$14,400
	Total Maximum	$18,000		$18,000

Series #PUNK8103	Per Unit	$9.33		$9.33
	Total Minimum	$448,000		$448,000
	Total Maximum	$560,000		$560,000

Series #18ALLEN	Per Unit	$3.00		$3.00
	Total Minimum	$28,800		$28,800
	Total Maximum	$36,000		$36,000

Series #36OWENS	Per Unit	$10.00	$10.00
	Total Minimum	$20,000	$20,000
	Total Maximum	$25,000	$25,000

Series #BAYC601	Per Unit	$10.00	$10.00
	Total Minimum	$132,000	$132,000
	Total Maximum	$165,000	$165,000

Series #CASTLEII	Per Unit	$9.00	$9.00
	Total Minimum	$14,400	$14,400
	Total Maximum	$18,000	$18,000

Series #HENDERSON	Per Unit	$5.00	$5.00
	Total Minimum	$108,000	$108,000
	Total Maximum	$135,000	$135,000

Series #20HERBERT	Per Unit	$7.00	$7.00
	Total Minimum	$56,000	$56,000
	Total Maximum	$70,000	$70,000

Series #GHOST1	Per Unit	$7.00	$7.00
	Total Minimum	$11,200	$11,200
	Total Maximum	$14,000	$14,000

Series #IOMMI	Per Unit	$10.00	$10.00
	Total Minimum	$52,000	$52,000
	Total Maximum	$65,000	$65,000

Series #03RONALDO	Per Unit	$14.00	$14.00
	Total Minimum	$140,000	$140,000
	Total Maximum	$175,000	$175,000

(1) Dalmore Group, LLC (the “BOR”) acts as a broker of record and is entitled to a Brokerage Fee (as described in “Offering Summary” – “Use of Proceeds”). The BOR’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Broker” and “– Fees and Expenses.”

(2) DriveWealth, LLC (the “Custodian”) acts as custodian of interests and holds brokerage accounts for interest holders in connection with the Company’s offerings and will be entitled to a Custody Fee (as described in “Offering Summary” – “Use of Proceeds”). The Custodian’s role and compensation are described in greater detail under “Plan of Distribution and Subscription Procedure – Custodian” and “– Fees and Expenses.” For all offerings of the Company which closed or launched prior to the agreement with the Custodian, signed on January 7, 2020, interests are transferred into the Custodian brokerage accounts upon consent of the individual investors who purchased such interests or transferred money into escrow in anticipation of purchasing such interests at the close of the currently ongoing offerings.

(3) No underwriter has been engaged in connection with the Offering (as defined below) and neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests (as defined below). We intend to distribute all membership interests in any series of the Company principally through the Rally Rd.™ platform and any successor platform used by the Company for the offer and sale of interests (the “Rally Rd.™ Platform” or the “Platform”), as described in greater detail under “Plan of Distribution and Subscription Procedure” and “Description of the Business – Liquidity Platform.” The Manager pays the Offering Expenses (as defined below) on behalf of each Series (as defined below) and is reimbursed by the Series from the proceeds of a successful Offering.  See the “Use of Proceeds” section for each respective Series in Appendix B and the “Plan of Distribution and Subscription Procedure – Fees and Expenses” section for further details.

The Company is offering, on a best efforts basis, a minimum (the “Total Minimum”) to a maximum (the “Total Maximum”) amount of membership interests of each of the series of the Company highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective offerings at the time of this filing and the number of interests in the table represents the actual interests sold. The sale of membership interests is being facilitated by the BOR, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and member of FINRA and which is registered in each state where the offer or sales of the Interests (as defined below) will occur. Interests will be offered and sold only in states where the BOR is registered as a broker-dealer.  For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective investors.

All of the series of the Company offered hereunder may collectively be referred to herein as the “Series.”  The interests of all Series described above may collectively be referred to herein as the “Interests” and the offerings of the Interests may collectively be referred to herein as the “Offerings.”  See “Description of Interests Offered” for additional information regarding the Interests.

The Company is managed by its managing member, RSE Archive Manager, LLC, a Delaware limited liability company (the “Manager”). The Manager is a single-member Delaware limited liability company wholly owned by Rally Holdings LLC (“Rally Holdings”).  Rally Holdings is a single-member Delaware limited liability company wholly owned by RSE Markets, Inc., a Delaware corporation (“RSE Markets” together with the Manager, Rally Holdings, and each of their respective, direct and indirect, subsidiaries and affiliates, the “Rally Entities”).

The Company’s core business is the identification, acquisition, marketing and management of memorabilia, collectible items, alcohol and digital assets, collectively referred to as “Memorabilia Assets” or the “Asset Class,” for the benefit of the investors. The Series assets referenced in the Master Series Table in Appendix A may be referred to herein, collectively, as the “Underlying Assets.” Any individuals or entities that own an Underlying Asset prior to a purchase of an Underlying Asset by the Company in advance of a potential Offering or the closing of an Offering from which proceeds are used to acquire the Underlying Asset may be referred to herein as an “Asset Seller.” See “Description of the Business” for additional information regarding the Asset Class.

Rally Holdings serves as the asset manager (the “Asset Manager”) for each Series of the Company and provides services related to the Underlying Assets in accordance with each Series’ Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information).

This Offering Circular describes each individual Series found in the Master Series Table in Appendix A.

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company generally or any other Rally Entity.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit investors by enabling each Series to benefit from economies of scale and by allowing investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

A purchaser of the Interests may be referred to herein as an “Investor” or “Interest Holder.”  There will be a separate closing with respect to each Offering (each, a “Closing”). The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon the earliest to occur of (i) the date which is one year from the date such Offering Circular or Amendment, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the “Commission,” which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering for a particular Series in its sole discretion.

No securities are being offered by existing security-holders.

Each Offering is being conducted under Tier 2 of Regulation A (17 CFR 230.251 et. seq.), and the information contained herein is being presented in Offering Circular format.  The Company is not offering, and does not anticipate selling, Interests in any of the Offerings in any state where the BOR is not registered as a broker-dealer. The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with Atlantic Capital Bank, N.A., the “Escrow Agent,” and will not be transferred to the operating account of the Series, unless and until there is a Closing with respect to that Series.  See “Plan of Distribution and Subscription Procedure” and “Description of Interests Offered” for additional information.

A purchase of Interests in a Series does not constitute an investment in either the Company or an Underlying Asset directly, or in any other Series of Interests.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Limited Liability Company Agreement of the Company (as amended from time to time, the “Operating Agreement”), described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager and the Asset Manager thus retain significant control over the management of the Company, each Series and the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

This Offering Circular contains forward-looking statements which are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager, or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.  Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional information.

There is currently no public trading market for any Interests, and an active market may not develop or be sustained.  If an active public or private trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your Interests at any price.  Even if a public or private market does develop, the market price could decline below the amount you paid for your Interests.

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved or that a secondary market would ever develop for the Interests, whether via the Platform, via third party registered broker-dealers or otherwise. Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. Please see “Risk Factors” beginning on page 12 for a description of some of the risks that should be considered before investing in the Interests.

GENERALLY, NO SALE MAY BE MADE TO YOU IN ANY OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO HTTP://WWW.INVESTOR.GOV.

NOTICE TO RESIDENTS OF THE STATES OF TEXAS AND WASHINGTON:

WE ARE LIMITING THE OFFER AND SALE OF SECURITIES IN THE STATES OF TEXAS AND WASHINGTON TO A MAXIMUM OF $5 MILLION IN ANY 12-MONTH PERIOD. WE RESERVE THE RIGHT TO REMOVE OR MODIFY SUCH LIMIT AND, IN THE EVENT WE DECIDE TO OFFER AND SELL ADDITIONAL SECURITIES IN THESE STATES, WE WILL FILE A POST-QUALIFICATION SUPPLEMENT TO THE OFFERING STATEMENT OF WHICH THIS OFFERING CIRCULAR IS A PART IDENTIFYING SUCH CHANGE.

v

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in, any state in which such offer, solicitation or sale would be unlawful before registration or qualification of the offer and sale under the laws of such state.

TABLE OF CONTENTS

RSE ARCHIVE, LLC

SECTIONPAGE

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS3

OFFERING SUMMARY5

RISK FACTORS12

POTENTIAL CONFLICTS OF INTEREST36

DILUTION40

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE41

DESCRIPTION OF THE BUSINESS54

MANAGEMENT69

COMPENSATION77

PRINCIPAL INTEREST HOLDERS78

DESCRIPTION OF INTERESTS OFFERED83

MATERIAL UNITED STATES TAX CONSIDERATIONS90

WHERE TO FIND ADDITIONAL INFORMATION93

APPENDIX A – MASTER SERIES TABLEA-1

APPENDIX BB-1

USE OF PROCEEDS – SERIES #1776B-1

DESCRIPTION OF SERIES 1776 DECLARATION OF INDEPENDENCEB-3

USE OF PROCEEDS – SERIES #BROSGRIMMB-8

DESCRIPTION OF SERIES GRIMMS’ FAIRY TALESB-10

USE OF PROCEEDS – SERIES #GIANNIS2B-12

DESCRIPTION OF SERIES 2013 NATIONAL TREASURES GIANNIS ANTETOKOUNMPO ROOKIE CARDB-14

USE OF PROCEEDS – SERIES #METEORITEB-16

DESCRIPTION OF SERIES LUNAR METEORITE SPECIMENB-18

USE OF PROCEEDS – SERIES #00BRADY2B-20

DESCRIPTION OF SERIES 2000 SP AUTHENTIC TOM BRADY ROOKIE CARDB-22

USE OF PROCEEDS – SERIES #60MANTLEB-24

DESCRIPTION OF SERIES 1960 MICKEY MANTLE SIGNED JERSEYB-26

USE OF PROCEEDS – SERIES #SLASHB-29

DESCRIPTION OF SERIES SLASH GUITARB-31

USE OF PROCEEDS – SERIES #89TMNTB-33

DESCRIPTION OF SERIES 1989 NES TEENAGE MUTANT NINJA TURTLES VIDEO GAMEB-35

USE OF PROCEEDS – SERIES #PUNK9670B-37

DESCRIPTION OF SERIES CRYPTOPUNK 9670B-39

USE OF PROCEEDS – SERIES #NESWWFB-41

DESCRIPTION OF SERIES 1989 NES WWF WRESTLEMANIA VIDEO GAMEB-43

USE OF PROCEEDS – SERIES #PUNK8103B-45

DESCRIPTION OF SERIES CRYPTOPUNK 8103B-47

USE OF PROCEEDS – SERIES #18ALLENB-49

DESCRIPTION OF SERIES 2018 JOSH ALLEN ROOKIE CARDB-51

USE OF PROCEEDS – SERIES #36OWENSB-53

DESCRIPTION OF SERIES 1936 JESSE OWENS OLYMPICS TICKETSB-55

USE OF PROCEEDS – SERIES #BAYC601B-58

DESCRIPTION OF SERIES BORED APE YACHT CLUB 601B-60

USE OF PROCEEDS – SERIES #CASTLEIIB-62

DESCRIPTION OF SERIES 1988 NES CASTLEVANIA II: SIMON’S QUEST VIDEO GAMEB-64

USE OF PROCEEDS – SERIES #HENDERSONB-66

DESCRIPTION OF SERIES 1980 TOPPS RICKEY HENDERSON ROOKIE CARDB-68

USE OF PROCEEDS – SERIES #20HERBERTB-70

DESCRIPTION OF SERIES 2020 NATIONAL TREASURES JUSTIN HERBERT ROOKIE CARDB-72

USE OF PROCEEDS – SERIES #GHOST1B-74

DESCRIPTION OF SERIES 1973 GHOST RIDER #1B-76

USE OF PROCEEDS – SERIES #IOMMIB-78

DESCRIPTION OF SERIES 2019 GIBSON TONY IOMMI “MONKEY SG” GUITARB-80

USE OF PROCEEDS – SERIES #03RONALDOB-83

DESCRIPTION OF SERIES 2003 CRISTIANO RONALDO ROOKIE CARDB-85

USE OF PROCEEDS – SERIES #HONUS2B-87

DESCRIPTION OF SERIES 1910 HONUS WAGNER CARDB-89

USE OF PROCEEDS – SERIES #MARXB-91

DESCRIPTION OF SERIES DAS KAPITALB-93

USE OF PROCEEDS – SERIES #KIRBYB-97

DESCRIPTION OF SERIES 1992 GAME BOY KIRBY’S DREAM LAND VIDEO GAMEB-99

USE OF PROCEEDS – SERIES #BAYC7359B-101

DESCRIPTION OF SERIES BORED APE YACHT CLUB 7359B-103

USE OF PROCEEDS – SERIES #MEGALODONB-105

DESCRIPTION OF SERIES MEGALODON JAWB-107

EXHIBIT INDEXIII-1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Offering Circular is part of the Offering Statement on Form 1-A (File No. 024-11057) that was filed with the Commission on August 13, 2019 and first qualified on October 11, 2019 (“Offering Statement 1”). We hereby incorporate by reference into this Offering Circular all of the information contained in the following filings by RSE Archive with the Commission, to the extent not otherwise modified or replaced by a subsequent filing:

1.The following sections of the Company’s Semiannual Report on Form 1-SA for the Semiannual Period Ended June 30, 2021:

•Management’s Discussion and Analysis of Financial Condition and Results of Operations

•Financial Statements and Accompanying Notes for the Six-Month Periods ended June 30, 2021 and 2020

2.The following sections of Part II of Post-Qualification Amendment No. 27 to Offering Statement 1.

•Cautionary Note Regarding Forward Looking Statements

•Additional Information

•Offering Summary

•Risk Factors

•Plan of Distribution and Subscription Procedure

•Description of the Business

•Management

•Appendix A – Master Series Table

•Appendix B – Use of Proceeds and Asset Descriptions

3.The following sections of Part II of Post-Qualification Amendment No. 26 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

4.The following sections of Part II of Post-Qualification Amendment No. 25 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

5.The following sections of Part II of Post-Qualification Amendment No. 24 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

6.The following sections of Part II of Post-Qualification Amendment No. 21 to Offering Statement 1.

•Appendix B – Use of Proceeds and Asset Descriptions

•Material United States Tax Considerations

7.Current Report on Form 1-U, dated May 21, 2021, with respect to the internal reorganization of the Rally Entities.

8.Current Report on Form 1-U, dated January 1, 2021, with respect to the entry by RSE Markets into a series interest purchase agreement with Stone Ridge Ventures LLC.

9.The following sections of Part II of the Post-Qualification Amendment to Offering Circular No. 20.

•Use of Proceeds and Asset Descriptions

10.The following sections of the Company’s Annual Report on Form 1-K for the Fiscal Year Ended December 31, 2020.

•Financial Statements and Accompanying Notes for the Fiscal Years ended December 31, 2020 and 2019

11.Supplement No. 2 Dated April 30, 2021 to the Post-Qualification Amendment No. 19 to Offering Statement 1, dated March 17, 2021, with respect to Series #1776.

12.Supplement No. 1 Dated April 6, 2021 to the Post-Qualification Offering Circular Amendment No. 19 Dated March 17, 2021, with respect to Series #01HALO.

13.The following sections of Part II of Post-Qualification Amendment No. 19 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

14.Supplement No. 1 Dated February 26, 2021 to the Post-Qualification Amendment No. 18 to Offering Statement 1, dated February 11, 2021, with respect to Series #09CURRY2 and #NICKLAUS1.

15.The following sections of Part II of Post-Qualification Amendment No. 18 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

16.Supplement No. 1 Dated January 12, 2021 to the Post-Qualification Amendment No. 17 to Offering Statement 1, dated December 31, 2020, with respect to Series #98GTA, #WOLVERINE, and #59BOND.

17.The following sections of Part II of Post-Qualification Amendment No. 17 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

18.The following sections of Part II of Post-Qualification Amendment No. 16 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

19.The following sections of Part II of Post-Qualification Amendment No. 15 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

20.Supplement No. 1 Dated November 6, 2020 to the Post-Qualification Offering Circular Amendment No. 14 Dated October 14, 2020, with respect to Series #00BRADY.

21.The following sections of Part II of Post-Qualification Amendment No. 14 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

22.Supplement No. 1 Dated October 5, 2020 to the Post-Qualification Amendment No. 11 to Offering Statement 1, dated September 28, 2020, with respect to Series #03KOBE2.

23.The following sections of Part II of Post-Qualification Amendment No. 10 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

24.Supplement No. 1 Dated August 31, 2020 to the Post-Qualification Amendment No. 9 to Offering Statement 1, dated August 7, 2020, with respect to Series #16PETRUS.

25.The following sections of Part II of Post-Qualification Amendment No. 9 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

26.The following sections of Part II of Post-Qualification Amendment No. 8 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

27.The following sections of Part II of Post-Qualification Amendment No. 7 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

28.The following sections of Part II of Post-Qualification Amendment No. 6 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

29.The following sections of Part II of Post-Qualification Amendment No. 3 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

30.The following sections of Part II of Post-Qualification Amendment No. 2 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

31.The following sections of Part II of Post-Qualification Amendment No. 1 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

32.The following sections of Part II of Pre-Qualification Amendment No. 2 to Offering Statement 1.

•Use of Proceeds and Asset Descriptions

Any statement contained in any document incorporated by reference into this Offering Circular will be deemed modified or superseded for the purposes of this Offering Circular to the extent that a statement contained in this Offering Circular modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Offering Circular. From time to time, we may file an additional Post-Qualification Amendment or provide an “Offering Circular Supplement” that may add, update or change information contained in this Offering Circular. Note that any statement we make in this Offering Circular will be modified or superseded by an inconsistent statement made by us in a subsequent Offering Circular Supplement or Post-Qualification Amendment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of the Company, the Manager, the Asset Manager, each Series of the Company and the Platform (defined below); and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations).  These forward-looking statements express the Manager’s expectations, hopes, beliefs, and intentions regarding the future.  In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither the Company nor any other Rally Entity can guarantee future performance, or that future developments affecting the Company, the Manager, the Asset Manager or the Platform will be as currently anticipated.  These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties.  These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.  You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Trademarks and Trade Names

From time to time, we own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Offering Circular may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and does not imply, a relationship with us or an endorsement or sponsorship by or of us. Solely for convenience, the trademarks, service marks and trade names referred to in this Offering Circular may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Additional Information

You should rely only on the information contained or incorporated by reference in this Offering Circular. We have not authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this Offering Circular filed with the Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, certain Series of Interests only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests. Our business, financial condition, results of operations, and prospects may have changed since that date.

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated herein and in the Exhibits filed with the Post-Qualification Amendment of which this Offering Circular forms a part.  You should read the entire Offering Circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.”  You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in the Interests.  All references in this Offering Circular to “$” or “dollars” are to United States dollars.

The Company:The Company is RSE Archive, LLC, a Delaware series limited liability company formed January 3, 2019.

Underlying Assets
and Offering Price

Per Interest: The Company’s core business is the identification, acquisition, marketing and management of memorabilia, collectible items, alcohol and digital assets (collectively, the “Memorabilia Assets”), as the Underlying Assets of the Company.

It is not anticipated that any Series will own any assets other than its respective Underlying Asset, plus cash reserves for maintenance, storage, insurance and other expenses pertaining to each Underlying Asset and amounts earned by each Series from the monetization of the Underlying Asset.

The Underlying Asset for each Series and the Offering price per Interest for each Series is detailed in the Master Series Table in Appendix A.

Securities Offered:Investors will acquire membership Interests in a Series of the Company, each of which is intended to be separate for purposes of assets and liabilities.  It is intended that owners of Interests in a Series have only an Interest in assets, liabilities, profits, losses and distributions pertaining to the specific Underlying Asset owned by that Series and the related operations of that Series.  See the “Description of Interests Offered” section for further details.  The Interests will be non-voting except with respect to certain matters set forth in the Operating Agreement.  The purchase of membership Interests in a Series of the Company is an investment only in that Series (and with respect to that Series’ Underlying Asset) and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) Rally Holdings, (iv) the Manager, (v) the Asset Manager, (vi) the Platform or (vii) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Investors:Each Investor must be a “qualified purchaser.” See “Plan of Distribution and Subscription Procedure – Investor Suitability Standards” for further details. The Manager may, in its sole discretion, decline to admit any prospective Investor, or accept only a portion of such Investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, the Manager anticipates only accepting subscriptions from prospective Investors located in states where the BOR is registered.

Manager:RSE Archive Manager, LLC, a Delaware limited liability company, is the Manager of the Company and will be the Manager of each Series. The Manager, together with its affiliates, will own a minimum of 1% of the Interests of each Series as of the Closing of an Offering.

Advisory Board: The Manager has assembled an expert network of advisors with experience in the Asset Class (an “Advisory Board”) to assist the Manager and the Asset Manager in identifying, acquiring and managing Underlying Assets, as well as other aspects of the Platform.

Broker:The Company has entered into an agreement with the BOR, under which the BOR acts as broker of record and is entitled to a Brokerage Fee (as defined below). The sale of membership Interests is being facilitated by the BOR, which is registered as a broker-dealer under the Exchange Act and in each state where the offer or sales of the Interests will occur, and is a member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (the “SIPC”). It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR does not and will not solicit purchases of Interests or make any recommendations regarding the Interests to prospective Investors.

Custodian: The Company has entered into an agreement with the Custodian, a New Jersey limited liability company and a broker-dealer which is registered with the Commission and in each state where the offer or sales of the Interests in Series of the Company will occur and with such other regulators as may be required to create brokerage accounts for each Investor for the purpose of holding the Interests issued in any of the Company’s Offerings.  Each Investor’s brokerage account will be created as part of the account creation process on the Platform and all Investors who previously purchased Interests in Offerings of the Company, ongoing or closed, of the Company will be required to opt-in to allow the Custodian to create a brokerage account for them and transfer previously issued Interests into such brokerage accounts. The Custodian is a member of FINRA and the SIPC.

Transfer AgentThe Company has entered into an agreement with RSE Transfer Agent LLC, a registered transfer agent affiliated with the Company, to perform transfer agent functions with respect to the Interests of the Series.

Minimum

Interest Purchase:The minimum subscription by an Investor is one (1) Interest in a Series.  The Manager and/or its affiliates must purchase a minimum of 1% of Interests of each Series as of the Closing of its Offering. The purchase price, which is calculated as the Offering price per Interest times the number of Interests purchased, will be payable in cash at the time of subscription.

Offering Size:The Company may offer a Total Minimum and a Total Maximum of Interests in each Series Offering as detailed for each Series highlighted in gray in the Master Series Table in Appendix A. Series not highlighted in gray have completed their respective Offerings at the time of this filing and the number of Interests in the table represents the actual Interests sold in each respective Offering.

Escrow Agent:    Atlantic Capital Bank, N.A., a Georgia banking corporation.

Escrow:    The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing escrow account with the Escrow Agent until there is a Closing with respect to the applicable Series.  Upon the occurrence of a Closing, the subscription funds will be transferred from the escrow account to the operating account for the applicable Series. The subscription funds will not be transferred to the operating account of such Series unless and until there is a Closing with respect to that Series.

When the Escrow Agent has received instructions from the Manager or the BOR that the Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the operating account of the Series. Amounts paid to the Escrow Agent are categorized as Offering Expenses (as defined below).

If the applicable Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

Offering Period:There will be a separate Closing for each Offering. The Closing of an Offering for a particular Series will occur on the earliest to occur of (i) the date that subscriptions for the Total Maximum Interests of such Series have been accepted by the Manager or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If the Closing for a Series has not occurred, the applicable Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission, which period may be extended by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate such Offering in its sole discretion. In the case where the Company enters into a purchase option agreement, the Offering may never be launched, or a Closing may not occur, in the event that the Company does not exercise the purchase option before the purchase option agreement’s expiration date.

Lock-Up Period:The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing, for any Interests which it purchases in an Offering.

Additional Investors:An Asset Seller may be issued Interests of such applicable Series as a portion of the total purchase consideration for such Underlying Asset. Any Asset Seller may also purchase a portion of the Interests in a Series beyond such Interests issued as consideration.

Use of Proceeds:The gross proceeds received by a Series from its respective Offering will be applied in the following order of priority upon the Closing:

(i) “Brokerage Fee”: A fee payable to the BOR equal to 1.00% of the gross proceeds of each Offering as compensation for brokerage services;

(ii) Acquisition Cost of the Underlying Asset: Actual cost of the Underlying Asset paid to the Asset Seller (which may have occurred prior to the Closing).

The Company will typically acquire Underlying Assets through the following methods:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3)Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

The Company’s acquisition method for each Underlying Asset is noted in the Series Detail Table relating to each respective Underlying Asset in Appendix B.

(iii) “Offering Expenses”: In general, these costs include actual legal, accounting, escrow, filing, wire-transfer and compliance costs and custody fees incurred by the Company in connection with an Offering (and excludes ongoing costs described in Operating Expenses (as defined below)), as applicable, paid to legal advisors, brokerage firms, escrow agents, underwriters, printing companies, financial institutions, accounting firms and the Custodian, as the case may be. The custody fee, as of the date hereof, is a fee payable to the Custodian equal to 0.75% of the gross proceeds from the Offering, but at a minimum of $500 per Offering (the “Custody Fee”), as compensation for custody service related to the Interests issued and placed into Custodian brokerage accounts on behalf of the Interest Holders. In the case of each Series notated in the Master Series Table in Appendix A, the Custody Fee will be funded from proceeds of the respective Offering unless otherwise noted.

(iv) “Acquisition Expenses”: These include costs associated with the evaluation, investigation and acquisition of the Underlying Asset, plus any interest accrued on loans made to the Company by the Manager or the Asset Manager, an affiliate of the Manager or Asset Manager, a director, an officer or a third party, in each case for funds used to acquire the Underlying Asset or any options in respect of such purchase.  Except as otherwise noted, any such loans by affiliates of the Company accrue interest at the Applicable Federal Rate (as defined in the Internal Revenue Code), and any other loans accrue interest as described herein.

(v) “Sourcing Fee”: A fee paid to the Manager as compensation for identifying and managing the acquisition of the Underlying Asset, not to exceed the maximum Sourcing Fee for the applicable Series, as detailed in Master Series Table in Appendix A for each respective Series.

The Manager or the Asset Manager pays the Offering Expenses and Acquisition Expenses on behalf of each Series and is reimbursed by the Series from the proceeds of a successful Offering.  See the “Use of Proceeds” section for each respective Series in Appendix B and the “Plan of Distribution and Subscription Procedure – Fees and Expenses” section for further details.

Operating Expenses:“Operating Expenses” are costs and expenses, allocated in accordance with the Company’s expense allocation policy (see “Description of the Business – Allocation of Expenses” section), attributable to the activities of each Series including:

•costs incurred in managing the Underlying Asset, including, but not limited to storage, maintenance and transportation costs (other than transportation costs described in Acquisition Expenses);

•costs incurred in preparing any reports and accounts of the Series, including any tax filings and any annual audit of the accounts of the Series (if applicable) or costs payable to the registrar and transfer agent and any reports to be filed with the Commission including periodic reports on Forms 1-K, 1-SA and 1-U;

•any indemnification payments; and

•any and all insurance premiums or expenses in connection with the Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (as described in “Description of the Business – Business of the Company”) (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event, but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager).

The Manager or the Asset Manager has agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing with respect to each Offering notated in the Master Series Table in Appendix A. Offerings for which no Closing has occurred are highlighted in gray in the Master Series Table.

Operating Expenses of a Series incurred post-Closing shall be the responsibility of the applicable Series.  However, if the Operating Expenses of a particular Series exceed the amount of reserves retained by or revenues generated from the applicable Underlying Asset, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to such Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, which shall not be lower than the Applicable Federal Rate (as defined in the Internal Revenue Code), and be entitled to reimbursement of such amount from future revenues generated by the applicable Underlying Asset (an “Operating Expenses Reimbursement Obligation”), or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

No revenue models have been developed at the Company or Series level, and we do not expect either the Company or any of its Series to generate any revenues for some time.  We will update the appropriate disclosure at such time as revenue models have been developed.  We expect each Series to incur Operating Expenses Reimbursement Obligations, or for the Manager or the Asset Manager to pay such Operating Expenses incurred and not seek reimbursement, to the extent such Series does not have sufficient reserves for such expenses.  See discussion of “Description of the Business – Operating Expenses” for additional information.

Further Issuance of

Interests: A further issuance of Interests of a Series may be made in the event the Operating Expenses of that Series exceed the income generated from its Underlying Asset and cash reserves of that Series.  This may occur if the Company does not take out sufficient amounts under an Operating Expenses Reimbursement Obligation or if the Manager or the Asset Manager does not pay for such Operating Expenses without seeking reimbursement. See “Dilution” for additional information.

Asset Manager:The Asset Manager is Rally Holdings LLC, a Delaware limited liability company.

Platform:Rally Holdings owns and operates the Rally Rd.™ Platform, through which substantially all of the sales of the Interests are executed and through which resale transactions may be executed during Trading Windows (as defined below), if any.

Free Cash Flow: Free Cash Flow for a particular Series equals its net income as determined under U.S. Generally Accepted Accounting Principles plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses) less any capital expenditures related to its Underlying Asset.  The Manager may maintain Free Cash Flow funds in separate deposit accounts or investment accounts for the benefit of each Series.

Management Fee:As compensation for the services provided by the Asset Manager under the Asset Management Agreement (see “Description of the Business” – “Description of the Asset Management Agreement” for additional information) for each Series, the Asset Manager is paid a semi-annual fee of up to 50% of any Free Cash Flow generated by a particular Series (the “Management Fee”).  The Management Fee only becomes due and payable if there is sufficient Free Cash Flow to distribute as described in Distribution Rights below.  For tax and accounting purposes, the Management Fee will be accounted for as an expense on the books of each Series.

Distribution Rights:The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders of a Series. Any Free Cash Flow generated by a Series from the utilization of its Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter to create such reserves for that Series as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses of that Series;

•thereafter, no less than 50% (net of corporate income taxes applicable to that Series) by way of distribution to the Interest Holders of that Series, which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series; and

•thereafter, up to 50% to the Asset Manager in payment of the Management Fee for that Series.

Following the sale of the Underlying Asset associated with a Series and the liquidation of such Series, any Free Cash Flow generated from such liquidating sale of the Underlying Asset shall be applied by that Series in the following order of priority:

•repay any amounts outstanding under liabilities of the Series, including potential Operating Expenses Reimbursement Obligations for that Series, plus accrued interest;

•thereafter, withhold any amounts required for federal, state and local corporate taxes related to the sale of the Underlying Asset; and

•thereafter, by distribution to the Interest Holders of that Series, which may include the Asset Seller of its Underlying Asset or the Manager or any of its affiliates, based on each Interest Holder’s pro rata share of Interests of that Series.

Timing of Distributions:The Manager may make semi-annual distributions of Free Cash Flow remaining to Interest Holders of a Series, subject to the Manager’s right, in its sole discretion, to withhold distributions, including the Management Fee, to meet anticipated costs and liabilities of such Series.  The Manager may change the timing of potential distributions to Interest Holders of a Series in its sole discretion.

Fiduciary Duties:The Manager may not be liable to the Company, any Series or the Investors for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence, since provision has been made in the Operating Agreement for exculpation of the Manager. Therefore, Investors have a more limited right of action than they would have absent the limitation in the Operating Agreement.

Indemnification:None of the Rally Entities, nor any of their respective current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors, members of the Advisory Board, nor persons acting at the request of the Company or any Series in certain capacities with respect to other Rally Entities (collectively, the “Indemnified Parties”), will be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or a Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

The Company or, where relevant, each Series of the Company (whether offered hereunder or otherwise) will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. Unless attributable to a specific Series or a specific Underlying Asset, the costs of meeting any indemnification obligation will be allocated pro rata across each Series based on the value of each Underlying Asset.

Transfers:The Manager may refuse a transfer by an Interest Holder of its Interest if such transfer would result in (a) there being more than 2,000 beneficial owners of a Series or more than 500 beneficial owners of a Series that are not “accredited investors,” (b) the assets of a

Series being deemed plan assets for purposes of ERISA (as described in “Plan of Distribution” – “Investor Suitability Standards”), (c) such Interest Holder holding in excess of 19.9% of a Series, (d) a change of U.S. federal income tax treatment of the Company and/or a Series, or (e) the Company, any Series, the Manager, the Asset Manager or any of their affiliates being subject to additional regulatory requirements. Furthermore, as the Interests are not registered under the Securities Act of 1933, as amended (the “Securities Act”), transfers of Interests may only be effected pursuant to exemptions under the Securities Act and as permitted by applicable state securities laws.  See “Description of Interests Offered – Transfer Restrictions” for more information.

Governing Law:To the fullest extent permitted by applicable law, the Company and the Operating Agreement are governed by Delaware law and any dispute in relation to the Company and the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the Delaware exclusive forum provision set forth in the Operating Agreement will not preclude or contract the scope of exclusive federal or concurrent jurisdiction for actions brought under the Exchange Act or the Securities Act, or the respective rules and regulations promulgated thereunder, or otherwise limit the rights of any Investor to bring any claim under such laws, rules or regulations in any United States federal district court of competent jurisdiction.  If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement, it would be required to do so in the Delaware Court of Chancery to the extent the claim is not vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or for which the Delaware Court of Chancery does not have subject matter jurisdiction, or where exclusive jurisdiction is not permitted under applicable law.

RISK FACTORS

The Interests offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that the Company’s investment objectives will be achieved, that you will earn a return on your investment in Interests or that a secondary market would ever develop for the Interests, whether through the Platform (see “Description of the Business – Liquidity Platform” for additional information), via third party registered broker-dealers or otherwise. The risks set out below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us might also impair our operations and performance and/or the value of the Interests. If any of these risks actually occur, the value of the Interests may be materially adversely affected.  Prospective Investors should obtain their own legal and tax advice prior to making an investment in the Interests and should be aware that an investment in the Interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in the Interests.

Risks Relating to the Structure, Operation and Performance of the Company

An investment in an Offering constitutes only an investment in that Series and not in the Company or directly in any Underlying Asset.

An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) directly in the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.  This results in limited voting rights of the Investor, which are solely related to a particular Series, and are further limited by the Operating Agreement of the Company, described further herein.  Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the Operating Agreement that would adversely change the rights of the Interest Holders and removal of the Manager for “cause.”  The Manager thus retains significant control over the management of the Company and each Series and the Asset Manager thus retains significant control over the Underlying Assets.  Furthermore, because the Interests in a Series do not constitute an investment in the Company as a whole, holders of the Interests in a Series are not expected to receive any economic benefit from the assets of, or be subject to the liabilities of, any other Series.  In addition, the economic Interest of a holder in a Series will not be identical to owning a direct undivided Interest in an Underlying Asset because, among other things, a Series will be required to pay corporate taxes before distributions are made to the holders, and the Asset Manager will receive a fee in respect of its management of the Underlying Asset.

There is currently no active trading market for our securities. An active market in which Investors can resell their Interests may not develop or be sustainable.

Currently no active trading market for any Interests exists, and an active market may not develop or be sustainable, whether public or private.  If an active public or private trading market for our securities does not develop or is not sustainable, it may be difficult or impossible for you to resell your Interests at any price. Although there is a possibility that the Platform (see “Description of the Business – Liquidity Platform” for additional information), which is a discretionary and irregular matching service of a registered broker-dealer, may permit some liquidity, the resulting auction process does not operate like a stock exchange or other traditional trading markets. The Trading Windows (as described in “Description of the Business – Liquidity Platform”) for Interests may occur infrequently and may be open for only short time periods. There can be no assurance that a matching transaction will be found for any given Investor who attempts to purchase or sell an Interest in a Trading Window. Furthermore, there can be no guarantee that any broker will continue to provide these services or that the Company or the Manager will pay any fees or other amounts that would be required to maintain that service. Without any such matching service, it may be difficult or impossible for you to dispose of your Interests, and even if there is such a matching service you might not be able to effect a resale at a desired price or at all. Accordingly, you may have no liquidity for your Interests, particularly if the Underlying Asset in respect of that Interest is never sold. Even if a public or private market does develop for a Series, the price of the Interests at which you could sell your Interests might be below the amount you paid for them.

There may be state law restrictions on an Investor’s ability to sell the Interests.

Each state has its own securities laws, often called “Blue Sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for brokers and dealers doing business directly or indirectly in the state.  Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.  Also, the broker or dealer must be registered in that state.  We do not know whether our securities will be registered, or exempt, under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our Interests.  There may be significant state Blue Sky law restrictions on the ability of Investors to sell, and on purchasers to buy, our Interests.  In addition, Tier 2 of Regulation A limits qualified resales of our Interests to 30% of the aggregate Offering price of a particular Offering.  Investors should consider the resale market for our securities to be limited.  Investors may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification, or opinions to our satisfaction that no such registration or qualification is required.

We have a limited operating history and, as a result, there is a limited amount of information about us on which to base an investment decision.

We have devoted substantially all of our efforts to establishing our business and principal operations, which commenced in 2019.  Specifically, the Company was formed in January 2019 and the first Series of Interests were sold by the Company in October 2019.  Our short operating history may hinder our ability to successfully meet our objectives and makes it difficult for potential investors to evaluate our business or prospective operations. No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed.  See the Management’s Discussion and Analysis section for additional information.  No guarantee can be given that the Company or any Series will achieve their investment objectives, the value of any Underlying Asset will increase, or any Underlying Asset will be successfully monetized.

There can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.

Due to the start-up nature of the Company and the Manager, there can be no guarantee that the Company will reach its funding target from potential Investors with respect to any Series or future proposed Series of Interests.  In the event the Company does not reach a funding target, it may not be able to achieve its investment objectives by acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them to generate distributions for Investors.  In addition, if the Company is unable to raise funding for additional Series of Interests, this may impact any Investors already holding Interests as they will not see the benefits which may arise from economies of scale following the acquisition by other Series of Interests of additional Underlying Assets and other monetization opportunities (e.g., hosting events with the collection of Memorabilia Assets).

There are few businesses that have pursued a strategy or investment objective similar to the Company’s.

We believe the number of other companies conducting similar offerings in the Asset Class or proposing to run a platform for the purchase of Interests in the Asset Class is limited to date. Two businesses that are affiliated with the Company, RSE Collection, LLC and RSE Innovation, LLC, have pursued a similar strategy with different asset classes. The Company and the Interests may not gain market acceptance from potential Investors, potential Asset Sellers or service providers within the Asset Class’s industry, including insurance companies, storage facilities or maintenance partners.  This could result in an inability of the Asset Manager to operate the Underlying Assets profitably.  This could impact the issuance of further Series of Interests and additional Underlying Assets being acquired by the Company.  This would further inhibit market acceptance of the Company, and if the Company does not acquire any additional Underlying Assets, Investors would not receive any benefits which may arise from economies of scale (such as reduction in storage costs as a large number of Underlying Assets are stored at the same facility, group discounts on insurance and the ability to monetize Underlying Assets through Museums or other Membership Experience Programs (as described in “Description of the Business – Business of the Company”) that would require the Company to own a substantial number of Underlying Assets).

The Offering amount exceeds the value of the Underlying Asset.

The size of each Offering will exceed the purchase price of the related Underlying Asset as of the date of such Offering (as the net proceeds of the Offering in excess of the purchase price of the Underlying Asset will be used to pay fees, costs and expenses incurred in making the Offering and acquiring the Underlying Asset).  If an Underlying Asset were to be sold and there had not been substantial appreciation of the value of the Underlying Asset prior to such sale, there may not be sufficient proceeds from the sale of the Underlying Asset to repay Investors the amount of their initial investment (after first paying off any liabilities on the Underlying Asset at the time of the sale including but not limited to any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of that amount.

Excess Operating Expenses could materially and adversely affect the value of Interests and result in dilution to Investors.

Operating Expenses related to a particular Series incurred post-Closing shall be the responsibility of the Series.  However, if the Operating Expenses of a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the particular Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, or (c) cause additional Interests to be issued in such Series in order to cover such additional amounts.

If there is an Operating Expenses Reimbursement Obligation, this reimbursable amount between related parties would be repaid from the Free Cash Flow generated by the applicable Series and could reduce the amount of any future distributions payable to Investors in that Series.  If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.  Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series.

We are reliant on the Manager and Asset Manager, including the Asset Manager’s personnel. Our business and operations could be adversely affected if the Asset Manager loses key personnel.

The successful operation of the Company (and therefore, the success of the Interests) is in part dependent on the ability of the Manager and the Asset Manager to source, acquire and manage the Underlying Assets and for Rally Holdings to maintain the Platform.  As the Manager and Asset Manager have been in existence only since March 2019 and October 2020, respectively, and are early-stage startup companies, they have no significant operating history. Further, while the Asset Manager will also be the Asset Manager for RSE Collection, LLC and RSE Innovation, LLC, two series limited liability companies with similar business models in the collectible automobile, memorabilia an alcohol asset class and intangible asset class, respectively, and thus has some similar management experience, its experience is limited, and it has limited experience selecting or managing assets in the Asset Class.

In addition, the success of the Company (and, therefore, the Interests) is highly dependent on the expertise and performance of the Manager and the Asset Manager and their respective teams, the Asset Manager’s expert network and other investment professionals (which may include third parties) to source, acquire and manage the Underlying Assets.  There can be no assurance that these individuals will continue to be associated with the Manager or the Asset Manager.  The loss of the services of one or more of these individuals could have a material and adverse effect on the Underlying Assets and, in particular, their ongoing management and use to support the investment of the Interest Holders.

Furthermore, there are a number of key factors that will potentially impact the Company’s operating results going forward, including the ability of the Asset Manager to:

•continue to source high quality Memorabilia Assets at reasonable prices to securitize through the Platform;

•market the Platform and the Offerings in individual Series of the Company and attract Investors to the Platform to acquire the Interests issued by Series of the Company;

•find and retain operating partners to support the regulatory and technology infrastructure necessary to operate the Platform;

•continue to develop the Platform and provide the information and technology infrastructure to support the issuance of Interests in Series of the Company; and

•find operating partners to manage the collection of Underlying Assets at a decreasing marginal cost per asset.

Finally, the success of the Company and the value of the Interests is dependent on there being a critical mass from the market for the Interests and the Company’s ability to acquire a number of Underlying Assets in multiple Series of Interests so that the Investors can benefit from economies of scale which may arise from holding more than one Underlying Asset (e.g., a reduction in transport costs if a large number of Underlying Assets are transported at the same time).  In the event that the Company is unable to source additional Underlying Assets due to, for example, competition for such Underlying Assets or lack of Underlying Assets available in the marketplace, then this could materially impact the success of the Company and each Series by hindering its ability to acquire additional Underlying Assets through the issuance of further Series of Interests and monetize them together with other Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.

The Company is structured as a Delaware series limited liability company that issues a separate Series of Interests for each Underlying Asset.  Each Series of Interests will merely be a separate Series and not a separate legal entity.  Under the Delaware Limited Liability Company Act (the “LLC Act”), if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of Investors holding one Series of Interests is segregated from the liability of Investors holding another Series of Interests and the assets of one Series of Interests are not available to satisfy the liabilities of other Series of Interests.  Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. State or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation.  If the Company’s series limited liability company structure is not respected, then Investors may have to share any liabilities of the Company with all Investors and not just those who hold the same Series of Interests as them.  Furthermore, while we intend to continue to maintain separate and distinct records for each Series of Interests and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a Series to the liabilities of another Series of Interests.  The consequence of this is that Investors may have to bear higher than anticipated expenses which would adversely affect the value of their Interests or the likelihood of any distributions being made by a particular Series to its Investors.  In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet our liabilities.

For the avoidance of doubt, as of the date of this Offering Circular, the Series highlighted in gray in the Master Series Table in Appendix A have not commenced operations, are not capitalized and have no assets or liabilities and no such Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred.

If any fees, costs and expenses of the Company are not allocable to a specific Series of Interests, they will be borne proportionately across all of the Series of Interests (which may include future Series of Interests to be issued).  Although the Manager will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “Description of the Business – Allocation of Expenses” section), there may be situations where it is difficult to allocate fees, costs and expenses to a specific Series of Interests and, therefore, there is a risk that a Series of Interests may bear a proportion of the fees, costs and expenses for a service or product for which another Series of Interests received a disproportionately high benefit.

We maintain physical, technical, and administrative security measures designed to protect our systems against cyber-attacks and unauthorized disclosure of sensitive data.  If these efforts are not successful, our business and operations could be disrupted, our operating results and reputation could be harmed, and the value of the Interests could be materially and adversely affected.

The highly automated nature of the Platform through which potential Investors may acquire or transfer Interests may make it an attractive target to cyber threat actors.  The Platform processes certain confidential information about Investors, the Asset Sellers, and the Underlying Assets.  While we maintain commercially reasonable measures to protect this confidential information and our information systems, security incidents involving the Platform, the Company, the Asset Manager, the Manager, or any of their respective service providers remain a risk.  Unauthorized access to or disclosure or acquisition of confidential information, whether accidental or intentional, can lead to harm such as identity theft and fraud.  Security incidents could also expose the Company to liability related to the loss of confidential information, such as time-consuming and expensive litigation and negative publicity, regulatory investigations and penalties, as well as the degradation of the proprietary nature of the trade secrets of the Asset Manager, the Manager, and the Company.  If security measures are breached because of third-party action, employee error, malfeasance, or otherwise, or if design flaws in the Platform software are exposed and exploited, the relationships between the Company, Investors, users and the Asset Sellers could be severely damaged, and the Company, the Asset Manager, or the Manager could incur significant liability.  Security incidents can also disrupt business operations, diverting attention from utilization of the Underlying Assets and causing a material negative impact on the value of Interests or the potential for distributions to be made on the Interests.

Because techniques and malware used to sabotage or obtain unauthorized access to systems change frequently and may not be captured by existing security tools and software, the Company, the third-party hosting service used by the Platform, and other third-party service providers may be unable to prevent all cyber-attacks.  In addition, federal regulators and many federal and state laws and regulations require companies to notify individuals of data security breaches involving their personal data.  These mandatory disclosures regarding a security breach can be costly to implement and often lead to negative publicity, which may cause Investors, the Asset Sellers, or service providers within the industry, including insurance companies, to lose confidence in the effectiveness of the secure nature of the Platform.  Any security breach, whether actual or perceived, would harm the reputation of the Asset Manager, the Manager, the Company, and the Platform, and the Company could lose Investors and the Asset Sellers as a result thereof.  This would impair the ability of the Company to achieve its objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”).

System limitations or failures could harm our business and may cause the Asset Manager or Manager to intervene into activity on our Platform.

Our business depends in large part on the integrity and performance of the technology, computer and communications systems supporting the business. If new systems fail to operate as intended or our existing systems cannot expand to cope with increased demand or otherwise fail to perform, we could experience unanticipated disruptions in service, slower response times and delays in the introduction of new products and services. These consequences could result in service outages through the Platform and during Trading Windows (as described in “Description of the Business – Liquidity Platform”), resulting in decreased customer satisfaction and regulatory sanctions and adverse effects on primary issuances or Trading Windows.

The Platform has experienced systems failures and delays in the past and could experience future systems failures and delays. In such cases the Asset Manager has and may in the future (along with the Manager) take corrective actions as it reasonably believes are in the best interests of Investors or potential Investors. For example, our technology system has in certain instances over-counted the number of subscriptions made in an initial Offering, when volume of subscriptions has rapidly increased. In these cases, the Asset Manager has confirmed with the Investors to remove the duplicate subscriptions and, rather than opening the Offering back up for additional Investors, has purchased the Interests underlying such duplicate subscriptions for its own account on the same terms as all other Investors would purchase such Interests.

If subscription or trading volumes in the future increase unexpectedly or other unanticipated events occur, we may need to expand and upgrade our technology, transaction processing systems and network infrastructure. We do not know whether we will be able to accurately project the rate, timing or cost of any volume increases, or expand and upgrade our systems and infrastructure to accommodate any increases in a timely manner.

While we have programs in place to identify and minimize our exposure to vulnerabilities and to share corrective measures with our business partners, we cannot guarantee that such events will not occur in the future. Any system issue that causes an interruption in services, including the Platform, decreases the responsiveness of our services or otherwise affects our services could impair our reputation, damage our brand name and negatively impact our business, financial condition and operating results.

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase our operating costs or adversely impact our ability to service our clients.

Because we store, process and use data, some of which contains personal information, we are subject to complex and evolving federal, state and foreign laws and regulations regarding privacy, data protection and other matters. While we believe we are currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to our business practices, increased cost of operations and declines in user growth, retention or engagement, any of which could seriously harm our business.

The Platform is highly technical and may be at a risk to malfunction.

Our Platform is a complex system composed of many interoperating components and incorporates software that is highly complex. Our business is dependent upon our ability to prevent system interruption on the Platform. Our software, including open source software that is incorporated into our code, may now or in the future contain undetected errors, bugs, or vulnerabilities. Some errors in our software code may only be discovered after the code has been released. Bugs in our software, third-party software including open source software that is incorporated into our code, misconfigurations of our systems, and unintended interactions between systems could cause downtime that would impact the availability of our service to Platform users. We have from time to time found defects or errors in our system and may discover additional defects in the future that could result in Platform unavailability or system disruption. In addition, we have experienced outages on the Platform due to circumstances within our control, such as outages due to software limitations. We rely on Amazon Web Services, Inc. (“AWS”) data centers for the operation of the Platform. If the AWS data centers fail, Platform users may experience down time. If sustained or repeated, any of these outages could reduce the attractiveness of the Platform to users. In addition, our release of new software in the past has inadvertently caused, and may in the future cause, interruptions in the availability or functionality of the Platform. Any errors, bugs, or vulnerabilities discovered in our code or systems after release could result in an interruption in the availability of the Platform or a negative experience for users and Investors and could also result in negative publicity and unfavorable media coverage, damage to our reputation, loss of users, loss of revenue or liability for damages, regulatory inquiries, or other proceedings, any of which could adversely affect our business and financial results.

There can be no guarantee that any liquidity mechanism for secondary sales of Interests will develop on our Platform in the manner described, that registered broker-dealers will desire to facilitate liquidity in the Interests for a level of fees that would be acceptable to Investors or at all, that such Trading Windows will occur with high frequency if at all, that a market-clearing price (e.g., a price at which there is overlap between bid and ask prices) will be established during any Trading Window or that any buy or sell orders will be filled.

We anticipate that liquidity will be limited until sufficient interest has been generated on the Rally Rd.TM Platform, which may never occur (see “Description of the Business – Liquidity Platform” for additional information).  Liquidity for the Interests in large part depends on the market supply of and demand for Interests during the Trading Windows (as described in “Description of the Business – Liquidity Platform”), as well as applicable laws and restrictions under the Company’s Operating Agreement. It is anticipated, however, that such Trading Windows will happen on a recurring basis, although there can be no assurance that Trading Windows for a Series will occur on a regular basis or at all. Further, the frequency and duration of any Trading Window will be subject to adjustment by the brokers.

We do not anticipate the use of Manager-owned Interests for liquidity or to facilitate the resale of Interests held by Investors.

Currently, the Manager does not intend to sell any Interests which it holds or may hold prior to the liquidation of an Underlying Asset.  Thus, the Manager does not currently intend to take any action which might provide liquidity or facilitate the resale of Interests held by Investors. Notwithstanding the foregoing, the Manager may from time to time transfer a small number of Interests to unrelated third parties for promotional purposes. Furthermore, the Manager may from time to time decide to sell a portion of Interests it owns in a particular Series through the Platform (see “Description of the Business – Liquidity Platform” for additional information) or in any other manner otherwise permitted under the Company’s Operating Agreement.

Abuse of our advertising or social platforms may harm our reputation or user engagement.

The Asset Manager provides content or posts ads about the Company and Series through various social media platforms that may be influenced by third parties. Our reputation or user engagement may be negatively affected by activity that is hostile or inappropriate to other people, by users impersonating other people or organizations, by disseminating information about us or to us that may be viewed as misleading or intended to manipulate the opinions of our users, or by the use of the Asset Manager’s products or services, including the Platform, that violates our terms of service or otherwise for objectionable or illegal ends. Preventing these actions may require us to make substantial investments in people and technology and these investments may not be successful, adversely affecting our business.

If we are unable to protect our intellectual property rights, our competitive position could be harmed, or we could be required to incur significant expenses to enforce our rights.

Our ability to compete effectively is dependent in part upon our ability to protect our proprietary technology.  We rely on trademarks, trade secret laws, and confidentiality procedures to protect our intellectual property rights.  There can be no assurance these protections will be available in all cases or will be adequate to prevent our competitors from copying, reverse engineering or otherwise obtaining and using our technology, proprietary rights or products.  To prevent substantial unauthorized use of our intellectual property rights, it may be necessary to prosecute actions for infringement and/or misappropriation of our proprietary rights against third parties.  Any such action could result in significant costs and diversion of our resources and management’s attention, and there can be no assurance we will be successful in such action.  If we are unable to protect our intellectual property, it could have a material adverse effect on our business and on the value of the Interests.

Our results of operations are likely to continue to be negatively impacted by the coronavirus outbreak.

In March 2020, the World Health Organization declared the COVID19 outbreak a global pandemic, which has resulted in significant disruption and uncertainty in the global economic markets. The spread of COVID-19 created a worldwide public-health crisis that disrupted and that continues to affect the global economy.  COVID-19 (or variants of COVID-19, including the Delta variant) continues to spread throughout the U.S. and the world and has resulted in authorities implementing varying measures to contain the virus, including travel bans and restrictions, quarantines, shelter-in-place orders, and business limitations and shutdowns. The long-term impacts of the outbreak and of the responses to it are unknown and will continue to evolve, and they could negatively impact the value of the Underlying Assets and Investor demand for Offerings and the Asset Class generally.

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and adversely affect our ability to access the capital markets in the future. It is possible that COVID-19 could cause further economic slowdown or recession or cause other unpredictable events, each of which could adversely affect our business, results of operations or financial condition. In addition, governmental or societal actions and responses following the lifting of containment efforts could have unforeseeable economic consequences that adversely affect our business, results of operations or financial condition. Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could continue to be adversely affected to the extent that COVID-19 or any other pandemic harms the global economy generally.

To date, we do not believe that COVID-19 has had a material adverse effect on our business. However, we continue to closely monitor developments related to the COVID-19 pandemic and assess any negative impacts to our business. The extent to which COVID-19 and the response to the pandemic continue to impact our financial results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the COVID-19 outbreak, actions taken to contain the outbreak or treat its impact, and any mutations or variations that affect the efficacy of vaccines and other containment measures, among others.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect our business.

Our business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the COVID-19 pandemic. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the value of the Underlying Assets and our Investors or prospective Investors financial condition, resulting in reduced demand for the Offerings and the Asset Class generally. Further, such risks could cause a decrease in the attendance of our Membership Experience Programs (as described in “Description of the Business – Business of the Company”), or cause certain of our partners to avoid holding in person events. Moreover, an epidemic, pandemic, outbreak or other public health crisis, such as COVID-19, could cause employees of the Asset Manager, on whom we rely to manage the logistics of our business, including Membership Experience Programs, or on-site employees of partners to avoid any involvement with our Membership Experience Programs, which would adversely affect our ability to hold such events or to adequately staff and manage our businesses.  “Shelter-in-place” or other such orders by governmental entities could also disrupt our operations, if employees who cannot perform their responsibilities from home, are not able to report to work.  Risks related to an epidemic, pandemic or other health crisis, such as COVID-19, could also lead to the complete or partial closure of one or more of our facilities or operations of our sourcing partners for the Underlying Assets.

Risks Relating to the Offerings

We are offering our Interests pursuant to Tier 2 of Regulation A, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our Interests less attractive to Investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we are subject to scaled disclosure and reporting requirements which may make an investment in our Interests less attractive to Investors who are accustomed to enhanced disclosure and more frequent financial reporting.  The differences between disclosures for Tier 2 issuers versus those for emerging growth companies include, without limitation, needing to file only semiannual reports as opposed to quarterly reports and far fewer circumstances where a current disclosure would be required.  In addition, given the relative lack of regulatory precedent regarding the recent amendments to Regulation A, there is some regulatory uncertainty in regard to how the Commission or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance to which we may be subject.  For example, a number of states have yet to determine the types of filings and amount of fees that are required for such an Offering.  If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of the Interests, we may be unable to raise the funds necessary to fund future Offerings, which could impair our ability to develop a diversified portfolio of Underlying Assets and create economies of scale, which may adversely affect the value of the Interests or the ability to make distributions to Investors.

We are required to periodically assess our internal control over financial reporting and our management has identified a material weakness. If our remediation of such material weakness is not effective, or we identify additional material weaknesses or other adverse findings in the future, we may not be able to report our financial condition or results of operations accurately or timely, which may result in a loss of investor confidence in our financial reports, significant expenses to remediate any internal control deficiencies, and ultimately have an adverse effect on our business or financial condition.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting and are exempt from the auditor attestation requirements concerning any such report so long as we are a Tier 2 issuer. Nevertheless, we periodically assess our internal controls over financial reporting.  If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential regulatory investigations, civil or criminal sanctions and class action litigation.

If either the Manager or Asset Manager is required to register as a broker-dealer, the Manager or Asset Manager may be required to cease operations and any Series of Interests offered and sold without such proper registration may be subject to a right of rescission.

The sale of membership Interests is being facilitated by the BOR, a broker-dealer registered under the Exchange Act and member of FINRA, which is registered in each state where the offer or sales of the Interests will occur. It is anticipated that Interests will be offered and sold only in states where the BOR is registered as a broker-dealer. For the avoidance of doubt, the BOR will not solicit purchases and will not make any recommendations regarding the Interests. Neither the BOR, nor any other entity, receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests. If the Asset Manager or the Manager, neither of which is a registered broker-dealer under the Exchange Act or any state securities laws, has itself engaged in brokerage activities that require registration, including the initial sale of the Interests on the Platform and permitting a registered broker-dealer to facilitate resales or other liquidity of the Interests on the Platform (see “Description of the Business - Liquidity Platform” for additional information), the Manager or the Asset Manager may need to stop operating and, therefore, the Company would not have an entity managing the Series’ Underlying Assets. In addition, if the Manager or Asset Manager is ultimately found to have engaged in activities requiring registration as “broker-dealer” without either being properly registered as such, there is a risk that any Series of Interests offered and sold while the Manager or Asset Manager was not so registered may be subject to a right of rescission, which may result in the early termination of the Offerings.  We have been made aware by the staff of the Securities and Exchange Commission (the “SEC Staff”) that certain activities of affiliates of the Manager and Asset Manager may have required such registration, and the matter is under investigation by the SEC Staff.

If the Platform is ultimately found to be a securities exchange or alternative trading system, we may be required to cease operating the Platform and such cessation would materially and adversely affect your ability to transfer your Interests.

We have been made aware by the SEC Staff that the Platform (see “Description of the Business – Liquidity Platform”) operated by the Asset Manager may be a securities exchange or alternative trading system under the Exchange Act, and the matter is under investigation by the SEC Staff.  If it is ultimately determined that the Platform is a securities exchange or alternative trading system then we would be required to register as a securities exchange or broker-dealer, either of which would significantly increase the overhead expenses of the Asset Manager and could cause the Asset Manager to wind down the Platform.  Further, if we are ultimately found to be in violation of the Exchange Act due to operation of an unregistered exchange, we could be subject to significant monetary penalties, censure or other actions that may have a material and adverse effect on the Asset Manager and may require it to cease operating the Platform or otherwise be unable to maintain the Platform, which would materially and adversely affect your ability to transfer your Interests.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing our ability to enforce our rights related to the Underlying Assets or conduct offerings of securities.

Changes in government policy, legislation or regulatory or judicial interpretations could hinder or prevent us from conducting our business operations, including by hindering or preventing us from enforcing our rights related to the Underlying Assets or conducting offerings of securities. The agreements by which we acquire any Underlying Assets are intended to be effective for the terms set forth in each respective “Description of Series” and “Series Detail Table” in Appendix B and may be terminated only as specified in the underlying asset purchase agreement. Any changes in or interpretations of current laws and regulations could require us to increase our compliance expenditures, inhibit our ability to source Underlying Assets or cause us to significantly alter or to discontinue offering Interests of Series. Altering the terms of a purchase agreement governing Underlying Assets to comply with changes in or interpretations of applicable laws and regulations could require significant legal expenditures, increase the cost of acquiring, holding and managing Underlying Assets or make Series less attractive to investors. In addition, our failure to comply with applicable laws and regulations could lead to significant penalties, fines or other sanctions. If we are unable to effectively respond to any such changes or comply with existing and future laws and regulations, our competitive position, results of operations, financial condition and cash flows could be materially adversely impacted.

If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

Subject to certain exceptions, Section 12(g) of the Exchange Act requires an issuer with more than $10 million in total assets to register a class of its equity securities with the Commission under the Exchange Act if the securities of such class are held of record at the end of its fiscal year by more than 2,000 persons or 500 persons who are not “accredited investors.”  While our Operating Agreement presently prohibits any transfer that would result in any Series being beneficially owned by more than 2,000 persons or 500 non-“accredited investors,” the Manager has the right to waive, and for a number of Series has waived, this prohibition.  We intend to rely upon a conditional exemption from registration under Section 12(g) of the Exchange Act contained in Rule 12g5-1(a)(7) under the Exchange Act (the “Reg. A+ Exemption”), which exemption generally requires that the issuer (i) be current in its Form 1-K, 1-SA and 1-U filings as of its most recently completed fiscal year end; (ii) engage a transfer agent that is registered under Section 17A(c) of the Exchange Act to perform transfer agent functions; and (iii) have a public float of less than $75 million as of the last business day of its most recently completed semi-annual period or, in the event the result of such public float calculation is zero, have annual revenues of less than $50 million as of its most recently completed fiscal year.  If the number of record holders of any Series of Interests exceeds either of the limits set forth in Section 12(g) of the Exchange Act and we fail to qualify for the Reg. A+ Exemption, we would be required to register such Series with the Commission under the Exchange Act. If we are required to register any Series of Interests under the Exchange Act, it would result in significant expense and reporting requirements that would place a burden on the Manager and Asset Manager and may divert attention from management of the Underlying Assets by the Manager and Asset Manager or could cause the Asset Manager to no longer be able to afford to run our business.

If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series, and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series of Interests.

The Company is not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and neither the Manager nor the Asset Manager is or will be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”), and the Interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act.  The Company, the Manager and the Asset Manager have taken the position that the Underlying Assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus the Company’s assets will consist of less than 40% investment securities under the Investment Company Act and the Manager and the Asset Manager are not and will not be advising with respect to securities under the Investment Advisers Act.  This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If the Company were to be required to register under the Investment Company Act or the Manager or the Asset Manager were to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of each Series and the Manager and the Asset Manager may be forced to liquidate and wind up each Series of Interests or rescind the Offerings for any of the Series or the Offering for any other Series of Interests.

Possible changes in federal tax laws may have unpredictable adverse effects on the Company.

The Code (as defined and described in “Material United States Tax Considerations”) is subject to change by Congress, and interpretations of the Code may be modified or affected by judicial decisions, by the Treasury Department through changes in regulations and by the Internal Revenue Service through its audit policy, announcements, and published and private rulings.  Although significant changes to the tax laws historically have been given prospective application, no assurance can be given that any changes made in the tax law affecting an investment in any Series of Interests of the Company would be limited to prospective effect.  Accordingly, the ultimate effect on an Investor’s tax situation may be governed by laws, regulations or interpretations of laws or regulations which have not yet been proposed, passed or made, as the case may be.

Risks Specific to the Industry and the Asset Class

Government regulation specific to alcohol-related Underlying Assets may adversely affect the value of such assets.

Alcohol is regulated and can only be sold to individuals of drinking age, over twenty-one in the United States.

In the United States a three-tiered distribution system gives individual states the ability to regulate how alcohol is sold. Alcohol has regulation around who has access to it, who is able to purchase it and how it is owned.  There are regulatory restrictions around licensed entities and how they transact alcohol.  Each state regulates alcohol individually from one another, which creates unique and complex regulatory requirements.

Imported alcohol in most international jurisdictions is subject to importing and export regulations which may include excise tax, customs declarations and extensive administrative requirements.  As such, imported alcohol is subject to more regulation and to the rules and regulations in the country or state to which it is being sold.

Should trade policies between countries change or social perceptions alter, imported alcohol may suffer disproportionately to domestically produced alcohol.  Given the complexity of the regulatory environment and the regulated nature of the product, any changes in the regulatory environment have the ability to impact the value or liquidity of alcohol.

We do not currently hold any of the necessary licenses related to alcohol and, as such, plan to partner with third parties that are in possession of the necessary licenses, if these were required to run the business, or we may decide not to acquire alcohol-related Underlying Assets at all.  There can be no guarantee that we will find any third parties with the appropriate licenses to partner with.

The complicated and overlapping systems of regulating alcohol in the United States may adversely impact our ability to either acquire or dispose of an alcohol-related Underlying Asset on a favorable basis.

The United States maintains separate systems at the federal and state levels for the buying, selling and transportation of alcohol.  Certain states have restrictions on licensing requirements as well as where and how alcohol can be bought and sold.  Most states maintain three tiers of distribution where there is an importer/distributor, a retailer and then the consumer.  In some states the quantity of alcohol that can be purchased directly is limited or non-existent. In other instances, the state maintains the supply of alcohol and how it is sold into the consumer markets.  Further, this three-tiered system is subject to constant change and periodic regulatory challenge.  As such, the complex and fluid nature of the three-tier system could materially and adversely impact our ability to ether obtain alcohol-related Underlying Assets or our ability to divest such Underlying Assets on a favorable basis.

Potential negative changes within the Asset Class could materially adversely affect the value of Underlying Assets.

The Asset Class is subject to various risks, including, but not limited to, currency fluctuations, changes in tax rates, consumer confidence and brand exposure, as well as risks associated with the Asset Class in general, including, but not limited to, economic downturns and other challenges affecting the global economy (including the recent COVID-19 pandemic) and the availability of desirable Memorabilia Assets.  Changes in the Asset Class could have a material and adverse effect upon the Company’s ability to achieve its investment objectives of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors.

Interests are not diversified investments.

It is not anticipated that any Series would own assets other than its respective Underlying Asset, plus potential cash reserves for maintenance, storage, insurance and other expenses pertaining to the Underlying Asset and any amounts earned by such Series from the monetization of the Underlying Asset.  Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to any one Series.

The value of Underlying Assets could be adversely affected by industry concentration or a general downturn in the industry.

Given the concentrated nature of the Underlying Assets (i.e., only Memorabilia Assets) any downturn in the Asset Class is likely to impact the value of the Underlying Assets, and consequently the value of the Interests. Popularity within categories of the broader market (e.g. baseball or football) can impact the value of the Underlying Assets within categories of the Asset Class (e.g. baseball cards or football jerseys), and consequently the value of the Interests. The value of such Memorabilia Assets may be impacted if an economic downturn occurs and there is less disposable income for individuals to invest in the Asset Class.  In the event of a downturn in the industry, the value of the Underlying Assets is likely to decrease.

Volatile demand for the assets in the Asset Class could materially adversely affect the value of Underlying Assets.

Volatility of demand for luxury goods, in particular high value Memorabilia Assets, may adversely affect a Series’ ability to achieve its investment purpose.  The Asset Class has been subject to volatility in demand in recent periods, particularly around certain categories of assets and investor tastes (e.g., trading cards).  Demand for high value Memorabilia Assets depends to a large extent on general, economic, political, and social conditions in a given market as well as the tastes of the collector community and in the case of sports, the general fan community resulting in changes of which Memorabilia Assets are most sought after.

Volatility in demand may lead to volatility in the value of the Underlying Assets, which may result in further downward price pressure and adversely affect the Company’s ability to achieve its objective of acquiring additional Underlying Assets through the issuance of further Series of Interests and monetizing them at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate distributions for Investors. In addition, the lack of demand may reduce any further issuance of Series of Interests and acquisition of more Underlying Assets, thus limiting the benefits the Investors already holding Series of Interests could receive from there being economies of scale (e.g., cheaper insurance due to a number of Underlying Assets requiring insurance) and other monetization opportunities (e.g., hosting shows with the collection of Memorabilia Assets).  These effects may have a more pronounced impact given the limited number of Underlying Assets held by the Company in the short-term.

There can be no assurance that the market for NFTs will be sustained, which may materially adversely affect the value of NFTs, and consequently the value of related Series and the amount of distributions made to Interest Holders.

The market for digital assets, including, without limitation, non-fungible tokens (“NFTs”), whether related to digital art or otherwise, is still nascent, with most growth having occurred in 2020 and the first quarter of 2021.  Accordingly, the market for NFTs may not maintain current levels of value or growth. If such levels are not maintained, it may be difficult or impossible for us to resell any underlying NFT asset at a desirable price or at all.  The prices of NFTs have already been subject to dramatic fluctuations, which in turn may materially adversely affect any Series for which the Underlying Asset is an NFT.

We rely on data from past auction sales and insurance data, among other sources, in determining the value of the Underlying Assets, and have not independently verified the accuracy or completeness of this information.  As such, valuations of the Underlying Assets may be subject to a high degree of uncertainty and risk.

As explained in “Description of the Business,” the Asset Class is difficult to value, and it is hoped the Platform will help create a market by which the Interests (and, indirectly, the Underlying Assets) may be more accurately valued due to the creation of a larger market for the Asset Class than currently exists.  Until the Platform has created such a market, valuations of the Underlying Assets will be based upon the subjective assessments made by the members of the Manager’s expert network and members of the Advisory Board, valuation experts appointed by the Asset Seller or other data provided by third parties (e.g., auction results and previous sales history).  Due to the lack of third-party valuation reports and potential for one-of-a-kind assets, the value of the Underlying Assets may be more difficult for potential Investors to compare against a market benchmark.  Furthermore, if similar assets to the Underlying Assets are created or discovered it could in turn negatively impact the value of the Underlying Assets.  The Manager sources data from past auction sales results and insurance data; however, it may rely on the accuracy of the underlying data without any means of detailed verification.  Consequently, valuations may be uncertain.

There is currently no insurance available for digital assets, and future costly insurance for digital assets may adversely impact the value of related Series and the amount of distributions made to Interest Holders.

There is currently no insurance available for digital assets, and insurance may never be available from traditional providers, so the Manager self-insures underlying digital assets on behalf of the Company.  Accordingly, until traditional insurance is available for digital assets, protection of digital assets through insurance is solely dependent on the Manager, and thus dependent on the Manager’s expertise and performance.

Should traditional insurance become available, the cost of protecting digital assets may be substantial and may vary from year to year depending on changes in the insurance rates for covering the underlying digital assets.  If costs are higher than expected, resulting expenses could adversely affect the value of the Series, the amount of distributions made to Interest Holders of the Series, potential proceeds from a sale of the related underlying digital asset (if any) and any capital proceeds returned to Investors after paying for any outstanding liabilities.

The technology underlying blockchain technology is subject to a number of known and unknown technological challenges and risks that result in decline in value of underlying digital assets.

The blockchain technology used in connection with digital assets, which is sometimes referred to as “distributed ledger technology,” is a relatively new, untested and evolving technology. It represents a novel combination of several concepts, including a publicly available database or ledger that represents the total ownership of digital assets at any one time, novel methods of authenticating transactions using cryptography across distributed network nodes that permit decentralization by eliminating the need for a central clearinghouse while guaranteeing that transactions are irreversible and consistent, differing methods of incentivizing this authentication by the use of blocks of new tokens issued as rewards for the validator of each new block or transaction fees paid by participants in a transaction to validators, and hard limits on the aggregate amount of digital assets that may be issued.  Because of the new and untested nature of blockchain technology, digital assets are vulnerable to risks and challenges, both foreseen and unforeseen.

For example, the consensus protocol for processing transactions may change, and transactions in digital assets may not be processed as presently contemplated in the period during or after the switch in consensus protocols, which may materially and adversely affect the transfer or storage of underlying digital assets. Although there may be solutions that have been proposed and implemented to these and other challenges facing various digital assets, the effectiveness of these solutions has not been proven. Further, legislatures and regulatory agencies could prohibit the use of current or future cryptographic protocols that could result in a significant loss of value or the termination of digital assets. Accordingly, the further development and future viability of digital assets in general is uncertain, and unknown challenges may prevent their wider adoption.

The technology underlying blockchain technology is subject to a number of industry-wide challenges and risks relating to consumer acceptance of blockchain technology. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have a material adverse effect on the successful adoption of the tokens. The value of underlying digital assets, and consequently the value of related series and the amount of distributions made to holders of interests, may be materially adversely affected as a result.

The growth of the blockchain industry is subject to a high degree of uncertainty regarding consumer adoption and long-term development. The factors affecting the further development of the blockchain and digital asset industry include, without limitation:

●    worldwide growth in the adoption and use of digital assets and other blockchain technologies;

●    government and quasi-government regulation of digital assets and their use, or restrictions on or regulation of access to and operation of blockchain networks or similar systems;

●    the maintenance and development of the open-source software protocol of blockchain networks;

●    changes in consumer demographics and public tastes and preferences;

●    the availability and popularity of other forms or methods of buying and selling goods and services, or trading assets, including new means of using government-backed currencies or existing networks;

●    the extent to which current interest in digital assets represents a speculative “bubble”;

●    general economic conditions in the United States and the world;

●    the regulatory environment relating to digital assets and blockchains; and

●    a decline in the popularity or acceptance of digital assets or other blockchain-based tokens.

The digital asset industry as a whole has been characterized by rapid changes and innovations and is constantly evolving. Although it has experienced significant growth in recent years, the slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks and blockchain assets may deter or delay the acceptance and adoption of digital assets.

The slowing or stopping of the development, general acceptance and adoption and usage of blockchain networks or blockchain assets may adversely impact the value of underlying digital assets or NFTs, as applicable, and consequently, the Series related to the digital Underlying Asset, as well as decrease the likelihood of any distributions being made by us to the Investors. The value of specific underlying digital assets, and consequently the value of related Series, relies on the development, general acceptance and adoption and usage of the applicable blockchain network in that demand depends on ability to readily access the applicable network.

The Ethereum blockchain network on which the ERC-721 protocol is based, and thus ownership and transfer of underlying NFT assets are recorded, utilizes code that is subject to change at any time. These changes may have unintended consequences for underlying NFT assets.

Currently, most NFT assets are built as ERC-721 tokens recorded on the Ethereum blockchain. In addition to the aforementioned risks regarding development and acceptance of blockchain networks, other changes, such as upgrades to Ethereum’s blockchain or a change in how transactions are confirmed on the Ethereum blockchain, may have unintended, adverse effects on NFTs built under the ERC-721 standard. Any such changes to the Ethereum network could negatively affect the value of any underlying NFT assets based on Ethereum blockchain.

The regulatory regime governing digital assets is still developing, and regulatory changes or actions may alter the nature of an investment in digital assets or restrict the use of digital assets in a manner that adversely affects investors and our business plans.

The regulation of digital assets and digital asset exchanges are currently under-developed and likely to rapidly evolve and vary significantly among U.S. and non-U.S. jurisdictions and are subject to significant uncertainty. Existing laws and regulations may apply to digital assets in ways that are uncertain or that could impair the value of digital assets in which we invest as Underlying Assets. Additionally, as digital assets have grown in both popularity and market size, governments have reacted differently to digital assets. Various legislative and executive bodies in the United States, and other countries, have enacted or adopted, or are considering enacting or adopting, laws, regulations, guidance, or other actions that could adversely impact the Company and the value of the digital assets in which we may invest as Underlying Assets. Our failure to comply with any laws, rules and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including criminal and civil penalties and fines against the Company. New or changing laws and regulations or interpretations of existing laws and regulations could have material adverse consequences to you and the Company, including the transferability of digital assets, the value of digital assets, the liquidity and market price of digital assets, and your ability to access marketplaces that trade digital assets.

Risks Relating to the Underlying Assets

The value of the Underlying Assets and, consequently, the value of an Investor’s Interests can go down as well as up.

Valuations are not guarantees of realizable price of an Underlying Asset and do not necessarily correlate to the price at which the Interests may be sold on the Platform.  The value of the Underlying Assets may be materially affected by a number of factors outside the control of the Company, including any volatility in the economic markets, the condition of the Underlying Assets and physical matters arising from the state of their condition.

Competition in the Asset Class from other business models could limit our share of the market.

With the continued increase in popularity of the Asset Class, we expect competition for Memorabilia Assets to intensify in the future. There is potentially significant competition for Underlying Assets in the Asset Class from a wide variety of market participants.  While the majority of transactions in which we obtain Underlying Assets continues to be peer-to-peer with very limited public information, other market players such as dealers, trade fairs and auction houses may play an increasing role. Furthermore, the presence of corporations such as eBay or Amazon or direct to consumer players in the Asset Class will continue to increase the level of competition from non-traditional players.

This continually increasing level of competition may impact the liquidity of some or all of the Interests, as liquidity is, among other things, dependent on the Company acquiring attractive and desirable Underlying Assets.  This helps ensure that there is an appetite of potential Investors for the Interests. In addition, there are companies that have developed business models similar to ours for comparable or other alternative asset classes.

The value of some Underlying Assets may depend on a prior user or association, the reputation or relational value of which is subject to change.

The value of a Memorabilia Asset is likely to be connected to its association with, a certain person or group or in connection with certain events (prior to or following the acquisition of the Underlying Asset by the Company). In the event that such person, group or event loses public affection, then this may adversely impact the value of the Memorabilia Asset and therefore, the Series of Interests that relate to such Underlying Asset. For example, San Francisco Giants’ outfielder Barry Bonds was on a career path to becoming a first-ballot Hall of Famer due to his home run records. At the turn of the century his game used memorabilia and cards were at a premium. However, steroid use and a poor public image not only put his Hall of Fame election in doubt but also damaged the value of his memorabilia. The same can also be said for a promising rookie whose career either ends prematurely due to injury or does not meet all the early expectations placed on them. There may be some loss of confidence if the producer of the Underlying Assets had been making false claims of organic or sustainable practices. Any false statements regarding practices of production, including the use of chemicals, may negatively impact the value of the Underlying Asset.

The value of some Underlying Assets may depend on the brand or the producer of the Underlying Asset, and the reputation of a brand or producer is subject to change.

The Underlying Assets of the Company consist of Memorabilia Assets from a very wide variety of manufacturers, many of which are still in operation today.  The demand for the Underlying Assets, and therefore, each Series of Interests, may be influenced by the general perception of the Underlying Assets that manufacturers are producing today.  In addition, the manufacturers’ business practices may result in the image and value of the Underlying Asset produced by certain manufacturers being damaged.  This in turn may have a negative impact on the Underlying Assets made by such manufacturers and, in particular, the value of the Underlying Assets and, consequently, the value of the Series of Interests that relate to such Underlying Asset.  For example, the reputation of a manufacturer of certain sporting equipment that is used by a prominent player may impact the collectability of such equipment, or the reputation of an Underlying Asset producer that experiences an acquisition or loss of perceived independence, may impact the collectability of Underlying Assets as part of a larger portfolio.  There may also be instances where the production location for the Underlying Assets may have been affected by climatic or political events that limit the ability to produce the product at the same level.

Title, authenticity or infringement claims on an Underlying Asset can materially adversely affect its value.

There is no guarantee that an Underlying Asset will be free of any claims regarding title and authenticity (e.g., counterfeit or previously stolen items) even after verification through a third-party authenticator, or that such claims may arise after acquisition of an Underlying Asset by a Series of Interests.  The Company may not have complete ownership history or records for an Underlying Asset.  In the event of a title or authenticity claim against the Company, the Company may not have recourse against the Asset Seller or the benefit of insurance and the value of the Underlying Asset and the Series that relates to that Underlying Asset, may be diminished.  Furthermore, the Company and the Underlying Asset could be adversely affected if a piece of memorabilia, such as a sports card, was found to have been created without all appropriate consents, such as consent from the athlete or league.

There are risks associated with reliance on third party authenticators.

While there is no guarantee that an Underlying Asset will be free of fraud, we attempt to mitigate this risk by having the item graded or authenticated by a reputable firm. In the event of an authenticity claim against an authenticated item, the Company may have recourse for reimbursement from the authenticator, although there can be no guarantee of the Company’s ability to collect or the authenticator’s ability to pay.

Furthermore, authenticators may occasionally make mistakes by either giving their approval or grade to a counterfeit card or piece of memorabilia. Sometimes this mistake is not uncovered until years later when evidence to the contrary surfaces or updated scientific methods are applied. The Company may not have recourse, if such an event occurs, and the value of the Underlying Asset will likely deteriorate. A piece of an Underlying Asset may also be mislabeled by an authenticator such as giving it the wrong year or attributing it to the wrong person, which may adversely affect its value.

Additionally, it is possible that there are unknown issues with an Underlying Asset that are not immediately apparent but arise at a later date. For example, prior storage and display methodologies for an Underlying Asset might have adverse effects that are only apparent at a later date. Even though the asset undergoes an authentication process, there are still scenarios where these issues may not be apparent at the time of authentication.  Finally, there is reputational risk of the authenticator, which may fall out of favor with collectors, which may impact the value of all items authenticated by the particular authenticator.

Third party liability may attach to an Underlying Asset and thereby reach the Series related thereto.

Each Series assumes all of the ownership risks attached to its Underlying Asset, including third party liability risks.  Therefore, a Series may be liable to a third party for any loss or damages incurred by such third party in connection with the Series’ Underlying Asset.  This would be a loss to the Series and, in turn, adversely affect the value of the Series and would negatively impact the ability of the Series to make distributions.

An Underlying Asset may be lost or damaged by causes beyond the Company’s control while being transported or when in storage or on display.  There can be no guarantee that insurance proceeds will be sufficient to pay the full market value of an Underlying Asset which has been damaged or lost which will result in a material and adverse effect in the value of the related Interests.

Any Underlying Asset may be lost or damaged by causes beyond the Company’s control when in storage or on display.  There is also a possibility that an Underlying Asset could be lost or damaged at Membership Experience Programs (as described in “Description of the Business – Business of the Company”).  Any damage to an Underlying Asset or other liability incurred as a result of participation in these programs, including personal injury to participants, could adversely impact the value of the Underlying Asset or adversely increase the liabilities or Operating Expenses of its related Series of Interests.  Further, when an Underlying Asset has been purchased, it will be necessary to transport it to the Asset Manager’s preferred storage location or as required to participate in Membership Experience Programs.  An Underlying Asset may be lost or damaged in transit, and transportation, insurance or other expenses may be higher than anticipated due to the locations of particular events.

Although we intend for the Underlying Assets to be insured at replacement cost (subject to policy terms and conditions), in the event of any claims against such insurance policies, there can be no guarantee that any losses or costs will be reimbursed, that an Underlying Asset can be replaced on a like-for-like basis or that any insurance proceeds would be sufficient to pay the full market value (after paying for any outstanding liabilities including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligations), if any, of the Interests.  In the event that damage is caused to an Underlying Asset, this will impact the value of the Underlying Asset, and consequently, the Interests related to the Underlying Asset, as well as the likelihood of any distributions being made by the applicable Series to its Investors.

In addition, at a future date, the Manager may decide to expand the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to include items where individual Investors or independent third parties may be able to become the caretaker of Underlying Assets for a certain period of time for an appropriate fee, assuming that the Manager believes that such models are expected to result in higher overall financial returns for all Investors in any Underlying Assets used in such models.  The feasibility from an insurance, safety, technological and financial perspective of such models has not yet been analyzed but may significantly increase the risk profile and the chance for loss of or damage to any Underlying Asset if utilized in such models.

Digital assets in which we may invest are subject to risks of loss and theft that differ from physical assets.

Distributed ledgers are used to record transfers of ownership of digital assets, which are custodied, or “held,” in digital wallets, or “wallets,” and are solely represented by ledger balances and secured by cryptographic key pairs, a public key for transfers into the respective cryptographic wallet and a private key for accessing the subject cryptographic wallet and managing the digital assets held therein.  Only the public key address will be generally exposed to the public on the respective distributed ledger. The associated private key is necessary to affect the sale or transfer of digital assets and is meant to be kept private.

As such, digital assets are vulnerable to loss.  Particularly, if the Manager (or other custodian, as applicable) loses the key and is also unable to access a wallet via device-specific password, any digital assets held in such wallet will be permanently lost.  While the Manager intends to employ commercially reasonable measures to prevent any such loss, there is no guarantee that such a loss will not occur.

Similarly, digital assets may also be as vulnerable to cyber theft as a traditional online brokerage account would be. In particular, if the Manager (or other custodian, as applicable) is hacked and any one or more of the private keys or the seed phrase are stolen, the thief could transfer the digital assets to its own account and/or sell such digital assets (as applicable).  Further, while the Manager intends to employ commercially reasonable measures to prevent any such data breach, there is no guarantee that such a data breach will not occur or that if such a breach were to occur that it could be detected in time to prevent the unauthorized sale, transfer or use of the affected digital assets.

Digital asset transactions may be irreversible, and, accordingly, losses due to fraudulent or accidental transactions or technology failures in the Manager’s wallet may not be recoverable.

Digital assets are bearer assets, with whoever holds the asset being the owner.  Accordingly, digital asset transactions may be irreversible, and the Manager may irreversibly lose an underlying digital asset in a variety of circumstances, including in connection with fraudulent or accidental transactions, technology failures in wallet software or cyber-security breaches.  Losses due to fraudulent or accidental transactions may not be recoverable.

Ownership of underlying digital assets is recorded via blockchain technology, which may be the target of malicious cyberattacks or may contain exploitable flaws in its underlying code.  Such vulnerabilities may result in security breaches or the loss, decline in value or theft of underlying digital assets.

Underlying digital assets rely on blockchain technology to operate and are therefore subject to a number of reliability and security risks attendant to blockchain and distributed ledger technology, including malicious attacks seeking to identify and exploit weaknesses in the software.  Such attacks may materially and adversely affect the blockchain, which may in turn materially and adversely affect the transfer or storage of underlying digital assets.  As a result of these and other risks of malicious attacks, there can be no assurances that the transfer or storage of digital

Underlying Assets will be uninterrupted or fully secure.  Any such interruption or security failure may result in impermissible transfers, decline in value or a complete loss of underlying digital assets.

Insurance of Underlying Assets may not cover all losses, which would result in a material and adverse impact on the valuation of the Series related to such damaged Underlying Assets.

Insurance of any Underlying Asset may not cover all losses.  There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, environmental considerations and other factors, including terrorism or acts of war, also might make insurance proceeds insufficient to repair or replace an asset if it is damaged or destroyed.  Under such circumstances, the insurance proceeds received might not be adequate to restore a Series’ economic position with respect to its affected Underlying Asset.  Furthermore, the Series related to such affected Underlying Assets would bear the expense of the payment of any deductible.  Any uninsured loss could result in both loss of cash flow from, and a decrease in value of, the affected Underlying Asset and, consequently, the Series that relates to such Underlying Asset.

We may be forced to sell Underlying Assets at inopportune times, resulting in lower returns available to Investors.

The Company may be forced to cause its various Series to sell one or more of the Underlying Assets (e.g., upon the bankruptcy of the Manager) and such a sale may occur at an inopportune time or at a lower value than when the Underlying Assets were first acquired or at a lower price than the aggregate of costs, fees and expenses used to purchase the Underlying Assets.  In addition, there may be liabilities related to the Underlying Assets, including, but not limited to Operating Expenses Reimbursement Obligations on the balance sheet of any Series at the time of a forced sale, which would be paid off prior to Investors receiving any distributions from a sale.  In such circumstances, the capital proceeds from any Underlying Asset and, therefore, the return available to Investors of the applicable Series may be lower than could have been obtained if the Series held the Underlying Asset and sold it at a later date.

Investors may not receive distributions or a return of capital.

The revenue of each Series is expected to be derived primarily from the use of its Underlying Asset in Membership Experience Programs (as described in “Description of the Business – Business of the Company”) including “museum” style locations to visit assets and asset sponsorship models.  Membership Experience Programs have not been proven with respect to the Company and there can be no assurance that Membership Experience Programs will generate sufficient proceeds to cover fees, costs and expenses with respect to any Series.  In the event that the revenue generated in any given year does not cover the Operating Expenses of the applicable Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) provide a loan to the Series in the form of an Operating Expenses Reimbursement Obligation, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and/or (c) cause additional Interests to be issued in the applicable Series in order to cover such additional amounts.

Any amount paid to the Manager or the Asset Manager in satisfaction of an Operating Expenses Reimbursement Obligation would not be available to Investors as a distribution.  In the event additional Interests in a Series are issued, Investors in such Series would be diluted and would receive a smaller portion of distributions from future Free Cash Flows, if any.  Furthermore, if a Series or the Company is dissolved, there is no guarantee that the proceeds from liquidation will be sufficient to repay the Investors their initial investment or the market value, if any, of the Interests at the time of liquidation.  See “Potentially high storage and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series” for further details on the risks of escalating costs and expenses of the Underlying Assets.

Market manipulation or overproduction may adversely affect the value of Underlying Assets.

Market manipulation may be a risk with respect to the Asset Class. For example, one trading card manufacturer was caught secretly producing examples of hard to find and valuable cards that were given to its executives. This loss of faith in the company led to a devaluation of the cards involved. Another example is that a modern football and baseball player is issued many uniforms over the course of a season. The more a team issues, the less exclusive said item becomes. Also, many players have exclusive contracts with outlets that sell the players game used uniforms and equipment. There is no way of knowing if a company or player is secretly hoarding items which might be “dumped” in the market at a later date. For certain sub-categories of the Asset Class, such as alcohol, there is a risk that assets similar or comparable to an alcohol-related Underlying Asset may have been sold at auction, at retail or on an exchange that sets a valuation that may not accurately represent the market.  The traditional auction process for Memorabilia Assets depends on private investors, independent brokers and insider relationships.  As a result, an investment in a Series of Interests may be highly illiquid.  In addition, the pricing inefficiencies caused by the distribution system can afford an opportunity for collectors or third parties to stockpile Memorabilia Assets for eventual sale back into the market.  Sudden changes in supply may impact market pricing of a particular Underlying Asset.

We may fail to recognize that certain Underlying Assets are forgeries or fraudulent or lack sufficient authentication.

The Asset Class requires a high level of expertise to understand both the basic product as well as the formatting and packaging of an item.  Given the materials used for particular Memorabilia Assets, some may be relatively easy to replicate or otherwise forge. In addition, the history of ownership and provenance of a particular Underlying Asset may not be complete. As a result, we are highly reliant on the trusted name of the brand, retailer, authenticator or other conduit to ensure the integrity of the product.

Older vintages of alcohol-related Underlying Assets add in another layer of complexity given the lack of transparency, published records and expert knowledge of a particular alcohol-related Underlying Asset, vintage or bottle format.  Fraudulent bottles in the industry are often the result of older bottles being reconstituted and sold as an alcohol-related Underlying Asset other than what is actually contained in the bottle.

Environmental damage could impact the value of an Underlying Asset which would result in a material and adverse effect in the value of the related Interests.

Improper storage may lead to the full or partial destruction of an Underlying Asset. For instance, trading cards, tickets, posters or other paper piece can be destroyed by exposure to water or moisture. Likewise, equipment such as a bat may warp, or a leather glove may grow mold due to exposure to the elements. Autographs that are signed with inferior writing instruments or rendered on an unstable substrate may fade or “bleed,” thereby reducing its value to collectors.

Some of the defects may not be initially visible or apparent, for example moisture in a frame, and may only become visible at a later date, at which point the value of the Underlying Asset and in turn the Series may be impacted.

The Asset Class demands specific requirements for proper long-term storage that take into account temperature, humidity, movement and exposure to sunlight (See “Description of the Business – Facilities” for additional information).  For certain sub-categories of the Asset Class, such as alcohol, all of these factors can influence the aromas, aging process and overall integrity of the alcohol-related Underlying Assets. Exposure to water, extreme heat or cold can dramatically impact the quality of an alcohol-related Underlying Asset, for instance the bottle label can be destroyed by exposure to water or excessive moisture or the cork that maintains the quality and prevents oxygen from entering a bottle can become less reliable if exposed to the wrong environment.

Testing for environmental exposures targets the quality of the enclosure, the label and the bottles.  The alcohol-related Underlying Asset can also be tested for excessive exposure to heat or cold and will be reflected in the quality relative to its age and known provenance.  The chemistry of an alcohol-related Underlying Asset can be confirmed in testing but most environment impact testing is subject to expert tasting, unless smoke taint or other chemical exposures are a concern for the product. Specifically, for wine, use of testing methods such as a Coravin, diminishes the value of a bottle of wine by exposing it to outside influences. Similarly, testing methods such as carbon dating, can be expensive relative to the cost of an alcohol-related Underlying Asset and therefore could impact both the cash flow and value.

Potentially high storage and insurance costs for the Underlying Assets may have a material adverse effect on the value of the Interests of the related Series.

In order to protect and care for the Underlying Assets, the Manager must ensure adequate storage facilities, insurance coverage and, if required, maintenance work.  The cost of care may vary from year to year depending on changes in the insurance rates for covering the Underlying Assets and changes in the cost of storage for the Underlying Assets, and if required, the amount of maintenance performed.  It is anticipated that as the Company acquires more Underlying Assets, the Manager may be able to negotiate a discount on the costs of storage, insurance and maintenance due to economies of scale.  These reductions are dependent on the Company acquiring a number of Underlying Assets and service providers being willing to negotiate volume discounts and, therefore, are not guaranteed.

If costs turn out to be higher than expected, this would impact the value of the Interests related to an Underlying Asset, the amount of distributions made to Investors holding the Interests, potential proceeds from a sale of the Underlying Asset (if ever), and any capital proceeds returned to Investors after paying for any outstanding liabilities, including, but not limited to, any outstanding balances under Operating Expenses Reimbursement Obligation. See “Investors may not receive distributions or a return of capital” for further details of the impact of these costs on returns to Investors.

Drinking windows for alcohol-related Underlying Assets may not align with the timing of Trading Windows or ultimate sale of an alcohol-related Underlying Asset.

Some alcohol-related Underlying Assets, such as bottles of wine or whiskey, are often valued in the open market or at auctions based on the drinking window attributed to it upon release to the market. Drinking windows are essentially a range of years when an alcohol-related Underlying Asset will be optimal for drinking.  Drinking windows are highly subjective and are a function of the weather during the production season, the experience of the taster, as well as the environment during the tasting.  Theoretically, a drinking window is applied to an alcohol-related Underlying Asset that is stored in ideal conditions and allowed to age in that environment. Variations in storage and the environment an alcohol-related Underlying Asset is exposed to can change the accuracy of a drinking window. Drinking windows are reviewed in the course of asset selection to determine relative value, but there can be no guarantee they are accurate or applicable to every alcohol-related Underlying Asset. As the drinking window closes, the alcohol, in particular wine, will start to lose the integration of its components including the distinct flavors and floral scents; the color, smell and taste will all reflect the closing of the drinking window.  The color will start to appear brown, the nose will start to lose its characteristics and the flavor will eventually fade to a dusty, musty expression of its former self. A wine of a certain vintage will eventually become undrinkable, which will likely materially and adversely affect the value of an alcohol-related Underlying Asset of such a vintage.

Risks related to the Coravin testing method for alcohol-related Underlying Assets may adversely affect the value of such assets.

Collectors, wine retailers, restaurants, producers and distributers have broadly adopted the use of the Coravin wine tasting system. The Coravin wine tasting and preservation system uses a medical grade needle to inject Argon gas into a cork that then allows for a sample of wine to be removed from the bottle without exposing it to excessive oxygen by not having to open it at all. Coravin is generally used commercially for tasting wines and preserving the longevity of the bottle by consumers and enterprises, however the use of a Coravin diminishes the value of the bottle by exposing it to outside influences.  There have been instances at auctions where bottles that have been exposed to a Coravin are viewed as less valuable as the enclosure has been compromised and wine will have been removed from the bottle. Every effort will be made to avoid acquiring an alcohol-related Underlying Asset which has been exposed to a Coravin, but there can be no guarantees that an alcohol-related Underlying Asset has not been exposed.

The value of an Underlying Asset may be subject to changes in the general sentiment of the underlying fan base.

The value of an Underlying Asset may be subject to changes in the general sentiment of the underlying fan base. This is particularly prominent in sports memorabilia, but also holds true for memorabilia categories such as movie franchises, musicians, and others.

For example, leagues such as the NBA, MLB, NHL and NFL have a long and reputable fan base. However, events, such as player strikes, general public appeal of a league or a particular sport, may have an impact on the associated Underlying Assets. For instance, the NHL strike of 1994-1995 caused a loss of fan interest. Upstart leagues such as the USFL in football may cause an early interest in memorabilia from that league but may lose interest from lack of success.

Similarly, various forms of Memorabilia Assets go in and out of favor with collectors. For example, there was a renewed interest in soccer within the United States after the U.S. team won the Women’s World Cup in 2012. When there were no further victories on the same scale, the value of and interest in women’s soccer memorabilia generally returned to previous levels.

There is no guarantee that digital assets will hold their value or increase in value, and you may lose the amount of your investment in a related Series in whole or in part.

Digital assets are highly speculative, and any return on an investment in a series holding a digital asset as its Underlying Asset is contingent upon numerous circumstances, many of which (including legal and regulatory conditions) are beyond our control.  There is no assurance that Investors will realize any return on their investments or that their entire investment will not be lost.

In particular, digital assets are a new and relatively untested asset class.  There is considerable uncertainty about their long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth and others. In addition, the success of digital assets will depend on whether blockchain and other new technologies related to such assets are useful and economically viable over time.

The prices of digital assets are extremely volatile, and such volatility may have a material adverse effect on the value of digital Underlying Assets, the value of related Series and the amount of distributions made to Interest Holders.

The prices of digital assets have historically been subject to dramatic fluctuations and are highly volatile, and the market price of digital Underlying Assets may also be highly volatile, which in turn may result in a decline in value of the related Series and the amount of distributions made to Interests Holders of such Series.  Several factors may influence the market price of digital Underlying Assets, including, but not limited to:

●    the availability of an exchange or other trading platform for digital assets;

●    general adoption of online digital asset exchanges and digital wallets that hold digital assets, the perception that the use and holding of digital assets as safe and secure and the regulatory restrictions on their use;

●    changes in the software, software requirements or hardware requirements underlying any digital assets;

●    interruptions in service from or failures of a major digital asset exchange on which digital assets are traded;

●    investment and trading activities of large purchasers, including private and registered funds, that may directly or indirectly invest in digital assets;

●    coordinated algorithmic behavior, including trading, by a large pool of small digital token holders;

●    regulatory measures, if any, that affect the use or holding of digital assets;

●    global or regional political, economic or financial events and situations; and

●    expectations among participants that the value of digital assets will soon change.

In addition, decreases in the price of even a single other digital asset may cause volatility in the entire digital asset industry and may affect the value of other digital assets, including any digital Underlying Assets.  For example, a security breach or any other incident or set of circumstances that affects purchaser or user confidence in a well-known digital asset may affect the industry as a whole and may also cause the price of other digital assets, including NFTs, to fluctuate.

The value of digital art NFTs relies in part on the development, general acceptance and adoption and usage of blockchain assets, rather than solely on the digital artwork itself.

Digital art NFTs are a means to establish proof of ownership of digital art through cryptographic key pairs, the public key of the creator(s) or artist(s) who created the digital artwork and the private key of the holder representing a verified instance (whether unique or part of a series) of that digital artwork.  The purchase of a digital art NFT gives the holder the right to hold, transfer and/or sell the NFT. The NFT does not itself include any physical manifestation of the digital art. The value of digital art NFTs is derived from the cryptographic record of ownership, rather than solely on the digital artwork itself; a digital artwork originated as an NFT (i.e., the actual file or files constituting the artwork of which ownership is represented by an NFT) may have no value absent the NFT, depending on what other rights were conveyed with the NFT, for example a copyright interest that could be transferred separate from the NFT. Thus, the value of the digital art NFT relies in part on the continued development, acceptance, adoption and usage of the applicable blockchain.

Underlying Assets may not be held long term.

The Company intends to cause each Series to hold its respective Underlying Asset for an extended period but may receive offers to purchase the Series’ Underlying Asset in its entirety. If the Advisory Board deems the sale to be generally beneficial to the majority of Series’ Interest Holders, the Underlying Asset may be liquidated, with proceeds of the sale distributed to its Series’ Interest Holders. Even though the Advisory Board deems the sale to be generally beneficial to the majority of Series’ Interest Holders, there might be unique circumstances where not all Series’ Interest Holders align with the Advisory Board’s decision.

Risks Related to Ownership of our Interests

Investors’ limited voting rights restrict their ability to affect the operations of the Company or a Series.

The Manager has a unilateral ability to amend the Operating Agreement and the allocation policy in certain circumstances without the consent of the Investors.  The Investors only have limited voting rights in respect of the Series of Interests.  Investors will therefore be subject to any amendments the Manager makes (if any) to the Operating Agreement and allocation policy and also any decision it takes in respect of the Company and the applicable Series, upon which the Investors do not get a right to vote. Investors may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Investors as a whole but only a limited number.

Furthermore, the Manager can only be removed as Manager of the Company and each Series in very limited circumstances, namely, following a non-appealable judgment of a court of competent jurisdiction that the Manager committed fraud in connection with the Company or a Series of Interests. Investors would therefore not be able to remove the Manager merely because they did not agree, for example, with how the Manager was operating an Underlying Asset.

The Offering price for the Interests determined by us may not necessarily bear any relationship to established valuation criteria such as earnings, book value or assets that may be agreed to between purchasers and sellers in private transactions or that may prevail in the market if and when our Interests can be traded publicly.

The price of the Interests is a derivative result of our negotiations with Asset Sellers based upon various factors including prevailing market conditions, our future prospects and our capital structure, as well as certain expenses incurred in connection with the Offering and the acquisition of each Underlying Asset.  These prices do not necessarily accurately reflect the actual value of the Interests or the price that may be realized upon disposition of the Interests.

The Manager has unlimited discretion to issue additional Interests in any one or more Series, which could be issued at a price lower than the original Offering price or for no consideration, and which could materially and adversely affect the value of Interests and result in dilution to Investors.

Under our Operating Agreement, the Manager has the authority to cause the Company to issue Interests to Investors as well as to other persons for less than the original Offering prices (or for no consideration) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests. If additional Interests are issued in a particular Series, this would dilute the current value of the Interests of that Series held by existing Investors and the amount of any future distributions payable to such existing Investors.

Further, any additional issuance of Interests of a Series could result in dilution of the holders of that Series. See “DILUTION.”

If a market ever develops for the Interests, the market price and trading volume of our Interests may be volatile.

If a market develops for the Interests, through the Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, the market price of the Interests could fluctuate significantly for many reasons, including reasons unrelated to our performance, any Underlying Asset or any Series, such as reports by industry analysts, Investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions.  For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of Interests may decline as well.

In addition, fluctuations in operating results of a particular Series or the failure of operating results to meet the expectations of Investors may negatively impact the price of our securities.  Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

Funds from purchasers accompanying subscriptions for the Interests will not accrue interest while in escrow.

The funds paid by a subscriber for Interests will be held in a non-interest-bearing escrow account until the admission of the subscriber as an Investor in the applicable Series, if such subscription is accepted.  Purchasers will not have the use of such funds or receive interest thereon pending the completion of the Offering.  No subscriptions will be accepted, and no Interests will be sold unless valid subscriptions for the Offering are received and accepted prior to the termination of the applicable Offering.  It is also anticipated that subscriptions will not be accepted from prospective Investors located in states where the BOR is not registered as a broker-dealer.  If we terminate an Offering prior to accepting a subscriber’s subscription, escrowed funds will be returned promptly, without interest or deduction, to the proposed Investor.

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where federal law requires that certain claims be brought in federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by federal law, a Federal court of the United States, as in the case of claims brought under the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to bring such claim in the Delaware Court of Chancery. Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction of the Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern our Operating Agreement, by a federal or state court in the State of Delaware, which has exclusive jurisdiction over matters arising under the Operating Agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial.

We believe that this is the case with respect to our Operating Agreement and our Interests. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the Operating Agreement.  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage an Investor to the extent a judge might be less likely than a jury to resolve an action in the Investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

POTENTIAL CONFLICTS OF INTEREST

We have identified the following conflicts of interest that may arise in connection with the Interests, in particular, in relation to the Company, the Asset Manager, the Manager and the Underlying Assets.  The conflicts of interest described in this section should not be considered as an exhaustive list of the conflicts of interest that prospective Investors should consider before investing in the Interests.

Operating Agreement reduces or eliminates duties (including fiduciary duties) of the Manager.

Our Operating Agreement provides that the Manager, in exercising its rights in its capacity as the Manager, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our Investors and will not be subject to any different standards imposed by our Operating Agreement, the Delaware Limited Liability Company Act or under any other law, rule or regulation or in equity.  These modifications of fiduciary duties are expressly permitted by Delaware law.

Lack of conflicts of interest policy.

The Company, the Manager and their affiliates will try to balance the Company’s interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than the Company, these actions could have a negative impact on the Company’s financial performance and, consequently, on distributions to Investors and the value of the Interests.  The Company has not adopted, and does not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Payments from the Company to the Manager, the Asset Manager and their respective employees or affiliates.

The Manager and the Asset Manager will engage with, on behalf of the Company, a number of brokers, dealers, Asset Sellers, insurance companies, storage and maintenance providers and other service providers and thus may receive in-kind discounts, for example, free shipping or servicing.  In such circumstances, it is likely that these in-kind discounts may be retained for the benefit of the Manager or the Asset Manager and not the Company or may apply disproportionately to other Series of Interests.  The Manager or the Asset Manager may be incentivized to choose a broker, dealer or Asset Seller based on the benefits they are to receive, or all Series of Interests collectively are to receive rather than that which is best for a particular Series of Interests.

Members of the expert network and the Advisory Board are often dealers and brokers within the Asset Class themselves and therefore will be incentivized to sell the Company their own Underlying Assets at potentially inflated market prices. In certain cases, a member of the Advisory Board could be the Asset Seller and could receive an identification fee for originally locating the asset.

An Asset Seller may be issued Interests in a Series as part of total purchase consideration to the Asset Seller and in such circumstances the Asset Seller may benefit from the Manager’s advice, along with the potential for returns without incurring fees to manage the asset.

Members of the expert network and the Advisory Board may also be Investors, in particular, if they are holding Interests acquired as part of a sale of an Underlying Asset (i.e., as they were the Investor).  They may therefore promote their own self-interests when providing advice to the Manager or the Asset Manager regarding an Underlying Asset (e.g., by encouraging the liquidation of such Underlying Asset so they can receive a return in their capacity as an Investor).

In the event that the Operating Expenses exceed the revenue from an Underlying Asset and any cash reserves, the Manager has the option to cause the Series to incur an Operating Expenses Reimbursement Obligation to cover such excess.  As interest may be payable on such loan, the Manager may be incentivized to cause the Series to which the Underlying Asset relates, to incur an Operating Expenses Reimbursement Obligation to pay Operating Expenses rather than look elsewhere for additional sources of income or to repay any outstanding Operating Expenses Reimbursement Obligation as soon as possible rather than make distributions to Investors.  The Manager may also choose to issue additional Interests to pay for Operating Expenses instead of causing the Company to incur an Operating Expenses Reimbursement Obligation, even if any interest payable by a particular Series on any Operating Expenses Reimbursement Obligation may be economically more beneficial to Interest Holders of that Series than the dilution incurred from the issuance of additional Interests.

The Manager determines the timing and amount of distributions made to Investors from Free Cash Flow of a particular Series. As a consequence, the Manager also determines the timing and amount of payments made to the Asset Manager, since payments to the Asset Manager are only made if distributions of Free Cash Flow are made to the Investors. Since an affiliate of the Manager has been appointed the Asset Manager, the Manager may thus be incentivized to make distributions of Free Cash Flow more frequently and in greater quantities rather than leaving excess Free Cash Flow on the balance sheet of a particular Series to cover future Operating Expenses, which may be more beneficial to a particular Series.

Potential future brokerage activity.

The Asset Manager or an affiliate may, in the future, register with the Commission as a broker-dealer in order to be able to facilitate liquidity in the Interests via the Platform.  The Asset Manager, or its affiliate, may be entitled to receive fees based on volume of trading and volatility of the Interests on the Platform and such fees may be in excess of what Rally Holdings receives as the Asset Manager, via the Management Fee, or the appreciation in the Interests it holds in each Series of Interests.  Although an increased volume of trading and volatility will benefit Investors as it will assist in creating a market for those wishing to transfer their Interests, there is the potential that there is a divergence of interests between the Asset Manager and those Investors, for instance, if an Underlying Asset does not appreciate in value, this will impact the price of the Interests, but may not adversely affect the profitability related to the brokerage activities of the Asset Manager or its affiliate (i.e., the Asset Manager or its affiliate would collect brokerage fees whether the price of the Underlying Asset increases or decreases).

Ownership of multiple Series of Interests.

The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts. While the Manager or its affiliates do not currently intend to transfer these Interests prior to the liquidation of an Underlying Asset, in the future, they may, from time to time, transfer these Interests, either directly or through brokers, via the Platform or otherwise, subject to the restrictions of applicable securities laws and filing any necessary amendment to this Offering Circular. Depending on the timing of the transfers, this could impact the Interests held by the Investors (e.g., driving price down because of supply and demand and over availability of Interests).  This ownership in each of the Series of Interests may result in a conflict of interest between the Manager or its affiliates and the Investors who only hold one or certain Series of Interests (e.g., the Manager or its affiliates, once registered as a broker-dealer with the Commission, may disproportionately market or promote a certain Series of Interests, in particular, where they are a significant owner, so that there will be more demand and an increase in the price of such Series of Interests).

Allocations of income and expenses as between Series of Interests.

The Manager may appoint a service provider to service the entire collection of the Underlying Assets (e.g., for insurance, storage, maintenance or media material creation).  Although appointing one service provider may reduce cost due to economies of scale, such service provider may not necessarily be the most appropriate for a particular Underlying Asset (e.g., it may have more experience in servicing a certain class of memorabilia even though the Company will own many different kinds of memorabilia). In such circumstances, the Manager would be conflicted from acting in the best interests of the Underlying Assets as a whole or those of one particular Underlying Asset.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific Series of Interests and certain Series of Interests may get a disproportionate percentage of the cost or income, as applicable.  In such circumstances, the Manager would be conflicted from acting in the best interests of the Company as a whole or the individual Series.  While we presently intend to allocate expenses as described in “Description of the Business – Allocations of Expenses,” the Manager has the right to change this allocation policy at any time without further notice to Investors.

Conflicting interests of the Manager, the Asset Manager and the Investors.

The Manager or its affiliates are obligated to purchase a minimum of 1% of Interests of all Offerings, at the same terms as all other Investors. However, the Manager may, in its sole discretion, acquire additional Interests, at the same terms as all other Investors.  If there is a lack of demand for Interests in a particular Series during such Series’ initial Offering, the Manager in its sole discretion may acquire additional Interests (at the same terms as all other Investors) in order for an Offering for such Series of Interests to have a Closing. The Manager or its affiliates have in the past “topped-off” an Offering of Series of Interests so that a Closing with regards to such Offering could occur. The Manager will engage in such activity in the future if it reasonably believes such activity to be in the best interests of Investors or potential Investors. Such activity may result in a reduced level of liquidity in the secondary trading market for any Series in which it makes such a decision.

The Manager, the Asset Manager or the Platform may receive sponsorship from Memorabilia Asset service providers to assist with the servicing of certain Underlying Assets.  In the event that sponsorship is not obtained for the servicing of an Underlying Asset, the Investors who hold Interests connected to the Underlying Asset requiring servicing would bear the cost of the fees.  The Manager or the Asset Manager may in these circumstances, decide to carry out a different standard of service on the Underlying Asset to preserve the expenses which arise to the Investors and therefore, the amount of Management Fee the Asset Manager receives.  The Manager or the Asset Manager may also choose to use certain service providers because they get benefits from giving them business, which do not accrue to the Investors.

The Manager will determine whether to liquidate a particular Underlying Asset, should an offer to acquire full ownership of the Underlying Asset be received.  As the Asset Manager or an affiliate, once registered as a broker-dealer with the Commission, will receive fees on the trading volume in the Interests connected with an Underlying Asset, they may be incentivized not to realize such Underlying Assets even though Investors may prefer to receive the gains from any appreciation in value of such Underlying Asset.  Furthermore, when determining to liquidate an Underlying Asset, the Manager will do so considering all of the circumstances at the time, which may include the preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset. The Manager may decide to sell such Underlying Asset for a price that is in the best interests of a substantial majority but not all of the Investors.

The Manager may be incentivized to use more popular Memorabilia Assets at Membership Experience Programs (as described in “Description of the Business – Business of the Company”), as this may generate higher Free Cash Flow to be distributed to the Asset Manager, an affiliate of the Manager, and Investors in the Series associated with that particular Underlying Asset.  In turn, certain Underlying Assets may generate lower distributions than the Underlying Assets of other Series of Interests.  The use of Underlying Assets at the Membership Experience Programs could increase the risk of the Underlying Asset getting damaged and could impact the value of the Underlying Asset and, as a result, the value of the related Series of Interests.  The Manager may therefore be conflicted when determining whether to use the Underlying Assets at the Membership Experience Programs (as described in “Description of the Business – Business of the Company”) to generate revenue or limit the potential of damage being caused to them.  Furthermore, the Manager may be incentivized to utilize Memorabilia Assets that help popularize the Interests via the Platform or general participation or membership in the Platform, which means of utilization may generate lower immediate returns than other potential utilization strategies.

The Manager has the ability to unilaterally amend the Operating Agreement and allocation policy.  As the Manager is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as Manager of the Company or any Series or may amend it in a way that is not beneficial for all Investors.  In addition, the Operating Agreement seeks to limit the fiduciary duties that the Manager owes to its Investors.  Therefore, the Manager is permitted to act in its own best interests rather than the best interests of the Investors.  See “Description of the Interests Offered” for more information.

Manager’s Fees and Compensation

None of the compensation set forth under “Compensation of the Manager” was determined by arms’ length negotiations. Investors must rely upon the duties of the Manager of good faith and fair dealing to protect their interests, as qualified by the Operating Agreement. While the Manager believes that the consideration is fair for the work being performed, there can be no assurance made that the compensation payable to the Manager will reflect the true market value of its services.

Fees for arranging events or monetization in addition to the Management Fee.

As the Manager or its affiliates will acquire a percentage of each Series of Interests, it may be incentivized to attempt to generate more earnings with those Underlying Assets owned by those Series of Interests in which it holds a higher stake.

Any profits generated from the Platform (e.g., through advertising) and from issuing additional Interests in Underlying Assets on the Platform will be for the benefit of the Manager and Asset Manager (e.g. more Sourcing Fees).  In order to increase its revenue stream, the Manager may therefore be incentivized to issue additional Series of Interests and acquire more Underlying Assets rather than focus on monetizing any Underlying Assets already held by existing Series of Interests.

Conflicts between the Advisory Board and the Company.

The Operating Agreement of the Company provides that the resolution of any conflict of interest approved by the Advisory Board shall be deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  As part of the remuneration package for Advisory Board members, they may receive an ownership stake in the Manager.  This may incentivize the Advisory Board members to make decisions in relation to the Underlying Assets that benefit the Manager rather than the Company.

As a number of the Advisory Board members are in the Memorabilia Asset industry, they may seek to sell Underlying Assets to, acquire Underlying Assets from, or service Underlying Assets owed by, the Company.

Lack of separate counsel for Rally Entities and their respective affiliates.

The counsel of the Company (“Legal Counsel”) is also counsel to the Rally Entities, which include other series LLC entities of Rally Holdings and other Series of Interests.  Because Legal Counsel represents both the Company and the Rally Entities, certain conflicts of interest exist and may arise.  To the extent that an irreconcilable conflict develops between the Company and any of the Rally Entities, Legal Counsel may represent the Rally Entities and not the Company or the Series.  Legal Counsel may, in the future, render services to the Company or the Rally Entities with respect to activities relating to the Company as well as other unrelated activities.  Legal counsel is not representing any prospective Investors of any Series of Interests in connection with any Offering and will not be representing the members of the Company other than the Manager and Rally Holdings, although the prospective Investors may rely on the opinion of legality of Legal Counsel provided at Exhibit 12.1.  Prospective Investors are advised to consult their own independent counsel with respect to the other legal and tax implications of an investment in any Series.

Our affiliates’ interests in other Rally Entities.

The officers and directors of Rally Holdings, which is the sole member of the Manager and serves as the Asset Manager for the Company, are also officers and directors and/or key professionals of other Rally Entities. These persons have legal obligations with respect to those entities that are similar to their obligations to us. As a result of their interests in other Rally Entities, their obligations to other Investors and the fact that they engage in and will continue to engage in other business activities on behalf of themselves and others, they will face conflicts of interest in allocating their time among us and other Rally Entities and other business activities in which they are involved. Rally Holdings currently serves as the Asset Manager for multiple entities with similar strategies, including RSE Collection, LLC, another series limited liability company with a similar business in the collectible automobile asset class, which commenced principal operations in 2017. These separate entities all require the time and consideration of Rally Holdings and affiliates, potentially resulting in an unequal division of resources to all Rally Entities. However, we believe that RSE Holdings have sufficient professionals to fully discharge their responsibilities to the Rally Entities for which they work.

DILUTION

Dilution means a reduction in value, control or earnings of the Interests the Investor owns.  There will be no dilution to any Investors associated with any Offering.  However, from time to time, additional Interests in the Series offered under this Offering Circular may be issued in order to raise capital to cover the applicable Series’ ongoing Operating Expenses, which may result in dilution of the Interests of the then-current Investors.  See “Description of the Business – Operating Expenses” for further details.

The Manager or its affiliates must acquire a minimum of 1% of the Interests in connection with any Offering, however, the Manager, in its sole discretion, may acquire greater than 1% of the Interests in any Offering.  In all circumstances, the Manager or its affiliated purchaser will pay the price per Interest offered to all other potential Investors hereunder.

PLAN OF DISTRIBUTION AND SUBSCRIPTION PROCEDURE

Plan of Distribution

We are managed by RSE Archive Manager, LLC (which we refer to as the Manager), a single-member Delaware limited liability company owned by Rally Holdings LLC (which we refer to as the Asset Manager). The Asset Manager also owns and operates a mobile app-based and web browser-based investment Platform, through which Investors may indirectly invest, through a Series of the Company’s Interests, in Underlying Asset opportunities that have been historically difficult to access for many market participants. Through the use of the Platform, Investors can browse and screen the potential investments and sign legal documents electronically. We intend for the sales of the Interests to occur principally through the Platform.  However, since January 1, 2021, the Company has offered, and may continue to offer, directly to certain Investors a significant portion of the Interests in any given Series without the aid of the Platform and prior to the Platform-based Offering.  In addition, within two calendar days of the qualification date of an Offering, the Company may sell some of the Interests on a limited basis.  None of the Rally Entities is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of the Interests.

The sale of the Interests is being facilitated by the BOR, which is a registered broker-dealer under the Exchange Act and member of FINRA. The BOR is registered in each state where the offer and sales of the Interests will occur. Interests may not be offered or sold in states where the BOR is not registered as a broker-dealer.

With respect to the Interests:

-The Company is the entity which issues membership Interests in each Series of the Company;

-The Asset Manager owns and operates the Platform, through which membership Interests are offered under Tier 2 of Regulation A under the Securities Act pursuant to this Offering Circular, and, in its capacity as Asset Manager, provides services with respect to the selection, acquisition, ongoing maintenance and upkeep of the Underlying Assets;

-The Manager operates each Series of Interests following the Closing of the Offering for that Series; and

-The BOR, which is a registered broker-dealer, acts as the broker of record and facilitates the sale of the Interests while providing certain other Investor verification and regulatory services. For the avoidance of doubt, the BOR is not an underwriter or placement agent in connection with the Offering. The BOR does not purchase or solicit purchases of, or make any recommendations regarding, the Interests to prospective Investors.

Neither the BOR nor any other entity receives a finder’s fee or any underwriting or placement agent discounts or commissions in relation to any Offering of Interests.

Each of the Offerings is being conducted under Regulation A under the Securities Act and therefore, only offered and sold to “qualified purchasers.”  For further details on the suitability requirements an Investor must meet in order to participate in these Offerings, see “Plan of Distribution and Subscription Procedure – Investor Suitability Standards.” As a Tier 2 Offering pursuant to Regulation A under the Securities Act, these Offerings will be exempt from state law Blue Sky registration requirements, subject to meeting certain state filing requirements and complying with certain antifraud provisions.

The initial Offering price for each Series of Interests is equal to the aggregate of (i) the purchase price of the applicable Underlying Asset, (ii) the Brokerage Fee, (iii) Offering Expenses, (iv) the Acquisition Expenses, and (v) the Sourcing Fee (in each case as described below) divided by the number of membership Interests sold in each Offering. The initial Offering price for a particular Series is a fixed price and will not vary based on demand by Investors or potential Investors.

The Plan of Distribution table below represents Offerings with a Closing as of September 30, 2021 and represents actual amounts on its respective Closing date.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#52MANTLE	$1,600	$125,000	$1,320	$990	$0	$3,090	$132,000	$132.00	1,000
#71MAYS (1)	$1,600	$52,500	$570	$500	$0	$1,830	$57,000	$28.50	2,000
#RLEXPEPSI	$300	$16,800	$178	$500	$0	$22	$17,800	$8.90	2,000
#10COBB	$1,545	$35,000	$390	$500	$55	$1,510	$39,000	$39.00	1,000
#POTTER	$1,095	$65,000	$720	$540	$5,100	($510)	$72,000	$24.00	3,000
#TWOCITIES	$1,495	$12,000	$145	$500	$305	$55	$14,500	$72.50	200
#FROST	$1,695	$10,000	$135	$500	$305	$865	$13,500	$67.50	200
#BIRKINBLEU	$1,250	$55,500	$580	$500	$0	$170	$58,000	$58.00	1,000
#SMURF	$1,250	$29,500	$345	$500	$0	$2,905	$34,500	$17.25	2,000
#70RLEX	$1,200	$17,900	$200	$500	$150	$50	$20,000	$20.00	1,000
#EINSTEIN	$1,750	$11,000	$145	$500	$250	$855	$14,500	$7.25	2,000
#HONUS (1)	$5,300	$500,028	$5,200	$3,900	$0	$5,572	$520,000	$52.00	10,000
#75ALI	$1,050	$44,000	$460	$500	$0	($10)	$46,000	$46.00	1,000
#88JORDAN	$1,050	$20,000	$220	$500	$47	$230	$22,000	$11.00	2,000
#BIRKINBOR	$1,203	$50,000	$525	$500	$47	$225	$52,500	$26.25	2,000
#33RUTH	$1,003	$74,000	$770	$578	$47	$603	$77,000	$38.50	2,000
#SPIDER1	$1,003	$20,000	$220	$500	$47	$230	$22,000	$22.00	1,000
#BATMAN3	$1,003	$75,000	$780	$585	$47	$585	$78,000	$78.00	1,000
#ROOSEVELT	$400	$17,000	$195	$500	$397	$1,008	$19,500	$19.50	1,000
#ULYSSES	$1,950	$22,000	$255	$500	$100	$695	$25,500	$51.00	500
#56MANTLE	$1,050	$9,000	$100	$500	$0	($650)	$10,000	$1.00	10,000
#AGHOWL	$1,703	$15,500	$190	$500	$297	$810	$19,000	$38.00	500
#18ZION	$650	$13,500	$150	$500	$0	$200	$15,000	$30.00	500
#SNOOPY	$800	$24,000	$255	$500	$0	($55)	$25,500	$12.75	2,000
#APOLLO11	$1,050	$30,000	$320	$500	$0	$130	$32,000	$32.00	1,000
#24RUTHBAT	$1,003	$250,000	$2,550	$1,913	$0	($513)	$255,000	$85.00	3,000
#YOKO	$1,750	$12,500	$160	$500	$250	$840	$16,000	$80.00	200
#RUTHBALL1	$700	$27,000	$290	$500	$0	$510	$29,000	$14.50	2,000
#HIMALAYA	$1,203	$130,000	$1,400	$1,050	$0	$6,300	$140,000	$70.00	2,000
#55CLEMENTE	$600	$36,000	$380	$500	$0	$520	$38,000	$38.00	1,000
#38DIMAGGIO	$600	$20,000	$220	$500	$0	$680	$22,000	$22.00	1,000
#BOND1	$463	$37,000	$390	$500	$137	$510	$39,000	$39.00	1,000
#LOTR	$563	$27,500	$290	$500	$137	$10	$29,000	$29.00	1,000
#CATCHER	$213	$11,500	$125	$500	$137	$25	$12,500	$25.00	500
#SUPER21	$300	$7,000	$85	$500	$0	$615	$8,500	$1.00	8,500
#BATMAN1	$534	$68,500	$710	$533	$66	$658	$71,000	$71.00	1,000
#GMTBLACK1	$634	$25,000	$280	$500	$66	$1,520	$28,000	$28.00	1,000

#BIRKINTAN	$700	$25,000	$280	$500	$0	$1,520	$28,000	$28.00	1,000
#61JFK	$334	$16,250	$230	$500	$166	$5,520	$23,000	$11.50	2,000
#POKEMON1	$502	$118,000	$1,250	$938	$66	$4,213	$125,000	$25.00	5,000
#LINCOLN	$634	$64,000	$800	$600	$66	$13,900	$80,000	$20.00	4,000
#STARWARS1	$269	$10,000	$120	$500	$131	$980	$12,000	$1.00	12,000
#56TEDWILL	$520	$80,000	$900	$675	$80	$7,825	$90,000	$45.00	2,000
#68MAYS	$520	$32,000	$390	$500	$80	$5,510	$39,000	$19.50	2,000
#CAPTAIN3	$100	$35,500	$370	$500	$66	$464	$37,000	$37.00	1,000
#51MANTLE	$520	$29,500	$340	$500	$80	$3,060	$34,000	$17.00	2,000
#CHURCHILL	$220	$6,500	$75	$500	$180	$25	$7,500	$1.00	7,500
#SHKSPR4	$400	$105,000	$1,150	$863	$205	$7,282	$115,000	$115.00	1,000
#03KOBE	$460	$44,000	$500	$500	$140	$4,400	$50,000	$8.00	6,250
#03LEBRON	$520	$25,000	$340	$500	$80	$7,560	$34,000	$17.00	2,000
#03JORDAN	$520	$33,000	$410	$500	$80	$6,490	$41,000	$20.50	2,000
#39TEDWILL	$600	$27,750	$280	$500	$0	($1,130)	$28,000	$5.00	5,600
#94JETER	$460	$39,000	$450	$500	$140	$4,450	$45,000	$45.00	1,000
#2020TOPPS (1)	$150	$98,000	$1,000	$750	$0	$100	$100,000	$10.00	10,000
#86RICE	$460	$20,000	$230	$500	$140	$1,670	$23,000	$1.00	23,000
#TOS39	$460	$120,000	$1,350	$1,013	$140	$12,038	$135,000	$45.00	3,000
#05LATOUR	$600	$7,442	$98	$500	$0	$1,161	$9,800	$9.80	1,000
#16SCREAG	$600	$31,944	$390	$500	$0	$5,566	$39,000	$39.00	1,000
#14DRC	$600	$45,980	$540	$500	$0	$6,380	$54,000	$54.00	1,000
#57MANTLE	$400	$8,000	$80	$500	$202	($1,182)	$8,000	$1.00	8,000
#FAUBOURG	$560	$115,000	$1,500	$1,125	$140	$31,675	$150,000	$75.00	2,000
#SOBLACK	$520	$50,000	$560	$500	$333	$4,087	$56,000	$56.00	1,000
#GATSBY	$520	$185,000	$2,000	$1,500	$180	$10,800	$200,000	$50.00	4,000
#93DAYTONA	$600	$37,000	$420	$500	$0	$3,480	$42,000	$21.00	2,000
#09TROUT	$400	$225,000	$2,250	$1,688	$202	($4,540)	$225,000	$20.00	11,250
#57STARR	$400	$8,000	$80	$500	$202	($1,182)	$8,000	$1.00	8,000
#03KOBE2	$400	$21,000	$230	$500	$229	$641	$23,000	$4.00	5,750
#JOBSMAC	$400	$35,000	$500	$500	$432	$13,168	$50,000	$10.00	5,000
#16PETRUS	$430	$38,236	$450	$500	$170	$5,214	$45,000	$5.00	9,000
#ALICE	$520	$9,200	$120	$500	$180	$1,480	$12,000	$1.00	12,000
#SPIDER10	$400	$18,000	$210	$500	$202	$1,688	$21,000	$5.00	4,200
#62MANTLE	$460	$132,000	$1,500	$1,125	$140	$14,775	$150,000	$25.00	6,000
#BATMAN6	$320	$23,500	$270	$500	$80	$2,330	$27,000	$13.50	2,000
#CLEMENTE2	$400	$60,000	$700	$525	$202	$8,173	$70,000	$35.00	2,000
#79STELLA	$600	$61,500	$690	$518	$0	$5,693	$69,000	$5.00	13,800
#TKAM	$534	$28,500	$320	$500	$166	$1,980	$32,000	$16.00	2,000
#DIMAGGIO2	$321	$17,625	$210	$500	$308	$2,036	$21,000	$10.50	2,000

#13BEAUX	$400	$21,877	$255	$500	$344	$2,124	$25,500	$5.00	5,100
#ANMLFARM	$100	$8,700	$100	$500	$166	$434	$10,000	$10.00	1,000
#NASA1	$300	$250,000	$3,000	$2,250	$4,687	$39,763	$300,000	$30.00	10,000
#00BRADY	$339	$35,123	$450	$500	$289	$8,298	$45,000	$12.00	3,750
#85NES	$400	$26,000	$320	$500	$459	$4,321	$32,000	$4.00	8,000
#04LEBRON	$400	$44,000	$500	$500	$229	$4,371	$50,000	$10.00	5,000
#85JORDAN	$600	$240,000	$2,500	$1,875	$0	$5,025	$250,000	$25.00	10,000
#69KAREEM	$339	$23,200	$275	$500	$289	$2,896	$27,500	$11.00	2,500
#59JFK	$400	$23,000	$260	$500	$302	$1,538	$26,000	$13.00	2,000
#JUSTICE1	$400	$190,000	$2,150	$1,613	$202	$20,635	$215,000	$43.00	5,000
#GRAPES	$400	$31,000	$390	$500	$302	$6,408	$39,000	$19.50	2,000
#GOLDENEYE	$326	$22,800	$250	$500	$316	$808	$25,000	$5.00	5,000
#03LEBRON2	$320	$90,100	$1,000	$750	$307	$7,523	$100,000	$20.00	5,000
#34GEHRIG	$339	$29,676	$350	$500	$289	$3,845	$35,000	$7.00	5,000
#98KANGA	$420	$150,000	$1,700	$1,275	$180	$16,425	$170,000	$8.00	21,250
#06BRM	$400	$15,720	$185	$500	$344	$1,351	$18,500	$10.00	1,850
#MOONSHOE	$420	$150,000	$1,800	$1,350	$180	$26,250	$180,000	$10.00	18,000
#DUNE	$460	$10,500	$133	$500	$240	$1,418	$13,250	$13.25	1,000
#86FLEER	$805	$146,400	$1,650	$1,238	$242	$14,666	$165,000	$10.00	16,500
#WILDGUN	$400	$24,000	$280	$500	$229	$2,591	$28,000	$7.00	4,000
#03TACHE	$400	$70,192	$780	$585	$344	$5,699	$78,000	$5.00	15,600
#AVENGE57	$400	$17,000	$200	$500	$202	$1,698	$20,000	$1.00	20,000
#99TMB2	$340	$50,300	$600	$500	$260	$8,000	$60,000	$6.00	10,000
#13GIANNIS	$320	$19,600	$250	$500	$307	$4,023	$25,000	$5.00	5,000
#04MESSI	$805	$39,600	$450	$500	$242	$3,403	$45,000	$5.00	9,000
#PUNCHOUT	$600	$80,000	$900	$675	$0	$7,825	$90,000	$9.00	10,000
#BULLSRING	$900	$249,600	$3,000	$2,250	$242	$44,008	$300,000	$10.00	30,000
#70AARON	$340	$16,122	$180	$500	$260	$598	$18,000	$3.00	6,000
#96CHARZRD	$500	$57,877	$650	$500	$169	$5,304	$65,000	$10.00	6,500
#ICECLIMB	$400	$70,000	$800	$600	$242	$7,958	$80,000	$8.00	10,000
#01TIGER	$518	$15,600	$185	$500	$82	$1,615	$18,500	$10.00	1,850
#JUNGLEBOX	$570	$30,100	$345	$500	$30	$2,955	$34,500	$5.00	6,900
#51HOWE	$1,005	$39,600	$450	$500	$0	$3,445	$45,000	$9.00	5,000
#09COBB	$519	$27,600	$320	$500	$81	$2,980	$32,000	$4.00	8,000
#96JORDAN2	$500	$47,880	$540	$500	$1,089	$3,812	$54,000	$5.00	10,800
#FOSSILBOX	$555	$18,000	$210	$500	$366	$1,690	$21,000	$5.00	4,200
#59FLASH	$567	$58,000	$650	$500	$353	$5,250	$65,000	$6.50	10,000
#POKEBLUE	$600	$20,000	$240	$500	$0	$2,660	$24,000	$10.00	2,400
#DOMINOS	$300	$8,468	$110	$500	$453	$1,236	$11,000	$5.50	2,000
#PICNIC	$400	$48,000	$540	$500	$202	$4,358	$54,000	$27.00	2,000

#98GTA	$555	$13,200	$158	$500	$366	$1,293	$15,750	$5.00	3,150
#58PELE	$805	$288,000	$3,150	$2,363	$242	$20,441	$315,000	$10.00	31,500
#09CURRY	$300	$22,800	$250	$500	$626	$590	$25,000	$10.00	2,500
#84JORDAN	$300	$312,500	$3,750	$2,813	$5,806	$49,898	$375,000	$25.00	15,000
#09BEAUX	$426	$29,475	$340	$500	$174	$3,085	$34,000	$5.00	6,800
#KEROUAC	$400	$85,000	$980	$735	$302	$10,583	$98,000	$20.00	4,900
#96JORDAN	$600	$42,000	$480	$500	$0	$4,420	$48,000	$4.00	12,000
#FEDERAL	$420	$120,000	$1,500	$1,125	$280	$26,675	$150,000	$15.00	10,000
#62BOND	$500	$76,455	$930	$698	$462	$13,593	$93,000	$6.00	15,500
#71TOPPS	$500	$60,000	$680	$510	$551	$5,759	$68,000	$4.00	17,000
#DEATON	$400	$250,000	$2,850	$2,138	$2,330	$27,283	$285,000	$25.00	11,400
#98ZELDA	$600	$20,000	$235	$500	$0	$2,165	$23,500	$4.70	5,000
#03JORDAN2	$300	$36,000	$420	$500	$626	$4,220	$42,000	$4.20	10,000
#91JORDAN	$359	$67,200	$700	$525	$626	$656	$70,000	$7.00	10,000
#79GRETZKY	$1,233	$720,000	$8,000	$6,000	$551	$64,216	$800,000	$40.00	20,000
#17DUJAC	$426	$23,232	$260	$500	$174	$1,408	$26,000	$8.00	3,250
#FAUBOURG2	$400	$150,000	$1,650	$1,238	$229	$11,483	$165,000	$15.00	11,000
#MOSASAUR	$400	$17,813	$300	$500	$2,330	$8,658	$30,000	$5.00	6,000
#92JORDAN	$448	$36,000	$420	$500	$152	$4,480	$42,000	$6.00	7,000
#14KOBE	$500	$69,300	$780	$585	$585	$6,250	$78,000	$8.00	9,750
#03LEBRON3	$500	$204,000	$2,300	$1,725	$551	$20,924	$230,000	$23.00	10,000
#95TOPSUN	$468	$50,000	$600	$500	$132	$8,300	$60,000	$6.00	10,000
#OPEECHEE	$500	$252,000	$3,000	$2,250	$551	$41,699	$300,000	$30.00	10,000
#59BOND	$348	$68,221	$820	$615	$615	$11,381	$82,000	$8.00	10,250
#09TROUT2	$453	$50,000	$560	$500	$147	$4,340	$56,000	$5.00	11,200
#ROCKETBOX	$325	$25,100	$285	$500	$396	$1,894	$28,500	$6.00	4,750
#94JORDAN	$391	$73,200	$850	$638	$626	$9,295	$85,000	$8.50	10,000
#85MJPROMO	$368	$22,500	$280	$500	$232	$4,120	$28,000	$8.00	3,500
#17MAHOMES	$468	$215,000	$3,000	$2,250	$132	$79,150	$300,000	$12.00	25,000
#76PAYTON	$464	$53,500	$650	$500	$136	$9,750	$65,000	$6.50	10,000
#11BELAIR	$400	$18,995	$220	$500	$344	$1,541	$22,000	$11.00	2,000
#16KOBE	$300	$631,200	$8,000	$6,000	$6,571	$147,929	$800,000	$8.00	100,000
#FANFOUR5	$378	$72,000	$800	$600	$322	$5,900	$80,000	$8.00	10,000
#18LUKA	$388	$22,322	$265	$500	$212	$2,813	$26,500	$5.00	5,300
#MARADONA	$329	$11,211	$140	$500	$392	$1,428	$14,000	$7.00	2,000
#68RYAN	$378	$60,000	$700	$525	$295	$8,102	$70,000	$7.00	10,000
#99CHARZRD	$729	$300,000	$3,500	$2,625	$322	$42,825	$350,000	$10.00	35,000
#96KOBE	$378	$67,200	$770	$578	$412	$7,662	$77,000	$11.00	7,000
#POKEYELOW	$468	$46,500	$550	$500	$132	$6,850	$55,000	$5.00	11,000
#POKELUGIA	$468	$95,000	$1,100	$825	$132	$12,475	$110,000	$11.00	10,000

#48JACKIE	$400	$340,000	$3,750	$2,813	$321	$27,783	$375,000	$20.00	18,750
#VANHALEN	$300	$54,000	$620	$500	$626	$6,020	$62,000	$12.40	5,000
#05MJLJ	$468	$72,000	$820	$615	$216	$7,939	$82,000	$4.00	20,500
#81MONTANA	$378	$63,000	$700	$525	$222	$5,175	$70,000	$7.00	10,000
#GYMBOX	$386	$15,000	$180	$500	$271	$1,663	$18,000	$6.00	3,000
#87JORDAN	$300	$45,100	$500	$500	$412	$3,188	$50,000	$5.00	10,000
#00MOUTON	$426	$23,449	$270	$500	$174	$2,181	$27,000	$13.50	2,000
#APPLE1	$300	$736,863	$8,250	$6,188	$8,045	$65,355	$825,000	$25.00	33,000
#POKEMON2	$500	$375,000	$4,150	$3,113	$114	$32,124	$415,000	$10.00	41,500
#GWLOTTO	$377	$25,713	$350	$500	$619	$7,442	$35,000	$14.00	2,500
#NICKLAUS1	$478	$34,499	$400	$500	$122	$4,001	$40,000	$10.00	4,000
#85LEMIEUX	$319	$78,000	$875	$656	$399	$7,251	$87,500	$5.00	17,500
#SMB3	$477	$21,500	$250	$500	$123	$2,150	$25,000	$5.00	5,000
#RIVIERA	$386	$22,680	$300	$500	$246	$5,888	$30,000	$5.00	6,000
#NEOBOX	$378	$40,133	$450	$500	$372	$3,167	$45,000	$4.50	10,000
#HUCKFINN	$478	$18,000	$220	$500	$222	$2,580	$22,000	$11.00	2,000
#56AARON	$377	$40,800	$500	$500	$721	$7,101	$50,000	$5.00	10,000
#WZRDOFOZ	$468	$80,000	$900	$675	$232	$7,725	$90,000	$15.00	6,000
#NEWTON	$400	$255,000	$3,000	$2,250	$421	$38,929	$300,000	$10.00	30,000
#POKERED	$477	$34,500	$400	$500	$123	$4,000	$40,000	$4.00	10,000
#WALDEN	$486	$17,000	$205	$500	$214	$2,095	$20,500	$10.25	2,000
#07DURANT	$303	$115,200	$1,170	$878	$1,106	($1,656)	$117,000	$13.00	9,000
#AC23	$420	$24,000	$280	$500	$180	$2,620	$28,000	$7.00	4,000
#TORNEK	$600	$153,000	$1,650	$1,238	$0	$8,513	$165,000	$5.00	33,000
#60ALI	$452	$210,000	$2,350	$1,763	$422	$20,014	$235,000	$10.00	23,500
#POKEMON3 (1)	$486	$552,000	$6,000	$4,500	$114	$36,900	$600,000	$120.00	5,000
#DIMAGGIO3 (1)	$486	$415,000	$4,500	$3,375	$114	$26,525	$450,000	$20.00	22,500
#09CURRY2	$300	$451,200	$5,250	$3,938	$2,155	$62,158	$525,000	$25.00	21,000
#80ALI	$377	$60,000	$750	$563	$422	$12,888	$75,000	$7.50	10,000
#58PELE3	$378	$180,000	$2,250	$1,688	$899	$39,785	$225,000	$20.00	11,250
#BATMAN2	$420	$76,000	$850	$638	$180	$6,913	$85,000	$10.00	8,500
#85ERVING	$300	$37,200	$450	$500	$506	$6,044	$45,000	$4.50	10,000
#LJKOBE	$377	$156,000	$1,800	$1,350	$422	$20,051	$180,000	$10.00	18,000
#99MJRETRO	$346	$43,200	$500	$500	$823	$4,630	$50,000	$5.00	10,000
#FLASH123	$420	$25,000	$290	$500	$180	$2,610	$29,000	$8.00	3,625
#85GPK	$312	$17,900	$120	$500	$289	($7,121)	$12,000	$12.00	1,000
#IPOD	$300	$21,995	$250	$500	$416	$1,539	$25,000	$5.00	5,000
#85JORDAN2	$516	$230,000	$2,800	$2,100	$84	$44,500	$280,000	$14.00	20,000
#HGWELLS	$486	$40,000	$465	$500	$214	$4,835	$46,500	$6.20	7,500
#SANTANA (1)	$446	$57,500	$750	$563	$154	$15,588	$75,000	$5.00	15,000

#CONGRESS	$400	$98,200	$1,200	$900	$421	$18,879	$120,000	$24.00	5,000
#66ORR	$456	$85,200	$500	$500	$626	$5,917	$50,000	$5.00	10,000
#01TIGER2	$318	$15,300	$170	$500	$283	$429	$17,000	$8.50	2,000
#GRIFFEYJR	$419	$30,000	$200	$500	$181	$3,754	$20,000	$8.00	2,500
#87ZELDA	$357	$100,000	$1,150	$863	$243	$12,388	$115,000	$11.50	10,000
#01HALO	$415	$13,750	$170	$500	$185	$1,980	$17,000	$6.80	2,500
#EINSTEIN2	$400	$70,000	$800	$600	$4,016	$4,184	$80,000	$16.00	5,000
#86JORDAN2	$549	$73,200	$800	$600	$603	$4,249	$80,000	$8.00	10,000
#97KOBE	$410	$57,600	$650	$500	$603	$5,237	$65,000	$6.50	10,000
#XMEN94	$359	$57,555	$650	$500	$241	$5,695	$65,000	$6.50	10,000
#TOPPSTRIO	$300	$75,000	$300	$500	$483	($5,326)	$30,000	$6.00	5,000
#81BIRD	$346	$39,600	$300	$500	$823	($770)	$30,000	$6.00	5,000
#THEROCK	$396	$17,878	$120	$500	$205	($4,159)	$12,000	$12.00	1,000
#09RBLEROY	$400	$96,285	$1,075	$806	$344	$8,590	$107,500	$25.00	4,300
#04MESSI2	$400	$45,000	$350	$500	$201	$1,569	$35,000	$7.00	5,000
#XLXMEN1	$359	$57,000	$640	$500	$241	$5,260	$64,000	$8.00	8,000
#03LEBRON5	$477	$95,000	$850	$638	$123	$9,323	$85,000	$10.00	8,500
#METEORITE (1)	$400	$272,500	$3,500	$2,625	$2,330	$68,645	$350,000	$20.00	17,500
#SLASH (1)	$600	$50,000	$650	$500	$0	$13,250	$65,000	$5.00	13,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold or cancelled and represents details through September 30, 2021. Brokerage Fee and Offering Expenses (Custody Fee) assume that 100% of Interests in each Offering are sold.

(1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

The Plan of Distribution table below represents Offerings with no Closing as of September 30, 2021 and represents budgeted amounts for each Series.

Series	Cash on Balance Sheet	Purchase Price	Brokerage Fee	Offering Expenses	Acquisition Expenses	Sourcing Fee	Total Offering Price	Purchase Price Per Interest	Number of Interests
#1776	$300	$1,450,000	$20,000	$15,000	$300	$514,400	$2,000,000	$25.00	80,000
#BROSGRIMM	$300	$112,500	$1,350	$1,013	$433	$19,404	$135,000	$27.00	5,000
#GIANNIS2	$300	$360,000	$4,150	$3,113	$2,653	$44,784	$415,000	$10.00	41,500
#00BRADY2	$300	$312,000	$3,250	$2,438	$1,853	$5,160	$325,000	$10.00	32,500
#60MANTLE (1)	$300	$800,000	$8,500	$6,375	$300	$34,525	$850,000	$20.00	42,500
#89TMNT	$300	$20,000	$220	$500	$300	$680	$22,000	$11.00	2,000
#PUNK9670	$300	$62,100	$720	$540	$300	$8,040	$72,000	$10.00	7,200
#PUNK8103 (1)	$300	$500,000	$5,598	$4,199	$300	$49,404	$559,800	$9.33	60,000
#NESWWF	$300	$15,000	$180	$500	$300	$1,720	$18,000	$3.00	6,000
#18ALLEN	$300	$32,500	$360	$500	$300	$2,040	$36,000	$3.00	12,000
#36OWENS	$300	$20,000	$250	$500	$300	$3,650	$25,000	$10.00	2,500
#BAYC601	$300	$143,818	$1,650	$1,238	$308	$17,686	$165,000	$10.00	16,500

#CASTLEII	$300	$15,000	$180	$500	$300	$1,720	$18,000	$9.00	2,000
#HENDERSON	$300	$180,100	$1,350	$1,013	$525	($188)	$135,000	$5.00	27,000
#20HERBERT	$300	$60,000	$700	$525	$300	$8,175	$70,000	$7.00	10,000
#GHOST1	$300	$11,561	$140	$500	$300	$1,199	$14,000	$7.00	2,000
#IOMMI (1)	$300	$50,000	$650	$500	$300	$13,250	$65,000	$10.00	6,500
#03RONALDO	$300	$156,000	$1,750	$1,313	$1,081	$14,556	$175,000	$14.00	12,500

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold or cancelled and represents details through September 30, 2021. Brokerage Fee and Offering Expenses (Custody Fee) assume that 100% of Interests in each Offering are sold.

(1)The Asset Seller was issued Interests in the Series as part of total purchase consideration.

There will be different Closing dates for each Offering. The Closing of an Offering will occur on the earliest to occur of (i) the date subscriptions for the Total Maximum Interests for a Series have been accepted or (ii) a date determined by the Manager in its sole discretion, provided that subscriptions for the Total Minimum Interests of such Series have been accepted.  If Closing has not occurred, an Offering shall be terminated upon (i) the date which is one year from the date this Offering Circular is qualified by the Commission which period may be extended with respect to a particular Series by an additional six months by the Manager in its sole discretion, or (ii) any date on which the Manager elects to terminate the Offering in its sole discretion.

In the case of each Series designated with a purchase option agreement in the respective Series Detail Table in Appendix B, the Company has independent purchase option agreements to acquire the individual Underlying Assets, which it plans to exercise upon the Closing of the individual Offering. These individual purchase option agreements may be further extended past their initial expiration dates and in the case a Series Offering does not close on or before its individual expiration date, or if we are unable to negotiate an extension of the purchase option, the individual Offering will be terminated.

This Offering Circular does not constitute an offer or sale of any Series of Interests outside of the U.S.

Those persons who want to invest in the Interests must sign a Subscription Agreement, which will contain representations, warranties, covenants, and conditions customary for private placement investments in limited liability companies, see “How to Subscribe” below for further details.  A copy of the form of Subscription Agreement is attached as Exhibit 4.1 to the Offering Statement of which this Offering Circular forms a part.

Each Series of Interests will be issued in book-entry form without certificates and, as of this time, will be transferred into a custodial account, created by the Custodian for each Investor, upon the Closing of the applicable Offerings. All previously issued shares held on the books of the Issuer are transferred into the Custodian brokerage accounts upon consent by the individual Investors. Transfer agent functions with respect to the Interests of the Series are performed by RSE Transfer Agent LLC (the “Transfer Agent”), a registered transfer agent affiliated with the Company, pursuant to a service agreement for transfer agent services, dated May 10, 2021 (the “Transfer Agent Agreement”).

The Asset Manager, the Manager or its affiliates, and not the Company, will pay all of the expenses incurred in these Offerings that are not covered by the Brokerage Fee, the Sourcing Fee, Offering Expenses or Acquisition Expenses, including fees to our legal counsel, but excluding fees for counsel or other advisors to the Investors and fees associated with the filing of periodic reports with the Commission and future Blue Sky filings with state securities departments, as applicable.  Any Investor desiring to engage separate legal counsel or other professional advisors in connection with this Offering will be responsible for the fees and costs of such separate representation.

Investor Suitability Standards

The Interests are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act), which include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other Investors so long as their investment in any of the Interests of the Company (in connection with this Series or any other Series offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any Investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such Investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential Investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the Investor must be a natural person who has:

1.an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the Investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. On August 26, 2020, the Commission adopted amendments to expand the definition of “accredited investor,” which became effective December 8, 2020.  These amendments, among other changes, expanded the types of entities that qualify as accredited investors, enabled investors that hold FINRA Series 7, 65 or 82 licenses to qualify as accredited investors and expanded the concept of “spouse” to include spousal equivalents for purposes of the financial tests referenced above. For purposes of determining whether a potential Investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

The Interests will not be offered or sold to prospective Investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended (“ERISA”).

If you live outside the United States, it is your responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Manager and the BOR, in its capacity as broker of record for these Offerings, will be permitted to make a determination that the subscribers of Interests in each Offering are “qualified purchasers” in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A.  For general information on investing, we encourage you to refer to http://www.investor.gov.

An investment in our Interests may involve significant risks.  Only Investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in the Interests.  See “Risk Factors.”

Minimum Investment

The minimum subscription by an Investor in an Offering is one (1) Interest.  The Manager and/or its affiliates must purchase a minimum of 1% of the Interests of each Series as of the Closing of the Offering of such Series. The Manager and/or its affiliates may purchase greater than 1% of the Interests of any Series at the applicable Closing, in its sole discretion.

Lock-up Period

The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing, for any Interests which it purchases in an Offering.

Broker

Pursuant to a broker-dealer agreement, dated August 12, 2019, between the Company and the BOR (as amended, the “Brokerage Agreement”), the BOR serves as broker of record for the Company’s Regulation A Offerings.

The BOR performs the following technology and compliance services in connection with the sale of the Interests as a broker-of-record:

1.Accept Investor data from the Company;

2.Review and process Investor information, including Know Your Customer (KYC) data, perform Anti-Money Laundering (AML), using the BOR and third-party vendors resources, and other compliance background checks, and provide a recommendation to the Company whether or not to accept each Investor as a customer of the Company based solely on AML and KYC processes;

3.Coordinate and help establish escrow services for Investor documentation, if necessary, through a third-party qualified escrow agent;

4.Review each Investor’s subscription agreement to confirm accuracy of information and such Investor’s participation in the Series and, based upon such review, provide a determination to the Company whether or not to accept the use of the subscription agreement for the Investor’s participation;

5.Contact and/or notify the Company of any Investor that the BOR advises the Company to decline;

6.Contact and/or notify the Company, if needed, to gather additional information or clarification regarding any Investor;

7.Serve as a registered agent for each Series on which it acts as broker-of-record where required for state Blue Sky law requirements;

8.Coordinate and transmit book-entry data to the Company’s Custodian to assist in maintaining the Company’s ownership registry for each Series;

9.Keep Investor details and data confidential and not disclose such information to any third-party except as required by regulators or in performance of its obligations under the Brokerage Agreement (e.g. as needed for AML and background checks); and

10.Comply with any required FINRA filings including filings required under Rule 5110 for the Offering.

The BOR is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in each state where the Offerings and sale of the Interests will occur but will not act as a finder, placement agent or underwriter in connection with these Offerings. The BOR will receive a Brokerage Fee but will not purchase or solicit the purchase of any Interests and, therefore, will not be eligible to receive any finder’s fees or any underwriting or placement agent discounts or commissions in connection with any Offering of Interests.  In addition, we have agreed pay the BOR for certain other expenses.

The Brokerage Agreement will remain in effect for a period ending on the earlier of: (i) the final Closing of the Offering for a Series of Interests for which the BOR acts as broker-of-record, or (ii) the last date under which Interests of the Company are permitted by applicable Commission rules to be offered and sold by the Company under its Offering Statement (of which this Offering Circular forms a part) that was initially qualified by the Commission on October 11, 2019. A copy of the Brokerage Agreement (including an amendment to such agreement) is attached as Exhibit 6.2 and Exhibit 6.3 to the Offering Statement of which this Offering Circular forms a part.

Custodian

The Custodian will hold the brokerage accounts into which Interests in the Company’s Offerings are transferred upon the Closing of each of the Company’s Offerings, pursuant to a custody agreement dated January 7, 2020 (as amended, the “Custody Agreement”).  The Custodian is a broker-dealer registered with the Commission and a member of the FINRA and the SIPC and is registered in every state in which Interests in Series of the Company will be sold.  The Custodian will receive a Custody Fee but will not purchase any Interests and, therefore, will not be eligible to receive any discounts, commissions or any underwriting or finder’s fees in connection with any Offering.

A copy of the Custody Agreement is attached as Exhibit 8.2 to the Offering Statement of which this Offering Circular forms a part.

Escrow Agent

Atlantic Capital Bank, N.A., serves as the Escrow Agent pursuant to an escrow agreement among the BOR, the Escrow Agent, and the Company, effective as of August 12, 2019, on behalf of each Series (the “Escrow Agreement”). Each Series will generally be responsible for fees due to the Escrow Agent, which are categorized as part of the Offering Expenses described in the “Fees and Expenses” section below; however, the Manager has agreed to pay and not be reimbursed for fees due to the Escrow Agent incurred in the case of the Offerings for the Series in the Master Series Table in Appendix A. The Company and the BOR must jointly and severally indemnify the Escrow Agent and each of its officers, directors, employees and agents against any losses that are incurred in connection with providing the services under the Escrow Agreement other than losses that arise out of the Escrow Agent’s gross negligence or willful misconduct. A copy of the Escrow Agreement is attached as Exhibit 8.1 to the Offering Statement of which this Offering Circular forms a part.

Transfer Agent

Pursuant to the Transfer Agent Agreement, the Transfer Agent performs certain transfer agent functions for the Company, including:

1.Maintaining a record of ownership of Interests for each Series, including contact information of all registered holders of Interests;

2.Maintaining a record of the transfer, issuance and cancellation of any and all Interests; and

3.Coordinating with each broker-dealer authorized by the Company to execute a purchase or sale of Interests to ensure that all purchases and sales are promptly reported to the Company and recorded in the register of Interests for each Series.

The Transfer Agent is registered with the Commission as a transfer agent pursuant to Section 17A of the Exchange Act.  Pursuant to the Transfer Agent Agreement, the Company will pay an annual fee to the Transfer Agent in arrears in an amount to be negotiated in good faith based on the Transfer Agent’s actual expenses in performing the services under the agreement.  The Transfer Agent Agreement continues for an initial term of three years and provides for automatic renewals for successive three-year terms unless either party provides written notice of termination at least 60 days in advance of the end of the term.  A copy of the Transfer Agent Agreement is attached as Exhibit 6.4 to the Offering Statement of which this Offering Circular forms a part.

Fees and Expenses

Offering Expenses

Each Series of Interests will generally be responsible for their respective Offering Expenses. Offering Expenses consist of legal, accounting, escrow, filing, banking, compliance costs and Custody Fees, as applicable, related to a specific Offering (and exclude ongoing costs described in “Description of the Business – Operating Expenses” below). The Manager has agreed to pay and not be reimbursed for Offering Expenses incurred with respect to the Offerings for the Series detailed in the Master Series Table in Appendix A except in the case of Custody Fees, which are funded through the proceeds of the respective Offerings at Closing.

As compensation for providing certain custodian services to the Company, the Custodian will receive the Custody Fee.  Each Series of Interests will be responsible for paying its own Custody Fee to the Custodian in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Custody Fee will be payable from the proceeds of such Offering. For all previously closed Offerings, the Manager will retroactively pay the Custodian the Custody Fee upon transfer of Interests related to such Offerings into the brokerage accounts created for each Interest Holder by the Custodian.

Acquisition Expenses

Each Series of Interests will be responsible for any and all fees, costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of the Underlying Asset related to such Series incurred prior to the Closing, including brokerage and sales fees and commissions (but excluding the Brokerage Fee), appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Underlying Asset was acquired using debt prior to completion of an Offering), auction house fees, travel and lodging for inspection purposes, transportation costs to transfer the Underlying Asset from the Asset Seller’s possession to the storage facility or to locations for creation of photography and videography materials (including any insurance required in connection with such transportation), initial refurbishment or maintenance, and photography and videography expenses in order to prepare the profile for the Underlying Asset on the Platform. The Acquisition Expenses will be payable from the proceeds of each Offering.

Brokerage Fee

As compensation for providing certain broker-dealer services to the Company, the BOR will receive the Brokerage Fee. Each Series of Interests will be responsible for paying its own Brokerage Fee to the BOR in connection with the sale of Interests in such Series, except if otherwise stated for a particular Series. The Brokerage Fee will be payable from the proceeds of such Offering. In addition to the Brokerage Fee, the Company has agreed to pay the BOR a one-time advance set up fee of $10,000.  The Company will also fund $8,000 in FINRA 5110 filing fees which represents the 5110 fee for the maximum of $50,000,000 of issuance in the upcoming twelve-month period. The set-up fee is to facilitate the Offerings but is not related to a specific Series of Interests. Any unused portion of these fees will be reimbursed to the Company.

Sourcing Fee

The Manager will be paid the Sourcing Fee, which in respect of each Offering, shall not exceed the amount described in the Master Series Table in Appendix A and in respect of any other Offering, such amount as determined by the Manager at the time of such Offering.

Additional Information Regarding this Offering Circular

We have not authorized anyone to provide you with information other than as set forth in this Offering Circular.  Except as otherwise indicated, all information contained or incorporated by reference in this Offering Circular is accurate only as of the date of such information, regardless of the time of delivery of this Offering Circular or any sale of a Series of Interests.  Neither the delivery of this Offering Circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “Offering Circular Supplement” that may add, update or change information contained or incorporated by reference in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular Supplement. The Offering Statement we filed with the Commission, of which this Offering Circular forms a part, includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular.  You should read this Offering Circular and the related exhibits filed with the Commission and any Offering Circular Supplement together with additional information contained in our annual reports, semiannual reports and other reports and information statements that we will file periodically with the Commission.

The Offering Statement and all amendments, supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section for the applicable Underlying Asset on the Platform.  The contents of the Platform (other than the Offering Statement, this Offering Circular and the Appendices and Exhibits thereto) are not incorporated by reference in or otherwise a part of this Offering Circular.

How to Subscribe

Potential Investors who are “qualified purchasers” may subscribe to purchase Interests in the Series which have not had a Closing, as detailed in the Master Series Table in Appendix A (gray highlighting in the Master Series Table indicates Series for which an Offering has not yet closed).

The subscription process for each Offering is a separate process. Any potential Investor wishing to acquire any Series Interests must:

1.Carefully read this Offering Circular, and any current supplement, as well as any documents described in the Offering Circular and attached hereto or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in any of the Series Interests is suitable for you.

2.Review the Subscription Agreement (including the “Investor Qualification and Attestation” attached thereto), which is pre-populated following your completion of certain questions on the Platform application or otherwise and if the responses remain accurate and correct, sign the completed Subscription Agreement using electronic signature.  Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.Once the completed Subscription Agreement is signed for a particular Offering, an integrated online payment provider will transfer funds in an amount equal to the purchase price for the relevant Series of Interests for which you have applied to subscribe (as set out on the front page of your Subscription Agreement) into a non-interest-bearing escrow account with the Escrow Agent. The Escrow Agent will hold such subscription monies in escrow until such time as your Subscription Agreement is either accepted or rejected by the Company and, if accepted, such further time until you are issued with the Series Interests for which you subscribed.

4.The Manager and the BOR will review the subscription documentation completed and signed by you. You may be asked to provide additional information. The Manager or the BOR will contact you directly if required.  We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any Offering at any time prior to Closing.

5.Once the review is complete, the Manager will inform you whether or not your application to subscribe for the Series Interests is approved or denied and if approved, the number of Series Interests for which you are entitled to subscribe. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. The Manager accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.If all or a part of your subscription in a particular Series is approved, then the number of Series Interests for which you are entitled to subscribe will be issued to you upon the Closing. Simultaneously with the issuance of the Series Interests, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable Series as consideration for such Series Interests.

By executing the Subscription Agreement, you agree to be bound by the terms of the Subscription Agreement and Operating Agreement. The Company, the Manager and the BOR will rely on the information you provide in the Subscription Agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for the Manager and the BOR to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued Series Interests, please notify the Manager immediately using the contact details set out in the Subscription Agreement.

For further information on the subscription process, please contact the Manager using the contact details set out in the “Where to Find Additional Information” section.

The subscription funds advanced by prospective Investors as part of the subscription process will be held in a non-interest-bearing account with the Escrow Agent and will not be transferred to the operating account of the applicable Series of Interests unless and until there is a Closing of the Offering with respect to that Series. When the Escrow Agent has received instructions from the Manager or the BOR that an Offering will close, and the Investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such Investor’s subscription proceeds in its possession to the account of the applicable Series.  If an Offering is terminated without a Closing, or if a prospective Investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective Investors will be returned promptly to them without interest or deductions.  Any costs and expenses associated with a terminated Offering will be borne by the Manager.

DESCRIPTION OF THE BUSINESS

Overview

The Memorabilia Assets market, a global, multi-billion-dollar industry, is characterized by: (i) a very small number of collectors who have the financial means to acquire, enjoy and derive financial gains from the highest quality and value Memorabilia Assets, and (ii) a very large number of Asset Class enthusiasts who have equivalent knowledge and passion for the assets, but no current mechanism to benefit financially from or enjoy certain benefits of ownership of the Asset Class in the highest value segment. This dichotomy and the disproportionate access to the upper-end of the market have resulted in the creation of significant latent demand from the enthusiast community to participate more meaningfully in an Asset Class that, to date, they have passively watched deliver returns to a select group of individual collectors.

The Company’s mission is to leverage technology and design, modern business models influenced by the sharing economy, and advancements in the financial regulatory environment to democratize the Asset Class. The Company aims to provide enthusiasts with access to the market by enabling them to create a diversified portfolio of equity Interests in the highest quality Memorabilia Assets through a seamless investment experience on the Platform. As well, Investors will have the opportunity to participate in a unique collective ownership experience, including museum/retail locations and social events, as part of the Membership Experience Programs (as described in “Description of the Business – Business of the Company”). The objective is to use revenue generated from these Membership Experience Programs to fund the highest caliber of care for the Underlying Assets in the collection, which we expect ultimately to be offset by meaningful economies of scale in the form of lower costs for collection level insurance, maintenance contracts and storage facilities, and to generate Free Cash Flow distributions to Investors in the Underlying Assets.  The Manager may maintain Free Cash Flow funds in a deposit account or an investment account for the benefit of the Series.

Collectors and dealers interested in selling their Memorabilia Assets will benefit from greater liquidity, significantly lower transaction costs and overhead, and a higher degree of transparency as compared to traditional methods of transacting the Memorabilia Assets. Auction and consignment models may include upwards of ~20% of asset value in transaction costs, as well as meaningful overhead in terms of asset preparation, shipping and marketing costs, and time value. The Company thus aims to align the interests of buyers and sellers, while opening up the market to a significantly larger number of participants than was previously possible, thereby driving market appropriate valuations and greater liquidity.

Business of the Company

The Interests represent an investment in a particular Series and thus indirectly the Underlying Asset and do not represent an investment in the Company or the Manager generally.  We do not anticipate that any Series will own any assets other than the Underlying Asset associated with such Series.  However, we expect that the operations of the Company, including the issuance of additional Series of Interests and their acquisition of additional assets, will benefit Investors by enabling each Series to benefit from economies of scale and by allowing Investors to enjoy the Company’s Underlying Asset collection at the Membership Experience Programs (as defined below).

We anticipate that the Company’s core competency will be the identification, acquisition, marketing and management of Memorabilia Assets for the benefit of the Investors. In addition, through the use the Platform, the Company aspires to offer innovative digital products that support a seamless, transparent and unassuming investment process as well as unique and enjoyable experiences that enhance the utility value of investing in passion assets. The Company, with the support of the Manager and its affiliates and through the use of the Platform, aims to provide:

(i)Investors with access to the highest quality Memorabilia Assets for investment, portfolio diversification and secondary market liquidity for their Interests, through the Platform (see “Description of the Business – Liquidity Platform” for additional information)  on the Platform, or otherwise, although there can be no guarantee that a secondary market will ever develop, through the Platform, or otherwise, or that appropriate registrations to permit such secondary trading will ever be obtained.

(ii)Asset Sellers with greater market transparency and insights, lower transaction costs, increased liquidity, a seamless and convenient sale process, portfolio diversification and the ability to build equity positions in assets via the Interests issued to Asset Sellers in Offerings for Series Interests conducted through the Platform, as part of the total purchase consideration to the Asset Sellers.

(iii) All Platform users with a premium, highly curated, engaging Memorabilia Asset media experience, including “fantasy collecting” features. The investable assets on the Platform will be supplemented with “private” assets, which will be used to generate conversation, support the “fantasy collecting” component of the Platform and enable users to share personal sentiment on all types of assets.

(iv)All Platform users and others with opportunities to engage with the Underlying Assets in the Company’s collection through a diverse set of potential tangible interactions with assets on the Platform and unique collective ownership experiences (together, the “Membership Experience Programs”) such as:

•Visit & interact at Rally Rd.™ Museums (i.e., Open HQ, warehouse visits, pop-up shops with partner businesses, or “tents” at major auctions/events where users can view the Underlying Assets in person and interact with each other in a social environment);

•Asset sponsorship models (e.g. corporate sponsors or individuals pay for assets to appear in movies or commercials or at events); and

•Other asset-related products (e.g., merchandise, social networking, communities).

A core principle of Memorabilia Asset collecting is the enjoyment of the assets. As such, the ultimate goal of the Membership Experience Programs will be to operate the asset profitably (i.e., generate revenues in excess of Operating Expenses at the Membership Experience Programs within mandated usage guidelines) while maintaining exemplary maintenance standards to support the potential generation of financial returns for Investors in each Series. The Membership Experience Programs, with appropriate controls and incentives, and active monitoring by the Manager and the Asset Manager, should facilitate a highly differentiated and enjoyable shared collecting experience while providing for premium care for assets in the Company’s collection. To the extent the Manager and the Asset Manager considers it beneficial to Investors, we plan to include all the Underlying Assets, in the sole discretion of the Manager, in the Membership Experience Programs.

The Manager and Asset Manager operate the Membership Experience Programs. To date, revenues generated from Membership Experience Programs have been minimal, and as a result, the Manager has chosen not to allocate any revenues and expenses related to the Membership Experience Programs to the Company or any of the individual Series.  No revenue models have been developed at the Company or Series level and we do not expect either the Company or any of its Series to generate any revenues for some time. We will update the appropriate disclosure at such time as revenue models have been developed.

Our objective is to become the leading marketplace for investing in collector quality Memorabilia Assets and, through the Platform, to provide Investors with financial returns commensurate with returns in the Asset Class, to enable deeper and more meaningful participation by Memorabilia Asset enthusiasts in the hobby, to provide experiential and social benefits comparable to those of a world-class Memorabilia Asset collector, and to manage the collection in a manner that provides exemplary care to the assets and offers potential returns for Investors.

Competition

Although the Company’s business model is unique in the Asset Class, there is potentially significant competition for the Underlying Assets, which the Company securitizes through its Offerings, from many different market participants. While the majority of transactions continue to be peer-to-peer with very limited public information, other market players such as dealers and auction houses continue to play an increasing role.

Most of our current and potential competitors in the Asset Class, such as dealers and auction houses, have significantly greater financial, marketing and other resources than we do and may be able to devote greater resources sourcing the Memorabilia Assets that the Company competes for. In addition, almost all of these competitors, in particular the auction houses, have longer operating histories and greater name recognition than we do and are focused on a more established business model.

There are also start-up models around shared ownership of Memorabilia Assets, developing in the industry, which will result in additional competition for Memorabilia Assets.

With the continued increase in popularity in the Asset Class, we expect competition for Memorabilia Assets to intensify in future. Increased competition may lead to increased prices, which will reduce the potential value appreciation that Investors may be able to achieve by owning Interests in the Company’s Offerings and will decreased the number of high-quality assets the Company can securitize through the Platform.

In addition, there are companies that are developing crowd funding models for other alternative asset classes such as racehorses, wine or art, who may decide to enter the Asset Class as well.

Customers

We target the broader U.S. Asset Class enthusiast and the 83.1 million U.S. millennial market (based on 2015 figures by the U.S. Census Bureau) as our key customer bases. The customers of the Company are the Investors in each Series that has closed an Offering. As of the date of this filing, the Company has closed the Offerings highlighted in white in the Master Series Table.

Manager

The Operating Agreement designates the Manager as the managing member of the Company.  The Manager will generally not be entitled to vote on matters submitted to the Interest Holders. The Manager will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager.

The Operating Agreement further provides that the Manager, in exercising its rights in its capacity as the managing member, will be entitled to consider only such interests and factors as it desires, including its own interests, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series of Interests or any of the Interest Holders and will not be subject to any different standards imposed by the Operating Agreement, or the LLC Act or under any other law, rule or regulation or in equity.  In addition, the Operating Agreement provides that the Manager will not have any duty (including any fiduciary duty) to the Company, any Series or any of the Interest Holders.

In the event the Manager resigns as managing member of the Company, the holders of a majority of all Interests of the Company may elect a successor managing member.  Holders of Interests in each Series of the Company have the right to remove the Manager as Manager of the Company, by a vote of two-thirds of the holders of all Interests across all Series of the Company (excluding the Manager), in the event the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series of Interests or the Company. If so convicted, the Manager shall call a meeting of all of the holders of every Series of Interests within 30 calendar days of such non-appealable judgment at which the holders may vote to remove the Manager as Manager of the Company and each Series.  If the Manager fails to call such a meeting, any Interest Holder will have the authority to call such a meeting.  In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are due and payable to it. If the holders vote to terminate and dissolve the Company (and therefore the Series), the liquidation provisions of the Operating Agreement shall apply (as described in “Description of the Interests Offered – Liquidation Rights”). In the event the Manager is removed as Manager of the Company, it shall also immediately cease to be Manager of any Series.

See “Management” for additional information regarding the Manager.

Advisory Board

The Manager has assembled an Advisory Board to assist the Manager in identifying and acquiring the Underlying Assets, to assist the Asset Manager in managing the Underlying Assets and to advise the Manager regarding certain other matters associated with the business of the Company and the various Series of Interests.

The members of the Advisory Board are not managers or officers of the Company or any Series and do not have any fiduciary or other duties to the Interest Holders of any Series.

Operating Expenses

Operating Expenses are allocated to each Series based on the Companies allocation policy (see “Allocation of Expenses” below). Each Series is only responsible for the Operating Expenses associated with such Series, as determined by the Manager in accordance with the allocation policy, and not the Operating Expenses related to any other Series. Upon the Closing of an Offering for a Series, the Series will be responsible for the following costs and expenses attributable to the activities of the Company related to the Series:

(i)any and all ongoing fees, costs and expenses incurred in connection with the management of the Underlying Asset related to a Series, including import taxes, income taxes, annual registration fees, transportation (other than transportation costs described in Acquisition Expenses), storage (including its allocable portion of property rental fees should the Manager decide to rent a property to store a number of Underlying Assets), security, valuation, custodianship, marketing, maintenance, refurbishment, presentation, perfection of title and utilization of an Underlying Asset;

(ii)fees, costs and expenses incurred in connection with preparing any reports and accounts of a Series of Interests, including any Blue Sky filings required in certain states and any annual audit of the accounts of such Series of Interests (if applicable);

(iii)fees, costs and expenses of a third-party registrar and transfer agent appointed in connection with a Series of Interests;

(iv)fees, costs and expenses incurred in connection with making any tax filings on behalf of the Series of Interests;

(v)any indemnification payments;

(vi)any and all insurance premiums or expenses incurred in connection with an Underlying Asset, including insurance required for utilization at and transportation of the Underlying Asset to events under Membership Experience Programs (excluding any insurance taken out by a corporate sponsor or individual paying to showcase an asset at an event but including, if obtained, directors and officers insurance of the directors and officers of the Manager or the Asset Manager); and

(vii)any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

The Manager and the Asset Manager have agreed to pay and not be reimbursed for Operating Expenses incurred prior to the Closing of any of the Series detailed in the Master Series Table. The Manager and the Asset Manager each will bear their own expenses of an ordinary nature, including all costs and expenses on account of rent (other than for storage of the Underlying Asset), supplies, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, remuneration and expenses paid to employees and utilities expenditures (excluding utilities expenditures in connection with the storage of the Underlying Assets).

If the Operating Expenses for a particular Series exceed the amount of revenues generated from the Underlying Asset of such Series and cannot be covered by any Operating Expense reserves on the balance sheet of the Series, the Manager or the Asset Manager may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the Series, on which the Manager or the Asset Manager may impose a reasonable rate of interest, and be entitled to Operating Expenses Reimbursement Obligations, and/or (c) cause additional Interests to be issued in the Series in order to cover such additional amounts.

Indemnification of the Manager and its Affiliates

The Operating Agreement provides that the Indemnified Parties will not be liable to the Company, any Series or any Interest Holders for any act or omission taken by the Indemnified Parties in connection with the business of the Company or any Series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Each Series will indemnify the Indemnified Parties out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Indemnified Parties with respect to the Company or the applicable

Series and with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Description of the Asset Management Agreement

Each Series has entered or intends to enter into a separate Asset Management Agreement with the Asset Manager. The Series referenced in the Master Series Table, will each appoint the Asset Manager to manage the respective Underlying Assets pursuant to the Asset Management Agreement. The services provided by the Asset Manager will include:

-Together with members of the Advisory Board, creating the asset maintenance policies for the collection of assets;

-Investigating, selecting, and, on behalf of the applicable Series, engaging and conducting business with such persons as the Asset Manager deems necessary to ensure the proper performance of its obligations under the Asset Management Agreement, including but not limited to consultants, insurers, insurance agents, maintenance providers, storage providers and transportation providers and any and all persons acting in any other capacity deemed by the Asset Manager necessary or desirable for the performance of any of the services under the Asset Management Agreement; and

-Developing standards for the transportation and care of the Underlying Assets.

The Asset Management Agreement entered into with each Series will terminate on the earlier of: (i) one year after the date on which the relevant Underlying Asset related to a Series has been liquidated and the obligations connected to the Underlying Asset (including, contingent obligations) have been terminated, (ii) the removal of the Manager as managing member of the Company (and thus all Series of Interests), (iii) upon notice by one party to the other party of a party’s material breach of the Asset Management Agreement, or (iv) such other date as agreed between the parties to the Asset Management Agreement.

Each Series will indemnify the Asset Manager out of its assets against all liabilities and losses (including amounts paid in respect of judgments, fines, penalties or settlement of litigation, including legal fees and expenses) to which they become subject by virtue of serving as Asset Manager under the Asset Management Agreement with respect to any act or omission that has not been determined by a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

Management Fee

As consideration for managing each Underlying Asset, the Asset Manager will be paid a semi-annual Management Fee pursuant to the Asset Management Agreement (see “Description of the Asset Management Agreement” above for additional information), equal to up to 50% of any available Free Cash Flow generated by a Series for such six-month period.  The Management Fee will only become payable if there are sufficient proceeds to distribute Free Cash Flow to the Interest Holders.

Asset Selection

The Company targets a broad spectrum of assets globally in order to cater to a wide variety of tastes and investment strategies across the Asset Class. We intend to acquire assets from across all sub-categories of the Asset Class, but with particular focus on items with broad appeal and significance. For example, in sports memorabilia, this would include objects related to high profile players or memorable teams. We will pursue acquisitions opportunistically on a global basis whenever we can leverage our industry specific knowledge or relationships to bring compelling investment opportunities to Investors. It is our objective to acquire only the highest caliber assets, although we may opportunistically choose to acquire assets of lesser qualities from time to time if we consider these to be prudent investments for the Investors on the Platform, and to appropriately maintain, monitor and manage the collection to support its continued value appreciation and to enable respectful enjoyment by the Investors. We maintain an ongoing list of investment opportunities across the various asset categories we track, including:

(i) Tier 1: comprehensive lists of items in each major sub-category of the Asset Class that fit within the broad asset categories described above. Tier 1 assets provide a breadth of content for the Platform and are viewed as assets for general consideration.

(ii) Tier 2: narrow lists of marquee assets that define each investment category as a whole within the collector and investor community. In addition to being prudent investments, Tier 2 assets will also play a key role in promoting the Platform because of their high consumer recognition factor.

(iii) Tier 3: target acquisition lists of assets that the Manager and Advisory Board believe would offer the greatest return on investment potential to Investors across various makes, models and vintages.

(iv) Tier 4: current acquisition lists of assets where the Manager and the Company are proactively searching for particular examples to present as opportunities for investment on the Platform.  Tier 4 lists include what we believe to be the most desirable and actionable assets in the Asset Class at any time.

We anticipate that the Advisory Board will assist in the identification of Underlying Assets and in finding and identifying storage, maintenance specialists and other related service providers. This will give the Company access to the highest quality assets and balanced information and decision making from information collected across a diverse set of constituents in the Asset Class, as well as a network of partners to ensure the highest standards of care for the Underlying Assets.

Our asset selection criteria were established by the Manager in consultation with the Asset Manager and members of the Manager’s Advisory Board and are continually influenced by Investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of the Manager. Although we cannot guarantee positive investment returns on the Underlying Assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s value appreciation potential as well as the potential for the Company to effectively monetize the asset through the Membership Experience Programs. The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, will endeavor to only select assets with known ownership history, certificates of authenticity, and highest possible quality grades, to the extent that such metrics exist in a particular sub-sector (e.g. trading cards), and other related records.  The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, also considers the condition of the assets, historical significance, ownership history and provenance, the historical valuation of the specific asset or comparable assets and our ability to relocate the asset to offer tangible experiences to Investors and members of the Platform.  From time to time the Manager, in consultation with our expert network, the Asset Manager and members of the Manager’s Advisory Board, will decide to refurbish assets either prior to designating a Series of Interests associated with such Underlying Asset on the Platform or as part of an Underlying Asset’s ongoing maintenance schedule. Any refurbishment will only be performed if it is deemed to be accretive to the value of the Underlying Asset. The Manager, with guidance from the Asset Manager and members of the Manager’s Advisory Board, will review asset selection criteria at least annually. The Manager, in consultation with the Asset Manager, will seek approval from the Advisory Board for any major deviations from these criteria.

Through the Company’s network, the Asset Manager and Advisory Board, we believe that we will be able to identify and acquire Underlying Assets of the highest quality and known provenance, as well as examples of potential “future classics,” and obtain proprietary access to limited production runs, with the intent of driving returns for Investors in the Series of Interests that owns the applicable asset. Concurrently, through the Platform, we aim to bring together a significantly larger number of potential buyers with Asset Sellers than traditional auction houses or dealers are able to achieve. Through this process, we believe we can source and syndicate Underlying Assets more efficiently than the traditional methods in the Asset Class and with significantly lower transaction and holding costs.

Additionally, with respect to digital assets, we may consider other factors when evaluating specific digital assets to purchase. For example, we will aim to purchase digital assets that are part of projects with broad appeal and recognizable significance, created by high-profile and memorable artists and developers. We may also evaluate the known and verifiable ownership history and provenance of a particular asset and how long it has existed. We will also consider which blockchain network a particular asset is stored and verified on, aiming to only acquire assets stored on reputable underlying network protocols, such as Ethereum. Our current preference for assets stored on the Ethereum blockchain is based on its proven efficacy in hosting NFTs and its smart-contract functionality.

Asset Acquisition

The Company plans to acquire Underlying Assets through various methods:

1)Upfront purchase – the Company acquires an Underlying Asset from an Asset Seller prior to the launch of the Offering related to the Series

2)Purchase agreement – the Company enters into an agreement with an Asset Seller to acquire an Underlying Asset, which may expire prior to the Closing of the Offering for the related Series, in which case the Company is obligated to acquire the Underlying Asset prior to the Closing

3)Purchase option agreement – the Company enters into a purchase option agreement with an Asset Seller, which gives the Company the right, but not the obligation, to acquire the Underlying Asset

In the case where an Underlying Asset is acquired prior to the launch or Closing, as the case may be, of the Offering process for the related Series, the proceeds from the associated Offering, net of any Brokerage Fee, Offering Expenses or other Acquisition Expenses or Sourcing Fee, will be used to reimburse the Company for the acquisition of the Underlying Asset or repay any loans made to the Company, plus applicable interest, to acquire such Underlying Asset.

Rather than pre-purchasing an Underlying Asset before the Closing of an Offering, the Company may also negotiate with Asset Sellers for the exclusive right to market an Underlying Asset on the Platform to Investors for a period of time. The Company plans to achieve this by pre-negotiating a purchase price (or desired amount of liquidity) and entering into an asset purchase agreement or a purchase option agreement with an Asset Seller for an Underlying Asset, which would close simultaneously upon the Closing of the Offering of Interests in the Series associated with that Underlying Asset. Then, upon Closing a successful Offering, the Asset Seller would be compensated with a combination of cash proceeds from the Offering and, if elected, equity ownership in the Series associated with the Underlying Asset (as negotiated in the agreement for such Underlying Asset) and title to the Underlying Asset would be held by, or for the benefit of, the applicable Series.

In some cases, an Asset Seller may be issued membership Interests in a Series as part of the total purchase consideration to the Asset Seller.

Additional details on the acquisition method for each Underlying Asset is noted in the Series Detail Table relating to each respective Underlying Asset in Appendix B.

Asset Liquidity

The Company intends to hold and manage all of the assets marketed on the Platform indefinitely. Liquidity for Investors is obtained by transferring their Interests in a Series, through the Platform (see “Description of the Business – Liquidity Platform” below for additional information), or otherwise, although there can be no guarantee that a secondary market for any Series of Interests will develop or that appropriate registrations to permit secondary trading, as the case may be, will ever be obtained. However, should an offer to liquidate an Underlying Asset materialize and be in the best interest of the Investors, as determined by the Manager, the Manager with guidance from the Advisory Board will consider the merits of such offers on a case-by-case basis and potentially sell the Underlying Asset. In determining whether to sell an Underlying Asset, the Manager may consider (a) guidance from the Advisory Board and (b) preferences of the Interest Holders of the related Series as expressed by the nonbinding voting results of a poll of such Interest Holders on the question whether to sell the Underlying Asset.  Furthermore, should an Underlying Asset become obsolete (e.g., due to lack of Investor demand for its Interests) or suffer from a catastrophic event, the Manager may choose to sell the asset.  As a result of a sale under any circumstances, the Manager would distribute the proceeds of such sale (together with any insurance proceeds in the case of a catastrophic event covered under the asset’s insurance contract) to the Interest Holders of the applicable Series (after payment of any accrued liabilities or debt, including but not limited to balances outstanding under any Operating Expenses Reimbursement Obligation, on the Underlying Asset or of the Series at that time). In some cases, the Company’s ability to liquidate an Underlying Asset may be subject to certain restrictions or limitations on sale as set forth in the applicable purchase agreement or purchase option agreement.

Liquidity Platform

Overview

The Manager has entered into an arrangement with the Custodian that, subject to restrictions under state and federal securities laws and the transfer restrictions listed in the Operating Agreement (see “Description Of Interests Offered – Transfer Restrictions” section for additional details), facilitates the transfer of Interests issued by the Company.  The facilitation of the transfer of Interests is accomplished periodically (as described below under “Frequency of facilitation”) through an auction process for isolated non-issuer transactions (the “Trading Window”) and execution of the transfer is effected exclusively through the Custodian. The Asset Manager operates the Platform, through which Investors submit their indications of interests to transfer or purchase Interests, to be executed by the Custodian. The following process is subject to change.

1)Frequency of facilitation: The Rally Entities shall be subject to a 90-day lock-up period starting the day of Closing for any Interests which they purchase in an Offering. Trading Windows may from time to time be opened for one or more Series of Interests, at any time. Any Investor, who is not then subject to a lock-up, shall be free to sell their Interests. The time period between each successive Trading Window (and the length of each Trading Window) for a particular Series of Interests will vary based on a variety of factors, as well as the sole discretion of the Asset Manager, in its capacity as operator of the Platform. The factors which the Asset Manager may take into account in determining whether or not to open a Trading Window, include but are not limited to, the size of the particular Series of Interests, the level of activity during the most recent Trading Window for that particular Series of Interests, and the number of discrete holders of the particular Series of Interests.  The duration of the Trading Window is generally from 9:30a.m. EST to 4:00p.m. EST and each Trading Window remains open for one or two days during these hours. However, the Asset Manager, in its capacity as operator of the Platform, may change that frequency and duration.  The Master Series Table reflects the date of the most recent Trading Window (as of the date of filing of this Offering Circular) for each Series of Interests for which a Trading Window has occurred.

2)Indication of interest submission and aggregation: During the Trading Window for a particular Series of Interest, indications of interest to transfer or purchase Interests may be submitted by Investors who have opened a brokerage account with the Custodian. Throughout the Trading Window, all indications of interest are aggregated through the Platform with respect to the Interests in a particular Series and, at the end of the Trading Window, the market-clearing price at which the maximum number of Interests of a given Series are transacted during that particular Trading Window as determined (e.g., the price at which the maximum number of indications of interest to transfer and purchase overlap), to the extent such transfer is permitted by applicable law and the transfer restrictions detailed in the Operating Agreement.

3)Indication of interest execution: After the end of the Trading Window, each Investor that has a qualifying match is notified through the Platform and is required to affirmatively confirm their desire to transact in their discretion at the market-clearing price. Upon confirmation by the Investor, the Custodian clears and closes any transactions during a fixed period of time after the end of the Trading Window. Once executed, the appropriate information is submitted back to the Platform by the Custodian and reflected in each Investor’s account on the Platform.

User Interface and Role of the Platform

For the purposes of the Trading Window described above (see “—Frequency of facilitation”), the Platform serves as the user interface through which Investors submit indications of interest to transfer or purchase Interests in Series of the Company.

For the avoidance of doubt, all activity related to execution of transfers or purchases of Interests on the Platform (see “Description of the Business – Liquidity Platform” above for additional information) are originated by the Investor and neither the Company, the Manager nor the Asset Manager are acting as a broker or dealer, and none of them make any recommendation as to the purchase or sale of any Interests. In addition, the registered broker-dealer does not make any recommendation as to the purchase or sale of any Interests. Neither the Company nor the Managing Member ever have custody of the Investor’s membership Interests, cash or other property, and all transfers of cash or securities will be performed by the registered broker-dealer or another appropriately licensed third party, at the direction of the Investor, upon Closing of a Trading Window.

The Platform merely acts as a user interface to deliver and display information to Investors and the registered broker-dealers. Neither the Company, the Manager nor the Asset Manager will receive any compensation for its role in the trading procedure unless and until the Manager or one of its affiliates registers as a broker-dealer.  As described above under the “Potential Conflicts of Interest – Conflicting interests of the Manager, the Asset Manager and the Investors” section, the Manager or one of its affiliates in the future may register as a broker-dealer under state and federal securities laws, at which time it may charge fees in respect of trading of Interests on the Rally Rd™ Platform.

Facilities

The Manager intends to operate the Company and manage the collection in a manner that will focus on the ongoing security of all Underlying Assets. The Manager will store the Underlying Assets, along with other assets, in a professional facility and in accordance with standards commonly expected when managing Memorabilia Assets of equivalent value and always as recommended by the Advisory Board.

The Company has leased space in an art storage facility in Delaware for the purposes of storing the Underlying Assets in a highly controlled environment other than when some or all of the Underlying Assets are used in Membership Experience Programs or are otherwise being utilized for marketing or similar purposes. The facility the Company has leased space in fulfills the following criteria:

-secure brick building in an office park with proximity to a police station;

-security cameras record and monitor remotely all areas of the building;

-temperature controlled to appropriate temperature for storage;

-special locked and gated area where all valuable items are stored, with limited access for select personnel;

-additionally, vaults exist inside the locked and gated area where ultra-high-end items are stored; and

-all items are kept out of sunlight and, in the case of vault items, out of all light.

From time to time various Underlying Assets may be held in third-party facilities, such as the Underlying Asset of the Series #HONUS, which will be showcased in the DePace Sports Museum at its principal location in New Jersey. In such cases, the Asset Manager endeavors to ensure that the Underlying Assets are stored with the appropriate care and insurance as would be the case if they were held in the facility in which the Company leases space, unless otherwise specified in the description for an Underlying Asset. See the “Description of Series T206 Honus Wagner Card” section for further details.

Underlying digital assets are stored by the Manager using commercially reasonable measures in a MetaMask wallet. Specifically, each digital asset will be stored in its own wallet with its own public address, private key, 12-word recovery seed phrase, and “memorable password.” Each wallet’s private key, 12-word recovery seed phrase, and memorable password are separately stored as individual printed copies in a vault in New York with a dedicated alarm system and 24/7 video surveillance, the access codes to which are provided only to a limited number of employees. Presently, a designated employee of the Asset Manager has access to the wallet on a device under their control, accessible via the memorable password. Should this password be forgotten, the wallet can be recovered using the full 12-word recovery seed phrase. We anticipate engaging a digital asset custodian in the future to provide third-party custodian storage of our digital assets.

Each of the Underlying Assets in the collection will be inspected on a regular basis according to the inspection schedule defined for each Underlying Asset by the Asset Manager in conjunction with members of the Advisory Board.

The Manager and the Asset Manager are located at 250 Lafayette Street, 2nd Floor, New York, NY 10012 and the Asset Manager presently has approximately thirty-five full-time employees and part-time contractors.  Neither the Manager nor the Company has any employees.

Government Regulation

Federal and state laws and regulations apply to many key aspects of our business. Any actual or perceived failure to comply with these requirements may result in, among other things, revocation of required licenses or registrations, loss of approved status, regulatory or governmental investigations, administrative enforcement actions, sanctions, civil and criminal liability, private litigation, reputational harm, or constraints on our ability to continue to operate. It is also possible that current or future laws or regulations could be enacted, interpreted or applied in a manner that would prohibit, alter or impair our existing or planned lines of business, or that could require costly, time- consuming, or otherwise burdensome compliance measures. As our business expands, our compliance requirements and costs may increase and we may be subject to increased regulatory scrutiny

Claims arising out of actual or alleged violations of law, including certain matters currently under investigation by the Commission, could be asserted against the Company by individuals or governmental authorities and could expose the Company or each Series to significant damages or other penalties, including revocation or suspension of the licenses necessary to conduct business and fines.  See “Risk Factors.”

Regulation of Digital Assets

Regulation of digital assets is under active consideration by the United States through various federal agencies, including the Commission, the Commodity Futures Trading Commission (“CFTC”), the Federal Trade Commission (“FTC”) and the Financial Crimes Enforcement Network (“FinCEN”) of the U.S. Department of the Treasury, as well as in other countries. State government regulations may also apply. Furthermore, it is expected that regulations will increase, although we cannot anticipate how and when. As the regulatory and legal environment evolves, we may become subject to new laws and regulation by the Commission and other agencies.

In recent years, the Commission and U.S. state securities regulators have stated that certain digital assets may be classified as securities under U.S. federal and state securities laws; however, there has not been definitive guidance on this point. A number of enforcement actions and regulatory proceedings have since been initiated against issuers of digital assets and their developers and proponents. Several foreign governments have also issued similar warnings cautioning that digital assets may be deemed to be securities under the laws of their jurisdictions.

Regulation of digital asset exchanges in the future may raise transaction costs, potentially offsetting or eliminating many of the key benefits of digital assets. Lack of international coordination raises the risk of an uneven global regulatory landscape. The development of the market for digital assets globally is in relative limbo currently due to regulatory uncertainty.

Additionally, the rules governing the ownership and operation of domain names are controlled entirely by “ICANN” (the Internet Corporation for Assigned Names and Numbers). ICANN is a multi-stakeholder private sector, not-for-profit corporation formed in 1998 for the express purposes of overseeing a number of Internet related tasks, including management of the DNS, allocation of IP addresses, accreditation of domain name registrars and registries and the definition and coordination of policy development for all of these functions. The regulation of Internet domain names in the U.S. and in foreign countries is subject to change.

Regulation of Collectibles

Regulation of the art and collectible industry varies from jurisdiction to jurisdiction and state to state. In any jurisdictions or states in which we operate, we may be required to obtain licenses and permits to conduct business, including dealer and sales licenses, and will be subject to local laws and regulations, including, but not limited to, import and export regulations, laws and regulations involving sales, use, value-added and other indirect taxes.

Regulation of Exchanges

A platform facilitating the sale and secondary trading of securities potentially may be required to register with the Commission as an exchange. Section 3(a)(1) of the Exchange Act provides that an “exchange” means “any organization, association, or group of persons, whether incorporated or unincorporated, which constitutes, maintains, or provides a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange as that term is generally understood, and includes the market place and the market facilities maintained by such exchange.” Rule 3b -16(a) under the Exchange Act further provides that a “market place or facility for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” means someone who brings together the orders for securities of multiple buyers and sellers and “uses established, non-discretionary methods (whether by providing a trading facility or by setting rules) under which such orders interact with each other, and the buyers and sellers entering such orders agree to the terms of a trade.”

We believe that the Platform does not use any non-discretionary methods under which any orders to purchase or sell a security interact with each other. The Platform merely routes orders to a registered broker-dealer to make isolated trades through matching individual buyers and sellers after the buyers and sellers have confirmed their intent to complete the trade.

A system that meets the definition of an exchange and is not excluded under Rule 3b-16(b) must register as a national securities exchange or operate pursuant to an appropriate exemption. One frequently used exemption is for alternative trading systems (“ATS”). Rule 3a1-1(a)(2) under the Exchange Act exempts from the definition of “exchange” under Section 3(a)(1) of the Exchange Act an ATS that complies with Regulation ATS. An ATS that operates pursuant to the Rule 3a1-1(a)(2) exemption and complies with Regulation ATS would not be subject to the registration requirement of Section 5 of the Exchange Act.

Rule 3b-16(b)(1) provides that such an entity will not be “a market place or facilities for bringing together purchasers and sellers of securities or for otherwise performing with respect to securities the functions commonly performed by a stock exchange” solely because it routes orders to a registered broker-dealer. The Platform merely provides bid and ask prices to a registered broker-dealer, and requires users to click through an acknowledgement that any orders being placed are with a registered broker-dealer, not with the Company itself. Any rules for submitting buy or sell orders are set by the participating broker-dealers. In reliance upon Rule 3b-16(b)(1), the Company believes it is not required to register the Platform as an exchange or comply with Regulation ATS as an ATS. However, the Company is currently subject to an SEC investigation related to the potential status of the Platform as an exchange or an ATS.

Privacy and Protection of Investor Data

Aspects of our operations or business are subject to privacy and data protection regulation in the United States and elsewhere. Accordingly, we publish our privacy policies and terms of service, which describe our practices concerning the use, transmission and disclosure of information. As our business continues to expand in the United States and beyond, and as laws and regulations continue to be passed and their interpretations continue to evolve in numerous jurisdictions, additional laws and regulations may become relevant to us. Regulatory authorities around the world are considering numerous legislative and regulatory proposals concerning privacy and data protection. In addition, the interpretation and application of these privacy and data protection laws in the United States and elsewhere are often uncertain and in a state of flux.

Growing public concern about privacy and the use of personal information may subject us to increased regulatory scrutiny. The FTC has, over the last few years, begun investigating companies that have used personally identifiable information in a deceptive or unfair manner or in violation of a posted privacy policy. If we are accused of violating the terms of our privacy policy or implementing unfair privacy practices, we may be forced to expend significant financial and managerial resources to defend against an FTC action. On May 25, 2018, the European Union implemented the General Data Protection Regulation (the “GDPR”), a new privacy regulation that imposes new regulatory scrutiny on our business with customers in the European Economic Area, with possible financial consequences for noncompliance. If we are accused of violating the data protection and privacy rights of European Union citizens, we may be forced to expend significant financial and managerial resources to defend against a GDPR enforcement action by a European Union data protection authority or a European Union citizen. On January 1, 2020, the California Consumer Privacy Act (the “CCPA”) became effective. Similar to the GDPR, the CCPA imposes new regulatory scrutiny on our processing of the personal data of our customers in California, with possible financial consequences for noncompliance. If we are accused of violating the CCPA, we may be forced to expend significant financial and managerial resources to defend against an enforcement action by the California Attorney General or, in the event of a data breach, a lawsuit by customers located in California.

Consumer Protection Regulation

The Consumer Financial Protection Bureau and other federal and state regulatory agencies, including the FTC, broadly regulate financial products, enforce consumer protection laws applicable to credit, deposit and payments, and other similar products, and prohibit unfair and deceptive practices. Such agencies have broad consumer protection mandates, and they promulgate, interpret and enforce laws, rules and regulations, including with respect to unfair, deceptive and abusive acts and practices that may impact or apply to our business. For example, under federal and state financial privacy laws and regulations, we must provide notice to Investors of our policies on sharing non- public information with third parties, among other requirements. In addition, under the Electronic Fund Transfer Act, we may be required to disclose the terms of our electronic fund transfer services to consumers prior to their use of the service, among other requirements.

Investment Company Act of 1940 Considerations

We intend to conduct our operations so that we do not fall within, or are excluded from, the definition of an “investment company” under the Investment Company Act of 1940 (the “Investment Company Act”). Under Section 3(a)(1)(A) of the Investment Company Act, a company is deemed to be an “investment company” if it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities. We believe that we will not be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. We anticipate that the Underlying Assets for each Series will not be securities.

Under Section 3(a)(1)(C) of the Investment Company Act, a company is deemed to be an “investment company” if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire “investment securities” having a value exceeding 40% of the value of the company’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” We intend to monitor our holdings and conduct operations so that on an unconsolidated basis we will comply with the 40% test with respect to each Series.

If we become obligated to register the Company as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act imposing, among other things:

•limitations on capital structure;

•restrictions on specified investments;

•prohibitions on transactions with affiliates; and

•compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations.

If we were required to register the Company as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business, all of which would have a material adverse effect on us.

Legal Proceedings

None of the Rally Entities nor any of their respective directors or executive officers is as of the date of this Offering Circular subject to any material legal proceedings.

Allocation of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, Operating Expenses, revenue generated from Underlying Assets and any indemnification payments made by the Company will be allocated amongst the various Series in accordance with the Manager’s allocation policy, a copy of which is available to Investors upon written request to the Manager. The allocation policy requires the Manager to allocate items that are allocable to a specific Series to be borne by, or distributed to (as applicable), the applicable Series of Interests.  If, however, an item is not allocable to a specific Series but to the Company in general, it will be allocated pro rata based on the value of Underlying Assets or the number of Underlying Assets, as reasonably determined by the Manager or as otherwise set forth in the allocation policy. By way of example, as of the date hereof it is anticipated that revenues and expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific Underlying Asset)
Revenue	Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Asset sponsorship models	Allocable pro rata to the value of each Underlying Asset
Offering Expenses	Filing expenses related to submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Legal expenses related to the submission of regulatory paperwork for a Series	Allocable pro rata to the number of Underlying Assets
	Audit and accounting work related to the regulatory paperwork or a Series	Allocable pro rata to the number of Underlying Assets
	Escrow agent fees for the administration of escrow accounts related to the Offering	Allocable pro rata to the number of Underlying Assets
	Compliance work including diligence related to the preparation of a Series	Allocable pro rata to the number of Underlying Assets
	Bank transfer and other bank account related fees	Allocable to each Underlying Asset
	Transfer to and custody of Interests in Custodian brokerage accounts	0.75% (minimum of $500) of gross proceeds of Offering
Acquisition Expense	Transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the number of Underlying Assets
	Insurance for transportation of Underlying Asset as at time of acquisition	Allocable pro rata to the value of each Underlying Asset
	Preparation of marketing materials	Allocable pro rata to the number of Underlying Assets
	Document fee	Allocable directly to the applicable Underlying Asset
	Authenticity and verification check	Allocable directly to the applicable Underlying Asset
	Identification Fee	Allocable directly to the applicable Underlying Asset
	Restoration and maintenance	Allocable directly to the applicable Underlying Asset

Interest / purchase option expense in the case (i) an Underlying Asset was pre-purchased by the Company through a loan or (ii) the Company obtained a purchase option to acquire an Underlying Asset, prior to the Closing of an Offering

Allocable directly to the applicable Underlying Asset

Operating Expenses	Storage	Allocable pro rata to the number of Underlying Assets
	Security (e.g., surveillance and patrols)	Allocable pro rata to the number of Underlying Assets
	Custodial fees	Allocable pro rata to the number of Underlying Assets
	Appraisal and valuation fees	Allocable pro rata to the number of Underlying Assets
	Marketing expenses in connection with Membership Experience Programs	Allocable pro rata to the value of each Underlying Asset
	Insurance	Allocable pro rata to the value of each Underlying Asset
	Maintenance	Allocable directly to the applicable Underlying Asset
	Transportation to Membership Experience Programs	Allocable pro rata to the number of Underlying Assets
	Ongoing reporting requirements (e.g. Reg A+ or Securities Act reporting)	Allocable pro rata to the number of Underlying Assets
	Audit, accounting bookkeeping and legal related to the reporting requirements of the Series	Allocable pro rata to the number of Underlying Assets
	Other Membership Experience Programs related expenses (e.g., venue hire, catering, facility management, film and photography crew)	Allocable pro rata to the value of each Underlying Asset
Indemnification Payments	Indemnification payments under the Operating Agreement	Allocable pro rata to the value of each Underlying Asset

Notwithstanding the foregoing, the Manager may revise and update the allocation policy from time to time in its reasonable discretion without further notice to the Investors.

MANAGEMENT

Manager

The Manager of the Company is RSE Archive Manager, LLC, a Delaware limited liability company formed on March 27, 2019.

The Company operates under the direction of the Manager, which is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy.  RSE Markets, the sole member of the Asset Manager, has established a Board of Directors that will make decisions with respect to all asset acquisitions, dispositions and maintenance schedules, with guidance from the Advisory Board.  The Manager and the officers and directors of RSE Markets are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.  The Manager is responsible for determining maintenance required in order to maintain or improve the asset’s quality, determining how to monetize the Underlying Assets at Membership Experience Programs in order to generate profits and evaluating potential sale offers, which may lead to the liquidation of a Series.

The Company will follow guidelines adopted by the Manager and implement policies set forth in the Operating Agreement unless otherwise modified by the Manager.  The Manager may establish further written policies and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.  The Manager may change our objectives at any time without approval of Interest Holders.  The Manager itself has no track record and is relying on the experience of the individual officers, directors and advisors of RSE Markets. The Asset Manager is also the Asset Manager for RSE Collection, LLC, another series limited liability company with a similar business in the collectible asset class, which commenced principal operations in 2017. While the Asset Manager thus has some similar management experience, its experience is limited, and it has no experience selecting or managing assets in the Asset Class.

The Manager performs its duties and responsibilities pursuant to our Operating Agreement.  The Manager maintains a contractual, as opposed to a fiduciary, relationship with us and our Interest Holders.  Furthermore, we have agreed to limit the liability of the Manager and to indemnify the Manager against certain liabilities.

Responsibilities of the Manager

The responsibilities of the Manager include:

Asset Sourcing and Disposition Services:

-Together with guidance from the Advisory Board, define and oversee the overall Underlying Asset sourcing and disposition strategy;

Services in Connection with an Offering:

-Create and manage all Series of Interests for Offerings related to Underlying Assets on the Platform;

-Develop Offering materials, including the determination of specific terms and structure and description of the Underlying Assets;

-Create and submit all necessary regulatory filings including, but not limited to, Commission filings and financial audits and related coordination with advisors;

-Prepare all marketing materials related to Offerings;

-Together with the broker of record, coordinate the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

-Create and implement various technology services, transactional services, and electronic communications related to any Offerings;

-All other necessary Offering related services, which may be contracted out;

Asset Monetization Services:

-Together with advice from the Asset Manager, create and manage all Membership Experience Programs and determine participation in such programs by any Underlying Assets;

-Together with advice from the Asset Manager, evaluate and enter into service provider contracts related to the operation of Membership Experience Programs;

-Allocate revenues and costs related to Membership Experience Programs to the appropriate Series in accordance with our allocation policy;

-Approve potential joint ventures, limited partnerships and other such relationships with third parties related to asset monetization and Membership Experience Programs;

Interest Holder Relationship Services:

-Provide any appropriate updates related to Underlying Assets or Offerings electronically or through the Platform;

-Manage communications with Interest Holders, including answering e-mails, preparing and sending written and electronic reports and other communications;

-Establish technology infrastructure to assist in providing Interest Holder support and services;

-Determine our distribution policy and determine amounts of and authorize Free Cash Flow distributions from time to time;

-Maintain Free Cash Flow funds in deposit accounts or investment accounts for the benefit of a Series;

Administrative Services:

-Manage and perform the various administrative functions necessary for our day-to-day operations;

-Provide financial and operational planning services and collection management functions including determination, administration and servicing of any Operating Expenses Reimbursement Obligation made to the Company or any Series by the Manager or the Asset Manager to cover any Operating Expense shortfalls;

-Administer the potential issuance of additional Interests to cover any potential Operating Expense shortfalls;

-Maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports required to be filed with the Commission and any other regulatory agency, including annual and semi-annual financial statements;

-Maintain all appropriate books and records for the Company and all the Series of Interests;

-Obtain and update market research and economic and statistical data in the Underlying Assets and the general Asset Class;

-Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

-Supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

-Provide all necessary cash management services;

-Manage and coordinate with the transfer agent, custodian or broker-dealer, if any, the process of making distributions and payments to Interest Holders or the transfer or re-sale of securities as may be permitted by law;

-Evaluate and obtain adequate insurance coverage for the Underlying Assets based upon risk management determinations;

-Track the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

-Evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

-Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Responsibilities of the Asset Manager

The responsibilities of the Asset Manager include:

Asset Sourcing and Disposition Services:

- Manage the Company’s asset sourcing activities including creating the asset acquisition policy, organizing and evaluating due diligence for specific asset acquisition opportunities, verifying authenticity and condition of specific assets, and structuring partnerships with collectors, brokers and dealers who may provide opportunities to source quality assets;

-Negotiate and structure the terms and conditions of acquisitions of or purchase option agreements or purchase agreements for Underlying Assets with Asset Sellers;

-Evaluate any potential asset takeover offers from third parties, which may result in asset dispositions, sales or other liquidity transactions;

-Structure and negotiate the terms and conditions of transactions pursuant to which Underlying Assets may be sold or otherwise disposed.

Asset Management and Maintenance Services with Respect to the Underlying Assets:

-Develop a maintenance schedule and standards of care in consultation with the Advisory Board and oversee compliance with such maintenance schedule and standards of care;

-Purchase and maintain insurance coverage for Underlying Assets;

-Engage third-party independent contractors for the care, custody, maintenance and management of the Underlying Assets;

-Deliver invoices to the Managing Member for the payment of all fees and expenses incurred in connection with the maintenance and operation of Underlying Assets and ensure delivery of payments to third parties for any such services; and

-Generally, perform any other act necessary to carry out all asset management and maintenance obligations.

Executive Officers, Directors and Key Employees of RSE Markets

The following individuals constitute the Board of Directors, executive management and significant employees of RSE Markets, the sole member of the Asset Manager:

Name(1)	Age	Position	Term of Office (Beginning)
Christopher J. Bruno	41	President and Director	05/2016
George Leimer	55	Chief Executive Officer and Director	08/2020
Robert A. Petrozzo	38	Chief Product Officer	06/2016
Maximilian F. Niederste-Ostholt	41	Chief Financial Officer	08/2016
Vincent DiDonato	43	Chief Technology Officer	10/2019
Greg Bettinelli	49	Director	07/2018
Joshua Silberstein	46	Director	10/2016
Ryan Sweeney	43	Director	04/2021

(1)Each of the directors of RSE Markets was elected as a director pursuant to a voting agreement among RSE Markets and certain stockholders of RSE Markets.

Background of Executive Officers and Directors of RSE Markets

The following is a brief summary of the background of each executive officer and director of RSE Markets:

Christopher J. Bruno, Founder & President

Chris is a serial entrepreneur who has developed several online platform businesses. In 2013, Chris co-founded Network of One, a data-driven content investment platform focused on the YouTube market where he worked until 2016.  Prior to Network of One, Chris co-founded Healthguru, a leading health information video platform on the web (acquired by Propel Media, Inc., OTC BB: PROM) where he worked from 2005 to 2013.

Chris began his career working in venture capital at Village Ventures where he invested in early-stage companies across the online media, telecommunications, software, medical devices, consumer products and e-commerce industries. Chris worked at Village Ventures from 2002 to 2005.

From 2004 to 2005, Chris also worked as an analyst directly for the management team of Everyday Health (NYSE: EVDY) during its growth phase.

Chris graduated magna cum laude with Honors from Williams College with a degree in Economics and received his MBA, beta gamma sigma, from the NYU Stern School of Business with a specialization in Finance and Entrepreneurship.

George Leimer, Chief Executive Officer

                George is a seasoned business and technology executive with extensive experience working in a diverse collection of industries ranging from e-commerce, content-creation, consumer internet, and entertainment. He has hands-on knowledge gained from direct leadership in general management, product development, and product marketing roles and early-stage experience from company formation through fund-raising, launch/operation and acquisition.

                Most recently George was the Senior Vice President of data platforms at Disney where he led the transformation of The Walt Disney Company’s consumer identity platform from an on-premises monolithic architecture to a highly available and scalable cloud-based solution. He led both technology and product groups at ESPN as a Vice President from 2013 to 2018 building products and running development groups.

From 2007 until 2009 George was a senior manager of online store merchandising at Apple. He had an entrepreneurial hiatus from Apple from 2009 until 2012 in which he cofounded BigDeal.com, a hybrid gaming/ecommerce business. He returned to Apple in 2012 where he was the director of online store merchandising until he departed for ESPN in 2013.

George held various senior operations and technology roles at eBay and subsidiary Half.com from 1999 until 2007. In his tenure at eBay, George launched various services and led a portfolio of businesses generating $2B in annual gross merchandise sales.

George graduated from Widener University in 1987 with a bachelor's in Management and an MIS Concentration.

Robert A. Petrozzo, Chief Product Officer

Rob is a designer and creative thinker who has led the development of multiple award-winning technology platforms in both the software and hardware arenas.  For the past decade, he has specialized in the product design space having created authoring components, architected the front-end of distribution platforms, and designed interactive content platforms for both consumers and enterprises. Immediately prior to joining the Asset Manager, he led the UX & UI effort at computer vision and robotics startup KeyMe, building interactive products from the ground up and deploying both mobile and kiosk-based software nationwide.  Rob worked at KeyMe from 2014 to 2016.

His previous roles include internal software design for Ares Management (2013 to 2014), and Creative Director at ScrollMotion (2010 to 2013), where he led a team of content creators and product developers to release a fully integrated authoring tool and over 300 custom enterprise apps for Fortune 50 and 100 clientele across 12 countries including Hearst, Roche, J&J, Genentech, and the NFL.

Rob received his degree in User-Centered Design with a peripheral curriculum in User Psychology from the University of Philadelphia.

Maximilian F. Niederste-Ostholt, Chief Financial Officer

Max has spent nine years in the finance industry, working in the investment banking divisions of Lehman Brothers from 2007 to 2008 and Barclays from 2008 to 2016.  At both firms he was a member of the healthcare investment banking group, most recently as Director focused on M&A and financing transactions in the Healthcare IT and Health Insurance spaces.  Max has supported the execution of over $100 billion of financing and M&A transactions across various sectors of the healthcare space including buy-side and sell-side M&A assignments and financings across high grade and high yield debt, equities and convertible financings.  Work performed on these transactions included amongst other aspects, valuation, contract negotiations, capital raising support and general transaction execution activities.

Prior to his career in investment banking, Max worked in management consulting at A.T. Kearney from 2002 to 2005, where he focused on engagements in the automotive, IT and healthcare spaces. During this time, he worked on asset sourcing, logistics and process optimization projects.

Max graduated from Williams College with a Bachelor of Arts in Computer Science and Economics and received a Master of Business Administration, beta gamma sigma, from NYU’s Stern School of Business.

Vincent A. DiDonato, Chief Technology Officer

Vincent brings more than 20 years of technology and web application development experience with a focus on SaaS-based B2C and B2B platforms. Most recently, Vincent was VP of Engineering at Splash, where he helped build and lead a global engineering team.

Prior to Splash, Vincent spent over five years working as SiteCompli's VP of Technology & Engineering where he oversaw the direction and execution of SiteCompli's technology strategy as well as managed onshore and offshore software engineering operations.

Vincent's previous roles include director and engineering capacities with American Express and NYC & Company, where he led, architected and implemented multi-million-dollar product and platform launches.

Greg Bettinelli, Director

Greg has over 20 years of experience in the Internet and e-commerce industries.

In 2013 he joined the venture capital firm Upfront Ventures as a Partner and is focused on investments in businesses at the intersection of retail and technology. One of Greg's most notable investments, Ring, was acquired by Amazon for $1 billion in 2018.

Prior to joining Upfront Ventures, from 2009 to 2013, Greg was the Chief Marketing Officer for HauteLook, a leading online flash-sale retailer which was acquired by Nordstrom, Inc. in March 2011 for $270 million.

Before joining HauteLook, from 2008 to 2009, Greg served as Executive Vice President of Business Development and Strategy at Live Nation, where he was responsible for the strategic direction and key business partnerships for Live Nations' ticketing and digital businesses. Prior to Live Nation, from 2003 to 2008, Greg held a number of leadership positions at eBay, including Sr. Director of Business Development for StubHub and Director of Event Tickets and Media. While at eBay, Greg played a lead role in eBay's acquisition of StubHub in 2007 for $307 million.

Earlier in his career, Greg held a number of roles in marketing, finance, and business development at companies in the financial services and healthcare industries.

Greg holds a BA in Political Science from the University of San Diego and an MBA from Pepperdine University's Graziadio School of Business and Management.

Joshua Silberstein, Director

Joshua is a seasoned operator and entrepreneur with in excess of 15 years of experience successfully building companies – as a founder, investor, board member, and CEO.

Joshua co-founded Healthguru in 2006 and led the company from idea to exit in 2013.  When Healthguru was acquired by Propel Media, Inc. (OTC BB: PROM), a publicly traded video syndication company, in 2013, Healthguru was a leading provider of health video on the web (as of 2013 it had 917 million streams and a 49.1% market share in health videos).

After the acquisition, Joshua joined Propel Media as President and completed a transformative transaction that quadrupled annual revenue and dramatically improved profitability.  When the deal – a reverse merger – was completed, it resulted in an entity with over $90 million in revenue and approximately $30 million in EBITDA.

In the past several years, Joshua has taken an active role with more than a dozen companies (with approximately $3 million to $47 million in revenue) – both in operating roles (Interim President, Chief Strategy Officer) and in an advisory capacity (to support a capital raise or lead an M&A transaction).

Earlier in his career, Joshua was a venture capitalist at BEV Capital, where he was part of teams that invested nearly $50 million in early-stage consumer businesses (including Alloy.com and Classmates Online) and held a number of other senior operating roles in finance, marketing, and business development.

Joshua has a BS in Economics from the Wharton School (summa cum laude) and an MBA from Columbia University (beta gamma sigma).

Ryan Sweeney, Director

In 2009, Ryan joined the venture capital firm, Accel, as a Partner and is focused on investments in businesses at the intersection of consumer services and technology. One of Ryan’s most notable investments, Qualtrics, was acquired by SAP for $8 billion in 2018.

Prior to joining Accel, from 2000 to 2008, Ryan led technology growth investments at Summit Partners in the Boston area.

Before joining Summit Partners Ryan worked at William Blair & Company, LLC, and held a number of leadership positions at North Bridge Growth Equity and National Mentor Holdings, Inc.

Earlier in his career, Ryan held a number of roles in finance and business development at companies in the investment banking and private equity industries.

Ryan grew up in New Jersey and holds a BBA in Finance and Business Economics from the University of Notre Dame and an MBA from Harvard Business School.

Advisory Board

Responsibilities of the Advisory Board

The Advisory Board supports the Company, the Asset Manager, the Manager and RSE Markets and consists of members of our expert network and additional advisors to the Manager.  The Advisory Board reviews the Company’s relationship with, and the performance of, the Manager, and generally approves the terms of any material or related-party transactions.  In addition, the Advisory Board assists with, and makes recommendations with respect to the following:

(1)Approving, permitting deviations from, making changes to, and annually reviewing the asset acquisition policy;

(2)Evaluating all asset acquisitions;

(3)Evaluating any third party offers for asset acquisitions and approving asset dispositions that are in the best interest of the Company and the Interest Holders;

(4)Providing guidance with respect to the appropriate levels of annual collection level insurance costs and maintenance costs specific to each individual asset;

(5)Reviewing material conflicts of interest that arise, or are reasonably likely to arise with the Managing Member, on the one hand, and the Company, a Series or the Interest Holders, on the other hand, or the Company or a Series, on the one hand, and another Series, on the other hand;

(6)Approving any material transaction between the Company or a Series, on the one hand, and the Manager or any of its affiliates, another Series or an Interest Holder, on the other hand, other than for the purchase of Interests;

(7)Reviewing the total fees, expenses, assets, revenues, and availability of funds for distributions to Interest Holders at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the assets, and that funds available for distributions to Interest Holders are in accordance with our policies; and

(8)Approving any service providers appointed by the Manager or the Asset Manager in respect of the Underlying Assets.

The resolution of any conflict of interest approved by the Advisory Board shall be conclusively deemed fair and reasonable to the Company and the Members and not a breach of any duty at law, in equity or otherwise.  The members of the Advisory Board are not managers or officers of the Company, the Manager or the Asset Manager, or any Series and do not have fiduciary or other duties to the Interest Holders of any Series.

Compensation of the Advisory Board

The Asset Manager will compensate members of the Advisory Board or their nominees (as so directed by an Advisory Board member) for their service. As such, their costs will not be borne by any given Series of Interests, although members of the Advisory Board may be reimbursed by a Series for out-of-pocket expenses incurred by such Advisory Board member in connection with a Series of Interests (e.g. travel related to evaluation of an asset).

Members of the Advisory Board

We plan to continue to build the Advisory Board over time and are in advanced discussions with various experts in the Asset Class.  We have already established an informal network of expert advisors who support the Company in asset acquisitions, valuations and negotiations.  To date, three individuals have formally joined the Manager’s Advisory Board:

Dan Gallagher

Dan has extensive public and private sector experience in regulatory matters, financial markets, and corporate legal affairs and governance.

Dan initially began his career in private practice, advising clients on broker-dealer regulatory issues and representing clients in SEC and SRO enforcement proceedings. Dan then served on the SEC staff in several capacities, including as counsel to both Commissioner Paul Atkins and Chairman Christopher Cox, and from 2008 to 2010 as deputy director and co-acting director of the Division of Trading and Markets. While serving as deputy director and co-acting director, he was on the front lines of the agency’s response to the financial crisis, including representing the SEC in the Lehman Brothers liquidation.

Dan served as an SEC commissioner from 2011 to 2015. While serving as commissioner, he advocated for a comprehensive review of equity market structure, championed corporate governance reform and pushed to improve the SEC’s fixed income market expertise.

Dan is currently a partner of and deputy chair of the securities department at the international law firm WilmerHale and is a member of the advisory boards of both the Institute for Law and Economics at the University of Pennsylvania and the Center for Corporate Governance, Raj & Kamla Gupta Governance Institute, LeBow College of Business, Drexel University.

Dan earned his JD, magna cum laude, from the Catholic University of America, where he was a member of the law review and graduated from Georgetown University with a BA in English.

Ken Goldin

Ken is the founder and president at Goldin Auctions. He has sold over $700 million in the field of sports cards and memorabilia combined. Ken has been a leader in the field of sports collectibles for over 30 years.

Ken founded Goldin Auctions in 2012 and it quickly became an industry leader in sports memorabilia and trading cards. Ken is a regular guest on CNBC, Bloomberg and Fox Business and is a key contributor to these channels related to appraisals and valuations on memorabilia.

Prior to Goldin Auctions, he co-founded the Score Board Inc. in 1986. The company grew into an industry leader in trading cards and memorabilia selling over $100 million per year. The company was a pioneer in bringing sports memorabilia to the public, signing marketing and licensing agreements with many key figures in sports over the past 50 years.

Ken is also known for his many charitable endeavors and is one of the founders and a director of the Museum of Sports in Philadelphia, a non-profit educational museum that is being built in the stadium district.

Roger Wiegley

Roger has over 30 years of legal and risk management experience.  He is a practicing attorney through his company Roger Wiegley Law Offices, which he started in 2013.  He is also a senior adviser to KPMG (insurance and reinsurance) as well as a consultant to several AXA companies in Europe and the United States, and he is the founder and a director of Global Risk Consulting, Ltd., a UK consulting company.

Roger spent the first 18 years of his career practicing law at Sullivan & Cromwell; Sidley & Austin; and Pillsbury Winthrop Shaw Pittman, focused on clients in the financial sector.  From 1998 to 2001 he was the chief counsel for the commercial bank branches of Credit Suisse First Boston in the Americas and served as Head of Regional Oversight for CSFB in the Asia-Pacific Region.  He held various other general counsel and legal positions at various companies including Winterthur Swiss Insurance Company and Westmoreland Coal Company from 2001 to 2007.  From 2008 to 2013, Roger was the Global General Counsel of AXA Liabilities Managers.

COMPENSATION

Compensation of Executive Officers

We do not currently have any employees, nor do we currently intend to hire any employees who will be compensated directly by the Company.  Each of the executive officers of the Asset Manager manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives.  Each of these individuals receives compensation for his or her services, including services performed for us on behalf of the Manager.  Although we will indirectly bear some of the costs of the compensation paid to these individuals, through fees we pay to the Asset Manager, we do not intend to pay any compensation directly to these individuals.

Compensation of the Manager

The Manager may receive Sourcing Fees and reimbursement for costs incurred relating to the Offering described herein and other Offerings (e.g., Offering Expenses and Acquisition Expenses).  Neither the Manager nor the Asset Manager nor its affiliates will receive any selling commissions or dealer manager fees in connection with the offer and sale of the Interests.

The annual compensation of the Manager was as follows for the fiscal years ended December 31, 2019 and 2020.

Year	Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.)	Cash compensation ($)	Other compensation ($)	Total compensation ($)
2019	RSE Archive Manager, LLC	Manager	$18,014	$0	$18,014
2020	RSE Archive Manager, LLC	Manager	$439,189	$0	$439,189

The Manager will receive Sourcing Fees for each subsequent Offering for Series of Interests in the Company that closes as detailed in the “Use of Proceeds” section of the respective Offerings. Additional details on Sourcing Fees received by the Manager can be found in the Master Series Table.

In addition, should a Series’ revenue exceed its ongoing Operating Expenses and various other potential financial obligations of the Series, the Asset Manager may receive a Management Fee as described in “Description of the Business –Management Fee.”  To date, no Management Fees have been paid by any Series.

A more complete description of Management of the Company is included in “Description of the Business” and “Management.”

PRINCIPAL INTEREST HOLDERS

The Company is managed by the Manager. At the Closing of each Offering, the Manager or an affiliate will own at least 1% of the Interests acquired on the same terms as the other Investors. The address of the Manager is 250 Lafayette Street, 2nd Floor, New York, NY 10012.

As of June 30, 2021, the securities of the Company are beneficially owned as follows:

Series	Closing Date	Total Interests Offered	Interest Owned by Manager (1) (2)	Total Offering Value
#52MANTLE	10/25/2019	1,000	45 / 4.50%	$132,000
#71MAYS (3)	10/31/2019	2,000	20 / 1.00%	$57,000
#RLEXPEPSI	11/6/2019	2,000	218 / 10.90%	$17,800
#10COBB	11/14/2019	1,000	12 / 1.20%	$39,000
#POTTER	11/21/2019	3,000	30 / 1.00%	$72,000
#TWOCITIES	11/21/2019	200	2 / 1.00%	$14,500
#FROST	11/21/2019	200	2 / 1.00%	$13,500
#BIRKINBLEU	11/27/2019	1,000	161 / 16.10%	$58,000
#SMURF	11/27/2019	2,000	461 / 23.05%	$34,500
#70RLEX	12/6/2019	1,000	10 / 1.00%	$20,000
#EINSTEIN	12/13/2019	2,000	20 / 1.00%	$14,500
#HONUS (3)	12/26/2019	10,000	100 / 1.00%	$520,000
#75ALI	12/29/2019	1,000	309 / 30.90%	$46,000
#APROAK	1/2/2020	1,000	339 / 33.90%	$75,000
#88JORDAN	1/27/2020	2,000	23 / 1.15%	$22,000
#BIRKINBOR	2/20/2020	2,000	122 / 6.10%	$52,500
#33RUTH	2/26/2020	2,000	20 / 1.00%	$77,000
#SPIDER1	3/4/2020	1,000	10 / 1.00%	$22,000
#BATMAN3	3/4/2020	1,000	10 / 1.00%	$78,000
#ROOSEVELT	3/10/2020	1,000	10 / 1.00%	$19,500
#ULYSSES	3/10/2020	500	5 / 1.00%	$25,500
#56MANTLE	3/11/2020	10,000	100 / 1.00%	$10,000
#AGHOWL	3/11/2020	500	5 / 1.00%	$19,000
#18ZION	4/2/2020	500	5 / 1.00%	$15,000
#SNOOPY	4/7/2020	2,000	20 / 1.00%	$25,500
#APOLLO11	4/19/2020	1,000	11 / 1.10%	$32,000
#24RUTHBAT	5/3/2020	3,000	47 / 1.57%	$255,000
#YOKO	5/11/2020	200	2 / 1.00%	$16,000
#RUTHBALL1	5/24/2020	2,000	21 / 1.05%	$29,000
#HULK1	5/24/2020	2,000	20 / 1.00%	$89,000
#HIMALAYA	5/27/2020	2,000	20 / 1.00%	$140,000
#55CLEMENTE	6/4/2020	1,000	20 / 2.00%	$38,000
#38DIMAGGIO	6/4/2020	1,000	20 / 2.00%	$22,000
#BOND1	6/12/2020	1,000	10 / 1.00%	$39,000
#LOTR	6/12/2020	1,000	10 / 1.00%	$29,000

#CATCHER	6/12/2020	500	5 / 1.00%	$12,500
#SUPER21	6/17/2020	8,500	87 / 1.02%	$8,500
#BATMAN1	6/18/2020	1,000	18 / 1.80%	$71,000
#GMTBLACK1	6/25/2020	1,000	10 / 1.00%	$28,000
#BIRKINTAN	6/25/2020	1,000	10 / 1.00%	$28,000
#61JFK	7/7/2020	2,000	20 / 1.00%	$23,000
#POKEMON1	7/8/2020	5,000	50 / 1.00%	$125,000
#LINCOLN	7/9/2020	4,000	121 / 3.03%	$80,000
#STARWARS1	7/14/2020	12,000	120 / 1.00%	$12,000
#56TEDWILL	7/26/2020	2,000	70 / 3.50%	$90,000
#68MAYS	7/26/2020	2,000	21 / 1.05%	$39,000
#TMNT1	7/30/2020	1,000	200 / 20.00%	$65,000
#CAPTAIN3	7/30/2020	1,000	11 / 1.10%	$37,000
#51MANTLE	7/30/2020	2,000	20 / 1.00%	$34,000
#CHURCHILL	8/6/2020	7,500	75 / 1.00%	$7,500
#SHKSPR4	8/6/2020	1,000	10 / 1.00%	$115,000
#03KOBE	8/16/2020	6,250	63 / 1.01%	$50,000
#03LEBRON	8/16/2020	2,000	103 / 5.15%	$34,000
#03JORDAN	8/16/2020	2,000	21 / 1.05%	$41,000
#39TEDWILL	8/24/2020	5,600	56 / 1.00%	$28,000
#94JETER	8/24/2020	1,000	10 / 1.00%	$45,000
#2020TOPPS (3)	8/25/2020	10,000	100 / 1.00%	$100,000
#FANFOUR1	9/2/2020	2,000	40 / 2.00%	$105,000
#86RICE	9/15/2020	23,000	230 / 1.00%	$23,000
#DAREDEV1	9/15/2020	11,500	115 / 1.00%	$11,500
#85MARIO	9/15/2020	3,000	30 / 1.00%	$150,000
#TOS39	9/15/2020	3,000	72 / 2.40%	$135,000
#05LATOUR	9/15/2020	1,000	11 / 1.10%	$9,800
#16SCREAG	9/15/2020	1,000	10 / 1.00%	$39,000
#14DRC	9/15/2020	1,000	10 / 1.00%	$54,000
#57MANTLE	9/21/2020	8,000	80 / 1.00%	$8,000
#FAUBOURG	9/21/2020	2,000	20 / 1.00%	$150,000
#SOBLACK	10/1/2020	1,000	66 / 6.60%	$56,000
#GATSBY	10/1/2020	4,000	150 / 3.75%	$200,000
#93DAYTONA	10/1/2020	2,000	20 / 1.00%	$42,000
#09TROUT	10/8/2020	11,250	113 / 1.00%	$225,000
#57STARR	10/8/2020	8,000	80 / 1.00%	$8,000
#AF15	10/19/2020	8,000	160 / 2.00%	$200,000
#03KOBE2	10/22/2020	5,750	65 / 1.13%	$23,000
#JOBSMAC	10/22/2020	5,000	209 / 4.18%	$50,000
#16PETRUS	11/3/2020	9,000	340 / 3.78%	$45,000

#ALICE	11/3/2020	12,000	120 / 1.00%	$12,000
#SPIDER10	11/3/2020	4,200	42 / 1.00%	$21,000
#62MANTLE	11/4/2020	6,000	60 / 1.00%	$150,000
#BATMAN6	11/4/2020	2,000	22 / 1.10%	$27,000
#CLEMENTE2	11/9/2020	2,000	20 / 1.00%	$70,000
#79STELLA	11/16/2020	13,800	368 / 2.67%	$69,000
#TKAM	11/16/2020	2,000	20 / 1.00%	$32,000
#SUPER14	11/16/2020	5,200	52 / 1.00%	$130,000
#DIMAGGIO2	11/18/2020	2,000	33 / 1.65%	$21,000
#13BEAUX	11/23/2020	5,100	51 / 1.00%	$25,500
#ANMLFARM	11/23/2020	1,000	10 / 1.00%	$10,000
#NASA1	11/25/2020	10,000	114 / 1.14%	$300,000
#00BRADY	11/30/2020	3,750	68 / 1.81%	$45,000
#85NES	11/30/2020	8,000	681 / 8.51%	$32,000
#04LEBRON	12/7/2020	5,000	291 / 5.82%	$50,000
#85JORDAN	12/7/2020	10,000	101 / 1.01%	$250,000
#69KAREEM	12/7/2020	2,500	25 / 1.00%	$27,500
#59JFK	12/7/2020	2,000	20 / 1.00%	$26,000
#JUSTICE1	12/7/2020	5,000	50 / 1.00%	$215,000
#GRAPES	12/14/2020	2,000	170 / 8.50%	$39,000
#GOLDENEYE	12/14/2020	5,000	50 / 1.00%	$25,000
#03LEBRON2	12/14/2020	5,000	150 / 3.00%	$100,000
#34GEHRIG	12/14/2020	5,000	352 / 7.04%	$35,000
#98KANGA	12/14/2020	21,250	214 / 1.01%	$170,000
#06BRM	12/14/2020	1,850	97 / 5.24%	$18,500
#MOONSHOE	12/14/2020	18,000	880 / 4.89%	$180,000
#DUNE	12/22/2020	1,000	10 / 1.00%	$13,250
#86FLEER	12/22/2020	16,500	721 / 4.37%	$165,000
#58PELE2	12/22/2020	5,300	106 / 2.00%	$26,500
#WILDGUN	12/22/2020	4,000	340 / 8.50%	$28,000
#03TACHE	1/13/2021	15,600	452 / 2.90%	$78,000
#AVENGE57	1/13/2021	20,000	400 / 2.00%	$20,000
#99TMB2	1/13/2021	10,000	300 / 3.00%	$60,000
#13GIANNIS	1/13/2021	5,000	100 / 2.00%	$25,000
#04MESSI	1/13/2021	9,000	180 / 2.00%	$45,000
#PUNCHOUT	1/13/2021	10,000	200 / 2.00%	$90,000
#BULLSRING	1/13/2021	30,000	600 / 2.00%	$300,000
#70AARON	1/13/2021	6,000	120 / 2.00%	$18,000
#96CHARZRD	1/13/2021	6,500	201 / 3.09%	$65,000
#ICECLIMB	1/13/2021	10,000	200 / 2.00%	$80,000
#01TIGER	1/13/2021	1,850	37 / 2.00%	$18,500

#JUNGLEBOX	1/19/2021	6,900	138 / 2.00%	$34,500
#51HOWE	1/19/2021	5,000	104 / 2.08%	$45,000
#09COBB	1/19/2021	8,000	160 / 2.00%	$32,000
#96JORDAN2	1/19/2021	10,800	216 / 2.00%	$54,000
#FOSSILBOX	1/25/2021	4,200	84 / 2.00%	$21,000
#59FLASH	1/25/2021	10,000	202 / 2.02%	$65,000
#POKEBLUE	1/27/2021	2,400	50 / 2.08%	$24,000
#DOMINOS	1/27/2021	2,000	42 / 2.10%	$11,000
#PICNIC	1/27/2021	2,000	40 / 2.00%	$54,000
#98GTA	1/27/2021	3,150	64 / 2.03%	$15,750
#58PELE	1/28/2021	31,500	635 / 2.02%	$315,000
#09CURRY	2/2/2021	2,500	52 / 2.08%	$25,000
#84JORDAN	2/2/2021	15,000	304 / 2.03%	$375,000
#09BEAUX	2/2/2021	6,800	151 / 2.22%	$34,000
#KEROUAC	2/7/2021	4,900	98 / 2.00%	$98,000
#96JORDAN	2/7/2021	12,000	240 / 2.00%	$48,000
#FEDERAL	2/7/2021	10,000	200 / 2.00%	$150,000
#62BOND	2/7/2021	15,500	310 / 2.00%	$93,000
#71TOPPS	2/17/2021	17,000	340 / 2.00%	$68,000
#DEATON	2/17/2021	11,400	228 / 2.00%	$285,000
#98ZELDA	2/17/2021	5,000	100 / 2.00%	$23,500
#03JORDAN2	2/22/2021	10,000	200 / 2.00%	$42,000
#91JORDAN	2/24/2021	10,000	711 / 7.11%	$70,000
#79GRETZKY	2/25/2021	20,000	1280 / 6.40%	$800,000
#17DUJAC	3/8/2021	3,250	215 / 6.62%	$26,000
#FAUBOURG2	3/8/2021	11,000	370 / 3.36%	$165,000
#MOSASAUR	3/15/2021	6,000	120 / 2.00%	$30,000
#92JORDAN	3/15/2021	7,000	255 / 3.64%	$42,000
#14KOBE	3/15/2021	9,750	195 / 2.00%	$78,000
#03LEBRON3	3/15/2021	10,000	325 / 3.25%	$230,000
#95TOPSUN	3/15/2021	10,000	200 / 2.00%	$60,000
#OPEECHEE	3/16/2021	10,000	315 / 3.15%	$300,000
#59BOND	3/16/2021	10,250	281 / 2.74%	$82,000
#09TROUT2	3/16/2021	11,200	229 / 2.04%	$56,000
#ROCKETBOX	3/22/2021	4,750	95 / 2.00%	$28,500
#94JORDAN	3/22/2021	10,000	200 / 2.00%	$85,000
#85MJPROMO	4/6/2021	3,500	70 / 2.00%	$28,000
#17MAHOMES	4/6/2021	25,000	532 / 2.13%	$300,000
#76PAYTON	4/6/2021	10,000	200 / 2.00%	$65,000
#11BELAIR	4/6/2021	2,000	40 / 2.00%	$22,000
#16KOBE	4/6/2021	100,000	2000 / 2.00%	$800,000

#FANFOUR5	4/6/2021	10,000	200 / 2.00%	$80,000
#18LUKA	4/6/2021	5,300	106 / 2.00%	$26,500
#MARADONA	4/9/2021	2,000	40 / 2.00%	$14,000
#68RYAN	4/9/2021	10,000	200 / 2.00%	$70,000
#99CHARZRD	4/9/2021	35,000	700 / 2.00%	$350,000
#96KOBE	4/9/2021	7,000	140 / 2.00%	$77,000
#POKEYELOW	4/13/2021	11,000	220 / 2.00%	$55,000
#POKELUGIA	4/13/2021	10,000	200 / 2.00%	$110,000
#48JACKIE	4/15/2021	18,750	747 / 3.98%	$375,000
#VANHALEN	4/15/2021	5,000	146 / 2.92%	$62,000

Note: Table does not include any Offerings or anticipated Offerings for which the Underlying Asset has been sold.

(1)The Asset Manager is the beneficial owner of these Interests.

(2)Upon the designation of the Series, the Asset Manager became the initial member holding 100% of the Interest in the Series.  Upon the Closing of the Offering, the Asset Manager must own at least 1% of the Series.

(3)Interests in Series issued to Asset Seller at Closing of Offering as part of total purchase consideration.

DESCRIPTION OF INTERESTS OFFERED

The following is a summary of the principal terms of, and is qualified by reference to the Operating Agreement, attached hereto as Exhibit 2.2, and the Subscription Agreement, the form of which is attached hereto as Exhibit 4.1, relating to the purchase of the applicable Series of Interests.  This summary is qualified in its entirety by reference to the detailed provisions of those agreements, which should be reviewed in their entirety by each prospective Investor.  In the event that the provisions of this summary differ from the provisions of the Operating Agreement or the Subscription Agreement (as applicable), the provisions of the Operating Agreement or the Subscription Agreement (as applicable) shall apply.  Capitalized terms used in this summary that are not defined herein shall have the meanings ascribed thereto in the Operating Agreement.

Description of the Interests

The Company is a series limited liability company formed pursuant to Section 18-215 of the LLC Act.  The purchase of Membership Interests in a Series of the Company is an investment only in that particular Series and not an investment in the Company as a whole.  In accordance with the LLC Act, each Series of Interests is, and any other Series of Interests if issued in the future will be, a separate series of limited liability company Interests of the Company and not in a separate legal entity.  The Company has not issued, and does not intend to issue, any class of any Series of Interests entitled to any preemptive, preferential or other rights that are not otherwise available to the Interest Holders purchasing Interests in connection with any Offering.

Title to the Underlying Assets will be held by, or for the benefit of, the applicable Series of Interests.  We intend that each Series of Interests will own its own Underlying Asset.  We do not anticipate that any of the Series will acquire any Underlying Assets other than the respective Underlying Assets.  A new Series of Interests will be issued for future Underlying Assets.  An Investor who invests in an Offering will not have any indirect interest in any other Underlying Assets unless the Investor also participates in a separate Offering associated with that other Underlying Asset.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and upon the Closing of an Offering for a Series of Interests, the records maintained for any such Series account for the assets associated with such Series separately from the assets of the limited liability company, or any other Series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable only against the assets of such Series and not against the assets of the limited liability company generally or any other Series.  Accordingly, the Company expects the Manager to maintain separate, distinct records for each Series and its associated assets and liabilities.  As such, the assets of a Series include only the Underlying Asset associated with that Series and other related assets (e.g., cash reserves).  At the time of this filing, the Series highlighted in gray in the Master Series Table have not commenced operations, are not capitalized and have no assets or liabilities and no Series will commence operations, be capitalized or have assets and liabilities until such time as a Closing related to such Series has occurred. As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one Series of Interests should be applied to meet the liabilities of the other Series of Interests or the liabilities of the Company generally where the assets of such other Series of Interests or of the Company generally are insufficient to meet the Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a Series of Interests established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security interests, and sue and be sued.  The Company intends for each Series of Interests to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular Series and title to the relevant Underlying Asset will be held by, or for the benefit of, the relevant Series.

All of the Series of Interests offered by this Offering Circular will be duly authorized and validly issued.  Upon payment in full of the consideration payable with respect to the Series of Interests, as determined by the Manager, the Interest Holders of such Series of Interests will not be liable to the Company to make any additional capital contributions with respect to such Series of Interests (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act).  Holders of Series of Interests have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any Interests and no preferential rights to distributions.

In general, the Interest Holders of a particular Series of Interests (which may include the Manager, its affiliates or the Asset Sellers) will participate exclusively in at least 50% of the available Free Cash Flow derived from the Underlying Asset of such Series less expenses (as described in “Distribution rights” below).  The Manager, an affiliate of the Company, will own a minimum of 1% of the Interests in each Series acquired for the same price as all other Investors. The Manager has the authority under the Operating Agreement to cause the Company to issue Interests to Investors as well as to other Persons for such cost (or no cost) and on such terms as the Manager may determine, subject to the terms of the Series Designation applicable to such Series of Interests.

The Series described in the Master Series Table will use the proceeds of the respective Offerings to repay any loans taken out or non-interest-bearing payments made by the Manager to acquire their respective Underlying Asset and pay the Asset Sellers pursuant to the respective asset purchase agreements, as well as pay certain fees and expenses related to the acquisition and each Offering (please see the “Use of Proceeds” sections for each Offering for further details). An Investor in an Offering will acquire an ownership Interest in the Series of Interests related to that Offering and not, for the avoidance of doubt, in (i) the Company, (ii) any other Series of Interests, (iii) the Manager, (iv) the Asset Manager, (v) the Platform or (vi) the Underlying Asset associated with the Series or any Underlying Asset owned by any other Series of Interests.

Although our Interests will not immediately be listed on a stock exchange and a liquid market in the Interests cannot be guaranteed, either through the Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, we plan to create, with the support of registered broker-dealers, mechanisms to provide Investors with the ability to resell Interests, or partner with an existing platform to allow for the resale of the Interests, although the creation of such a market, either through the Platform or otherwise, or the timing of such creation cannot be guaranteed (please review additional risks related to liquidity in the “Risk Factors” section and “Description of the Business – Liquidity Platform” section for additional information).

Further issuance of Interests

Only the Series Interests, which are not annotated as closed, in the Master Series Table are being offered and sold pursuant to this Offering Circular.  The Operating Agreement provides that the Company may issue Interests of each Series of Interests to no more than 2,000 “qualified purchasers” (no more than 500 of which may be non-“accredited investors”). The Manager, in its sole discretion, has the option to issue additional Interests (in addition to those issued in connection with any Offering) on the same terms as the applicable Series of Interests is being offered hereunder as may be required from time to time in order to pay any Operating Expenses related to the applicable Underlying Asset.

Distribution rights

The Manager has sole discretion in determining what distributions of Free Cash Flow, if any, are made to Interest Holders except as otherwise limited by law or the Operating Agreement. The Company expects the Manager to distribute any Free Cash Flow on a semi-annual basis as set forth below.  However, the Manager may change the timing of distributions or determine that no distributions shall be made in its sole discretion.

Any Free Cash Flow generated by a Series of Interests from the utilization of the associated Underlying Asset shall be applied, with respect to such Series, in the following order of priority:

(i)repay any amounts outstanding under Operating Expenses Reimbursement Obligation plus accrued interest, and

(ii)thereafter, to create such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses, and

(iii)thereafter, at least 50% (net of corporate income taxes applicable to such Series of Interests) by way of distribution to the Interest Holders of the Series of Interests, which may include the Asset Sellers of the Underlying Asset or the Manager or any of its affiliates, and

(iv)up to 50% to the Asset Manager in payment of the Management Fee (treated as an expense on the statement of operations of the Series of Interests for accounting purposes).

No Series will distribute an Underlying Asset in kind to its Interest Holders.

The LLC Act (Section 18-607) provides that a member who receives a distribution with respect to a Series and knew at the time of the distribution that the distribution was in violation of the LLC Act shall be liable to the Series for the amount of the distribution for three years.  Under the LLC Act, a series limited liability company may not make a distribution with respect to a Series to a member if, after the distribution, all liabilities of such Series, other than liabilities to members on account of their limited liability company interests with respect to such Series and liabilities for which the recourse of creditors is limited to specific property of such Series, would exceed the fair value of the assets of such Series.  For the purpose of determining the fair value of the assets of the Series, the LLC Act provides that the fair value of property of the Series subject to liability for which recourse of creditors is limited shall be included in the assets of such Series only to the extent that the fair value of that property exceeds the nonrecourse liability. Under the LLC Act, an assignee who becomes a substituted member of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to it at the time the assignee became a member and that could not be ascertained from the Operating Agreement.

Redemption provisions

The Interests are not redeemable.

Registration rights

There are no registration rights in respect of the Interests.

Voting rights

The Manager is not required to hold an annual meeting of Interest Holders. The Operating Agreement provides that meetings of Interest Holders may be called by the Manager and a designee of the Manager shall act as chairman at such meetings.  The Investor does not have any voting rights as an Interest Holder in the Company or a Series except with respect to:

(i)the removal of the Manager;

(ii)the dissolution of the Company upon the for-cause removal of the Manager, and

(iii)an amendment to the Operating Agreement that would:

a.enlarge the obligations of, or adversely effect, an Interest Holder in any material respect;

b.reduce the voting percentage required for any action to be taken by the holders of Interests in the Company under the Operating Agreement;

c.change the situations in which the Company and any Series can be dissolved or terminated;

d.change the term of the Company (other than the circumstances provided in the Operating Agreement); or

e.give any person the right to dissolve the Company.

When entitled to vote on a matter, each Interest Holder will be entitled to one vote per Interest held by it on all matters submitted to a vote of the Interest Holders of an applicable Series or of the Interest Holders of all Series of the Company, as applicable.  The removal of the Manager as Manager of the Company and all Series of Interests must be approved by two-thirds of the votes that may be cast by all Interest Holders across all Series of the Company. All other matters to be voted on by the Interest Holders must be approved by a majority of the votes cast by all Interest Holders in any Series of the Company present in person or represented by proxy.

The consent of the holders of a majority of the Interests of a Series is required for any amendment to the Operating Agreement that would adversely change the rights of such Series of Interests, result in mergers, consolidations or conversions of such Series of Interests and for any other matter as the Manager, in its sole discretion, determines will require the approval of the holders of the Interests voting as a separate class.

The Manager or its affiliates (if they hold Series of Interests) may not vote as an Interest Holder in respect of any matter put to the Interest Holders.  However, the submission of any action of the Company or a Series for a vote of the Interest Holders shall first be approved by the Manager and no amendment to the Operating Agreement may be made without the prior approval of the Manager that would decrease the rights of the Manager or increase the obligations of the Manager thereunder.

The Manager has broad authority to take action with respect to the Company and any Series.  See “Management” for more information.  Except as set forth above, the Manager may amend the Operating Agreement without the approval of the Interest Holders to, among other things, reflect the following:

•the merger of the Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•a change that the Manager determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of Interests;

•a change that the Manager determines to be necessary or appropriate for the Company to qualify as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a corporation for U.S. federal income tax purposes;

•an amendment that the Manager determines, based upon the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•any amendment that the Manager determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional Series;

•an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the Operating Agreement;

•any amendment that the Manager determines to be necessary or appropriate for the formation by the Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the Operating Agreement;

•a change in the fiscal year or taxable year and related changes; and

•any other amendments which the Manager deems necessary or appropriate to enable the Manager to exercise its authority under the Agreement.

In each case, the Manager may make such amendments to the Operating Agreement provided the Manager determines that those amendments:

•do not adversely affect the Interest Holders (including any particular Series of Interests as compared to other Series of Interests) in any material respect;

•are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•are necessary or appropriate to facilitate the trading of Interests, either through the Platform (see “Description of the Business – Liquidity Platform” for additional information) or otherwise, or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the Interests may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Interest Holders;

•are necessary or appropriate for any action taken by the Manager relating to splits or combinations of Interests under the provisions of the Operating Agreement; or

•are required to effect the intent expressed in this prospectus or the intent of the provisions of the Operating Agreement or are otherwise contemplated by the Operating Agreement.

Furthermore, the Manager retains sole discretion to create and set the terms of any new Series and will have the sole power to acquire, manage and dispose of Underlying Asset of each Series.

Liquidation rights

The Operating Agreement provides that the Company shall remain in existence until the earlier of the following: (i) the election of the Manager to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of the Company; (iii) the entry of a decree of judicial dissolution of the Company; (iv) at any time that the Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all Interest Holders of the Company following the for-cause removal of the Manager.  Under no circumstances may the Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the Interests in the profits of the Company).

A Series shall remain in existence until the earlier of the following: (i) the dissolution of the Company, (ii) the election of the Manager to dissolve such Series; (iii) the sale, exchange or other disposition of substantially all of the assets of the Series; or (iv) at any time that the Series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a Series of Interests be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the Interests in the profits of the Series of Interests).

Upon the occurrence of any such event, the Manager (or a liquidator selected by the Manager) is charged with winding up the affairs of the Series of Interests or the Company as a whole, as applicable, and liquidating its assets. Upon the liquidation of a Series of Interests or the Company as a whole, as applicable, the Underlying Assets will be liquidated and any after-tax proceeds distributed: (i) first, to any third party creditors, (ii) second, to any creditors that are the Manager or its affiliates (e.g., payment of any outstanding Operating Expenses Reimbursement Obligation), and thereafter, (iii) to the Interest Holders of the relevant Series of Interests, allocated pro rata based on the number of Interests held by each Interest Holder (which may include the Manager, any of its affiliates and the Asset Seller and which distribution within a Series will be made consistent with any preferences which exist within such Series).

Transfer restrictions

The Interests are subject to restrictions on transferability. An Interest Holder may not transfer, assign or pledge its Interests without the consent of the Manager.  The Manager may withhold consent in its sole discretion, including when the Manager determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners of the Series or more than 500 beneficial owners of the Series that are not “accredited investors,” (b) the assets of the Series being deemed “plan assets” for purposes of ERISA, (c) such Interest Holder holding in excess of 19.9% of the Series, (d) result in a change of US federal income tax treatment of the Company and the Series, or (e) the Company, the Series or the Manager being subject to additional regulatory requirements. The transferring Interest Holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees.  The Manager or its affiliates will acquire Interests in each Series of Interests for their own accounts and may, from time to time and only in accordance with applicable securities laws (which may include filing an amendment to this Offering Circular), transfer these Interests, either directly or through brokers, via the Platform or otherwise. The restrictions on transferability listed above will also apply to any resale of Interests via the Platform through one or more third-party broker-dealers (see “Description of the Business – Liquidity Platform” for additional information).

Additionally, unless and until the Interests of the Company are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the Interests.  There can be no assurance that we will, or will be able to, register the Interests for resale and there can be no guarantee that a liquid market for the Interest will develop as part of the Platform (see “Description of the Business – Liquidity Platform” for additional information).

Therefore, Investors may be required to hold their Interests indefinitely. Please refer to Exhibit 2.2 (the Operating Agreement) and Exhibit 4.1 (the form of Subscription Agreement) for additional information regarding these restrictions.  To the extent certificated, the Interests issued in each Offering, to the extent certificated, will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

Agreement to be bound by the Operating Agreement; power of attorney

By purchasing Interests, the Investor will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, the Operating Agreement.  Pursuant to the Operating Agreement, each Investor grants to the Manager a power of attorney to, among other things, execute and file documents required for the Company’s qualification, continuance or dissolution. The power of attorney also grants the Manager the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the Operating Agreement.

Duties of officers

The Operating Agreement provides that, except as may otherwise be provided by the Operating Agreement, the property, affairs and business of each Series of Interests will be managed under the direction of the Manager.  The Manager has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the Operating Agreement or as may be specified by the Manager. The Manager intends to appoint Rally Holdings as the Asset Manager of each Series of Interests to manage the Underlying Assets.

The Company may decide to enter into separate indemnification agreements with the directors and officers of the Company, the Manager or the Asset Manager (including if the Asset Manager is not Rally Holdings).  If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the Operating Agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim.  The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to the Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the Operating Agreement.

Exclusive jurisdiction; waiver of jury trial

Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts, as in the case of claims brought under the Securities Exchange Act of 1934, as amended.   Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.  Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions in the Operating Agreement will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Each Investor will covenant and agree not to bring any claim in any venue other than the Court of Chancery of the State of Delaware, or if required by Federal law, a Federal court of the United States. If an Interest Holder were to bring a claim against the Company or the Manager pursuant to the Operating Agreement and such claim was governed by state law, it would have to do so in the Delaware Court of Chancery.

Our Operating Agreement, to the fullest extent permitted by applicable law and subject to limited exceptions, provides for Investors to consent to exclusive jurisdiction to Delaware Court of Chancery and for a waiver of the right to a trial by jury, if such waiver is allowed by the court where the claim is brought.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable under the facts and circumstances of that case in accordance with applicable case law.  See “Risk

Factors—Risks Related of Ownership of Our Interests--Any dispute in relation to the Operating Agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, except where Federal law requires that certain claims be brought in Federal courts.  Our Operating Agreement, to the fullest extent permitted by applicable law, provides for Investors to waive their right to a jury trial.”  Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the Operating Agreement with a jury trial. No condition, stipulation or provision of the Operating Agreement or our Interests serves as a waiver by any Investor or beneficial owner of our Interests or by us of compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder. Additionally, the Company does not believe that claims under the federal securities laws shall be subject to the jury trial waiver provision, and the Company believes that the provision does not impact the rights of any Investor or beneficial owner of our Interests to bring claims under the federal securities laws or the rules and regulations thereunder.

These provisions may have the effect of limiting the ability of Investors to bring a legal claim against us due to geographic limitations and may limit an Investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in your favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could adversely affect our business and financial condition.

Listing

The Interests are not listed or quoted for trading on any national securities exchange or national quotation system. There is no current intention to have the Interests listed or quoted for trading on any national securities exchange or national quotation system.

MATERIAL UNITED STATES TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax consequences of the ownership and disposition of the Interests but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different from those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

Except as explicitly set forth below, this discussion is limited to U.S. Holders (defined below) who hold the Interests as capital assets within the meaning of Section 1221 of the Code. This summary does not address the tax considerations arising under the laws of any United States state or local or any non-United States jurisdiction or under United States federal gift and estate tax laws. In addition, this discussion does not address tax considerations applicable to an Investor’s particular circumstances or to Investors that may be subject to special tax rules, including, without limitation:

(i)banks, insurance companies or other financial institutions;

(ii)persons subject to the alternative minimum tax;

(iii)tax-exempt organizations;

(iv)dealers in securities or currencies;

(v)traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

(vi)persons that own, or are deemed to own, more than five percent of our Interests (except to the extent specifically set forth below);

(vii)certain former citizens or long-term residents of the United States;

(viii)persons who hold our Interests as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

(ix)persons who do not hold our Interests as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

(x)persons deemed to sell our Interests under the constructive sale provisions of the Code.

As used herein, the term “U.S. Holder” means a beneficial owner of the Interests that is, for U.S. federal income tax purposes, an individual citizen or resident of the United States, a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state or political subdivision thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons control all of the substantial decisions of the trust or if a valid election is in place to treat the trust as a U.S. person.

In addition, if a partnership, including any entity or arrangement, domestic or foreign, classified as a partnership for United States federal income tax purposes, holds Interests, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold Interests, and partners in such partnerships, should consult their tax advisors.

On December 22, 2017, the United States enacted H.R. 1, informally titled the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act includes significant changes to the Code affecting the Company and its Interest Holders.  Most of the changes applicable to individuals are temporary and, without further legislation, will not apply after 2025. The interpretation of the Tax Act by the IRS and the courts remains uncertain in many respects; prospective Investors should consult their tax advisors specifically regarding the potential impact of the Tax Act on their investment.

You are urged to consult your tax advisor with respect to the application of the United States federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Interests arising under the United States federal estate or gift tax rules or under the laws of any United States state or local or any foreign taxing jurisdiction or under any applicable tax treaty.

Taxation of each Series of Interests as a “C” Corporation

The Company, although formed as a Delaware series limited liability company eligible for tax treatment as a “partnership,” has affirmatively elected for each Series of Interests, including the Series listed in the Master Series Table in Appendix A, to be taxed as a “C” corporation under Subchapter C of the Code for all federal and state tax purposes and the discussion below assumes that each Series will be so treated. Thus, each Series of Interests will be taxed at regular corporate rates on its income before making any distributions to Interest Holders as described below.

Taxation of Distributions to Investors

Distributions to U.S. Holders out of the Company’s current or accumulated earnings and profits will be taxable as dividends. A non-corporate U.S. Holder who receives a distribution constituting “qualified dividend income” may be eligible for reduced federal income tax rates. U.S. Holders are urged to consult their tax advisors regarding the characterization of corporate distributions as “qualified dividend income.” Dividends received by a corporate U.S. Holder may be eligible for the corporate dividends-received deduction if certain holding periods are satisfied. Distributions in excess of the Company’s current and accumulated earnings and profits will not be taxable to a U.S. Holder to the extent that the distributions do not exceed the adjusted tax basis of the U.S. Holder’s Interests. Rather, such distributions will reduce the adjusted basis of such U.S. Holder’s Interests. Distributions in excess of current and accumulated earnings and profits that exceed the U.S. Holder’s adjusted basis in its Interests will be taxable as capital gain in the amount of such excess if the Interests are held as a capital asset. In addition, Section 1411 of the Code imposes on individuals, trusts and estates a 3.8% tax on certain investment income (the “3.8% NIIT”). In general, in the case of an individual, this tax is equal to 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, or (y) the excess of the adjusted gross income of the estate or trust for such taxable year over a beginning dollar amount of the highest tax bracket for such year (for 2021, that amount is $13,050).

Taxation of Dispositions of Interests

Upon any taxable sale or other disposition of our Interests, a U.S. Holder will recognize gain or loss for federal income tax purposes on the disposition in an amount equal to the difference between the amount of cash and the fair market value of any property received on such disposition; and the U.S. Holder’s adjusted tax basis in the Interests. A U.S. Holder’s adjusted tax basis in the Interests generally equals his or her initial amount paid for the Interests and decreased by the amount of any distributions to the Investor in excess of the Company’s current or accumulated earnings and profits. In computing gain or loss, the proceeds that U.S. Holders receive will include the amount of any cash and the fair market value of any other property received for their Interests, and the amount of any actual or deemed relief from indebtedness encumbering their Interests. The gain or loss will be long-term capital gain or loss if the Interests are held for more than one year before disposition. Long-term capital gains of individuals, estates and trusts currently are taxed at a maximum rate of 20% (plus any applicable state income taxes) plus the 3.8% NIIT. The deductibility of capital losses may be subject to limitation and depends on the circumstances of a particular U.S. Holder; the effect of such limitation may be to defer or to eliminate any tax benefit that might otherwise be available from a loss on a disposition of the Interests. Capital losses are first deducted against capital gains, and, in the case of non-corporate taxpayers, any remaining such losses are deductible against salaries or other income from services or income from portfolio investments only to the extent of $3,000 per year.

Tax Withholding and Information Reporting

Generally, the Company must report annually to the IRS the amount of dividends paid to you, your name and address, and the amount of tax withheld, if any. A similar report will be sent to you.

Dividends paid by a Series to a non-U.S. Holder are generally subject to federal income tax withholding at the rate of 30% (or a lower rate determined under a tax treaty). A non-U.S. Holder that is entitled to a reduced rate of withholding will need to provide an IRS Form W-8BEN or similar form to certify its entitlement to tax treaty benefits.

Payments of dividends or of proceeds on the disposition of the Interests made to you may be subject to additional information reporting and backup withholding at a current rate of 24% unless you establish an exemption. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a United States person.

Backup withholding is not an additional tax; rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Under legislation commonly known as “FATCA,” each Series of Interests will be required to withhold U.S. federal income tax at the rate of 30% on distributions treated as dividends for tax purposes unless the recipient timely provides proper certifications on a valid U.S. Form W-8 or W-9. Withholding under FATCA generally applies to certain “foreign financial institutions” and “non-financial foreign entities.” Withholding will not apply to a U.S. Holder that timely provides a valid U.S. Form W-9.

If we determine withholding is required with respect to a distribution or payment, we will withhold tax at the applicable statutory rate, and we will not pay any additional amounts in respect of such withholding.

The preceding discussion of United States federal tax considerations is for general information only. It is not tax advice. Each prospective Investor should consult its own tax advisor regarding the particular United States federal, state and local and foreign tax consequences, if applicable, of purchasing, holding and disposing of our Interests, including the consequences of any proposed change in applicable laws.

WHERE TO FIND ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. All potential Investors in the Interests are entitled to review copies of any other agreements relating to any Series of Interests described in this Offering Circular and Offering Circular Supplements, if any.  In the Subscription Agreement, you will represent that you are completely satisfied with the results of your pre-investment due diligence activities.

The Manager will answer inquiries from potential Investors in Offerings concerning any of the Series of Interests, the Company, the Manager and other matters relating to the offer and sale of the Series Interests under this Offering Circular.  The Company will afford the potential Investors in the Interests the opportunity to obtain any additional information to the extent the Company possesses such information or can acquire such information without unreasonable effort or expense that is necessary to verify the information in this Offering Circular.

Any statement contained herein or in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Offering Circular to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of the Offering Circular, except as so modified or superseded.

Requests and inquiries regarding the Offering Circular should be directed to:

RSE Archive, LLC
250 Lafayette Street, 2nd Floor

New York, NY 10012

E-Mail: hello@rallyrd.com
Tel: 347-952-8058
Attention: Rally Rd.

We are required to file periodic reports, offering statements, and other information with the SEC pursuant to the Securities Act. Such reports and other information filed by us with the SEC are available free of charge on the SEC’s website at www.sec.gov. We will also provide requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense.

APPENDIX A

MASTER SERIES TABLE

The master series table below, referred to at times as the “Master Series Table,” shows key information related to each Series. This information will be referenced throughout the Offering Circular when referring to the Master Series Table. In addition, see the “Description of Series” and “Use of Proceeds” sections for each individual Series in Appendix B, or incorporated herein by reference, for further details regarding ongoing Offerings.  For additional information regarding any closed Offerings highlighted in white below, refer to the Use of Proceeds and Asset Descriptions in the filings identified in the Master Series Table below, which filings are incorporated by reference into this Offering Circular.

Series	Qualification Date	Underlying Asset / Offering Circular	Status	Opening Date (1)	Closing Date (1)	Offering Price per Interest	Minimum / Maximum Membership Interests (2)	Minimum / Maximum Offering Size	Sourcing Fee	Trading Window (4)
#52MANTLE	10/11/2019	1952 Topps #311 Mickey Mantle Card (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Closed	10/18/2019	10/25/2019	$132.00	1,000	$132,000 (3)	$3,090	8/20/2021
#71MAYS	10/11/2019	1971 Willie Mays Jersey (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Closed	10/25/2019	10/31/2019	$28.50	2,000	$57,000 (3)	$1,830	9/7/2021
#RLEXPEPSI	10/11/2019	Rolex GMT Master II 126710BLRO (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Closed	11/1/2019	11/6/2019	$8.90	2,000	$17,800 (3)	$22	8/25/2021
#10COBB	10/11/2019	1910 E98 Ty Cobb Card (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Closed	11/8/2019	11/14/2019	$39.00	1,000	$39,000 (3)	$1,510	9/10/2021
#POTTER	10/11/2019	1997 First Edition Harry Potter (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Closed	11/15/2019	11/21/2019	$24.00	3,000	$72,000 (3)	($510)	6/30/2021
#TWOCITIES	10/11/2019	First Edition A Tale of Two Cities (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Closed	11/15/2019	11/21/2019	$72.50	200	$14,500 (3)	$55	6/14/2021
#FROST	10/11/2019	First Edition A Boy's Will (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Closed	11/15/2019	11/21/2019	$67.50	200	$13,500 (3)	$865	7/6/2021

#BIRKINBLEU	11/1/2019	Bleu Saphir Lizard Hermès Birkin (Post-Qualification Amendment No. 1 to Offering Statement 1)	Closed	11/22/2019	11/27/2019	$58.00	1,000	$58,000 (3)	$170	8/30/2021
#SMURF	11/1/2019	Rolex Submariner Date "Smurf" Ref. 116619LB (Post-Qualification Amendment No. 1 to Offering Statement 1)	Closed	11/22/2019	11/27/2019	$17.25	2,000	$34,500 (3)	$2,905	8/16/2021
#70RLEX	10/11/2019	1970 Rolex Ref. 5100 Beta 21 (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Closed	11/29/2019	12/6/2019	$20.00	1,000	$20,000 (3)	$50	9/8/2021
#EINSTEIN	10/11/2019	First Edition of Philosopher-Scientist (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Closed	12/6/2019	12/13/2019	$7.25	2,000	$14,500 (3)	$855	7/21/2021
#HONUS	11/27/2019	1909-1911 T206 Honus Wagner Card (Post-Qualification Amendment No. 2 to Offering Statement 1)	Closed	12/11/2019	12/26/2019	$52.00	10,000	$520,000 (3)	$5,572	9/24/2021
#75ALI	11/1/2019	1975 Muhammad Ali Boots worn in fight against Chuck Wepner (Post-Qualification Amendment No. 1 to Offering Statement 1)	Closed	12/19/2019	12/29/2019	$46.00	1,000	$46,000 (3)	($10)	7/13/2021
#71ALI	10/11/2019	1971 “Fight of the Century” Contract (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Sold - $40,000 Acquisition Offer Accepted on 02/07/2020	12/16/2019	12/30/2019	$15.50	2,000	$31,000 (3)	$1,090	2/6/2020
#APROAK	11/1/2019	Audemars Piguet Royal Oak Jumbo A-Series Ref.5402 (Post-Qualification Amendment No. 1 to Offering Statement 1)	Sold - $110,000 Acquisition Offer Accepted on 06/28/2021	12/6/2019	1/2/2020	$75.00	1,000	$75,000 (3)	($63)	6/30/2021

#88JORDAN	11/1/2019	1988 Michael Jordan Nike Air Jordan III Sneakers (Post-Qualification Amendment No. 1 to Offering Statement 1)	Closed	1/19/2020	1/27/2020	$11.00	2,000	$22,000 (3)	$230	8/23/2021
#BIRKINBOR	12/18/2019	2015 Hermès Birkin Bordeaux Shiny Porosus Crocodile with Gold Hardware (Post-Qualification Amendment No. 3 to Offering Statement 1)	Closed	2/13/2020	2/20/2020	$26.25	2,000	$52,500 (3)	$225	9/13/2021
#33RUTH	12/18/2019	1933 Goudey #144 Babe Ruth Card (Post-Qualification Amendment No. 3 to Offering Statement 1)	Closed	2/20/2020	2/26/2020	$38.50	2,000	$77,000 (3)	$603	8/25/2021
#SPIDER1	12/18/2019	1963 Marvel Comics Amazing Spider-Man #1 CGC FN+ 6.5 (Post-Qualification Amendment No. 3 to Offering Statement 1)	Closed	2/28/2020	3/4/2020	$22.00	1,000	$22,000 (3)	$230	9/21/2021
#BATMAN3	12/18/2019	1940 D.C. Comics Batman #3 CGC NM 9.4 (Post-Qualification Amendment No. 3 to Offering Statement 1)	Closed	2/28/2020	3/4/2020	$78.00	1,000	$78,000 (3)	$585	9/9/2021
#ROOSEVELT	10/11/2019	First Edition African Game Trails (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Closed	3/6/2020	3/10/2020	$19.50	1,000	$19,500 (3)	$1,008	8/27/2021
#ULYSSES	10/11/2019	1935 First Edition Ulysses (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Closed	3/6/2020	3/10/2020	$51.00	500	$25,500 (3)	$695	8/11/2021
#56MANTLE	12/18/2019	1956 Topps #135 Mickey Mantle Card (Post-Qualification Amendment No. 3 to Offering Statement 1)	Closed	1/3/2020	3/11/2020	$1.00	10,000	$10,000 (3)	($650)	8/24/2021

#AGHOWL	10/11/2019	First Edition Howl and Other Poems (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Closed	3/6/2020	3/11/2020	$38.00	500	$19,000 (3)	$810	6/24/2021
#98JORDAN	10/11/2019	1998 Michael Jordan Jersey (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Sold - $165,000 Acquisition Offer Accepted on 05/11/2020	3/9/2020	3/22/2020	$64.00	2,000	$128,000 (3)	$4,160	5/14/2020
#18ZION	11/1/2019	2018 Zion Williamson Adidas James Harden Sneakers (Post-Qualification Amendment No. 1 to Offering Statement 1)	Closed	3/27/2020	4/2/2020	$30.00	500	$15,000 (3)	$200	6/28/2021
#SNOOPY	11/27/2019	2015 Omega Speedmaster Moonwatch (Post-Qualification Amendment No. 2 to Offering Statement 1)	Closed	4/2/2020	4/7/2020	$12.75	2,000	$25,500 (3)	($55)	9/24/2021
#APOLLO11	11/1/2019	Apollo 11 Crew-Signed New York Times Cover (Post-Qualification Amendment No. 1 to Offering Statement 1)	Closed	4/8/2020	4/19/2020	$32.00	1,000	$32,000 (3)	$130	9/2/2021
#24RUTHBAT	12/18/2019	1924 George "Babe" Ruth Professional Model Bat (Post-Qualification Amendment No. 3 to Offering Statement 1)	Closed	4/10/2020	5/3/2020	$85.00	3,000	$255,000 (3)	($513)	8/2/2021
#YOKO	10/11/2019	First Edition Grapefruit (Pre-Qualification Amendment No. 2 to Offering Statement 1)	Closed	4/29/2020	5/11/2020	$80.00	200	$16,000 (3)	$840	8/16/2021
#86JORDAN	4/30/2020	1986 Fleer #57 Michael Jordan Card (Post-Qualification Amendment No. 6 to Offering Statement 1)	Sold - $80,000 Acquisition Offer Accepted on 06/01/2020	5/6/2020	5/13/2020	$40.00	1,000	$40,000 (3)	$600	6/1/2020

#RUTHBALL1	4/30/2020	1934-39 Official American League Babe Ruth Single Signed Baseball (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	5/8/2020	5/24/2020	$14.50	2,000	$29,000 (3)	$510	8/18/2021
#HULK1	4/30/2020	1962 The Incredible Hulk #1 CGC VF 8.0 (Post-Qualification Amendment No. 6 to Offering Statement 1)	Sold - $116,000 Acquisition Offer Accepted on 07/19/2021	5/12/2020	5/24/2020	$44.50	2,000	$89,000 (3)	$143	7/19/2021
#HIMALAYA	12/18/2019	2014 Hermès 30cm Birkin Blanc Himalaya Matte Niloticus Crocodile with Palladium Hardware (Post-Qualification Amendment No. 3 to Offering Statement 1)	Closed	5/19/2020	5/27/2020	$70.00	2,000	$140,000 (3)	$6,300	9/22/2021
#55CLEMENTE	4/30/2020	1955 Topps #164 Roberto Clemente NM-MT 8 Baseball Card (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	5/28/2020	6/4/2020	$38.00	1,000	$38,000 (3)	$520	9/16/2021
#38DIMAGGIO	4/30/2020	1938 Goudey #274 Joe DiMaggio NM-MT 8 Baseball Card (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	5/28/2020	6/4/2020	$22.00	1,000	$22,000 (3)	$680	9/17/2021
#BOND1	4/30/2020	1953 First Edition, First Issue Casino Royale (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	6/4/2020	6/12/2020	$39.00	1,000	$39,000 (3)	$510	9/8/2021
#LOTR	4/30/2020	1954-1955 First Edition, First Issue The Lord of the Rings Trilogy (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	6/4/2020	6/12/2020	$29.00	1,000	$29,000 (3)	$10	7/30/2021

#CATCHER	4/30/2020	1951 First Edition, First Issue The Catcher in the Rye (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	6/4/2020	6/12/2020	$25.00	500	$12,500 (3)	$25	6/9/2021
#SUPER21	4/30/2020	1943 Superman #21 CGC VF/NM 9.0 comic book (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	5/7/2020	6/17/2020	$1.00	8,500	$8,500 (3)	$615	9/24/2021
#BATMAN1	4/30/2020	1940 D.C. Comics Batman #1 CGC FR/GD 1.5 (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	6/11/2020	6/18/2020	$71.00	1,000	$71,000 (3)	$658	6/4/2021
#GMTBLACK1	4/30/2020	Rolex 18k Yellow Gold GMT-Master ref. 16758 (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	6/17/2020	6/25/2020	$28.00	1,000	$28,000 (3)	$1,520	8/19/2021
#BIRKINTAN	4/30/2020	2015 Hermès 30cm Birkin Tangerine Ostrich with Palladium Hardware (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	6/17/2020	6/25/2020	$28.00	1,000	$28,000 (3)	$1,520	8/20/2021
#61JFK	6/8/2020	1961 inscribed copy of Inaugural Addresses of the Presidents of the United States (Post-Qualification Amendment No. 7 to Offering Statement 1)	Closed	6/27/2020	7/7/2020	$11.50	2,000	$23,000 (3)	$5,520	9/7/2021
#50JACKIE	4/30/2020	1950 Bowman #22 Jackie Robinson Card (Post-Qualification Amendment No. 6 to Offering Statement 1)	Sold - $13,000 Acquisition Offer Accepted on 10/07/2020	6/10/2020	7/8/2020	$1.00	10,000	$10,000 (3)	$100	10/13/2020

#POKEMON1	4/30/2020	1999 Pokemon First Edition PSA GEM MT 10 Complete Set (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	6/23/2020	7/8/2020	$25.00	5,000	$125,000 (3)	$4,213	8/16/2021
#LINCOLN	6/8/2020	1864 Signed, Vignetted Portrait of Abraham Lincoln (Post-Qualification Amendment No. 7 to Offering Statement 1)	Closed	7/1/2020	7/9/2020	$20.00	4,000	$80,000 (3)	$13,900	8/23/2021
#STARWARS1	6/8/2020	1977 Star Wars #1 CGC VF/NM 9.0 comic book (Post-Qualification Amendment No. 7 to Offering Statement 1)	Closed	7/1/2020	7/14/2020	$1.00	12,000	$12,000 (3)	$980	8/12/2021
#56TEDWILL	6/8/2020	1956 Ted Williams Game-Worn Red Sox Home Jersey (Post-Qualification Amendment No. 7 to Offering Statement 1)	Closed	7/16/2020	7/26/2020	$45.00	2,000	$90,000 (3)	$7,825	9/23/2021
#68MAYS	6/8/2020	1968 Willie Mays Signed and Game-Used Adirondack M63 Model Bat (Post-Qualification Amendment No. 7 to Offering Statement 1)	Closed	7/17/2020	7/26/2020	$19.50	2,000	$39,000 (3)	$5,510	7/9/2021
#TMNT1	6/8/2020	1984 Teenage Mutant Ninja Turtles #1 CGC VF/NM 9.8 comic book (Post-Qualification Amendment No. 7 to Offering Statement 1)	Sold - $100,000 Acquisition Offer Accepted on 06/07/2021	7/23/2020	7/30/2020	$65.00	1,000	$65,000 (3)	$4,250	6/8/2021
#CAPTAIN3	4/30/2020	1941 Captain America Comics #3 CGC VG/FN 5.0 comic book (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	7/23/2020	7/30/2020	$37.00	1,000	$37,000 (3)	$464	6/18/2021
#51MANTLE	6/8/2020	1951 Bowman #253 Mickey Mantle Card (Post-Qualification Amendment No. 7 to Offering Statement 1)	Closed	7/16/2020	7/30/2020	$17.00	2,000	$34,000 (3)	$3,060	7/27/2021

#CHURCHILL	4/30/2020	First English Edition copies of Volumes I-VI of The Second World War by Winston Churchill (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	7/7/2020	8/6/2020	$1.00	7,500	$7,500 (3)	$25	8/24/2021
#SHKSPR4	4/30/2020	1685 Fourth Folio of William Shakespeare’s Comedies, Histories, and Tragedies (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	7/30/2020	8/6/2020	$115.00	1,000	$115,000 (3)	$7,282	8/6/2021
#03KOBE	7/20/2020	2003-2004 Upper Deck Exquisite Collection Limited Logos #KB Kobe Bryant Signed Game Used Patch Card (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	8/2/2020	8/16/2020	$8.00	6,250	$50,000 (3)	$4,400	8/2/2021
#03LEBRON	7/20/2020	2003-2004 Upper Deck Exquisite Collection LeBron James Patches Autographs Card (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	8/5/2020	8/16/2020	$17.00	2,000	$34,000 (3)	$7,560	7/13/2021
#03JORDAN	7/20/2020	2003-2004 Upper Deck Exquisite Collection Michael Jordan Patches Autographs Card (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	8/6/2020	8/16/2020	$20.50	2,000	$41,000 (3)	$6,490	7/2/2021
#39TEDWILL	7/20/2020	1939 Gum Inc. Play Ball #92 Ted Williams Rookie Card (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	8/13/2020	8/24/2020	$5.00	5,600	$28,000 (3)	($1,130)	8/11/2021

#94JETER	7/20/2020	1994 Derek Jeter Signed and Game-Worn Columbus Clippers Away Jersey (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	8/9/2020	8/24/2020	$45.00	1,000	$45,000 (3)	$4,450	6/30/2021
#2020TOPPS	7/20/2020	Ten (10) Complete Sets of Topps 2020 Limited First Edition Series 1 & 2 Topps Baseball Cards (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	8/13/2020	8/25/2020	$10.00	10,000	$100,000 (3)	$100	8/19/2021
#FANFOUR1	4/30/2020	1961 Fantastic Four #1 CGC VF+ 8.5 comic book (Post-Qualification Amendment No. 6 to Offering Statement 1)	Sold - $126,000 Acquisition Offer Accepted on 06/14/2021	8/23/2020	9/2/2020	$52.50	2,000	$105,000 (3)	$2,563	6/15/2021
#86RICE	7/20/2020	1986 Topps #161 Jerry Rice Rookie Card (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	7/28/2020	9/15/2020	$1.00	23,000	$23,000 (3)	$1,670	9/8/2021
#DAREDEV1	6/8/2020	1964 Daredevil #1 CGC VF/NM 9.0 comic book (Post-Qualification Amendment No. 7 to Offering Statement 1)	Sold - $22,080 Acquisition Offer Accepted on 07/26/2021	7/28/2020	9/15/2020	$1.00	11,500	$11,500 (3)	$985	7/26/2021
#85MARIO	6/8/2020	1985 Factory-Sealed NES Super Mario Bros. Wata 9.8 A+ (Post-Qualification Amendment No. 7 to Offering Statement 1)	Sold - $2,000,000 Acquisition Offer Accepted on 08/09/2021	8/16/2020	9/15/2020	$50.00	3,000	$150,000 (3)	$6,775	8/19/2021
#TOS39	7/20/2020	1963 Tales of Suspense #39 CGC NM 9.4 comic book (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	8/27/2020	9/15/2020	$45.00	3,000	$135,000 (3)	$12,038	8/3/2021

#05LATOUR	7/20/2020	One case of twelve (12) 75cl bottles of 2005 Château Latour (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	9/3/2020	9/15/2020	$9.80	1,000	$9,800 (3)	$1,161	9/27/2021
#16SCREAG	7/20/2020	Four cases of three (3) 75cl bottles of 2016 Screaming Eagle (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	9/3/2020	9/15/2020	$39.00	1,000	$39,000 (3)	$5,566	8/4/2021
#14DRC	7/20/2020	One case of twelve (12) 75cl bottles of 2014 Domaine de la Romanée-Conti (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	9/3/2020	9/15/2020	$54.00	1,000	$54,000 (3)	$6,380	8/13/2021
#57MANTLE	7/20/2020	1957 Topps #95 Mickey Mantle Card (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	9/6/2020	9/21/2020	$1.00	8,000	$8,000 (3)	($1,182)	9/28/2021
#FAUBOURG	4/30/2020	2019 Hermès 20cm Sellier Faubourg Brown Multicolor Birkin with Palladium Hardware (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	9/9/2020	9/21/2020	$75.00	2,000	$150,000 (3)	$31,675	9/28/2021
#SOBLACK	4/30/2020	2010 Hermès 30cm Black Calf Box Leather “So Black” Birkin with PVD Hardware (Post-Qualification Amendment No. 6 to Offering Statement 1)	Closed	9/10/2020	10/1/2020	$56.00	1,000	$56,000 (3)	$4,087	8/17/2021
#GATSBY	6/8/2020	inscribed First Edition, First Issue copy of The Great Gatsby by F. Scott Fitzgerald (Post-Qualification Amendment No. 7 to Offering Statement 1)	Closed	9/14/2020	10/1/2020	$50.00	4,000	$200,000 (3)	$10,800	7/16/2021

#93DAYTONA	7/20/2020	1993 Rolex Oyster Perpetual Cosmograph Daytona ref. 16528 (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	9/24/2020	10/1/2020	$21.00	2,000	$42,000 (3)	$3,480	8/10/2021
#09TROUT	9/24/2020	2009 Bowman Chrome Draft Prospects #DBPP89 Mike Trout (Orange Refractor) Signed Rookie Card (Post-Qualification Amendment No. 10 to Offering Statement 1)	Closed	9/28/2020	10/8/2020	$20.00	11,250	$225,000 (3)	($4,540)	7/30/2021
#57STARR	7/20/2020	1957 Topps #119 Bart Starr Rookie Card (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	9/16/2020	10/8/2020	$1.00	8,000	$8,000 (3)	($1,182)	6/14/2021
#AF15	8/21/2020	1962 Amazing Fantasy #15 CGC VF 8.0 comic book (Post-Qualification Amendment No. 9 to Offering Statement 1)	Sold - $240,000 Acquisition Offer Accepted on 06/07/2021	10/9/2020	10/19/2020	$25.00	8,000	$200,000 (3)	$6,900	6/8/2021
#03KOBE2	9/24/2020	2003-04 Upper Deck Exquisite Collection Patches Autographs #KB Kobe Bryant Card graded BGS MINT 9 (Post-Qualification Amendment No. 10 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 11)	Closed	10/6/2020	10/22/2020	$4.00	5,750	$23,000 (3)	$641	9/22/2021
#JOBSMAC	8/21/2020	1986 Macintosh Plus Computer Signed by Steve Jobs (Post-Qualification Amendment No. 9 to Offering Statement 1)	Closed	10/10/2020	10/22/2020	$10.00	5,000	$50,000 (3)	$13,168	8/27/2021

#16PETRUS	7/20/2020	Two cases of six (6) 75cl bottles of 2016 Château Petrus (Post-Qualification Amendment No. 8 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 9 to Offering Statement 1)	Closed	8/29/2020	11/3/2020	$5.00	9,000	$45,000 (3)	$5,214	8/26/2021
#ALICE	7/20/2020	1866 First Edition, Second Issue copy of Alice’s Adventures in Wonderland by Lewis Carroll (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	9/6/2020	11/3/2020	$1.00	12,000	$12,000 (3)	$1,480	7/8/2021
#SPIDER10	8/21/2020	1963 Marvel Comics Amazing Spider-Man #10 CGC NM/M 9.8 comic book (Post-Qualification Amendment No. 9 to Offering Statement 1)	Closed	9/6/2020	11/3/2020	$5.00	4,200	$21,000 (3)	$1,688	9/7/2021
#62MANTLE	9/24/2020	1962 Mickey Mantle Professional Model Bat Attributed to the 1962 World Series (Post-Qualification Amendment No. 10 to Offering Statement 1)	Closed	10/19/2020	11/4/2020	$25.00	6,000	$150,000 (3)	$14,775	7/26/2021
#BATMAN6	6/8/2020	1941 Batman #6 CGC NM 9.4 comic book (Post-Qualification Amendment No. 7 to Offering Statement 1)	Closed	10/21/2020	11/4/2020	$13.50	2,000	$27,000 (3)	$2,330	8/5/2021
#CLEMENTE2	9/24/2020	1959 Roberto Clemente Signature Model Bat (Post-Qualification Amendment No. 10 to Offering Statement 1)	Closed	9/29/2020	11/9/2020	$35.00	2,000	$70,000 (3)	$8,173	7/7/2021

#79STELLA	9/24/2020	1979 Rolex Ref. 18038 Coral “Stella Dial” Day-Date (Post-Qualification Amendment No. 10 to Offering Statement 1)	Closed	10/5/2020	11/16/2020	$5.00	13,800	$69,000 (3)	$5,693	9/15/2021
#TKAM	6/8/2020	1960 Inscribed First Edition copy of To Kill a Mockingbird by Harper Lee (Post-Qualification Amendment No. 7 to Offering Statement 1)	Closed	10/26/2020	11/16/2020	$16.00	2,000	$32,000 (3)	$1,980	9/1/2021
#SUPER14	7/20/2020	1942 Superman #14 CGC NM 9.4 comic book (Post-Qualification Amendment No. 8 to Offering Statement 1)	Sold - $156,000 Acquisition Offer Accepted on 08/03/2021	11/6/2020	11/16/2020	$25.00	5,200	$130,000 (3)	$7,125	8/3/2021
#DIMAGGIO2	10/28/2020	Rolex Oyster Perpetual Datejust presented to Joe DiMaggio (Post-Qualification Amendment No. 14 to Offering Statement 1)	Closed	11/10/2020	11/18/2020	$10.50	2,000	$21,000 (3)	$2,036	7/20/2021
#13BEAUX	9/24/2020	One case of twelve (12) bottles of 2013 Vosne-Romanée Les Beaux Monts, Domaine Leroy (Post-Qualification Amendment No. 10 to Offering Statement 1)	Closed	11/10/2020	11/23/2020	$5.00	5,100	$25,500 (3)	$2,124	7/26/2021
#88MARIO	10/28/2020	1988 NES Super Mario Bros. 2 Wata 9.8 A+ Video Game (Post-Qualification Amendment No. 14 to Offering Statement 1)	Sold - $60,000 Acquisition Offer Accepted on 12/29/2020	11/12/2020	11/23/2020	$15.00	2,000	$30,000 (3)	$3,600	12/30/2020
#ANMLFARM	8/21/2020	First Edition, First printing of Animal Farm by George Orwell (Post-Qualification Amendment No. 9 to Offering Statement 1)	Closed	11/16/2020	11/23/2020	$10.00	1,000	$10,000 (3)	$434	7/27/2021

#NASA1	9/24/2020	1969 Buzz Aldrin NASA Apollo 11 space-flown control stick (Post-Qualification Amendment No. 10 to Offering Statement 1)	Closed	10/25/2020	11/25/2020	$30.00	10,000	$300,000 (3)	$39,763	7/1/2021
#00BRADY	10/28/2020	2000 Playoff Contenders #144 Tom Brady Autograph Rookie Card graded BGS MINT 9 (Post-Qualification Amendment No. 14 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 14 to Offering Statement 1)	Closed	11/19/2020	11/30/2020	$12.00	3,750	$45,000 (3)	$8,298	9/2/2021
#85NES	10/28/2020	1985 NES Duck Hunt Wata 9.2 NS Video Game and a 1985 NES Gyromite Wata 9.0 NS Video Game (Post-Qualification Amendment No. 14 to Offering Statement 1)	Closed	11/17/2020	11/30/2020	$4.00	8,000	$32,000 (3)	$4,321	8/17/2021
#04LEBRON	10/28/2020	2004-05 Upper Deck Exquisite Collection Extra Exquisite Jerseys Autographs #LJ LeBron James Card graded BGS GEM MINT 9.5 (Post-Qualification Amendment No. 14 to Offering Statement 1)	Closed	10/29/2020	12/7/2020	$10.00	5,000	$50,000 (3)	$4,371	9/29/2021
#85JORDAN	10/28/2020	1985 Michael Jordan Rookie Game Worn Nike Air Jordan I Sneakers (Post-Qualification Amendment No. 14 to Offering Statement 1)	Closed	11/8/2020	12/7/2020	$25.00	10,000	$250,000 (3)	$5,025	9/13/2021
#69KAREEM	10/28/2020	1969 Topps Basketball #25 Lew Alcindor Rookie Card graded PSA NM-MT 8 (Post-Qualification Amendment No. 14 to Offering Statement 1)	Closed	11/23/2020	12/7/2020	$11.00	2,500	$27,500 (3)	$2,896	8/30/2021

#59JFK	8/21/2020	1959 Inscribed Presentation Copy of Profiles in Courage by John F. Kennedy (Post-Qualification Amendment No. 9 to Offering Statement 1)	Closed	11/25/2020	12/7/2020	$13.00	2,000	$26,000 (3)	$1,538	9/17/2021
#JUSTICE1	8/21/2020	1960 Justice League of America #1 CGC NM+ 9.6 comic book (Post-Qualification Amendment No. 9 to Offering Statement 1)	Closed	11/18/2020	12/7/2020	$43.00	5,000	$215,000 (3)	$20,635	8/18/2021
#GRAPES	8/21/2020	1939 Inscribed First Edition Presentation copy of The Grapes of Wrath by John Steinbeck (Post-Qualification Amendment No. 9 to Offering Statement 1)	Closed	12/1/2020	12/14/2020	$19.50	2,000	$39,000 (3)	$6,408	6/3/2021
#GOLDENEYE	10/28/2020	1997 N64 GoldenEye 007 Wata 9.6 A++ Video Game (Post-Qualification Amendment No. 14 to Offering Statement 1)	Closed	11/24/2020	12/14/2020	$5.00	5,000	$25,000 (3)	$808	9/9/2021
#03LEBRON2	11/25/2020	2003-04 Topps Chrome Refractors LeBron James Rookie card graded BGS Pristine 10 (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	11/30/2020	12/14/2020	$20.00	5,000	$100,000 (3)	$7,523	8/26/2021
#34GEHRIG	10/28/2020	1934 Goudey #61 Lou Gehrig Card graded PSA NM-MT 8 (Post-Qualification Amendment No. 14 to Offering Statement 1)	Closed	12/3/2020	12/14/2020	$7.00	5,000	$35,000 (3)	$3,845	6/8/2021
#98KANGA	11/25/2020	1998 Pokémon Japanese Promo Kangaskhan-Holo Trophy Card graded PSA GEM MT 10 (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	12/2/2020	12/14/2020	$8.00	21,250	$170,000 (3)	$16,425	8/11/2021

#06BRM	9/24/2020	One case of twelve (12) bottles of 2006 Barolo Riserva Monfortino, Giacomo Conterno (Post-Qualification Amendment No. 10 to Offering Statement 1)	Closed	12/7/2020	12/14/2020	$10.00	1,850	$18,500 (3)	$1,351	8/20/2021
#MOONSHOE	11/25/2020	Original pair of Nike "Moon Shoe" sneakers (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	11/25/2020	12/14/2020	$10.00	18,000	$180,000 (3)	$26,250	9/15/2021
#DUNE	7/20/2020	1965 Inscribed First Edition Copy of Frank Herbert’s Dune (Post-Qualification Amendment No. 8 to Offering Statement 1)	Closed	12/10/2020	12/22/2020	$13.25	1,000	$13,250 (3)	$1,418	6/15/2021
#86FLEER	11/25/2020	1986-87 Fleer Basketball Unopened Wax Box Certified by BBCE (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	12/7/2020	12/22/2020	$10.00	16,500	$165,000 (3)	$14,666	8/31/2021
#58PELE2	11/25/2020	1958 Editora Aquarela Pelé Card graded PSA NM 7 (Post-Qualification Amendment No. 15 to Offering Statement 1)	Sold - $62,000 Acquisition Offer Accepted on 02/26/2021	12/16/2020	12/22/2020	$5.00	5,300	$26,500 (3)	$1,930	2/17/2021
#WILDGUN	10/28/2020	1985 NES Wild Gunman Wata 9.2 A+ Video Game (Post-Qualification Amendment No. 14 to Offering Statement 1)	Closed	12/15/2020	12/22/2020	$7.00	4,000	$28,000 (3)	$2,591	8/26/2021
#18LAMAR	11/25/2020	2018 National Treasures Red Lamar Jackson Rookie Card graded BGS NM-MT+ 8.5 (Post-Qualification Amendment No. 15 to Offering Statement 1)	Sold - $88,500 Acquisition Offer Accepted on 12/29/2020	12/7/2020	12/29/2020	$8.00	7,750	$62,000 (3)	$5,875	12/30/2020

#03TACHE	10/28/2020	Four cases of three (3) bottles of 2003 La Tâche, Domaine de la Romanée-Conti (Post-Qualification Amendment No. 14 to Offering Statement 1)	Closed	11/17/2020	1/13/2021	$5.00	15,600	$78,000 (3)	$5,699	9/10/2021
#AVENGE57	8/21/2020	1968 Marvel Avengers #57 CGC NM/M 9.8 comic book (Post-Qualification Amendment No. 9 to Offering Statement 1)	Closed	12/2/2020	1/13/2021	$1.00	20,000	$20,000 (3)	$1,698	7/19/2021
#99TMB2	11/25/2020	1999 Pokémon Japanese Promo Tropical Mega Battle No. 2 Trainer Card graded PSA AUTHENTIC (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	12/14/2020	1/13/2021	$6.00	10,000	$60,000 (3)	$8,000	7/19/2021
#AVENGERS1	7/20/2020	1963 Avengers #1 CGC NM + 9.6 comic book (Post-Qualification Amendment No. 8 to Offering Statement 1)	Sold - $325,000 Acquisition Offer Accepted on 07/09/2021	12/16/2020	1/13/2021	$54.00	5,000	$270,000 (3)	$14,675	7/9/2021
#13GIANNIS	11/25/2020	2013 Panini Flawless Giannis Antetokounmpo Rookie card graded BGS GEM MINT 9.5 (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	12/19/2020	1/13/2021	$5.00	5,000	$25,000 (3)	$4,023	8/9/2021
#04MESSI	11/25/2020	2004-05 Panini Lionel Messi Card graded BGS GEM MINT 9.5 (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	12/21/2020	1/13/2021	$5.00	9,000	$45,000 (3)	$3,403	8/3/2021
#PUNCHOUT	12/21/2020	1987 NES Mike Tyson’s PUNCH-OUT!! Wata 9.4 A+ video game (Post-Qualification Amendment No. 16 to Offering Statement 1)	Closed	12/22/2020	1/13/2021	$9.00	10,000	$90,000 (3)	$7,825	9/23/2021

#BULLSRING	11/25/2020	Six Chicago Bulls NBA Championship Rings awarded to Chicago Bulls security guard John Capps (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	12/19/2020	1/13/2021	$10.00	30,000	$300,000 (3)	$44,008	8/10/2021
#70AARON	11/25/2020	1970 Topps Hank Aaron card graded PSA GEM MINT 10 (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	12/23/2020	1/13/2021	$3.00	6,000	$18,000 (3)	$598	8/6/2021
#96CHARZRD	12/21/2020	1996 Pokemon Japanese Base Set No Rarity Symbol Holo Charizard #6 PSA MINT 9 (Post-Qualification Amendment No. 16 to Offering Statement 1)	Closed	12/27/2020	1/13/2021	$10.00	6,500	$65,000 (3)	$5,304	9/10/2021
#ICECLIMB	12/21/2020	1985 NES Ice Climber Wata 9.0 A video game (Post-Qualification Amendment No. 16 to Offering Statement 1)	Closed	12/28/2020	1/13/2021	$8.00	10,000	$80,000 (3)	$7,958	7/16/2021
#01TIGER	12/21/2020	2001 SP Authentic #45 Tiger Woods Autographed Rookie Card graded BGS GEM MINT 9.5 (Post-Qualification Amendment No. 16 to Offering Statement 1)	Closed	12/30/2020	1/13/2021	$10.00	1,850	$18,500 (3)	$1,615	7/28/2021
#JUNGLEBOX	12/21/2020	1999 Pokémon Jungle 1st Edition Booster Box (Post-Qualification Amendment No. 16 to Offering Statement 1)	Closed	1/3/2021	1/19/2021	$5.00	6,900	$34,500 (3)	$2,955	7/22/2021
#51HOWE	11/25/2020	1951 Parkhurst Gordie Howe Card graded PSA NM-MT 8 (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	1/5/2021	1/19/2021	$9.00	5,000	$45,000 (3)	$3,445	8/13/2021

#09COBB	11/25/2020	1909-11 T206 Sweet Caporal Ty Cobb card graded PSA NM 7 (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	1/6/2021	1/19/2021	$4.00	8,000	$32,000 (3)	$2,980	8/17/2021
#96JORDAN2	1/8/2021	Michael Jordan Playoff Worn and Dual Signed ‘Player Sample’ Air Jordan 11’s (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	1/11/2021	1/19/2021	$5.00	10,800	$54,000 (3)	$3,812	8/12/2021
#THOR	10/28/2020	1962 Journey Into Mystery #83 CGC NM 9.4 (Post-Qualification Amendment No. 14 to Offering Statement 1)	Sold - $261,000 Acquisition Offer Accepted on 07/14/2021	1/7/2021	1/25/2021	$20.00	10,750	$215,000 (3)	$15,638	7/15/2021
#FOSSILBOX	12/21/2020	1999 Pokémon 1st Edition Fossil Set Sealed Booster Box (Post-Qualification Amendment No. 16 to Offering Statement 1)	Closed	1/11/2021	1/25/2021	$5.00	4,200	$21,000 (3)	$1,690	7/28/2021
#59FLASH	1/8/2021	1959 The Flash #105 comic book graded NM 9.4 by CGC (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	1/12/2021	1/25/2021	$6.50	10,000	$65,000 (3)	$5,250	9/16/2021
#POKEBLUE	12/21/2020	1998 Game Boy Pokémon Blue video game (Post-Qualification Amendment No. 16 to Offering Statement 1)	Closed	1/20/2021	1/27/2021	$10.00	2,400	$24,000 (3)	$2,660	7/29/2021
#DOMINOS	1/8/2021	1990 Rolex Air-King Dominos Pizza Special Edition Watch (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	1/19/2021	1/27/2021	$5.50	2,000	$11,000 (3)	$1,236	7/23/2021

#PICNIC	8/21/2020	Limited Edition Natural Barénia Leather & Osier Picnic Kelly 35cm Bag with palladium hardware (Post-Qualification Amendment No. 9 to Offering Statement 1)	Closed	12/9/2020	1/27/2021	$27.00	2,000	$54,000 (3)	$4,358	9/15/2021
#98GTA	12/21/2020	1998 PlayStation Grand Theft Auto Video Game graded Wata 9.8 A+ (Post-Qualification Amendment No. 16 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	1/14/2021	1/27/2021	$5.00	3,150	$15,750 (3)	$1,293	7/23/2021
#58PELE	11/25/2020	1958 Alifabolaget #635 Pelé Rookie Card graded PSA MINT 9 (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	1/11/2021	1/28/2021	$10.00	31,500	$315,000 (3)	$20,441	7/19/2021
#09CURRY	1/8/2021	2009-10 UD Exquisite Stephen Curry #64 Autographed Rookie Card graded GEM MINT 9.5 by BGS (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	1/25/2021	2/2/2021	$10.00	2,500	$25,000 (3)	$590	9/9/2021
#84JORDAN	1/8/2021	Michael Jordan Photo-Matched 1984 Signing Day Chicago Bulls Official NBA Game Jersey (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	1/21/2021	2/2/2021	$25.00	15,000	$375,000 (3)	$49,898	9/1/2021
#09BEAUX	9/24/2020	One case of twelve (12) bottles of 2009 Vosne-Romanée Les Beaux Monts, Domaine Leroy (Post-Qualification Amendment No. 10 to Offering Statement 1)	Closed	1/4/2021	2/2/2021	$5.00	6,800	$34,000 (3)	$3,085	8/10/2021

#KEROUAC	9/24/2020	1957 inscribed First Edition, Presentation Copy of "On the Road" by Jack Kerouac (Post-Qualification Amendment No. 10 to Offering Statement 1)	Closed	12/13/2020	2/7/2021	$20.00	4,900	$98,000 (3)	$10,583	9/22/2021
#96JORDAN	1/8/2021	1996 Michael Jordan Game Worn and Dual Signed ‘Player Sample’ Air Jordan 11 “Concord” (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	1/26/2021	2/7/2021	$4.00	12,000	$48,000 (3)	$4,420	9/3/2021
#FEDERAL	11/25/2020	First Edition copy of The Federalist by Alexander Hamilton, James Madison, and John Jay (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	1/25/2021	2/7/2021	$15.00	10,000	$150,000 (3)	$26,675	9/27/2021
#62BOND	12/21/2020	1962 First Edition Presentation copy of The Spy Who Loved Me by Ian Fleming inscribed to Robert Kennedy (Post-Qualification Amendment No. 16 to Offering Statement 1)	Closed	12/30/2020	2/7/2021	$6.00	15,500	$93,000 (3)	$13,593	9/14/2021
1937 Heisman Memorial Trophy Awarded to Yale University Halfback Clint Frank (Post-Qualification Amendment No. 9 to Offering Statement 1)				Cancelled (5)
#71TOPPS	1/8/2021	1971 Topps Football Series 2 Wax Box Reviewed and Factory Sealed by BBCE (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	1/18/2021	2/17/2021	$4.00	17,000	$68,000 (3)	$5,759	9/9/2021
#DEATON	12/21/2020	Triceratops prorsus skull excavated from the Hell Creek Formation of North Dakota in 1999 (Post-Qualification Amendment No. 16 to Offering Statement 1)	Closed	1/25/2021	2/17/2021	$25.00	11,400	$285,000 (3)	$27,283	8/5/2021

#98ZELDA	1/8/2021	1998 N64 The Legend of Zelda: Ocarina of Time video game graded 9.6 A+ by Wata (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	2/3/2021	2/17/2021	$4.70	5,000	$23,500 (3)	$2,165	8/9/2021
#03JORDAN2	1/8/2021	2003-04 UD Exquisite Quad Patch #MJ Michael Jordan Game Used Patch Card graded NM-MT+ 8.5 by BGS (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	2/9/2021	2/22/2021	$4.20	10,000	$42,000 (3)	$4,220	9/27/2021
#WOLVERINE	1/8/2021	1974 Incredible Hulk #181 comic book graded NM/M 9.8 by CGC (Post-Qualification Amendment No. 17 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 17 to Offering Statement 1)	Sold - $57,000 Acquisition Offer Accepted on 07/22/2021	2/7/2021	2/22/2021	$9.50	5,000	$47,500 (3)	$3,925	7/26/2021
#91JORDAN	1/8/2021	1991 Michael Jordan Game Worn Chicago Bulls Home Uniform graded A10 by MEARS (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	1/31/2021	2/24/2021	$7.00	10,000	$70,000 (3)	$656	9/20/2021
#79GRETZKY	1/8/2021	1979 Topps Wayne Gretzky #18 Rookie Card graded GEM-MT 10 by PSA (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	2/5/2021	2/25/2021	$40.00	20,000	$800,000 (3)	$64,216	9/14/2021
#17DUJAC	9/24/2020	Two cases of six (6) bottles of 2017 Chambertin, Domaine Dujac (Post-Qualification Amendment No. 10 to Offering Statement 1)	Closed	2/15/2021	3/8/2021	$8.00	3,250	$26,000 (3)	$1,408	9/1/2021

#FAUBOURG2	9/24/2020	2019 Hermès 20cm Sellier Faubourg Blue Multicolor Birkin with Palladium Hardware (Post-Qualification Amendment No. 10 to Offering Statement 1)	Closed	12/28/2020	3/8/2021	$15.00	11,000	$165,000 (3)	$11,483	9/3/2021
#MOSASAUR	1/8/2021	Mosasaur Halisaurus Arambourgi Skeleton (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	2/21/2021	3/15/2021	$5.00	6,000	$30,000 (3)	$8,658	9/20/2021
#92JORDAN	1/8/2021	1992 Michael Jordan Game Worn and Dual Signed Nike Air Jordan VII's (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	2/23/2021	3/15/2021	$6.00	7,000	$42,000 (3)	$4,480	6/22/2021
#14KOBE	1/8/2021	2014 Kobe Bryant Game Worn and Signed Lakers Jersey (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	2/14/2021	3/15/2021	$8.00	9,750	$78,000 (3)	$6,250	6/23/2021
#03LEBRON3	1/8/2021	2003-04 SP Authentic #148 LeBron James Autographed Rookie Card graded PRISTINE 10 by BGS (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	2/12/2021	3/15/2021	$23.00	10,000	$230,000 (3)	$20,924	6/29/2021
#95TOPSUN	2/23/2021	1995 Sealed Topsun Pokémon Booster Box, 1st Edition Box A (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/2/2021	3/15/2021	$6.00	10,000	$60,000 (3)	$8,300	8/30/2021
#OPEECHEE	1/8/2021	1979-80 O-Pee-Chee Wax Box Reviewed and Factory Sealed by BBCE (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	2/19/2021	3/16/2021	$30.00	10,000	$300,000 (3)	$41,699	6/25/2021

#59BOND	12/21/2020	1959 First Edition Dedication copy of Goldfinger by Ian Fleming (Post-Qualification Amendment No. 16 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	2/24/2021	3/16/2021	$8.00	10,250	$82,000 (3)	$11,381	6/21/2021
#09TROUT2	2/23/2021	2009 Bowman Chrome Mike Trout Xfractor graded BGS 9.5 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	2/28/2021	3/16/2021	$5.00	11,200	$56,000 (3)	$4,340	6/25/2021
1962 Amazing Fantasy #15 CGC VG+ 4.5 (Post-Qualification Amendment No. 10 to Offering Statement 1)				Cancelled / Underlying Asset Sold Pre-Offering (5)
#ROCKETBOX	2/23/2021	2000 Pokémon Team Rocket 1st Edition Factory Sealed Booster Box (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/10/2021	3/22/2021	$6.00	4,750	$28,500 (3)	$1,894	9/16/2021
#94JORDAN	1/8/2021	1994 Michael Jordan Game Worn, Signed and Photo-Matched Air Jordan Baseball Cleats (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	2/16/2021	3/22/2021	$8.50	10,000	$85,000 (3)	$9,295	7/1/2021
#85MJPROMO	2/23/2021	1985 Nike Promo Michael Jordan Bulls RC Rookie graded PSA 10 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/7/2021	4/6/2021	$8.00	3,500	$28,000 (3)	$4,120	7/9/2021

#17MAHOMES	2/23/2021	2017 National Treasures Black #161 Patrick Mahomes II Rookie Patch Autograph Card graded BGS NM-MT 8 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	2/27/2021	4/6/2021	$12.00	25,000	$300,000 (3)	$79,150	7/6/2021
#76PAYTON	2/23/2021	1976 Topps #148 Walter Payton Rookie Card Graded PSA GEM MT 10 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/9/2021	4/6/2021	$6.50	10,000	$65,000 (3)	$9,750	7/8/2021
#11BELAIR	9/24/2020	One case of twelve (12) bottles of 2011 Vosne-Romanée Aux Reignots, Domaine du Comte Liger-Belair (Post-Qualification Amendment No. 10 to Offering Statement 1)	Closed	3/10/2021	4/6/2021	$11.00	2,000	$22,000 (3)	$1,541	9/21/2021
#16KOBE	10/28/2020	Four Signed Hardwood Panels from the Staples Center Basketball Court used during Kobe Bryant’s Farewell Game (Post-Qualification Amendment No. 14 to Offering Statement 1)	Closed	3/5/2021	4/6/2021	$8.00	100,000	$800,000 (3)	$147,929	7/20/2021
#FANFOUR5	2/23/2021	1962 Marvel Fantastic Four #5 comic book graded CGC NM 9.2 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/3/2021	4/6/2021	$8.00	10,000	$80,000 (3)	$5,900	7/6/2021
#86DK3	2/23/2021	1986 Donkey Kong 3 Sealed [Hangtab, 2 Code, Mid-Production], NES Nintendo graded Wata 9.2 A+ (Post-Qualification Amendment No. 18 to Offering Statement 1)	Sold - $60,000 Acquisition Offer Accepted on 08/30/2021	3/1/2021	4/6/2021	$10.00	4,350	$43,500 (3)	$3,565	8/31/2021

#18LUKA	2/23/2021	2018 Panini Prizm Signatures Black Label Luka Doncic Rookie card #3 Graded BGS PRISTINE 10 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/14/2021	4/6/2021	$5.00	5,300	$26,500 (3)	$2,813	7/8/2021
#MARADONA	2/23/2021	1979 Panini Calciatori Soccer Diego Maradona Rookie RC #312 graded PSA 9 MINT (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/16/2021	4/9/2021	$7.00	2,000	$14,000 (3)	$1,428	7/21/2021
#68RYAN	2/23/2021	1968 Topps #177 Nolan Ryan Rookie Card Graded PSA MINT 9 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/17/2021	4/9/2021	$7.00	10,000	$70,000 (3)	$8,102	7/15/2021
#99CHARZRD	2/23/2021	1999 Pokémon Charizard #4 First Edition Base Set Hologram Trading Card published by Wizards of the Coast graded PSA GEM MT 10 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/20/2021	4/9/2021	$10.00	35,000	$350,000 (3)	$42,825	7/8/2021
#96KOBE	2/23/2021	1996 Finest Refractors (With Coating) #269 Gold Kobe Bryant Rookie Card Graded BGS GEM MINT 9.5 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/24/2021	4/9/2021	$11.00	7,000	$77,000 (3)	$7,662	7/12/2021
#POKEYELOW	2/23/2021	1999 Nintendo Game Boy Pokémon Yellow [Pixel ESRB, Early Production] Graded Wata 9.6 A++ (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/23/2021	4/13/2021	$5.00	11,000	$55,000 (3)	$6,850	7/12/2021

#POKELUGIA	2/23/2021	2000 Neo Genesis 1st Edition Holo Lugia #9 Graded PSA GEM MINT 10 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/15/2021	4/13/2021	$11.00	10,000	$110,000 (3)	$12,475	7/14/2021
#48JACKIE	1/8/2021	1948 Leaf Jackie Robinson #79 Rookie Card graded NM-MT 8 by PSA (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	1/29/2021	4/15/2021	$20.00	18,750	$375,000 (3)	$27,783	7/21/2021
#VANHALEN	1/8/2021	2008 Eddie Van Halen Concert Played and Signed Charvel EVH Art Series One-of-a-Kind Guitar (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	2/2/2021	4/15/2021	$12.40	5,000	$62,000 (3)	$6,020	7/15/2021
#XMEN1	12/21/2020	1963 X-Men #1 CGC NM 9.4 comic book (Post-Qualification Amendment No. 16 to Offering Statement 1)	Sold - $325,000 Acquisition Offer Accepted on 06/21/2021	3/13/2021	4/15/2021	$20.00	12,000	$240,000 (3)	$20,200	6/22/2021
#05MJLJ	2/23/2021	2005-06 Exquisite Collection Jerseys inserts, Dual Autographs: Michael Jordan and Lebron James graded BGS NM-MT+ 8.5 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/20/2021	7/1/2021	$4.00	20,500	$82,000 (3)	$7,939
#81MONTANA	2/23/2021	1981 Topps Football #216 Joe Montana Rookie Card Graded PSA GEM MINT 10 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/29/2021	7/1/2021	$7.00	10,000	$70,000 (3)	$5,175

#GYMBOX	2/23/2021	2000 Pokémon Gym Heroes 1st Edition Set Sealed Booster Box (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/30/2021	7/1/2021	$6.00	3,000	$18,000 (3)	$1,663
#87JORDAN	3/29/2021	1987 Fleer Michael Jordan Card #59 graded PSA GEM MT 10 (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	3/30/2021	7/1/2021	$5.00	10,000	$50,000 (3)	$3,188
#00MOUTON	9/24/2020	One case of twelve (12) bottles of 2000 Château Mouton-Rothschild (Post-Qualification Amendment No. 10 to Offering Statement 1)	Closed	4/1/2021	7/1/2021	$13.50	2,000	$27,000 (3)	$2,181
#APPLE1	1/8/2021	1976 Apple-1 Computer with Original Box Signed by Steve Wozniak (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	4/2/2021	7/1/2021	$25.00	33,000	$825,000 (3)	$65,355
#POKEMON2	2/23/2021	1999 Pokémon 1st Edition Base Set Sealed Booster Box published by Wizards of the Coast (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	4/2/2021	7/1/2021	$10.00	41,500	$415,000 (3)	$32,124
#GWLOTTO	3/29/2021	1768 George Washington Mountain Road Lottery Ticket with Signature (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	4/5/2021	7/1/2021	$14.00	2,500	$35,000 (3)	$7,442

#NICKLAUS1	2/23/2021	1973 Panini #375 Jack Nicklaus Rookie Card Graded by PSA GEM MT 10 (Post-Qualification Amendment No. 18 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	4/7/2021	7/1/2021	$10.00	4,000	$40,000 (3)	$4,001
#85LEMIEUX	3/29/2021	1985 O-Pee-Chee Hockey Mario Lemieux Rookie Card #9 graded PSA GEM-MT 10 (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	4/7/2021	7/1/2021	$5.00	17,500	$87,500 (3)	$7,251
#SMB3	3/29/2021	1990 NES Super Mario Bros. 3 Video Game graded Wata 9.4 A+ (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	4/11/2021	7/1/2021	$5.00	5,000	$25,000 (3)	$2,150
#RIVIERA	3/29/2021	1965 Rolex 1601 Datejust retailed by Joyeria Riviera (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	4/12/2021	7/1/2021	$5.00	6,000	$30,000 (3)	$5,888
#NEOBOX	2/23/2021	2000 Pokémon Neo Genesis 1st Edition Set Sealed Booster Box (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	4/14/2021	7/1/2021	$4.50	10,000	$45,000 (3)	$3,167
#HUCKFINN	3/29/2021	1885 First Edition, Adventures of Huckleberry Finn by Mark Twain (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	4/20/2021	7/1/2021	$11.00	2,000	$22,000 (3)	$2,580

#56AARON	3/29/2021	1956 Topps #31 Hank Aaron (White Back) graded PSA Mint 9 (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	4/23/2021	7/1/2021	$5.00	10,000	$50,000 (3)	$7,101
#WZRDOFOZ	2/23/2021	1900 First Edition of The Wonderful Wizard Of OZ (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	4/27/2021	7/1/2021	$15.00	6,000	$90,000 (3)	$7,725
#NEWTON	11/25/2020	1687 First Edition, Continental Issue of Philosophiae Naturalis Principia Mathematica by Sir Isaac Newton (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	5/4/2021	7/1/2021	$10.00	30,000	$300,000 (3)	$38,929
#POKERED	3/29/2021	1998 Game Boy Pokémon Red Video Game graded Wata 9.2 A++ (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	5/5/2021	7/1/2021	$4.00	10,000	$40,000 (3)	$4,000	9/29/2021
#WALDEN	3/29/2021	1854 First Edition Walden; or, Life in the Woods by Henry David Thoreau (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	5/12/2021	7/1/2021	$10.25	2,000	$20,500 (3)	$2,095
#07DURANT	3/29/2021	2007 Topps Chrome Orange Refractor Kevin Durant Rookie Card graded PSA GEM MT 10 (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	6/4/2021	7/1/2021	$13.00	9,000	$117,000 (3)	($1,656)
#AC23	3/29/2021	1940 Action Comics #23 comic book published by D.C. Comics graded CGC 5.5 (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	5/25/2021	7/1/2021	$7.00	4,000	$28,000 (3)	$2,620

#TORNEK	11/25/2020	1964 Tornek-Rayville ref. TR-900 (Post-Qualification Amendment No. 15 to Offering Statement 1)	Closed	11/26/2020	7/14/2021	$5.00	33,000	$165,000 (3)	$8,513
#60ALI	3/29/2021	1960 Hemmets Journal #23 Cassius Clay (Muhammad Ali) Rookie Card graded PSA Mint 9 (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	4/2/2021	7/14/2021	$10.00	23,500	$235,000 (3)	$20,014
#POKEMON3	3/29/2021	1999 Pokémon 1st Edition Complete Set graded PSA GEM MT 10 (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	4/25/2021	7/14/2021	$120.00	5,000	$600,000 (3)	$36,900
#DIMAGGIO3	2/23/2021	1950-51 Joe DiMaggio Game-Worn Road Jersey Graded MEARS A10 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	5/24/2021	7/14/2021	$20.00	22,500	$450,000 (3)	$26,525
#09CURRY2	2/23/2021	2009 Playoff National Treasures Stephen Curry Autographed Patch Rookie Card graded BGS GEM MINT 9.5 (Post-Qualification Amendment No. 18 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/26/2021	7/28/2021	$25.00	21,000	$525,000 (3)	$62,158
#80ALI	3/29/2021	1980 Muhammad Ali Sparring Gloves Worn in Training for Larry Holmes Bout and Inscribed to Sylvester Stallone (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	5/3/2021	7/28/2021	$7.50	10,000	$75,000 (3)	$12,888

#58PELE3	2/23/2021	1958-59 Tupinamba Ltda. Quigol Pelé #109 Rookie Card graded PSA NM -MT 8 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	5/7/2021	7/28/2021	$20.00	11,250	$225,000 (3)	$39,785
#BATMAN2	3/29/2021	1940 Batman #2 comic book published by D.C. Comics graded CGC 9.0 (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	5/10/2021	7/28/2021	$10.00	8,500	$85,000 (3)	$6,913
#85ERVING	3/29/2021	1985 Julius Erving Game Worn and Signed Jersey (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	5/17/2021	7/28/2021	$4.50	10,000	$45,000 (3)	$6,044
#LJKOBE	3/29/2021	2002 LeBron James High School Game Worn Sneakers Gifted by Kobe Bryant (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	5/17/2021	7/28/2021	$10.00	18,000	$180,000 (3)	$20,051
#99MJRETRO	5/18/2021	1999 Upper Deck Retro Inkredible Level 2 Michael Jordan Signed Card graded PSA MINT 9 (Post-Qualification Amendment No. 20 to Offering Statement 1)	Closed	6/12/2021	7/28/2021	$5.00	10,000	$50,000 (3)	$4,630
#FLASH123	3/29/2021	1961 The Flash #123 comic book published by D.C Comics graded CGC 9.4 (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	6/18/2021	7/28/2021	$8.00	3,625	$29,000 (3)	$2,610
#85GPK	6/25/2021	1985 Topps Garbage Pail Kids Stickers Nasty Nick #1A Card graded PSA GEM MT 10 (Post-Qualification Amendment No. 21 to Offering Statement 1)	Closed	6/28/2021	7/28/2021	$12.00	1,000	$12,000 (3)	($7,121)

#IPOD	6/25/2021	2001 Apple 1st Generation iPod Classic in its Original Factory Sealed Box (Post-Qualification Amendment No. 21 to Offering Statement 1)	Closed	7/2/2021	7/28/2021	$5.00	5,000	$25,000 (3)	$1,539
#85JORDAN2	2/23/2021	1985 Signed Michael Jordan "Shattered Backboard" Jersey (Post-Qualification Amendment No. 18 to Offering Statement 1)	Closed	3/21/2021	8/2/2021	$14.00	20,000	$280,000 (3)	$44,500
#HGWELLS	3/29/2021	1895 First Edition The Time Machine: An Invention Inscribed by H.G Wells (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	6/18/2021	8/2/2021	$6.20	7,500	$46,500 (3)	$4,835
#SANTANA	3/29/2021	Gibson Les Paul SG Guitar owned and played by Carlos Santana (Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	6/2/2021	8/9/2021	$5.00	15,000	$75,000 (3)	$15,588
#CONGRESS	1/8/2021	Thomas Heyward Jr’s First edition of the Continental Congress Journal of the Proceeds of the Congress (Post-Qualification Amendment No. 17 to Offering Statement 1)	Closed	6/28/2021	8/9/2021	$24.00	5,000	$120,000 (3)	$18,879
#66ORR	6/25/2021	1966 Topps Bobby Orr #35 Rookie Card graded NM-MT 8 by PSA (Post-Qualification Amendment No. 21 to Offering Statement 1)	Closed	7/2/2021	8/9/2021	$5.00	10,000	$50,000 (3)	$5,917
#01TIGER2	6/25/2021	2001 Upper Deck Golf Black Label #1 Tiger Woods Rookie Card graded BGS Pristine 10 (Post-Qualification Amendment No. 21 to Offering Statement 1)	Closed	7/9/2021	8/9/2021	$8.50	2,000	$17,000 (3)	$429

#GRIFFEYJR	6/25/2021	1989 Upper Deck Ken Griffey Jr. Rookie Card #1 graded BGS PRISTINE 10 (Post-Qualification Amendment No. 21 to Offering Statement 1)	Closed	7/13/2021	8/9/2021	$8.00	2,500	$20,000 (3)	$3,754
#87ZELDA	5/18/2021	1987 NES Legend of Zelda Video Game graded Wata 9.4 B+ (Post-Qualification Amendment No. 20 to Offering Statement 1)	Closed	7/19/2021	8/9/2021	$11.50	10,000	$115,000 (3)	$12,388
#01HALO	3/29/2021	2001 Xbox Halo: Combat Evolved (Black Label) Video Game graded Wata 9.4 A+ (Post-Qualification Amendment No. 19 to Offering Statement 1 and Supplement No. 1 to Post-Qualification Amendment No. 19 to Offering Statement 1)	Closed	7/23/2021	8/9/2021	$6.80	2,500	$17,000 (3)	$1,980
#EINSTEIN2	5/18/2021	1948 Albert Einstein Typed and Signed Letter On God (Post-Qualification Amendment No. 20 to Offering Statement 1)	Closed	7/9/2021	8/9/2021	$16.00	5,000	$80,000 (3)	$4,184
#86JORDAN2	6/25/2021	1986 Fleer #8 Michael Jordan Sticker Rookie Card graded PSA GEM MT 10 (Post-Qualification Amendment No. 21 to Offering Statement 1)	Closed	7/23/2021	8/11/2021	$8.00	10,000	$80,000 (3)	$4,249
1955 Topps #164 Roberto Clemente Rookie Card graded PSA MINT 9 (Post-Qualification Amendment No. 20 to Offering Statement 1)				Cancelled / Underlying Asset Sold Pre-Offering (5)

#97KOBE	6/25/2021	1997 Skybox Jambalaya #12 Kobe Bryant Card graded PSA GEM MT 10 (Post-Qualification Amendment No. 21 to Offering Statement 1)	Closed	7/30/2021	8/25/2020	$6.50	10,000	$65,000 (3)	$5,237
#XMEN94	6/25/2021	1975 X-Men #94 Comic Book published by Marvel graded CGC 9.8 (Post-Qualification Amendment No. 21 to Offering Statement 1)	Closed	7/30/2021	8/25/2020	$6.50	10,000	$65,000 (3)	$5,695
#TOPPSTRIO	6/25/2021	1980 Topps Scoring Leader Card (Bird / Erving /Johnson) Graded PSA MINT 9 (Post-Qualification Amendment No. 21 to Offering Statement 1)	Closed	8/6/2021	8/25/2020	$6.00	5,000	$30,000 (3)	($5,326)
#81BIRD	6/25/2021	1981 Topps #4 Larry Bird Card graded PSA GEM MT 10 (Post-Qualification Amendment No. 21 to Offering Statement 1)	Closed	8/11/2021	8/25/2020	$6.00	5,000	$30,000 (3)	($770)
#THEROCK	6/25/2021	1997 Panini WWF Superstars Stickers #113 Rocky Maivia Card graded PSA GEM MT 10 (Post-Qualification Amendment No. 21 to Offering Statement 1)	Closed	8/1/2021	9/1/2021	$12.00	1,000	$12,000 (3)	($4,159)
#09RBLEROY	9/24/2020	One case of twelve (12) bottles of 2009 Richebourg, Domaine Leroy (Post-Qualification Amendment No. 10 to Offering Statement 1)	Closed	8/6/2021	9/1/2021	$25.00	4,300	$107,500 (3)	$8,590
#04MESSI2	6/25/2021	2004 Panini Sports Mega Cracks Campeon #35 Lionel Messi Rookie Card graded PSA GEM MT 10 (Post-Qualification Amendment No. 21 to Offering Statement 1)	Closed	8/12/2021	9/1/2021	$7.00	5,000	$35,000 (3)	$1,569

#XLXMEN1	6/25/2021	1975 Giant Size X-Men #1 Comic Book published by Marvel graded CGC 9.8 (Post-Qualification Amendment No. 21 to Offering Statement 1)	Closed	8/20/2021	9/7/2021	$8.00	8,000	$64,000 (3)	$5,260
#03LEBRON5	6/25/2021	2003 Topps Chrome #111 LeBron James Black Refractor Rookie Card graded PSA MINT 9 (Post-Qualification Amendment No. 21 to Offering Statement 1)	Closed	8/27/2021	9/13/2021	$10.00	8,500	$85,000 (3)	$9,323
#1776	1/8/2021	July 16, 1776 Exeter, New Hampshire broadside of the Declaration of Independence (Post-Qualification Amendment No. 17 to Offering Statement 1 and Supplement No. 2 to Post-Qualification Amendment No. 19 to Offering Statement 1)	Open	4/27/2021		$25.00	64,000 / 80,000	$1,600,000 / $2,000,000	$514,400
#BROSGRIMM	2/23/2021	1837 Third Edition Presentation Copy of Grimms' Fairy Tales by the Brothers Grimm inscribed to contributor and friend Malchen Hassenpflug (Post-Qualification Amendment No. 18 to Offering Statement 1)	Open	5/19/2021		$27.00	4,000 / 5,000	$108,000 / $135,000	$19,404
#GIANNIS2	5/18/2021	2013 Panini National Treasures #130 Giannis Antetokounmpo Signed Jersey Patch Rookie Card graded BGS GEM MINT 9.5 (Post-Qualification Amendment No. 20 to Offering Statement 1)	Open	7/19/2021		$10.00	33,200 / 41,500	$332,000 / $415,000	$44,784

#METEORITE	5/18/2021	Lunar Meteorite Specimen Feldspathic Lunar Anorthositic Breccia from the Moon (Post-Qualification Amendment No. 20 to Offering Statement 1)	Open	8/11/2021	$20.00	14,000 / 17,500	$280,000 / $350,000	$70,775
#00BRADY2	5/18/2021	2000 SP Authentic #118 Tom Brady Rookie Card graded BGS PRISTINE 10 (Post-Qualification Amendment No. 20 to Offering Statement 1)	Open	8/20/2021	$10.00	26,000 / 32,500	$260,000 / $325,000	$5,160
#60MANTLE	2/23/2021	1960 Signed Mickey Mantle Game-Worn Road Jersey Graded MEARS A10 (Post-Qualification Amendment No. 18 to Offering Statement 1)	Open	8/20/2021	$20.00	34,000 / 42,500	$680,000 / $850,000	$34,525
#SLASH	3/29/2021	Exact aged replica of Slash’s original Factory Black 1966 Gibson Doubleneck Guitar built as a prototype for the Slash EDS-1275 Doubleneck (Post-Qualification Amendment No. 19 to Offering Statement 1)	Open	8/31/2021	$5.00	10,400 / 13,000	$52,000 / $65,000	$13,250
#89TMNT	9/15/2021	1989 NES Teenage Mutant Ninja Turtles Video Game graded Wata 9.4 A (Post-Qualification Amendment No. 24 to Offering Statement 1)	Open	9/15/2021	$11.00	1,600 / 2,000	$17,600 / $22,000	$680
#PUNK9670	9/15/2021	Number 9670 Female CryptoPunk NFT (Post-Qualification Amendment No. 24 to Offering Statement 1)	Open	9/16/2021	$10.00	5,760 / 7,200	$57,600 / $72,000	$8,040
#PUNK8103	9/21/2021	Number 8103 Male CryptoPunk NFT (Post-Qualification Amendment No. 25 to Offering Statement 1)	Open	9/21/2021	$9.33	48,000 / 60,000	$447,840 / $560,000	$49,404

#NESWWF	9/21/2021	1989 NES WWF Wrestlemania Video Game graded Wata 9.6 A+ (Post-Qualification Amendment No. 25 to Offering Statement 1)	Open	9/21/2021	$3.00	4,800 / 6,000	$14,400 / $18,000	$1,720
#18ALLEN	9/21/2021	2018 National Treasures #163 Josh Allen Autographed Jersey Rookie Card graded BGS 9.5 (Post-Qualification Amendment No. 25 to Offering Statement 1)	Open	9/22/2021	$3.00	9,600 / 12,000	$28,800 / $36,000	$2,040
#36OWENS	9/21/2021	Four Tickets From Jesse Owens' Gold Medal Events in the 1936 Berlin Olympics (Post-Qualification Amendment No. 25 to Offering Statement 1)	Open	9/22/2021	$10.00	2,000 / 2,500	$20,000 / $25,000	$3,650
#BAYC601	9/27/2021	Number 601 Bored Ape Yacht Club NFT with Sea Captain’s Hat (Post-Qualification Amendment No. 26 to Offering Statement 1)	Open	9/27/2021	$10.00	13,200 / 16,500	$132,000 / $165,000	$17,686
#CASTLEII	9/27/2021	1988 NES Castlevania II: Simon’s Quest Video Game graded Wata 9.6 A+ (Post-Qualification Amendment No. 26 to Offering Statement 1)	Open	9/27/2021	$9.00	1,600 / 2,000	$14,400 / $18,000	$1,720
#HENDERSON	9/27/2021	1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10 (Post-Qualification Amendment No. 26 to Offering Statement 1)	Open	9/27/2021	$5.00	21,600 / 27,000	$108,000 / $135,000	($188)
#20HERBERT	9/27/2021	2020 National Treasures #158 Justin Herbert Autographed Patch Rookie Card graded BGS 9.5 (Post-Qualification Amendment No. 27 to Offering Statement 1)	Open	9/27/2021	$7.00	8,000 / 10,000	$56,000 / $70,000	$8,175

#GHOST1	9/27/2021	1973 Ghost Rider #1 Comic Book published by Marvel graded CGC 9.8 (Post-Qualification Amendment No. 27 to Offering Statement 1)	Open	9/27/2021	$7.00	1,600 / 2,000	$11,200 / $14,000	$1,199
#IOMMI	9/27/2021	2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar (Post-Qualification Amendment No. 27 to Offering Statement 1)	Open	9/27/2021	$10.00	5,200 / 6,500	$52,000 / $65,000	$13,250
#03RONALDO	9/27/2021	2003 Panini #137 Cristiano Ronaldo Rookie Card graded PSA 10 (Post-Qualification Amendment No. 27 to Offering Statement 1)	Open	9/27/2021	$14.00	10,000 / 12,500	$140,000 / $175,000	$14,556
#HONUS2		1910 Tip-Top Bread Honus Wagner Card graded PSA 5	Upcoming		$10.00	8,000 / 10,000	$80,000 / $100,000	$12,069
#MARX		1867 First Edition Das Kapital By Karl Marx	Upcoming		$15.00	6,400 / 8,000	$96,000 / $120,000	$12,300
#KIRBY		1992 GameBoy Kirby’s Dream Land Video Game graded Wata 9.8 A++	Upcoming		$6.00	8,000 / 10,000	$48,000 / $60,000	$8,300
#BAYC7359		Number 7359 Bored Ape Yacht Club NFT with Space Suit	Upcoming		$10.00	15,200 / 19,000	$152,000 / $190,000	$20,773
#MEGALODON		Carcharocles Megalodon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction	Upcoming		$20.00	24,000 / 30,000	$480,000 / $600,000	$138,900

Note: Gray shading represents Series for which no Closing of an Offering has occurred. Orange shading represents sale of such Series’ Underlying Asset.

(1)If exact Offering dates (specified as Month Day, Year) are not shown, then the Offering of the Series either has not opened or has opened but not yet closed.

(2)Interests sold in Series are generally limited to 2,000 “qualified purchasers” with a maximum of 500 non-“accredited investors.”

(3)Represents the actual values for closed Offerings, including Offering Size, number of Interests sold and sourcing fees at the Closing of the Offering.

(4)Represents the most recent Trading Window for the Series as of the date of this filing. Blank cells indicate that no Trading Window for the Series has yet occurred as of the date of this filing.

(5)Represents an Offering that was cancelled with any potential Investors issued a full refund for their attempted subscription.

APPENDIX B

This Appendix B sets forth the Use of Proceeds and Description of Series for all Series that have been submitted to the Commission for qualification.  Additionally, with respect to all Series that have been qualified and are currently being offered by the Company, the Use of Proceeds and Description of Series of such Series are either set forth in this Appendix B or incorporated herein by reference.  See the “Incorporation of Certain Information by Reference” section of this Offering Circular for further details.

USE OF PROCEEDS – SERIES #1776

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #1776 Asset Cost (1)	$1,450,000	72.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.02%
	Brokerage Fee	$20,000	1.00%
	Offering Expenses (2)	$15,000	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.01%
	Marketing Materials	$200	0.01%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$514,400	25.72%
	Total Fees and Expenses	$549,700	27.49%
	Total Proceeds	$2,000,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	11/12/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$300,000
Installment 1 Amount	$1,150,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1776 DECLARATION OF INDEPENDENCE

Investment Overview

•Upon completion of the Series #1776 Offering, Series #1776 will purchase a July 16, 1776 Exeter, New Hampshire broadside of the Declaration of Independence as the Underlying Asset for Series #1776 (The “Series 1776 Declaration of Independence” or the “Underlying Asset” with respect to Series #1776, as applicable), the specifications of which are set forth below.

•The Declaration of Independence is a document adopted by the Continental Congress on July 4, 1776 which explains the causes that made it necessary for the American Colonies to leave the British Empire, details principles thought to be self-evident by the standards of then-governing theory, and announces the official severing of all ties between the American Colonies and the British Empire.

•The first official printing of the Declaration of Independence was known as the “Dunlap Broadside” and was printed on July 4-5, 1776. After these editions came broadsides (single sheets) printed by other printers, either as official “state” versions or for their own purposes, often with the printer’s name identified at the bottom of the sheet. Though the July 16, 1776 Exeter, New Hampshire broadside of the Declaration of Independence does not include a printer’s name, it has been attributed to Robert Luist Fowle.

•The Underlying Asset consists of a July 16, 1776 Exeter, New Hampshire broadside copy of the Declaration of Independence.

Asset Description

Overview & Authentication

•The Declaration of Independence, along with the U.S Constitution and the Bill of Rights, are known collectively as the Charters of Freedom.

•The Second Continental Congress met on May 10, 1775 after King George III had failed to reply to the petition for redress of grievances set forth by the First Continental Congress.

•From 1775 to 1788, the Second Continental Congress gradually took on the responsibilities of a national government, establishing the Continental Army and its own currency, as well as a post office for the “United Colonies.”

•In August 1775, a British proclamation declared that the American Colonies were “engaged in open and avowed rebellion.”

•In January 1776, Thomas Paine published “Common Sense” a pro-independence pamphlet that was widely sold and helped sway many colonists to the inevitability of independence.

•In May 1776, the Continental Congress learned that Britain had negotiated treaties with German states to hire mercenaries to fight in America.

•The Privateering Resolution was passed in March 1776, allowing colonists "to fit out armed vessels to cruize [sic] on the enemies of these United Colonies."

•On May 15, 1776, the Virginia Convention passed a resolution that instructed delegates sent to the Continental Congress on behalf of Virginia to propose U.S. independence.

•In Philadelphia on June 7, 1776, Richard Henry Lee, a Virginian delegate to the Continental Congress, made a clear call for independence, reading his resolution beginning: “Resolved: That these United Colonies are, and of right ought to be, free and independent States, that they are absolved from all allegiance to the British Crown, and that all political connection between them and the State of Great Britain is, and ought to be, totally dissolved.” This became known as the Lee Resolution.

•After the Lee Resolution, a “Committee of Five” was appointed to draft a statement presenting the colonies’ case for independence. These five men were John Adams of Massachusetts, Roger Sherman of Connecticut, Benjamin Franklin of Pennsylvania, Robert R. Livingston of New York, and Thomas Jefferson of Virginia, who wrote the document with corrections from Franklin and Adams.

•On July 1, 1776, the Continental Congress reconvened, with 12 of the 13 colonies adopting the Lee Resolution (New York abstained from voting). They then began consideration of the Declaration of Independence, resulting in slight alterations and deletions, but ultimately adopting the document in the late morning of July 4 after spending all of the previous day in deliberations.

•The Declaration of Independence contains five parts: the introduction, which states that the document will “declare” the “causes” making independence necessary; the preamble, which sets out principles “already recognized to be ‘self-evident’ by most 18th-century Englishmen;” a two-section body, providing evidence of the abuses perpetuated by the British Empire unto the colonies and the unwillingness of their “British brethren” to engage in any redress of their grievances; and the conclusion, which declares that having sufficiently explained the conditions which make independence necessary, and shown that these conditions exist in America, the colonies are to be independent states and free from all allegiance to the British Crown.

•The first printing of the Declaration of Independence was undertaken by John Dunlap, the official printer to the Continental Congress. It is not known how many copies Dunlap printed on July 4 and 5, though the number has been estimated to be around 200.

•There are 26 copies known to exist of this edition printed by Dunlap, which has come to be referred to as the “Dunlap Broadside.” 21 of these are owned by American institutions, two by British institutions, and three by private owners.

•By July 6, Benjamin Towne, the printer of the Pennsylvania Evening Post, obtained a copy of the text of the Declaration of Independence and printed it as front-page news, which is the way many Americans would have read the text of the document.

•After Dunlap, other printers began to publish their own broadside (single-sheet) copies, for their own purposes as well as for “official” state purposes. These broadsides often included the printer’s name and location at the bottom of the sheet.

•Approximately 103 July 1776 printings exist today, with roughly 20 copies held in private hands.

•Robert Luist Fowle was an Exeter, New Hampshire printer and Loyalist, who printed a broadside copy of the Declaration of Independence despite his political views.

•Charles Toppan (1796-1874) was an engraver and printer originally from Newburyport, Massachusetts who opened an engraving business in Philadelphia in 1829 that engraved and printed notable U.S. stamps. Toppan was also a founder of the American Bank Note Company. Toppan lived in Newburyport, six miles south of Exeter.

•Richard Noxon Toppan, son of Charles, was born in Philadelphia on October 17, 1836 and was a trustee of the American Bank Note Company.

•On July 16, 1776, New Hampshire’s future governor, John Taylor Gilman, read the contents of the declaration to citizens of Exeter from a broadside printing.

•In 1949, Michael Walsh catalogued existing broadsides and identified variants in the Harvard Library Bulletin. In his article “Contemporary Broadsides of the Declaration of Independence,” Walsh classifies the broadsides printed in Exeter on July 16, 1776 as one variant. Since then, this variant has been known as “Walsh 15.”

•There are currently approximately four known copies of Walsh 15 broadsides in private hands, including the Underlying Asset. Other copies of the same variant (Walsh 15) are currently held in institutions such as Yale University and the Library of Congress.

•Two copies of the Walsh 15 Broadside variant (Skinner-Christie’s & Goodspeed-Sang-Streeter) appear to be in inferior condition relative to the Underlying Asset. Specifically, the former appears to bear extensive soiling/staining and the latter appears to bear considerably more staining and infilling than the Underlying Asset. The relatively inferior condition of these two copies is also suggested by the lack of a qualitative description of condition in prior auction listings. When listing a document for auction, descriptions generally seek to highlight positive information available about the asset, including provenance and condition, which makes the lack of any condition grade a potential signal as to the quality of the document.

•The Underlying Asset has been examined by Larry Sullivan, former head of Rare Books and Special Collections at the Library of Congress.

Notable Features

•The Underlying Asset consists of a July 16, 1776 Exeter, New Hampshire broadside copy of the Declaration of Independence.

•The Underlying Asset does not include the printer’s name at the bottom, but has been attributed to Robert Luist Fowle by Michael Walsh in an article entitled “Contemporary Broadsides of the Declaration of Independence” in the Harvard Library Bulletin’s Winter 1949 issue.

•The Underlying Asset was passed down through generations of the family of Charles Toppan, before its acquisition in 2009.

•The Underlying Asset is one of an estimated twenty July 1776 printings of the Declaration of Independence held in private hands.

•The Underlying Asset was displayed at the National Constitution Center from approximately June 12, 2009 to February 28, 2012.

•The Underlying Asset has never been publicly sold.

•The Underlying Asset is a “Walsh 15” variant broadside.

•The Underlying Asset is in two-column format, and is sized approximately 15 1/8 inches by 19 5/8 inches.

•The Underlying Asset has been qualitatively described as “Fine” by Larry Sullivan, a document expert and former head of Rare Books at the Library of Congress.

•The Underlying Asset was inspected by Seth Kaller, an expert in Declaration of Independence broadsides who regularly works with the National Constitution Center and the Smithsonian Institution. Kaller opined that the Underlying Asset is “one of the finest copies extant, with robust paper and excellent printing detail.”

Notable Defects

•The Underlying Asset bears pin holes in three of its corners, a possible indication that this broadside may have been posted publicly.

•The Underlying Asset bore a tear in its upper-left corner which has since been infilled.

•The Underlying Asset bears light spotting and toning, and bears a water stain on its lower-right margin.  This water mark does not appear to affect the text.

•The Underlying Asset bears an ink blot at the center horizontal fold.

Historical Public Sales

•Historically, each broadside variant of the Declaration of Independence appears to have experienced appreciation over time with annualized returns of between approximately 8.27 and 11.86%.

•To our knowledge, there have been six public sales of the Walsh 15 Broadside variant.

•The Goodspeed-Sang-Streeter & Skinner-Christie’s copies, which appear to be in relatively inferior condition to the Underlying Asset, appear to have collectively sold publicly five times within the last 53 years with annualized returns of approximately 9.1% from approximately 2010 through 2021 and approximately 9.0% from approximately 1967 through 2021.

•The only other Walsh 15 Broadside (described as “Very Good”) that based on condition reports from publicly available auction records appears to be in comparable condition to the Underlying Asset, sold once publicly for $390,750 in 2000.

•Using historical sales of July 1776 broadsides, each variant’s IRR can be calculated by comparing the first recorded and most recent public auction results.

•Using this methodology, the average IRR appears to be 10.09% and the median IRR appears to be 9.74%.

Variant	IRR
Dunlap Broadside	9.74% (1891-2000)
New York Broadside	8.27% (1920-2017)
1st Massachusetts Broadside	11.86% (1964-2010)
1st Official Massachusetts Broadside	8.83% (1915-2018)
New England Broadside	11.60% (1934-2002)
Boston Broadside	11.36% (1990-2009)
Exeter, NH Broadside	8.97% (1967-2021)

Dunlap
Year	Sale Price	Year	Make
1891	$325.00	1776	Dunlap Broadside (1st printing)
1969	$404,000.00	1776	Dunlap Broadside (1st printing)
1975	$92,000.00	1776	Dunlap Broadside (1st printing)
1982	$313,500.00	1776	Dunlap Broadside (1st printing)
1983	$412,500.00	1776	Dunlap Broadside (1st printing)
1990	$1,595,000.00	1776	Dunlap Broadside (1st printing)
1991	$2,420,000.00	1776	Dunlap Broadside (1st printing)
2000	$8,140,000,00	1776	Dunlap Broadside (1st printing)

1st Official Massachusetts
Year	Sale Price	Year	Make
1915	$195.00	1776	Massachusetts Broadside printed July 20, 1776 / 26
1984	$15,400.00	1776	Massachusetts Broadside printed July 20, 1776 / 26
1989	$42,000.00	1776	Massachusetts Broadside printed July 20, 1776 / 26
2004	$456,000.00	1776	Massachusetts Broadside printed July 20, 1776 / 26
2016	$514,000.00	1776	Massachusetts Broadside printed July 20, 1776 / 26
2018	$1,185,000.00	1776	Massachusetts Broadside printed July 20, 1776 / 26

New York
Year	Sale Price	Year	Make
1920	$810.00	1776	New York Broadside printed July 11, 1776; 1st official NY
2017	$1,800,000.00	1776	New York Broadside printed July 11, 1776; 1st official NY

New England
Year	Sale Price	Year	Make
1934	$210.00	1776	First New England printing, Newport , RI printed “June” 13, 1776 (Printer’s Error)
1991	$88,000.00	1776	First New England printing, Newport , RI printed “June” 13, 1776 (Printer’s Error)
2002	$367,000.00	1776	First New England printing, Newport , RI printed “June” 13, 1776 (Printer’s Error)

1st Massachusetts
Year	Sale Price	Year	Make
1964	$3,300.00	1776	Massachusetts Broadside (first declaration Broadside printed in Massachusetts)
1978	$10,000.00	1776	Massachusetts Broadside (first declaration Broadside printed in Massachusetts)
1981	$6,600.00	1776	Massachusetts Broadside (first declaration Broadside printed in Massachusetts)
2010	$572,500.00	1776	Massachusetts Broadside (first declaration Broadside printed in Massachusetts)

Exeter, NH
Year	Sale Price	Year	Make
1967	$9,000.00	1776	Exeter, NH Broadside printed July 16, 1776 (Goodspeed-Sang-Streeter)
1978	$9,500.00	1776	Exeter, NH Broadside printed July 16, 1776 (Goodspeed-Sang-Streeter)
2000	$390,750.00	1776	Exeter, NH Broadside printed July 16, 1776
2010	$380,000.00	1776	Exeter, NH Broadside printed July 16, 1776 (Skinner-Christie’s)
2021	$990,000.00	1776	Exeter, NH Broadside printed July 16, 1776 (Skinner-Christie’s)
2021	$930,000.00	1776	Exeter, NH Broadside printed July 16, 1776 (Goodspeed-Sang-Streeter)

Boston
Year	Sale Price	Year	Make
1990	$93,500.00	1776	1776 First Boston printing
2007	$693,500.00	1776	1776 First Boston printing
2009	$722,500.00	1776	1776 First Boston printing

Details

Series 1776 Declaration of Independence
Title	Declaration of Independence
Edition	Exeter, New Hampshire Broadside
Printer	Robert Luist Fowle
Date	July 16, 1776
Provenance	Charles Toppan
Rarity	1 of approximately 20 July 1776 printings held in private hands

Depreciation

The Company treats Memorabilia Assets as a collectible asset and therefore will not depreciate or amortize the Series 1776 Declaration of Independence going forward.

USE OF PROCEEDS – SERIES #BROSGRIMM

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BROSGRIMM Asset Cost (1)	$112,500	83.33%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.22%
	Brokerage Fee	$1,350	1.00%
	Offering Expenses (2)	$1,013	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$233	0.17%
	Marketing Materials	$200	0.15%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$19,404	14.37%
	Total Fees and Expenses	$22,200	16.44%
	Total Proceeds	$135,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	12/16/2020
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$112,500
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$433

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES GRIMMS’ FAIRY TALES

Investment Overview

•Upon completion of the Series #BROSGRIMM Offering, Series #BROSGRIMM will purchase an 1837 Third Edition Presentation Copy of Grimms' Fairy Tales by the Brothers Grimm inscribed to contributor and friend Malchen Hassenpflug as the Underlying Asset for Series #BROSGRIMM (The “Series Grimms' Fairy Tales” or the “Underlying Asset” with respect to Series #BROSGRIMM, as applicable), the specifications of which are set forth below.

•The Brothers Grimm were two German brothers named Jacob Ludwig Carl Grimm and Wilhelm Carl Grimm known for their collection of fairy tales titled “Kinder-und Hausmärchen,” commonly referred to as “Grimms’ Fairy Tales.”

•Grimms’ Fairy Tales is a two volume collection of folklore originally compiled by Jacob and Wilhelm Grimm between 1812 and 1815, with multiple subsequent editions published during the two brothers’ lifetime, that illuminated now-classic stories like Snow White and the Seven Dwarfs.

•The Underlying Asset is an 1837 Third Edition Presentation Copy of Grimms' Fairy Tales by the Brothers Grimm inscribed to contributor and friend Malchen Hassenpflug.

Asset Description

Overview & Authentication

•Jacob Ludwig Carl Grimm was born on January 4, 1785 in Hanau, Germany.

•Wilhelm Carl Grimm was born on February 24, 1786 in Hanau, Germany.

•The Brothers Grimm both studied law at the University of Marburg and later worked as librarians to support their younger siblings after their mother’s death.

•The Brothers Grimm were influenced by the folk poetry collection of Clemens Brentano and Achim von Arnim, “Des Knaben Wunderhorn,” and were inspired to begin collecting their own folktales.

•In 1812, the Brothers Grimm published volume one of “Kinder-und Hausmärchen,” which translates to “Children’s and Household Tales.” The book contains 86 folktales.

•In 1814, volume two of “Kinder-und Hausmärchen” is printed (pre-dated to 1815), adding 70 additional stories. The two volume collection is abbreviated as “KHM.”

•In 1822, a third volume of commentary was published (Anmerkungen).

•A second edition of KHM is published in 1819, a third in 1837, a fourth in 1840, a fifth in 1843, a sixth in 1850, and a seventh in 1857, which serves as the basis for most editions and translations published after the Grimms’ deaths in 1859 (Wilhelm) and 1863 (Jacob).

•While both brothers were involved in the creation of KHM, Wilhelm was the one to actually write out the tales and edit each edition.

•Many of the stories from Grimms’ Fairy Tales have become some of the most popular and revisited stories in modern history, including “Hansel and Gretel,” “Snow White,” “Little Red Riding Hood,” “Sleeping Beauty,” “Tom Thumb,” “Rapunzel,” “The Golden Goose,” and “Rumpelstiltskin.”

•The Hassenpflug family were neighbors of the Grimms in Kassel, and often hosted them for dinner. Three of the Hassenpflug daughters were contributors to KHM: Marie, Johanna Isabella (“Jeanette”), and Amalie (“Malchen”).

•Malchen is thought to have contributed about ten tales to KHM.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is an 1837 Third Edition Presentation Copy of Grimms' Fairy Tales by the Brothers Grimm inscribed to contributor and friend Malchen Hassenpflug.

•The Underlying Asset is inscribed on the front pastedown of the first volume by Wilhelm Grimm to Amalie “Malchen” Hassenpflug: "Dem lieben Malchen Hassenpflug / von seinem Treuen Freunde / Wilhelm Grimm. / Göttingen 23 October 1837." Translation: "To dear Malchen Hassenpflug from her true friend..."

•The Underlying Asset contains two volumes in small octavo format.

•The Underlying Asset contains steel-engraved frontispieces on each volume designed by Ludwig Emil Grimm and a decorative half-title lithographed in color by H. Delius.

•The Underlying Asset remains in its original publisher’s decorative colored lithographic paper.

•The Underlying Asset includes 167 fairy tales as well as nine “Kinderlegenden” and a new forward.

•The Underlying Asset is textually complete as confirmed by the numbering of its signatures.

•The Underlying Asset exhibits bright blue colored endpapers with trimmed and sprinkled edges.

•The Underlying Asset is 1 of 2 inscribed copies of KHM that rare children book expert Justin Schiller has handled in more than 50 years of experience in the field.

•The Underlying Asset has two errors in pagination in the first volume, with page numerals 159 and 160 repeated and page numerals 191 and 192 skipped.

Notable Defects

•The Underlying Asset is a bit scuffed and rubbed and has bumped and worn corners.

•The Underlying Asset exhibits minor losses on its heads of spines, with edges a bit worn.

•The Underlying Asset exhibits paper chipping with some loss along joints and a faded backstrip with areas of flaking.

Details

Series Grimms' Fairy Tales
Title	Kinder-und Hausmärchen
Author(s)	Jacob and Wilhelm Grimm
Publisher	Johann Christian Dieterich
Publication Date	1837
Binding	Original
Book Condition	Very Good
Edition	First Edition
Inscription	Inscribed by Wilhelm Grimm to Amalie “Malchen” Hassenpflug
Signature	Amalie “Malchen” Hassenpflug

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Grimms' Fairy Tales going forward.

USE OF PROCEEDS – SERIES #GIANNIS2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #GIANNIS2 Asset Cost (1)	$360,000	86.75%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.07%
	Brokerage Fee	$4,150	1.00%
	Offering Expenses (2)	$3,113	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$2,453	0.59%
	Marketing Materials	$200	0.05%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$44,784	10.79%
	Total Fees and Expenses	$54,700	13.18%
	Total Proceeds	$415,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	3/10/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$360,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board
Acquisition Expenses	$2,653

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2013 NATIONAL TREASURES GIANNIS ANTETOKOUNMPO ROOKIE CARD

Investment Overview

•Upon completion of the Series #GIANNIS2 Offering, Series #GIANNIS2 will purchase a 2013 Panini National Treasures #130 Giannis Antetokounmpo Signed Jersey Patch Rookie Card graded BGS GEM MINT 9.5 for Series #GIANNIS2 (The “Series 2013 National Treasures Giannis Antetokounmpo Rookie Card” or the “Underlying Asset” with respect to Series #GIANNIS2, as applicable), the specifications of which are set forth below.

•Giannis Antetokounmpo is a professional basketball player who currently plays for the Milwaukee Bucks. Currently playing in his eighth professional season in 2020-21, Antetokounmpo has won two NBA MVP trophies and is widely considered one of the top young players in the NBA.

•The Panini Group was founded in 1961 in Modena, Italy and has grown to have subsidiaries around the world specializing in sticker and trading card collectibles as well as magazines, comic books, manga, and graphic novels.

•The Underlying Asset is a 2013 Panini National Treasures #130 Giannis Antetokounmpo Signed Jersey Patch Rookie Card graded BGS GEM MINT 9.5.

Asset Description

Overview & Authentication

•Panini has been the exclusive publisher of NBA cards since the 2009-10 season.

•Giannis Antetokounmpo was born on December 6, 1994 in Athens, Greece.

•Antetokounmpo’s parents immigrated to Greece from Nigeria. As a child, Antetokounmpo recalls selling trinkets like watches, DVDs, and CDs on the streets to help his family make a living.

•The Milwaukee Bucks drafted Antetokounmpo with the 15th overall pick in the 2013 NBA Draft.

•On October 30, 2013 Antetokounmpo made his NBA debut at the age of 18. He only played 4:43 and scored a single point at Madison Square Garden against the Knicks.

•During Antetokounmpo’s rookie season in 2013-14, he played 77 games for the Milwaukee Bucks, mostly coming off of the bench (starting 23 games). He averaged 6.8 points, 4.4 rebounds, .8 blocks, and 1.9 assists per game.

•Since his rookie year, Antetokounmpo improved his Points Per Game (PPG) each season until 2019-20. He averaged 6.8 PPG in 2013-14, 12.7 in 2014-15, 16.9 in 2015-16, 22.9 in 2016-17, 26.9 in 2017-18, 27.7 in 2018-19, and 29.5 in 2019-20.

•In 2016-17, Antetokounmpo received the award for the Most Improved Player.

•Antetokounmpo was awarded consecutive MVP Awards for the 2018-19 and 2019-20 seasons.

•In December 2020, Antetokounmpo signed the largest contract in NBA history, a five-year contract extension with the Bucks worth over $228 million.

•Antetokounmpo was 6’8.5’’ at the time of his draft and grew to 6’11’’ by the end of the season, a 2.5-inch growth spurt. His wingspan is also four inches longer than his height, and his 12-inch hands are about 4.5 inches longer than those of the average adult male.

•Antetokounmpo’s athleticism and body-type has earned him the nickname “The Greek Freak”.

•The Underlying Asset has been issued a grade of GEM MINT 9.5 by Beckett Grading Services (BGS) with Certification No. 0010669633.

Notable Features

•The Underlying Asset is a 2013 Panini National Treasures #130 Giannis Antetokounmpo Signed Jersey Patch Rookie Card graded BGS GEM MINT 9.5.

•The Underlying Asset’s BGS Condition Report consists of the following grades: Centering: 9.5, Corners: 9.5, Edges: 9.0, Surface: 9.5.

•The Underlying Asset is 1 of 16 2013 Panini National Treasures #130 Giannis Antetokounmpo Signed Jersey Patch Rookie Card examples graded BGS 9.5 with 0 graded higher.

•The Underlying Asset comes from a print-run of 99.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 2013 National Treasures Giannis Antetokounmpo Rookie Card
Sport	Basketball
Professional League	NBA
Player / Number	Giannis Antetokounmpo / 34
Team	Milwaukee Bucks
Year / Season	2013
Memorabilia Type	Trading Card
Manufacturer	Panini S.p.A.
Print-run	/99
Rarity	1 of 16 (BGS 9.5)
Number in Set	#130
Authentication	Beckett Grading Services (BGS)
Grade	9.5
Grade (Centering)	9.5
Grade (Corners)	9.5
Grade (Edges)	9.0
Grade (Surface)	9.5
Grade (Autograph)	10
Certification No.	0010669633

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2013 National Treasures Giannis Antetokounmpo Rookie Card going forward.

USE OF PROCEEDS – SERIES #METEORITE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #METEORITE Asset Cost (1)	$185,000	52.86%
	Interests issued to Asset Seller as part of total consideration (1)	$87,500	25.00%
	Cash on Series Balance Sheet	$300	0.09%
	Brokerage Fee	$3,500	1.00%
	Offering Expenses (2)	$2,625	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.03%
	Marketing Materials	$200	0.06%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$70,775	20.22%
	Total Fees and Expenses	$77,200	22.06%
	Total Proceeds	$350,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	4/6/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$185,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$87,500
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES LUNAR METEORITE SPECIMEN

Investment Overview

•Upon completion of the Series #METEORITE Offering, Series #METEORITE will purchase a Lunar Meteorite Specimen Feldspathic Lunar Anorthositic Breccia from the Moon for Series #METEORITE (The “Series Lunar Meteorite Specimen” or the “Underlying Asset” with respect to Series #METEORITE, as applicable), the specifications of which are set forth below.

•Lunar meteorites are extraterrestrial rocks (or other metal-rich objects) which fall onto Earth from the Moon.

•Recently the field of meteoritics and the interest in meteorite samples have increased as researchers have recovered more specimens, largely in deserts in Northern Africa.

•The Underlying Asset is a Lunar Meteorite Specimen Feldspathic Lunar Anorthositic Breccia from the Moon.

Asset Description

Overview & Authentication

•Between 98-99 percent of the crystalline material of the lunar crust is made up of four minerals: plagioclase feldspar, pyroxene, olivine, and ilmenite. “The remaining 1-2% is largely potassium feldspar, oxide minerals such as chromite, pleonaste, and rutile, calcium phosphates, zircon, troilite, and iron metal. Many other minerals have been identified, but most are rare and occur only as very small grains interstitial to the four major minerals and cannot be seen with the naked eye.”

•Feldspar is a group of “alumino-silicate minerals; common in the crusts of the Earth and Moon.”

•“Most of the lunar crust, that part called the Feldspathic Highlands Terrane or simply the feldspathic highlands, consists of rocks that are rich in a particular variety of plagioclase feldspar known as anorthite. As a consequence, rocks of the lunar crust are said to be anorthositic because they are plagioclase-rich rocks…”

•The feldspathic crust of the Moon is estimated to have begun to form sometime around 4.5 billion years ago.

•While the felspathic crust of the Moon was forming, “it experienced intense bombardment from meteoroids and asteroids.” This resulted in rocks from the lunar crust breaking apart and reforming due to the impacts.

•As of July 2019, Christie’s estimated that 306 lunar meteorites were currently known, though many specimens actually originate from the same meteorite which could decrease the number of true lunar meteorites significantly — Christie’s estimates the number in 2019 was “closer to 155.”

•According to Christie’s, “From the existing samples on Earth, only about 0.4 per cent of known meteorites are lunar; they are so scarce that, to date, none have been found in Europe, Asia, North America or South America. In fact, about 12 per cent of recovered lunar meteorites are from Antarctica, and will most likely never be available to the general public.”

•The Meteoritical Bulletin is the primary and official source for information about newly found meteorites, containing listings “of all newly recognized and reclassified meteorites, as accepted by the Nomenclature Committee of the Meteoritical Society. It is published formally once or twice a year, but its actions are made available more frequently through the Meteorite Bulletin Database.”

•The Underlying Asset is accompanied by an electron microprobe analysis conducted by Anthony J. Irving, Ph.D, an affiliate professor at the University of Washington College of the Environment specializing in igneous petrology, geochemistry, and meteoritics.

Notable Features

•The Underlying Asset is a Lunar Meteorite Specimen Feldspathic Lunar Anorthositic Breccia from the Moon.

•The Underlying Asset weighs 4.63 kg.

•The Underlying Asset is confirmed to have originated on the Moon.

•The Underlying Asset is in process for submission to the Meteoritical Bulletin with an official name forthcoming.

•The Underlying Asset is composed of more than 95% volume of anorthitic plagioclase as both polymineralic lithic clasts (including anorthosite and plagioclase-rich basalt) plus fragmental single mineral grains within a fine-grained matrix.

•The Underlying Asset’s most common mafic mineral is olivine and also includes orthopyroxene, pigeonite, and augite. In addition, accessory Ti-chromite, troilite, rare armalcolite and minor secondary barite.

•According to the assessment of the Underlying Asset by Anthony J. Irving, Ph.D, the lunar origin of the Underlying Asset has been established due to its close similarity to samples from the moon returned from NASA’s Apollo missions. The highly anorthitic plagioclase and elevated FeO/MnO ratios of olivine and pyroxenes are vital components that were used to draw this conclusion.

Notable Defects

•The Underlying Asset has not been modified from the condition in which it was discovered and retrieved.

Details

Series Lunar Meteorite Specimen
Memorabilia Type	Lunar Meteorite
Composition by Volume	Over 95% anorthitic plagioclase
Mafic Minerals	Olivine, orthopyroxene, pigeonite, and augite.
Accessory Components	Ti-chromite, troilite, rare armalcolite, and minor secondary barite
Authentication	Electron microprobe analysis, Anthony J. Irving, Ph.D.
Origin	Moon
Discovery Location	Northwest Africa

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Lunar Meteorite Specimen going forward.

USE OF PROCEEDS – SERIES #00BRADY2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #00BRADY2 Asset Cost (1)	$312,000	96.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.09%
	Brokerage Fee	$3,250	1.00%
	Offering Expenses (2)	$2,438	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$1,653	0.51%
	Marketing Materials	$200	0.06%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$5,160	1.59%
	Total Fees and Expenses	$12,700	3.91%
	Total Proceeds	$325,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	4/5/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$312,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board
Acquisition Expenses	$1,853

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2000 SP AUTHENTIC TOM BRADY ROOKIE CARD

Investment Overview

•Upon completion of the Series #00BRADY2 Offering, Series #00BRADY2 will purchase a 2000 SP Authentic #118 Tom Brady Rookie Card graded BGS PRISTINE 10 for Series #00BRADY2 (The “Series 2000 SP Authentic Tom Brady Rookie Card” or the “Underlying Asset” with respect to Series #00BRADY2, as applicable), the specifications of which are set forth below.

•Tom Brady is an active NFL quarterback that currently plays for the Tampa Bay Buccaneers. Brady spent the first 20 years of his career with the New England Patriots, where he played in nine Super Bowls. Brady is a seven-time Super Bowl Champion, five-time Super Bowl MVP, three-time NFL MVP, and fourteen-time Pro-Bowler.

•The Upper Deck Company, LLC., is a private company founded in 1988 that specializes in the production of trading cards. Upper Deck has issued SP Authentic cards in football, baseball, hockey, and other sports beginning in 1993.

•The Underlying Asset is a 2000 SP Authentic #118 Tom Brady Rookie Card graded BGS PRISTINE 10.

Asset Description

Overview & Authentication

•Tom Brady was born in 1977 in San Mateo, California. After graduating from Junipero Serra High School in 1995, Brady enrolled at the University of Michigan where he did not get significant playing time until his junior year.

•During his junior season at Michigan, Brady served as the Wolverine’s starting Quarterback and threw 350 passes for 2,636 yards. In his senior season, Brady led the Wolverines to an Orange Bowl victory.

•Tom Brady was drafted 199th overall in the 6th round of the 2000 NFL Draft by the New England Patriots.

•As an NFL rookie for the New England Patriots, Brady served as a backup quarterback to Drew Bledsoe.

•After Drew Bledsoe sustained an injury during the 2001 season, Tom Brady was promoted to starting quarterback. With Brady at QB, the Patriots went 11-3 in the remaining 14 games of the season and won the Super Bowl over the St. Louis Rams, for which Brady was awarded Super Bowl MVP.

•Over the course of his ongoing career, Tom Brady has played in 9 Super Bowls with the New England Patriots, of which he has won 6: XXXVI, XXXVIII, XXXIX, XLIX, LI, LIII.

•In March 2020, after 20 seasons with the team that drafted him, Tom Brady was traded by the New England Patriots to the Tampa Bay Buccaneers.

•In his first season in Tampa Bay, Brady led the Buccaneers to a Super Bowl title, winning Super Bowl MVP.

•The Underlying Asset has been issued a grade of PRISTINE 10 by Beckett Grading Services (BGS) with Certification No. 0003697675.

Notable Features

•The Underlying Asset is a 2000 SP Authentic #118 Tom Brady Rookie Card graded BGS PRISTINE 10.

•The Underlying Asset’s BGS Condition Report consists of the following grades: Centering: 10, Corners: 10, Edges: 10, Surface: 9.5.

•The Underlying Asset is 1 of 13 2000 SP Authentic Tom Brady Rookie Card examples graded BGS 10 with 0 graded higher.

•The Underlying Asset comes from a print-run of 1,250 2000 SP Authentic Tom Brady Rookie Card examples.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 2000 SP Authentic Tom Brady Rookie Card
Sport	Football
Professional League	NFL
Player	Tom Brady
Team	New England Patriots
Year / Season	2000
Memorabilia Type	Trading Card
Manufacturer	The Upper Deck Company, LLC.
Variety	SP Authentic
Print-run	/1,250
Rarity	1 of 13 (BGS 10)
Number in Set	#118
Authentication	Beckett Grading Services (BGS)
Grade	10
Grade (Centering)	10
Grade (Corners)	10
Grade (Edges)	10
Grade (Surface)	9.5
Certification No.	0003697675

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2000 SP Authentic Tom Brady Rookie Card going forward.

USE OF PROCEEDS – SERIES #60MANTLE

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #60MANTLE Asset Cost (1)	$375,000	44.12%
	Interests issued to Asset Seller as part of total consideration (1)	$425,000	50.00%
	Cash on Series Balance Sheet	$300	0.04%
	Brokerage Fee	$8,500	1.00%
	Offering Expenses (2)	$6,375	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.01%
	Marketing Materials	$200	0.02%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$34,525	4.06%
	Total Fees and Expenses	$49,700	5.85%
	Total Proceeds	$850,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	1/28/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$25,000
Installment 1 Amount	$350,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$425,000
Asset Seller Specifics	Member of the Advisory Board
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1960 MICKEY MANTLE SIGNED JERSEY

Investment Overview

•Upon completion of the Series #60MANTLE Offering, Series #60MANTLE will purchase a 1960 Signed Mickey Mantle Game-Worn Road Jersey Graded MEARS A10 as the Underlying Asset for Series #60MANTLE (The “Series 1960 Mickey Mantle Signed Jersey” or the “Underlying Asset” with respect to Series #60MANTLE, as applicable), the specifications of which are set forth below.

•Mickey Mantle was a Hall of Fame professional baseball player who played 18 seasons in the MLB for the New York Yankees. Mantle was a three-time MVP, 20-time All-Star, and won seven World Series Championships over the course of his career.

•The Underlying Asset is a 1960 Signed Mickey Mantle Game-Worn Road Jersey Graded MEARS A10.

Asset Description

Overview & Authentication

•Mickey Mantle was born on October 20, 1931 in Spavinaw, Oklahoma.

•Mantle was a switch-hitter, meaning he could hit both right-handed and left-handed.

•Mantle played his first MLB game on April 17, 1951 for the Yankees, collecting one hit.

•Mantle and the Yankees would win the World Series during his 1951 rookie year, with a 4-2 series win over the Giants culminating on October 10.

•In 1952, Mantle replaced Joe DiMaggio as the Yankees’ everyday centerfielder. Mantle was selected to his first All-Star game for the season in which he batted .311, hit 23 homeruns and collected 87 RBI’s.

•On October 7, 1952, Mantle and the Yankees won the World Series, overcoming the Dodgers in a 7-game series. During the series Mantle hit three homeruns.

•In 1956, Mantle was awarded his first MVP for a season in which he batted an MLB-best .353, hit an MLB-best 52 homeruns, and collected an MLB-best 130 RBI’s. By leading the league in those three categories, Mantle was awarded the Triple Crown.

•On October 10, 1956, Mantle and the Yankees won the World Series, overcoming the Dodgers in a 7-game series. During the series Mantle batted .345 and hit two homeruns.

•In November 1957, Mantle was awarded his second MVP for a season in which he batted .365, hit 34 homeruns, and collected 94 RBI’s.

•During the 1960 season, Mantle batted .275, hit 40 homeruns, and collected 94 RBI’s. On October 13, Mantle and the Yankees lost the deciding seventh game in the World Series against the Pirates. During the series Mantle batted .400, hit three homeruns, and collected 11 RBI’s.

•In November 1962, Mantle was awarded his third MVP for a season in which he batted .321, hit 30 homeruns, and collected 89 RBI’s.

•On September 28, 1968 Mickey Mantle played his final game in a 4-3 win against the Red Sox at Fenway Park.

•On March 1, 1969 Mantle announced his retirement: “I’m not going to play baseball anymore…That’s all I know. I can’t play anymore. I don’t hit the ball when I need to, I can’t steal when I need to. I can’t score from second when I need to.”

•Mantle was known for his good looks and became “everyone's idea of what a great baseball player should look and sound like.” After his baseball career Mantle continued to occupy the spotlight, drawing crowds for autograph signings and appearing on TV talk shows. Eventually, his “taste for high living and good liquor” turned into chronic alcoholism.

•On January 16, 1974 Mantle was voted into the Baseball Hall of Fame.

•Mickey Mantle died on August 13, 1995 in Dallas, Texas.

•In their Mantle obituary, headlined “Mickey Mantle, Great Yankee Slugger, Dies at 63,” the New York Times called him “the most powerful switch-hitter in baseball history,” and “the successor to Babe Ruth and Joe DiMaggio as the symbol of the long reign of the New York Yankees…”

•Mantle said he was “bred to play baseball.”

•Shortly before his death, Mantle spoke at a news conference, referring to his alcoholism and saying: "Don't be like me. God gave me a body and the ability to play baseball. I had everything and I just . . ."

•The Underlying Asset has been authenticated by Memorabilia Evaluation and Research Services (MEARS) and issued a grade of A10 with certification number 317599.

Notable Features

•The Underlying Asset is a 1960 Signed Mickey Mantle Game-Worn Road Jersey Graded MEARS A10.

•The Underlying Asset has been given an authenticity grade of A10 by MEARS, the highest grade issued by MEARS, which indicates that the item “must be complete, unaltered, all original, and show optimal wear while remaining in the same condition as last worn by player.”

•The Underlying Asset is signed and inscribed by Mickey Mantle.

•The Underlying Asset features the team city “NEW YORK” radially arched over the front in navy blue and features the player number “7” in navy blue sewn into the back.

•The Underlying Asset has a Wilson manufacturer size 44 tag sewn into it with cleaning instructions, in addition to “Mantle 1960” sewn above.

Notable Defects

•The Underlying Asset’s condition is consistent with that of its authenticity grade from MEARS.

Details

Series 1960 Mickey Mantle Signed Jersey
Sport	Baseball
Professional League	MLB
Player/Number	Mickey Mantle / 7
Team	New York Yankees
Year	1960
Memorabilia Type	Game-Worn and Signed Jersey
Manufacturer	Wilson
Model	New York Yankees Road Jersey
Primary Color (Jersey)	Grey
Secondary Color (Jersey)	Navy Blue
Size (Jersey)	44
Signature	“Mickey Mantle”
Inscribed	Yes
Authentication	MEARS
Grade	A10
Certification No.	317599

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1960 Mickey Mantle Signed Jersey going forward.

USE OF PROCEEDS – SERIES #SLASH

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #SLASH Asset Cost (1)	$37,000	56.92%
	Interests issued to Asset Seller as part of total consideration (1)	$13,000	20.00%
	Cash on Series Balance Sheet	$300	0.46%
	Brokerage Fee	$650	1.00%
	Offering Expenses (2)	$500	0.77%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.15%
	Marketing Materials	$200	0.31%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$13,250	20.38%
	Total Fees and Expenses	$14,700	22.62%
	Total Proceeds	$65,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	3/3/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$37,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$13,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES SLASH GUITAR

Investment Overview

•Upon completion of the Series #SLASH Offering, Series #SLASH will purchase an exact aged replica of Slash’s original Factory Black 1966 Gibson Doubleneck Guitar built as a prototype for the Slash EDS-1275 Doubleneck as the Underlying Asset for Series #SLASH (The “Series Slash Guitar” or the “Underlying Asset” with respect to Series #SLASH, as applicable), the specifications of which are set forth below.

•Slash is a professional guitarist known for his work with the band Guns N’ Roses and his famous solos on songs such as “Sweet Child o’ Mine,” “Paradise City,” and “November Rain.” He is known for wearing a tophat which has become synonymous with his image.

•Gibson is a guitar brand known for its popular electric guitar models such as the Les Paul and the many famous musicians who have used their instruments throughout the years.

•The Underlying Asset is an exact aged replica of Slash’s original Factory Black 1966 Gibson Doubleneck Guitar built as a prototype for the Slash EDS-1275 Doubleneck.

Asset Description

Overview & Authentication

•Saul Hudson was born on July 23, 1965 in Hampstead, an area in north London.

•Hudson was nicknamed “Slash” by his friend’s father, an actor named Seymour Cassel. “…we used to ditch school and hang out at his house and he used to call me Slash and it was just habitual with him.” Slash never knew why Cassel started using the nickname until years later when Slash was touring in Europe and had dinner with him: "He told me that he called me Slash, cause I had to ask him, and he says it was always because I was in a hurry, hustling whatever it was I was hustling at the time and never had time to sit and chat. I was always sort of in passing and he just started calling me Slash."

•When Slash was six, he moved with his parents to Los Angeles. “My dad was the rebel of the family; he went to art school, married a black woman, and was part of the whole rock’n’roll scene. LA was the place to be so moving there made perfect sense.”

•Both of Slash’s parents worked in the music business, and he was surrounded by music from a young age. “…when I moved to the States it was all about bands like The Doors. My mum was into lots of eclectic music from Phoebe Snow to The Commodores, David Bowie to Led Zeppelin.

•Slash’s mother, Ola Hudson, was a costume designer who worked on outfits for performers such as David Bowie, John Lennon, and Ringo Starr. Ola dated Bowie in the mid-seventies, and Slash recalled: “He was always over – they were always together. I caught them naked once. They had a lot of stuff going on, but my perspective was limited. Looking back on it, I know exactly what was going on. When I look back on that whole combination of people, I can only imagine how freaky it was.” Ola died of lung cancer in 2009.

•In Junior High School, Slash met Steven Adler, who would go on to become the drummer for Guns N’ Roses. Adler introduced Slash to the electric guitar.

•Slash became “obsessed” with the guitar. As a 14-year-old, he wrote a letter to his ex-girlfriend in which he apologizes, writing: “…I hadn’t any idea that I talked about my guitar so often, I’m going to have to change that, no matter who I talk to.”

•On June 6, 1985, the quintet of Slash, Axl Rose, Izzy Stradlin, Duff McKagan, and Steven Adler performed their first concert as Guns N’ Roses at the Troubadour in Los Angeles.

•On July 21, 1987 Guns N’ Roses released their debut album “Appetite for Destruction,” which is the highest selling debut album in U.S. history, with over 28 million copies sold worldwide.

•On November 29, 1988 Guns N’ Roses released “G N’ R Lies.”

•In 1991 Guns N’ Roses released “Use Your Illusion I” and “Use Your Illusion II.”

•On November 23, 1993 Guns N’ Roses released “The Spaghetti Incident?”

•In 1996, Slash left the band and began playing for the band Velvet Revolver.

•In March 2016 it was announced that Slash would rejoin the band for a North American tour.

•“Me, Axl, and Slash, we knew what we wanted since we were 11, 12 years old. We went balls out for it, and there was nothing that was going to stand in our way,” said Adler in an interview with Rolling Stone.

•On May 11, 1896 Orville Gibson filed for a patent for mandolin, with a carved top and back and sides constructed from one solid piece of wood.

•The Gibson Mandolin-Guitar Mfg. Co., Ltd was founded in 1902.

•BB King, Elvis Presley, Jimmy Page, and Slash are among the many influential guitarists to favor Gibson guitars throughout the years.

•Beginning with a copy of a Gibson Explorer guitar, Slash adopted the Gibson Les Paul in 1985.

•Slash played the black 1966 EDS-1275 double-necked guitar while playing “Knockin’ on Heaven’s Door” during the “Use your Illusion” tour.

•From PR Newswire: “…it was the 1966 EDS-1275 Doubleneck that both diversified his sound and solidified his guitar god aesthetic. SLASH bought it from a small music store in Indiana in 1990 and put it into rotation almost immediately. Using the natural chime and chorus of the twelve-string neck and composing epic solos on the other, became a favorite tool for studio and stage and an indelible part of SLASH's signature sound.”

•“I just love playing guitar. It’s really sort of what I get up every day and look forward to doing,” Slash said.

•“I needed something like a doubleneck because I was doing Knockin’ On Heaven’s Door” which had the guitar solos but it had the picking, sort of choral picking thing going on in the verses.”

•The Gibson Custom Shop produced 125 editions of the Slash EDS-1275 Doubleneck replica, selling each of the Slash hand-signed guitars for $13,299.

•Slash said “The prototype sounds better than my original."

•The Underlying Asset is accompanied by a Certificate of Authenticity from Gibson Brands, Inc.

Notable Features

•The Underlying Asset is an exact aged replica of Slash’s original Factory Black 1966 Gibson Doubleneck Guitar built as a prototype for the Slash EDS-1275 Doubleneck.

•The Underlying Asset was used as the prototype guitar sent to Slash for his approval on the aging and construction of the guitar before the limited edition series went into production.

Notable Defects

•The Underlying Asset shows signs of wear consistent with a prototype guitar.

Details

Series Slash Guitar
Memorabilia Type	Production Prototype Guitar
Model	Slash EDS-1275 Doubleneck Prototype
Manufacturer	Gibson
Musician	Slash
Total Production	1 of 1 (Prototype)
Primary Color	Black
Authentication	Gibson Brands, Inc.

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Slash Guitar going forward.

USE OF PROCEEDS – SERIES #89TMNT

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #89TMNT Asset Cost (1)	$20,000	90.91%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.36%
	Brokerage Fee	$220	1.00%
	Offering Expenses (2)	$500	2.27%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.45%
	Marketing Materials	$200	0.91%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$680	3.09%
	Total Fees and Expenses	$1,700	7.73%
	Total Proceeds	$22,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/6/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$20,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1989 NES TEENAGE MUTANT NINJA TURTLES VIDEO GAME

Investment Overview

•Upon completion of the Series #89TMNT Offering, Series #89TMNT will purchase a 1989 NES Teenage Mutant Ninja Turtles Video Game graded Wata 9.4 A for Series #89TMNT (The “Series 1989 NES Teenage Mutant Ninja Turtles Video Game” or the “Underlying Asset” with respect to Series #89TMNT, as applicable), the specifications of which are set forth below.

•The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986.  Nintendo sold 61.9 million NES units worldwide.

•Teenage Mutant Ninja Turtles (TMNT) is a multimedia franchise centered around four vigilante turtles that first started off as a comic book in 1984 and has grown to include cartoons, video games, and films.

•The Underlying Asset is a 1989 NES Teenage Mutant Ninja Turtles Video Game graded Wata 9.4 A.

Asset Description

Overview & Authentication

•Nintendo is a Japanese multinational consumer electronics and video game company founded in 1889 which remains a one of the highest-grossing video game companies in the world, with a reported revenue of $13.8 billion for the first three quarters of the 2020 fiscal year (ending December 2020).

•The Nintendo Entertainment System (NES) was a console released by Nintendo for U.S. Markets in 1985.2

•The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986.  Nintendo sold 61.9 million NES units worldwide.

•The NES system was sold new in the United States until it was discontinued in 1995.

•Cartoonists Kevin Eastman and Peter Laird created the TMNT series and published the first comic book in 1984. The comic book featured the four turtles — Leonardo, Raphael, Donatello, and Michelangelo — and was a fast success. The first printing of 3,000 copies sold out in a few weeks and led to reprints and follow-up issues.

•In December 1987, the Teenage Mutant Ninja Turtles cartoon TV show debuted. The show would run from 1987-1996 and include 193 episodes.

•In 1989, a Japanese video game producer called Konami released Teenage Mutant Ninja Turtles for the NES. The game remains polarizing among critics, with some applauding its “visuals and stage variety,” while others lamenting its level design.

•The 1989 TMNT video game sold 4.17 million copies, placing 9th all-time for a NES game.

•The Underlying Asset has been issued a grade of 9.4 A by Wata with Certification No. 582277-019.

Notable Features

•The Underlying Asset is a 1989 NES Teenage Mutant Ninja Turtles Video Game graded Wata 9.4 A.

•The Underlying Asset is 1 of 11 examples graded Wata 9.4 with 10 graded higher.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 1989 NES Teenage Mutant Ninja Turtles Video Game
Game	Teenage Mutant Ninja Turtles
System	NES
Manufacturer	Nintendo
Production Year	1989
Box Variant	Rev-A, Oval SOQ TM, 3 Screw Cart
Rarity	1 of 10 (Wata 9.4)
Authentication	Wata Games
Box Grade	9.4
Seal Rating	A
Certification No.	582277-019

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1989 NES Teenage Mutant Ninja Turtles Video Game going forward.

USE OF PROCEEDS – SERIES #PUNK9670

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #PUNK9670 Asset Cost (1)	$62,100	86.25%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.42%
	Brokerage Fee	$720	1.00%
	Offering Expenses (2)	$540	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.14%
	Marketing Materials	$200	0.28%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$8,040	11.17%
	Total Fees and Expenses	$9,600	13.33%
	Total Proceeds	$72,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

As indicated in the Series Detail Table, the Company entered into an agreement with the Asset Seller to acquire the Underlying Asset.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/13/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$62,100
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES CRYPTOPUNK 9670

Investment Overview

•Upon completion of the Series #PUNK9670 Offering, Series #PUNK9670 will purchase CryptoPunk #9670 for Series #PUNK9670 (The “Series CryptoPunk 9670” or the “Underlying Asset” with respect to Series #PUNK9670, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFTs) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•CryptoPunks are a collection of 10,000 algorithmically generated unique, collectible characters with proof of ownership stored on the Ethereum blockchain.

•The Underlying Asset is CryptoPunk #9670.

Asset Description

Overview & Authentication

•In June of 2017, the founders of Larva Labs, Matt Hall and John Watkinson, released 10,000 CryptoPunks to the public. Each CryptoPunk character was generated algorithmically from a set of templates, creating unique characters with varying levels of rarity and characteristics.

•The CryptoPunks were released for free (not including the transaction fees) and could be claimed by anyone with an Ethereum wallet.

•Larva Labs, the creator of the CryptoPunks, does not receive any royalty payments on secondary sales of CryptoPunks, including the Underlying Asset.

•Hall told Mashable.com in 2017 that the project was “conceived to test out some of the dynamics of scarcity and demand.”

•There are five different CryptoPunk types. The rarest is Alien (9 total), followed by Ape (24 total), Zombie (88 total), Female (3,840 total), and the least rare, Male (6,039 total).

•CryptoPunks can be bought and sold via a marketplace embedded in the blockchain. Buyers use the crypto currency Ethereum to transact.

•The record sale for a CryptoPunk occurred on June 10, 2021. Shalom Mackenzie (the largest shareholder in DraftKings) purchased a CryptoPunk for over $11.7 million in a Sotheby’s auction. The CryptoPunk purchased by Mackenzie was an Alien Punk—the rarest of the five Punk types.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is CryptoPunk #9670.

•The Underlying Asset is one of 3,840 Female CryptoPunks in existence.

•The Underlying Asset has two accessories: Nerd Glasses and Crazy Hair.

•There are 414 CryptoPunks that have the Crazy Hair accessory and 572 CryptoPunks that have the Nerd Glasses accessory.

•The Underlying Asset was first claimed on June 23, 2017.

•The prior sale history for the Underlying Asset is as follows: sold for $14,475 on February 4, 2021; and sold for $54,026 on March 11, 2021.

•Similar CryptoPunks with identical attributes to the Underlying Asset (Crazy Hair and Nerd Glasses) sold for the following amounts: $111,512 on August 1, 2021 (CryptoPunk #1353); $126,646 on July 31, 2021 (CryptoPunk #3645), $62,820 on July 6, 2021 (CryptoPunk #7222); and $33,747 on March 28, 2021 (CryptoPunk #7222).

Notable Defects

•The Underlying Asset is consistent with the description provided by Larva Labs and proof of ownership stored on the Ethereum blockchain.

Details

Series CryptoPunk 9670
Creator	Larva Labs
NFT	CryptoPunk
Number	9670
Type	Female
Type Rarity	1 of 3,840 (Female)
Accessories	Nerd Glasses, Crazy Hair
Accessory Rarity	1 of 414 (Crazy Hair)
Accessory Rarity	1 of 572 (Nerd Glasses)
Date of 1st Claim	June 23, 2017
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series CryptoPunk 9670 going forward.

USE OF PROCEEDS – SERIES #NESWWF

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #NESWWF Asset Cost (1)	$15,000	83.33%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.67%
	Brokerage Fee	$180	1.00%
	Offering Expenses (2)	$500	2.78%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.56%
	Marketing Materials	$200	1.11%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,720	9.56%
	Total Fees and Expenses	$2,700	15.00%
	Total Proceeds	$18,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	8/13/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$15,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1989 NES WWF WRESTLEMANIA VIDEO GAME

Investment Overview

•Upon completion of the Series #NESWWF Offering, Series #NESWWF will purchase a 1989 NES WWF Wrestlemania Video Game graded Wata 9.6 A+ for Series #NESWWF (The “Series 1989 NES WWF Wrestlemania Video Game” or the “Underlying Asset” with respect to Series #NESWWF, as applicable), the specifications of which are set forth below.

•The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986.  Nintendo sold 61.9 million NES units worldwide.

•WWF Wrestlemania is a NES video game created by British game developer Rare and released in 1989.

•The Underlying Asset is a 1989 NES WWF Wrestlemania Video Game graded Wata 9.6 A+.

Asset Description

Overview & Authentication

•Nintendo is a Japanese multinational consumer electronics and video game company founded in 1889 which remains a one of the highest-grossing video game companies in the world, with a reported revenue of $13.8 billion for the first three quarters of the 2020 fiscal year (ending December 2020).

•The Nintendo Entertainment System (NES) was a console released by Nintendo for U.S. Markets in 1985.

•The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986.  Nintendo sold 61.9 million NES units worldwide.

•The NES system was sold new in the United States until it was discontinued in 1995.

•WWF Wrestlemania was the first licensed game to feature real wrestlers by name.

•WWF Wrestlemania featured six wrestlers: Hulk Hogan, Andre the Giant, “Macho Man” Randy Savage, “The Million Dollar Man” Ted DiBiase, Bam Bam Bigelow, and The Honky Tonk Man.

•According to IGN, though the gameplay was basic, the personality of the WWF was captured for the first time in WWF Wrestlemania. “A monster franchise was born.”

·

•The Underlying Asset has been issued a grade of 9.6 A+ by Wata with Certification No. 578190-086.

Notable Features

•The Underlying Asset is a 1989 NES WWF Wrestlemania Video Game graded Wata 9.6 A+.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

•The Underlying Asset is 1 of 3 1989 NES WWF Wrestlemania Video Game examples graded Wata 9.6 A+ with one graded higher.

Details

Series 1989 NES WWF Wrestlemania Video Game
Game	WWF Wrestlemania
System	NES
Manufacturer	Rare
Production Year	1989

Box Variant	Rev-A, Round SOQ, First-party, H-Seam
Rarity	1 of 3 (Wata 9.6 A+)
Authentication	Wata Games
Box Grade	9.6
Seal Rating	A+
Certification No.	578190-086

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1989 NES WWF Wrestlemania Video Game going forward.

USE OF PROCEEDS – SERIES #PUNK8103

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #PUNK8103 Asset Cost (1)	$300,000	53.57%
	Interests issued to Asset Seller as part of total consideration (1)	$200,000	35.71%
	Cash on Series Balance Sheet	$300	0.05%
	Brokerage Fee	$5,600	1.00%
	Offering Expenses (2)	$4,200	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.02%
	Marketing Materials	$200	0.04%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$49,600	8.86%
	Total Fees and Expenses	$59,700	10.66%
	Total Proceeds	$560,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	9/7/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$300,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$200,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES CRYPTOPUNK 8103

Investment Overview

•Upon completion of the Series #PUNK8103 Offering, Series #PUNK8103 will purchase a Number 8103 Male CryptoPunk NFT for Series #PUNK8103 (the “Series CryptoPunk 8103” or the “Underlying Asset” with respect to Series #PUNK8103, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFTs) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•CryptoPunks are a collection of 10,000 algorithmically generated unique, collectible characters with proof of ownership stored on the Ethereum blockchain.

•The Underlying Asset is a Number 8103 Male CryptoPunk NFT.

Asset Description

Overview & Authentication

•In June of 2017, the founders of Larva Labs, Matt Hall and John Watkinson, released 10,000 CryptoPunks to the public. Each CryptoPunk character was generated algorithmically from a set of templates, creating unique characters with varying levels of rarity and characteristics.

•The CryptoPunks were released for free (not including the transaction fees) and could be claimed by anyone with an Ethereum wallet.

•Larva Labs, the creator of the CryptoPunks, does not receive any royalty payments on secondary sales of

•CryptoPunks, including the Underlying Asset.

•Hall told Mashable.com in 2017 that the project was “conceived to test out some of the dynamics of scarcity and demand.”

•There are five different CryptoPunk types. The rarest is Alien (9 total), followed by Ape (24 total), Zombie (88 total), Female (3,840 total), and the least rare, Male (6,039 total).

•CryptoPunks can be bought and sold via a marketplace embedded in the blockchain. Buyers use the crypto currency Ethereum to transact.

•The record sale for a CryptoPunk occurred on June 10, 2021. Shalom Mackenzie (the largest shareholder in DraftKings) purchased a CryptoPunk for over $11.7 million in a Sotheby’s auction. The CryptoPunk purchased by Mackenzie was an Alien Punk — the rarest of the five Punk Types.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is CryptoPunk #8103.

•The Underlying Asset is a Male CryptoPunk.

•There are 6,039 Male CryptoPunks.

•The Underlying Asset has three accessories: Bandana, Front Beard Dark, and VR.

•481 CryptoPunks have the Bandana accessory, 260 CryptoPunks have the Front Beard Dark accessory, and 332 CryptoPunks have the VR accessory.

•The Underlying Asset was first claimed on June 23, 2017.

•The Underlying Asset was sold on February 14, 2021 for $20,799 and again on March 18, 2021 for $53,525.

Notable Defects

•The Underlying Asset is consistent with the description provided by Larva Labs and proof of ownership stored on the Ethereum blockchain.

Details

Series CryptoPunk 8103
Creator	Larva Labs
NFT	CryptoPunk
Number	8103
Type	Male
Type Rarity	1 of 6,039 (Male)
Accessories	Bandana, Front Beard Dark, VR
Accessory Rarity	1 of 481 (Bandana)
Accessory Rarity	1 of 260 (Front Beard Dark)
Accessory Rarity	1 of 332 (VR)
Date of 1st Claim	June 23, 2017
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series CryptoPunk 8103 going forward.

USE OF PROCEEDS – SERIES #18ALLEN

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #18ALLEN Asset Cost (1)	$32,500	90.28%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.83%
	Brokerage Fee	$360	1.00%
	Offering Expenses (2)	$500	1.39%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.28%
	Marketing Materials	$200	0.56%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$2,040	5.67%
	Total Fees and Expenses	$3,200	8.89%
	Total Proceeds	$36,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	6/16/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$32,500
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2018 JOSH ALLEN ROOKIE CARD

Investment Overview

•Upon completion of the Series #18ALLEN Offering, Series #18ALLEN will purchase a 2018 National Treasures #163 Josh Allen Autographed Jersey Rookie Card graded BGS 9.5 for Series #18ALLEN (The “Series 2018 Josh Allen Rookie Card” or the “Underlying Asset” with respect to Series #18ALLEN, as applicable), the specifications of which are set forth below.

•The Panini Group was founded in 1961 in Modena, Italy and has grown to have subsidiaries around the world specializing in sticker and trading card collectibles as well as magazines, comic books, manga, and graphic novels.

•Josh Allen is a professional football player who currently plays quarterback for the Buffalo Bills. In three NFL seasons Allen has been named to one Pro Bowl and most recently led the Bills to a 13-3 record in the 2020 regular season, losing in the AFC Championship Game.

•The Underlying Asset is a 2018 National Treasures #163 Josh Allen Autographed Jersey Rookie Card graded BGS 9.5.

Asset Description

Overview & Authentication

•Josh Allen was born on May 21, 1996, in Firebaugh, California.

•Allen attended college at the University of Wyoming from 2015 to 2017. Over three seasons, Allen played in 27 games as the Wyoming Cowboys quarterback, completing 365 passes in 649 attempts for a total of 5,066 yards and 44 touchdowns.

•Allen was drafted 7th overall by the Buffalo Bills in the 2018 NFL Draft.

•During Allen’s first season at age 22, he played in 12 games (starting 11 of them), completing 52.8% of his passes for 2,074 yards, 10 touchdowns, and 12 interceptions.

•During Allen’s second season in 2019, he started all 16 regular season games, completing 58.8% of his passes for 3,089 yards, 20 touchdowns, and 9 interceptions.

•During the 2020 season, Allen started all 16 games once again, completing 69.2% of his passes or 4,544 yards, 37 touchdowns, and 10 interceptions. Allen was selected to his first Pro Bowl for his performance during the 2020 season.

•Allen finished second in voting for the NFL MVP award in 2020, losing out to Aaron Rodgers.

•Allen is 6’5’’.

•Coming out of college, many analysts and scouts were skeptical of Allen and believed that he was a very raw prospect with an inconsistent record. In 2021, after Allen narrowly missed out on winning an NFL MVP, CBS wrote the following: “Josh Allen has gone from laughing-stock draft prospect, to serviceable rookie starter, to solid but volatile second-year pro, to MVP vote-getter in three seasons in the NFL, and Bills GM Brandon Beane has done a marvelous job building around his towering quarterback with the rocket arm.”

•Panini’s National Treasures series is a yearly premium release that features autographed and limited-production cards.

•The Underlying Asset has been issued a grade of GEM MINT 9.5 by Beckett Grading Services (BGS) with Certification No. 0012078308.

Notable Features

•The Underlying Asset is a 2018 National Treasures #163 Josh Allen Autographed Jersey Rookie Card graded BGS 9.5.

•The Underlying Asset’s BGS Condition Report consists of the following grades: Centering: 10, Corners: 9, Edges: 9.5, Surface: 9.5, Autograph: 10.

•The Underlying Asset is 1 of 16 2018 National Treasures #163 Josh Allen Autographed Jersey Rookie Card examples graded BGS 9.5 with 0 graded higher.

•The Underlying Asset comes from a total print-run of 99.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 2018 Josh Allen Rookie Card
Sport	Football
Professional League	NFL
Player	Josh Allen
Team	Buffalo Bills
Year / Season	2018
Memorabilia Type	Trading Card
Manufacturer	Panini
Print-run	/99
Rarity	1 of 16 (BGS 9.5)
Number in Set	#163
Authentication	Beckett Grading Services (BGS)
Grade	9.5
Grade (Centering)	10
Grade (Corners)	9
Grade (Edges)	9.5
Grade (Surface)	9.5
Grade (Autograph)	10
Certification No.	0012078308

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2018 Josh Allen Rookie Card going forward.

USE OF PROCEEDS – SERIES #36OWENS

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #36OWENS Asset Cost (1)	$20,000	80.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.20%
	Brokerage Fee	$250	1.00%
	Offering Expenses (2)	$500	2.00%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.40%
	Marketing Materials	$200	0.80%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$3,650	14.60%
	Total Fees and Expenses	$4,700	18.80%
	Total Proceeds	$25,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	PurchaseAgreement
Date of Agreement	7/1/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$20,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1936 JESSE OWENS OLYMPICS TICKETS

Investment Overview

•Upon completion of the Series #36OWENS Offering, Series #36OWENS will purchase Four Tickets From Jesse Owens' Gold Medal Events in the 1936 Berlin Olympics for Series #36OWENS (The “Series 1936 Jesse Owens Olympics Tickets” or the “Underlying Asset” with respect to Series #36OWENS, as applicable), the specifications of which are set forth below.

•Jesse Owens was an athlete known for winning four gold medals in track and field at the 1936 Berlin Olympics.

•The 1936 Berlin Olympics took place in Nazi Germany during the build-up to World War Two. Adolf Hitler hoped the competition “would be a showcase of Aryan supremacy.” The four gold medals won by Owens (an African American) became a symbol for the fight against Nazism.

•The Underlying Asset is Four Tickets From Jesse Owens' Gold Medal Events in the 1936 Berlin Olympics.

Asset Description

Overview & Authentication

•James “Jesse” Cleveland Owens was born on September 12, 1913, in Danville, Alabama. He was the son of a sharecropper and the grandchild of slaves.

•After moving to Cleveland at the age of 9, Owens ran his first race at age 13. While at East Technical High School, he “became a nationally known sprinter.”

•Owens attended Ohio State University where he would break multiple world records in track and field.

•The United States Olympic track team had 10 black athletes including Owens. The Nazis “derided the Americans for relying on what the Nazis called an inferior race.”

•On August 3, 1936, Owens won the gold medal in the 100-meter dash with a time of 10.3 seconds (matching the world record).

•On August 4, 1936, Owens won the gold medal in the long jump with a distance of 26 feet and 5 3/8 inches (breaking the world record).

•On August 5, 1936, Owens won the gold medal in the 200-meter dash with a time of 20.7 seconds (breaking the world record).

•On August 9, 1936, Owens was a part of the team that won the gold medal in the 4 X 100-meter relay.

•Originally, Owens was not scheduled to participate in the 4 X 100-meter relay. But before the race, American Olympic officials decided to remove two Jewish athletes from the team to “avoid offending the Nazis.” Owens and Ralph Metcalfe, who were both black, were substituted instead. Hitler did not congratulate any of the American black winners. Owens would later say “I didn't go to Berlin to shake hands with him, anyway. All I know is that I'm here now, and Hitler isn't.”

•Owens died on March 31, 1980. In the New York Times obituary, Owens was called “perhaps the greatest and most famous athlete in track and field history.”

•The Underlying Asset includes 1 ticket from Jesse Owens’ first gold medal win in the 1936 Berlin Olympics that has been issued a grade of MINT 9 by Professional Sports Authenticators (PSA) with Certification No. 16060273.

•The Underlying Asset includes 1 ticket from Jesse Owens’ second gold medal win in the 1936 Berlin Olympics that has been issued a grade of EX-MT 6 by Professional Sports Authenticators (PSA) with Certification No. 16060272.

•The Underlying Asset includes 1 ticket from Jesse Owens’ third gold medal win in the 1936 Berlin Olympics that has been issued a grade of VG 3 by Professional Sports Authenticators (PSA) with Certification No. 22858876.

•The Underlying Asset includes 1 ticket from Jesse Owens’ fourth gold medal win in the 1936 Berlin Olympics that has been issued a grade of AUTHENTIC by Professional Sports Authenticators (PSA) with Certification No. 20549754.

Notable Features

•The Underlying Asset is Four Tickets From Jesse Owens' Gold Medal Events in the 1936 Berlin Olympics.

•The Underlying Asset includes 1 of 1 tickets from Jesse Owens’ first gold medal win in the 1936 Berlin Olympics graded PSA 9 with 0 graded higher.

•The Underlying Asset includes 1 of 1 tickets from Jesse Owens’ second gold medal win in the 1936 Berlin Olympics graded PSA 6 with 0 graded higher.

•The Underlying Asset includes 1 of 1 tickets from Jesse Owens’ third gold medal win in the 1936 Berlin Olympics graded PSA 3 with 2 graded higher.

•The Underlying Asset includes 1 of 1 tickets from Jesse Owens’ fourth gold medal win in the 1936 Berlin Olympics graded PSA Authentic with 1 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1936 Jesse Owens Olympics Tickets
Sport	Track & Field
Memorabilia Type	Ticket
Player	Jesse Owens
Competition	Olympics
Year	1936
Location	Berlin
Authentication	Professional Sports Authenticators (PSA)
Event	100 Meter Dash
Date	August 3
Rarity	1 of 1 (PSA 9)
Grade	9
Certification No.	16060273
Event	Long Jump
Date	August 4
Rarity	1 of 1 (PSA 6)
Grade	6
Certification No.	16060272
Event	200 Meter Dash

Date	August 5
Rarity	1 of 1 (PSA 3)
Grade	3
Certification No.	22858876
Event	4 X 100 Meter Relay
Date	August 9
Rarity	1 of 1 (PSA AUTHENTIC)
Grade	AUTHENTIC
Certification No.	20549754

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1936 Jesse Owens Olympics Tickets going forward.

USE OF PROCEEDS – SERIES #BAYC601

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BAYC601 Asset Cost (1)	$143,818	87.16%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.18%
	Brokerage Fee	$1,650	1.00%
	Offering Expenses (2)	$1,238	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$108	0.07%
	Marketing Materials	$200	0.12%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$17,686	10.72%
	Total Fees and Expenses	$20,882	12.66%
	Total Proceeds	$165,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	9/9/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$143,818
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$308

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES BORED APE YACHT CLUB 601

Investment Overview

•Upon completion of the Series #BAYC601 Offering, Series #BAYC601 will purchase a Number 601 Bored Ape Yacht Club NFT with Sea Captain’s Hat for Series #BAYC601 (The “Series Bored Ape Yacht Club 601” or the “Underlying Asset” with respect to Series #BAYC601, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•The Bored Ape Yacht Club (commonly abbreviated as BAYC) is a collection of 10,000 “Bored Ape” NFTs created by Yuga Labs. Each Ape is unique and grants its owner entrance to the Yacht Club and associated membership benefits.

•The Underlying Asset is a Number 601 Bored Ape Yacht Club NFT with Sea Captain’s Hat.

Asset Description

Overview & Authentication

•According to the BAYC website, each Ape is unique and “programmatically generated from over 170 possible traits, including expression headwear, clothing, and more.”

•The BAYC project was launched on April 30th, 2021. Originally, Apes were offered at a price of around $200. About a day after launch, all of the 10,000 Apes had sold out.

•The founders of the BAYC project have explained that their intention is for the NFTs to foster community and act as a “digital identity.”

•BAYC was one of the first NFT projects to allow individual buyers the commercial rights to their NFTs, according to The New Yorker. “…each member is allowed to brand his own projects or products and sell them independently.”

•Members of the BAYC were offered an NFT dog (a collection called the Bored Ape Kennel Club).

•According to its profile on OpenSea, the Mutant Ape Yacht Club is “a collection of up to 20,000 Mutant Apes that can only be created by exposing an existing Bored Ape to a vial of MUTANT SERUM or by minting a Mutant Ape in the public sale.”

•On September 9th, 2021, two lots of BAYC NFTs sold at Sotheby’s. The first lot contained 101 Apes and sold for $24,393,000. The second lot contained 101 Bored Ape Kennel Club NFTs and sold for $1,835,000.

•As of September 9, 2021, the Bored Ape Yacht Club and the Mutant Ape Yacht Club the 3rd and 4th top NFTs on OpenSea over the previous 30 days, ranked by volume, floor price, and other statistics.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is Bored Ape #601.

•The Underlying Asset has the following five properties: Purple Background, Closed Eyes, Cream Fur, Sea Captain’s Hat, Rage Mouth.

•The Underlying Asset was minted on April 30, 2021.

•The Underlying Asset was sold on June 8, 2021, for 2 Ethereum, on July 11, 2021, for 3.88 Ethereum, on July 16, 2021, for 5.8 Ethereum, on July 19, 2021, for 6.29 Ethereum, on September 2 for 40 Ethereum, and most recently for 42 Ethereum on September 9.

Notable Defects

•The Underlying Asset is consistent with the description provided by The Bored Ape Yacht Club and proof of ownership stored on the Ethereum blockchain.

Details

Series Bored Ape Yacht Club 601
Creator	Yuga Labs
NFT	Bored Ape Yacht Club
Number	601
Property	Sea Captain’s Hat
Property Rarity	3% Have This Trait
Property	Rage (Mouth)
Property Rarity	3% Have This Trait
Property	Cream (Fur)
Property Rarity	6% Have This Trait
Property	Closed (Eyes)
Property Rarity	7% Have This Trait
Property	Purple (Background)
Property Rarity	13% Have This Trait
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Bored Ape Yacht Club 601 going forward.

USE OF PROCEEDS – SERIES #CASTLEII

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #CASTLEII Asset Cost (1)	$15,000	83.33%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	1.67%
	Brokerage Fee	$180	1.00%
	Offering Expenses (2)	$500	2.78%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.56%
	Marketing Materials	$200	1.11%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,720	9.56%
	Total Fees and Expenses	$2,700	15.00%
	Total Proceeds	$18,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	8/13/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$15,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1988 NES CASTLEVANIA II: SIMON’S QUEST VIDEO GAME

Investment Overview

•Upon completion of the Series #CASTLEII Offering, Series #CASTLEII will purchase a 1988 NES Castlevania II: Simon’s Quest Video Game graded Wata 9.6 A+ for Series #CASTLEII (The “Series 1988 NES Castlevania II: Simon’s Quest Video Game” or the “Underlying Asset” with respect to Series #CASTLEII, as applicable), the specifications of which are set forth below.

•The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986.  Nintendo sold 61.9 million NES units worldwide.

•Castlevania II: Simon’s Quest is an action-adventure game about the story of a vampire hunter named Simon Belmont and his efforts to fight Count Dracula for a second time, after previously defeating him in the series’ first installment.

•The Underlying Asset is a 1988 NES Castlevania II: Simon’s Quest Video Game graded Wata 9.6 A+.

Asset Description

Overview & Authentication

•Nintendo is a Japanese multinational consumer electronics and video game company founded in 1889 which remains a one of the highest-grossing video game companies in the world, with a reported revenue of $13.8 billion for the first three quarters of the 2020 fiscal year (ending December 2020).

•The Nintendo Entertainment System (NES) was a console released by Nintendo for U.S. Markets in 1985.

•The NES was launched in New York City in October 1985, Los Angeles in February 1986, and the rest of North America in September of 1986.  Nintendo sold 61.9 million NES units worldwide.

•The NES system was sold new in the United States until it was discontinued in 1995.

•Castlevania was released for the NES in 1988 in North America. The game sold over 1.5 million units combined between the NES and a later Game Boy Advance port. According to TheGamer.com, the game “was a groundbreaking title for the time and made it an instant classic for the system.”

•Castlevania II: Simon’s Quest was released in November 1988 in North America and switched the gameplay style from its predecessor’s “linear adventure” to a “new, free-roaming direction.”

•IGN wrote the following in their review of Castlevania II: Simon’s Quest: “Castlevania II was the perfect game to play in 1988. Sitting in your basement with your NES, accompanied by a couple of friends and copy of Nintendo Power – together deciphering the game's cryptic clues and passing the controller around the room to help lessen the boredom of the tedious parts. It was a game tailor-made for what the culture of being a Nintendo gamer was, 20 years ago.”

•Since the first Castlevania release, DenOfGeek.com reports, “nearly 40 titles have been published across just about every significant system in gaming history from the NES onward.”

•Castlevania has also been featured in an eponymous Netflix show beginning in 2017 and ending in 2021 after four seasons.

•The Underlying Asset has been issued a grade of 9.6 A+ by Wata with Certification No. 578190-011.

Notable Features

•The Underlying Asset is a 1988 NES Castlevania II: Simon’s Quest Video Game graded Wata 9.6 A+.

•The Underlying Asset is 1 of 9 1988 NES Castlevania II: Simon’s Quest Video Game examples graded Wata 9.6 A+ with none graded higher.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 1988 NES Castlevania II: Simon’s Quest Video Game
Game	Castlevania II: Simon’s Quest
System	NES
Manufacturer	Konami
Production Year	1988
Box Variant	Rev-A, Round SOQ, First-Party H-Seam
Rarity	1 of 9 (Wata 9.6 A+)
Authentication	Wata Games
Box Grade	9.6
Seal Rating	A+
Certification No.	578190-011

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1988 NES Castlevania II: Simon’s Quest Video Game going forward.

USE OF PROCEEDS – SERIES #HENDERSON

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Carrying Value of the #HENDERSON Asset (1)	$132,000	97.78%
	Interests issued to Asset Seller as part of total consideration (2)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.22%
	Brokerage Fee	$1,350	1.00%
	Offering Expenses (3)	$1,013	0.75%
Acquisition Expenses (4)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$325	0.24%
	Marketing Materials	$200	0.15%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	-$188	-0.14%
	Total Fees and Expenses	$2,700	2.00%
	Total Proceeds	$135,000	100.00%

(1)The Company decided to write-down the value of the asset due to changing market conditions from the purchase price of $180,100 to $132,000.

(2)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(3)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(4)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	2/15/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$180,100
Installment 2 Amount	$0
Purchase Price	$180,100
Carrying Value	$132,000
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$525

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1980 TOPPS RICKEY HENDERSON ROOKIE CARD

Investment Overview

•Upon completion of the Series #HENDERSON Offering, Series #HENDERSON will purchase a 1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10 as the Underlying Asset for Series #HENDERSON (The “Series 1980 Topps Rickey Henderson Rookie Card” or the “Underlying Asset” with respect to Series #HENDERSON, as applicable), the specifications of which are set forth below.

•Rickey Henderson was a Hall of Fame baseball player who played 25 seasons in the MLB, winning one MVP, two World Series titles, and being selected to 10 All-Star Games.

•The Topps Company, Inc. was founded as Topps Chewing Gum, Inc. in Brooklyn in 1938 by the four sons of Morris Shorin, Abram, Ira, Joseph, and Phillip. Topps began first printing cards in 1949 and issuing them as “freebies” inside packs of gum.

•The Underlying Asset is a 1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10.

Asset Description

Overview & Authentication

•Rickey Henderson was born December 25, 1958 in Chicago, Illinois.

•Playing baseball, basketball, and football for Oakland Technical High School, Henderson was named the California State Baseball Player of the Year in 1976. He was also an All-American running back with two 1,000-yard seasons.

•The Oakland Athletics drafted Henderson in the fourth round of the 1976 MLB Amateur Draft.

•Henderson played his first MLB game on June 24, 1979, recording two hits and a stolen base.

•As a rookie in 1979, Henderson played 89 games, hitting .274, scoring 49 runs, and stealing 33 bases.

•In 1980, Henderson was selected to his first All-Star Game, batting .303, scoring 111 runs, and leading the MLB with 100 stolen bases.

•In 1981, Henderson came in second in MVP voting, hitting .319, stealing 5 bases, and leading the MLB in runs scored with 89.

•In 1982, Henderson hit .267 and scored 119 runs, leading the MLB in stolen bases (130) and walks (116).

•In 1989, Henderson won his first World Series. The Athletics swept the Giants 4-0, finishing with a 9-6 win on October 28. During the four-game series, Henderson hit .474, and recorded a .524 OBP.

•In 1990, Henderson won the MVP, hitting .325 and stealing 65 bases. He led the MLB in runs scored (119), OBP (.439), and OPS (1.016).

•In 1993, Henderson won his second World Series, now as a member of the Toronto Blue Jays. The Blue Jays beat the Phillies in six games, finishing with an 8-6 win on October 23.

•On October 7, 2001 Henderson hit the 3,000th hit of his career. At the time he was the 25th player in history to cross this threshold.

•Henderson played his final game on September 19, 2003 at age 44.

•Henderson was inducted into the Baseball Hall of Fame on July 26th, 2009.

•Henderson holds the all-time record for stolen bases in a career with 1,406. The second-place player on the list is Lou Brock, with 938.

•Henderson holds the all-time record for runs scored in a career with 2,295, beating out Ty Cobb’s career total of 2,245.

•Henderson holds the all-time record for leadoff homeruns in a career with 81. Second place is Alfonso Soriano, who hit 54.

•Henderson was known as the “Man of Steal.”

•In May 2012, Bleacher Report ranked Henderson as the Greatest Leadoff Hitter in Baseball History, writing that his career Wins Above Replacement (WAR) “puts him in the same class with Lou Gehrig, Mickey Mantle and Frank Robinson.”

•Henderson’s 105.2 Offensive WAR is the 17th highest all-time, placing him ahead of Derek Jeter and Chipper Jones.

•According to his page on the website of the National Baseball Hall of Fame, BaseballHall.org, Henderson once said: “If my uniform doesn’t get dirty, I haven’t done anything in the baseball game.”

•Billy Beane, the long-time front office executive of the Athletics about whom the book and movie “Moneyball” is based, said that Henderson is “the greatest leadoff hitter of all time. I’m not sure there’s a close second.”

•Hall of Famer Dave Winfield said that Henderson was “one of the best players that I ever played with and obviously the best leadoff hitter in baseball.”

•The 1980 Topps #482 Rickey Henderson Rookie Card tends “to be hampered by poor centering” and many examples suffer from flaking to their corners, according to PSA.

•The Underlying Asset has been issued a grade of GEM-MT 10 by Professional Sports Authenticators (PSA) with certification No. 30759268.

Notable Features

•The Underlying Asset is a 1980 Topps #482 Rickey Henderson Rookie Card graded PSA GEM MINT 10.

•The Underlying Asset is 1 of 25 1980 Topps #482 Rickey Henderson Rookie Card examples graded PSA GEM MINT 10, with none graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1980 Topps Rickey Henderson Rookie Card
Sport	Baseball
Professional League	MLB
Player / Number	Rickey Henderson / 35
Team	Oakland Athletics
Year / Season	1980
Memorabilia Type	Trading Card
Manufacturer	Topps
Number in Set	#482
Rarity	1 of 25 (PSA 10)
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	30759268

Depreciation

The Company treats Memorabilia Asset as collectible and therefore will not depreciate or amortize the Series 1980 Topps Rickey Henderson Rookie Card going forward.

USE OF PROCEEDS – SERIES #20HERBERT

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in thMMIe Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #20HERBERT Asset Cost (1)	$60,000	85.71%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.43%
	Brokerage Fee	$700	1.00%
	Offering Expenses (2)	$525	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.14%
	Marketing Materials	$200	0.29%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$8,175	11.68%
	Total Fees and Expenses	$9,700	13.86%
	Total Proceeds	$70,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	8/19/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$60,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2020 NATIONAL TREASURES JUSTIN HERBERT ROOKIE CARD

Investment Overview

•Upon completion of the Series #20HERBERT Offering, Series #20HERBERT will purchase a 2020 National Treasures #158 Justin Herbert Autographed Patch Rookie Card graded BGS 9.5 for Series #20HERBERT (The “Series 2020 National Treasures Justin Herbert Rookie Card” or the “Underlying Asset” with respect to Series #20HERBERT, as applicable), the specifications of which are set forth below.

•The Panini Group, which manufactured #20HERBERT, was founded in 1961 in Modena, Italy and has grown to have subsidiaries around the world specializing in sticker and trading card collectibles as well as magazines, comic books, manga, and graphic novels.

•Justin Herbert is a quarterback for the Los Angeles Chargers who won Rookie of the Year in 2020.

•The Underlying Asset is a 2020 National Treasures #158 Justin Herbert Autographed Patch Rookie Card graded BGS 9.5.

Asset Description

Overview & Authentication

•Justin Herbert was born on March 10, 1998, in Eugene Oregon.

•Herbert attended the University of Oregon from 2016-2019, throwing for a total of 10,541 yards, recording a touchdown-to-interception ratio of 95-23, and completing 64% of his passes over 43 games.

•Herbert was drafted 6th overall by the Chargers in the 2020 NFL Draft.

•Herbert made his NFL debut and first career start in Week 2 against the Chiefs, throwing for 311 yards, 1 touchdown, 1 interception, and rushed for 1 touchdown.

•Herbert finished his rookie season with 31 touchdowns (a record for a rookie quarterback), 10 interceptions, 4,336 passing yards (6th most in the NFL), and 5 rushing touchdowns. He was named the 2020 NFL AP Offensive Rookie of the Year.

•Chris Simms ranked Herbert as the 11th best quarterback in the NFL in June 2021: “Holy Cow, Batman, it's just one unreal throw after another from Justin Herbert. His arm is unreal strong and he can do it with great ease.”

•Sports Illustrated wrote: “Justin Herbert had the best rookie season statistically in NFL history.”

•The Underlying Asset has been issued a grade of GEM MINT 9.5 by Beckett Grading Services (BGS) with Certification No. 0013083856.

Notable Features

•The Underlying Asset is a 2020 National Treasures #158 Justin Herbert Autographed Patch Rookie Card graded BGS 9.5.

•The Underlying Asset’s BGS Condition Report consists of the following grades: Centering: 10, Corners: 9, Edges: 9.5, Surface: 9.5.

•The Underlying Asset is 1 of 10 2020 National Treasures #158 Justin Herbert Autographed Patch Rookie Card examples graded BGS 9.5 with 0 graded higher.

•The Underlying Asset comes from a print-run of 99.

•The Underlying Asset features a signature from Herbert as well as an embedded patch.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from BGS.

Details

Series 2020 National Treasures Justin Herbert Rookie Card
Sport	Football
Professional League	NFL
Player / Number	Justin Herbert
Team	Los Angeles Chargers
Year	2020
Memorabilia Type	Trading Card
Manufacturer	Panini
Print-run	/99
Rarity	1 of 10 (BGS 9.5)
Number in Set	#158
Authentication	Beckett Grading Services (BGS)
Grade	9.5
Grade (Centering)	10
Grade (Corners)	9
Grade (Edges)	9.5
Grade (Surface)	9.5
Grade (Autograph)	10
Certification No.	0013083856

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2020 National Treasures Justin Herbert Rookie Card going forward.

USE OF PROCEEDS – SERIES #GHOST1

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #GHOST1 Asset Cost (1)	$11,561	82.58%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	2.14%
	Brokerage Fee	$140	1.00%
	Offering Expenses (2)	$500	3.57%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.71%
	Marketing Materials	$200	1.43%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$1,199	8.56%
	Total Fees and Expenses	$2,139	15.28%
	Total Proceeds	$14,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	7/29/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$11,561
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1973 GHOST RIDER #1

Investment Overview

•Upon completion of the Series #GHOST1 Offering, Series #GHOST1 will purchase a 1973 Ghost Rider #1 Comic Book published by Marvel graded CGC 9.8 as the Underlying Asset for Series #GHOST1 (The “Series 1973 Ghost Rider #1” or the “Underlying Asset” with respect to Series #GHOST1, as applicable), the specifications of which are set forth below.

•Marvel Comics is a comic book publishing and entertainment company founded in 1939 as Timely Productions.

•Ghost Rider is a Marvel comic book character named Johnny Blaze who made a deal with the devil to save his father, leading the stunt motorcyclist to be occupied by a demonic consciousness that gives him superhuman strength.

•The Underlying Asset is a 1973 Ghost Rider #1 Comic Book published by Marvel graded CGC 9.8.

Asset Description

Overview & Authentication

•Marvel’s original name, Timely Comics, began publishing comic books in 1939, and introduced heroes like Captain America.

•Timely Comics became Atlas Magazines in 1951, before officially renaming to Marvel Comics in 1961.

•The era between 1961-1978 has been referred to as the “Marvel Era of Comics.”

•Ghost Rider (Johnny Blaze) was first introduced in Marvel Spotlight #5 in 1972.

•Daimon Hellstrom (Son of Satan) is a human/demon hybrid who first appeared in Ghost Rider #1.

•Nicolas Cage played Ghost Rider in the eponymous 2007 film alongside Eva Mendes.

•Ghost Rider is played by Gabriel Luna in 9 episodes of the TV show “Agents of S.H.I.E.L.D.”

•The Underlying Asset has been authenticated by Certified Guaranty Company (CGC) an issued a grade of CGC NM/MT 9.8 with certification No. 1245925006.

Notable Features

•The Underlying Asset is a 1973 Ghost Rider #1 Comic Book published by Marvel graded CGC 9.8.

•The Underlying Asset is 1 of 46 copies of Ghost Rider #1 graded CGC 9.8 with none graded higher.

•The Underlying Asset is in the top 1.5% of all CGC graded copies of Ghost Rider #1.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from CGC.

Details

Series 1973 Ghost Rider #1
Title	Ghost Rider #1
Store Date	September 10, 1973
Key Issue	First Appearance of Ghost Rider in self-titled series, Cameo Appearance of Son of Satan; Third Appearance of Witch Woman
Cover Price	$0.20
Publisher	Marvel
Writer(s)	Gary Friedrich
Cover Artist(s)	Gil Kane, Joe Sinnott
Penciller(s)	Gil Kane, Tom Sutton
Inker(s)	Syd Shores
Editor	Roy Thomas
Rarity	1 of 46 (CGC 9.8)
Authentication	Certified Guaranty Company (CGC)
Grade	9.8
Certification No.	1245925006

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1973 Ghost Rider #1 going forward.

USE OF PROCEEDS – SERIES #IOMMI

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #IOMMI Asset Cost (1)	$37,000	56.92%
	Interests issued to Asset Seller as part of total consideration (1)	$13,000	20.00%
	Cash on Series Balance Sheet	$300	0.46%
	Brokerage Fee	$650	1.00%
	Offering Expenses (2)	$500	0.77%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.15%
	Marketing Materials	$200	0.31%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$13,250	20.38%
	Total Fees and Expenses	$14,700	22.62%
	Total Proceeds	$65,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Option Agreement
Date of Agreement	3/3/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$37,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$13,000
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2019 GIBSON TONY IOMMI “MONKEY SG” GUITAR

Investment Overview

•Upon completion of the Series #IOMMI Offering, Series #IOMMI will purchase a 2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar as the Underlying Asset for Series #IOMMI (The “Series 2019 Gibson Tony Iommi “Monkey SG” Guitar” or the “Underlying Asset” with respect to Series #IOMMI, as applicable), the specifications of which are set forth below.

•Tony Iommi is known as the lead guitarist of the band Black Sabbath, which is cited as a pioneer in the genre of heavy metal music. His riffs on songs like “Paranoid” and “Iron Man” are some of the most influential and reconizable in rock history.

•Gibson is a guitar brand known for its popular electric guitar models such as the Les Paul and the many famous musicians who have used their instruments throughout the years.

•The Underlying Asset is a 2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar.

Asset Description

Overview & Authentication

•Tony Iommi was born on February 19, 1948 in Birmingham, England.

•Birmingham was an industrial city, and Iommi describes the “rough” city as a place where you felt like an outcast if you didn’t join a gang. “When we got involved with music that sort of got us out of that idea of being in a gang.”

•Iommi originally wanted to play drums but couldn’t afford it so instead played guitar. “It was all learning by ear, I never ever read music… I’m glad in a lot of ways because it comes out from inside as opposed to what’s written there so you play what you feel at that time.”

•Iommi described the story of how he lost his finger tips: “I worked in a factory like most people from where I lived… I had this job, which was a good job if you like jobs… I’d be on a line and they’d pass stuff down to me and it would go on to somewhere else and the one day the person that would be sending me the thing to weld never showed up so they put me on this giant, huge press…a guillotine type press that would come down… and bend the metal and so I’m there with this machine… I must have pushed my hand in and… bang it came down and it just took the ends off.”

•The day the accident happened Iommi was planning on leaving that job to join a band to play in Europe on his first big break. He was home for lunch and told his mother he wouldn’t be returning back, but she insisted, and that is when the accident occurred.

•Iommi went to the hospital and was told he may as well “forget playing” and he was devastated, though would not accept that he couldn’t find a way to continue playing guitar. By cutting up an old leather jacket to use as his own de facto prosthetic fingertips, Iommi was able to play again, though it was painful and it took a long time for him to grow accustomed to it.

•Iommi still had limitations, he couldn’t feel the strings through the thimbles and was had to press down extremely hard as he played, he couldn’t play single note guitar solos and instead adopted a “chord-heavy style (with easy-to-fret power chords especially present).” Lastly, he had trouble bending the strings, so had to use “lighter gauge guitar strings.”

•According to Rolling Stone, Iommi was inspired by a recording of a guitarist named Django Reinhardt who had also lost his fingers. Iommi’s makeshift solutions and unorthodox approach “led to an “aggressive, raw and fat” sound that became Black Sabbath’s signature style.”

•Rolling Stone called Iommi’s accident the birth and foundation of the metal genre.

•At the end of 1969, Black Sabbath (consisting of Iommi, Bill Ward, Ozzy Osbourne, and Geezer Butler) recorded their first album — “essentially their live set” — taking two days at Regent Sound Studio in London.

•Black Sabbath released their first single in January 1970, a cover of “Evil Woman (Don’t Play Your Games With Me). It “flopped unequivocally.”

•The next month, Black Sabbath’s self-titled debut album reached the top ten and remained on the charts for over a year in U.K., released later in 1970 in the U.S.

•Black Sabbath released their second album, “Paranoid,” in September 1970 in the U.K. and February 1971 in the U.S., followed by the band arriving to the San Francisco during the height of the Vietnam War protests.

Their bombastic, subversive sound found popular success as a fitting expression of the era’s turmoil, though Osbourne later explained that it was by pure happenstance: “We had no idea about Vietnam!”

•In 2006, Black Sabbath was inducted into the Rock and Roll Hall of Fame. Deborah Frost wrote their “Hall of Fame Essay,” beginning by saying that “Black Sabbath never intended to appeal to, never mind be understood by, rock critics.”

•Frost wrote that Sabbath’s legacy is “more alive, direct and undistilled in both the most important (Nirvana, Pearl Jam, Alice in Chains, Soundgarden, Pixies, Audioslave, Korn) and most mundane (any given night, any legit rock dive anywhere in the world) of succeeding generations than that of all of the above combined.”

•Frost credits the existence of grunge, goth, and metal “in all its myriad modern permutations” to Sabbath’s influence.

•According to Frost, at the time of her writing in 2006, “thirty-odd musicians have toured or recorded with Black Sabbath, with Iommi at times being the only member of the original core upon which both Black Sabbath’s live set and reputation will always depend.”

•In an essay for the Rock and Roll Hall of Fame titled “The Big Bang: Heavy Metal’s Early Days,” Parke Puterbaugh wrote: “Going on four decades now, heavy metal music is still blowing minds and eardrums. Musical archeologists generally concur that its emergence can be dated to the release of Black Sabbath’s first album in 1970.”

•On May 11, 1896 Orville Gibson filed for a patent for mandolin, with a carved top and back and sides constructed from one solid piece of wood.

•The Gibson Mandolin-Guitar Mfg. Co., Ltd was founded in 1902.

•BB King, Elvis Presley, Jimmy Page, and Slash are among the many influential guitarists to favor Gibson guitars throughout the years.

•The left-handed Iommi originally bought a right-handed Gibson “SG” and played it upside down because left-handed guitars were hard to come by at the time. He eventually traded guitars with a right-handed player that had been playing upside down on a left-handed guitar. He modified the guitar to match his playing style. He put a monkey sticker on the guitar and the guitar became known as the “Monkey SG.” Iommi used the “Monkey SG” on every Sabbath album and tour of the 1970’s.

•In 2020 Gibson released a limited-edition Tony Iommi 1964 “Monkey SG” Replica. Gibson produced 50 guitars, 25 right-handed and 25 left-handed.

•Each of the Iommi Replicas included a replica of Iommi’s silver cross necklace with a coffin case, a replica of Iommi’s leather touring guitar strap, and a 1960’s replica case.

•The Underlying Asset is accompanied by a Certificate of Authenticity from Gibson Brands, Inc.

Notable Features

•The Underlying Asset is a 2019 Gibson Tony Iommi 1964 “Monkey SG” Prototype Guitar.

•The Underlying Asset was used as the prototype guitar sent to Adam Jones for his approval on the aging and construction of the guitar before the limited edition series went into production.

•The Underlying Asset is a left-handed guitar.

Notable Defects

•The Underlying Asset shows signs of wear consistent with a prototype guitar.

Details

Series 2019 Gibson Tony Iommi “Monkey SG” Guitar
Memorabilia Type	Production Prototype Guitar
Model	Tony Iommi “Monkey SG”
Manufacturer	Gibson
Musician	Tony Iommi
Total Production	1 of 1 (Prototype)
Authentication	Gibson Brands, Inc.

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2019 Gibson Tony Iommi “Monkey SG” Guitar going forward.

USE OF PROCEEDS – SERIES #03RONALDO

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #03RONALDO Asset Cost (1)	$156,000	89.14%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.17%
	Brokerage Fee	$1,750	1.00%
	Offering Expenses (2)	$1,313	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$881	0.50%
	Marketing Materials	$200	0.11%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$14,556	8.32%
	Total Fees and Expenses	$18,700	10.69%
	Total Proceeds	$175,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	8/10/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$156,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board
Acquisition Expenses	$1,081

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 2003 CRISTIANO RONALDO ROOKIE CARD

Investment Overview

•Upon completion of the Series #03RONALDO Offering, Series #03RONALDO will purchase a 2003 Panini #137 Cristiano Ronaldo Rookie Card graded PSA 10 for Series #03RONALDO (The “Series 2003 Cristiano Ronaldo Rookie Card” or the “Underlying Asset” with respect to Series #03RONALDO, as applicable), the specifications of which are set forth below.

•The Panini Group was founded in 1961 in Modena, Italy and has grown to have subsidiaries around the world specializing in sticker and trading card collectibles as well as magazines, comic books, manga, and graphic novels.

•Cristiano Ronaldo is a professional soccer player who is widely considered one of the greatest players of all time. During his 19-season career, Ronaldo has won 5 Ballon d’Or titles, 5 Champions League titles, 3 UEFA Men’s Player of the Year awards, 2 Premier League Player of the Season awards, and has been named The Best FIFA Men’s Player 3 times.

•The Underlying Asset is a 2003 Panini #137 Cristiano Ronaldo Rookie Card graded PSA 10.

Asset Description

Overview & Authentication

•Cristiano Ronaldo was born on February 5. 1985, in Funchal, Portugal.

•Ronaldo signed a contract with Manchester United in 2003 for over $14 million, the most expensive deal for a teenager at the time.

•Ronaldo scored in the 2004 FA Cup Final, leading Manchester United to victory.

•Real Madrid paid Manchester United a record fee of $131 million to sign Ronaldo in 2009.

•Juventus paid a transfer fee of $140 million to acquire Ronaldo in 2018.

•In February 2021, Ronaldo became the first person in history to accumulate 500 million followers across Facebook, Instagram, and Twitter.

•In 2020, Ronaldo became the first active “team-sport athlete” to surpass $1 billion in career earnings.

•In June 2021, Forbes named Ronaldo the world’s third highest-paid athlete.

•According to Cardboard Connection, the 2003 Panini #137 Cristiano Ronaldo Rookie Card is considered by most collectors to be “the true Cristiano Ronaldo rookie card.”

•The Underlying Asset has been issued a grade of GEM MT 10 by Professional Sports Authenticators (PSA) with Certification No. 24013180.

Notable Features

•The Underlying Asset is a 2003 Panini #137 Cristiano Ronaldo Rookie Card graded PSA 10.

•The Underlying Asset is 1 of 38 2003 Panini #137 Cristiano Ronaldo Rookie Card examples graded PSA 10 with 0 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 2003 Cristiano Ronaldo Rookie Card
Sport	Soccer
Professional League	Primeira Liga
Player / Number	Cristiano Ronaldo
Team	Sporting CP
Year / Season	2003
Memorabilia Type	Trading Card
Manufacturer	Panini
Rarity	1 of 38 (PSA 10)
Number in Set	#137
Authentication	Professional Sports Authenticators (PSA)
Grade	10
Certification No.	24013180

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 2003 Cristiano Ronaldo Rookie Card going forward.

USE OF PROCEEDS – SERIES #HONUS2

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #HONUS2 Asset Cost (1)	$85,200	85.20%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.30%
	Brokerage Fee	$1,000	1.00%
	Offering Expenses (2)	$750	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$481	0.48%
	Marketing Materials	$200	0.20%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$12,069	12.07%
	Total Fees and Expenses	$14,500	14.50%
	Total Proceeds	$100,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	8/10/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$85,200
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	Member of the Advisory Board
Acquisition Expenses	$681

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1910 HONUS WAGNER CARD

Investment Overview

•Upon completion of the Series #HONUS2 Offering, Series #HONUS2 will purchase a 1910 Tip-Top Bread Honus Wagner Card graded PSA 5 for Series #HONUS2 (The “Series 1910 Honus Wagner Card” or the “Underlying Asset” with respect to Series #HONUS2, as applicable), the specifications of which are set forth below.

•Honus Wagner was a Hall of Fame professional baseball player who won 8 Batting Titles and 1 World Series over his 21-season career.

•The 1910 Tip-Top Breas Pittsburgh Pirates D322 baseball card set was produced to honor the 1909 World Series-winning Pirates and featured the team’s most prominent members, including their shortstop, Honus Wagner.

•The Underlying Asset is a 1910 Tip-Top Bread Honus Wagner Card graded PSA 5.

Asset Description

Overview & Authentication

•Honus Wagner was born on February 24, 1874, in Chartiers, Pennsylvania.

•Wagner made his MLB debut on July 19, 1897, for the Louisville Colonels at the age of 23.

•On December 8, 1899, Wagner was traded to the Pirates along with 11 other players in return for four players and $25,000.

•In October 1909, the Pirates beat the Tigers in a 7-game series to secure the World Series Title. Wagner batted .333 in the series with 6 RBI’s and 4 runs scored.

•During Wagner’s career he accumulated 3,420 hits, 1,739 runs, 723 stolen bases and a batting average of .328.

•Wagner was inducted in the Baseball Hall of Fame in 1936.

•Wagner died on December 6, 1955, at the age of 81.

•The 1910 Tip-Top Breads Pittsburgh Pirates D322 baseball card set features portraits of the members of the 1909 Pirates World Series Championship Team. The card-backs include the following text: “Root for Tip-Top Bread and the Pirates – 25 Most Prominent Members.” Additionally, instructions are included at the bottom of the card-back for collectors to “"Save 50 labels from TIP-TOP BREAD and secure this entire series (25 cards) free."

•Wagner’s T206 Card is one of the most famous baseball cards in history, often called the “holy grail” of sports cards.

•The Underlying Asset has been issued a grade of EX 5 by Professional Sports Authenticators (PSA) with Certification No. 16890381.

Notable Features

•The Underlying Asset is a 1910 Tip-Top Bread Honus Wagner Card graded PSA 5.

•The Underlying Asset is 1 of 3 1910 Tip-Top Bread Honus Wagner Card examples graded PSA 5 with 0 graded higher.

Notable Defects

•The Underlying Asset’s condition is consistent with its condition grade from PSA.

Details

Series 1910 Honus Wagner Card
Sport	Baseball
Professional League	MLB
Player / Number	Honus Wagner
Team	Pittsburgh Pirates
Year / Season	1910
Memorabilia Type	Trading Card
Manufacturer	Tip Topp Bread
Rarity	1 of 3 (PSA 5)
Authentication	Professional Sports Authenticators (PSA)
Grade	5
Certification No.	16890381

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1910 Honus Wagner Card going forward.

USE OF PROCEEDS – SERIES #MARX

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #MARX Asset Cost (1)	$105,000	87.50%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.25%
	Brokerage Fee	$1,200	1.00%
	Offering Expenses (2)	$900	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.08%
	Marketing Materials	$200	0.17%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$12,300	10.25%
	Total Fees and Expenses	$14,700	12.25%
	Total Proceeds	$120,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/9/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$105,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES DAS KAPITAL

Investment Overview

•Upon completion of the Series #MARX Offering, Series #MARX will purchase an 1867 First Edition Das Kapital By Karl Marx as the Underlying Asset for Series #MARX (The “Series Das Kapital” or the “Underlying Asset” with respect to Series #MARX, as applicable), the specifications of which are set forth below.

•Karl Marx was a Prussian-born economist and political philosopher who is known for his anti-capitalist writings and the resulting ideology of Marxism. His most famous and influential works were the pamphlet, “The Communist Manifesto,” and book “Das Kapital.”

•“Das Kapital,” which eventually amounted to three volumes (the second and third published posthumously and edited by his colleague Friedrich Engels), is a foundational text of the Marxist movement and explains Marx’s theories of anti-capitalism, describing his purpose as to lay bare “the economic law of motion of modern society.”

•The Underlying Asset is an 1867 First Edition Das Kapital By Karl Marx.

Asset Description

Overview & Authentication

•Karl Heinrich Marx was born on May 5, 1818 in Trier, Prussia.

•Marx was the oldest surviving male of nine children, the son of Heinrich a successful lawyer who was an avid reader of Kant and Voltaire, and an active member of the Prussian constitutional movement.

•Marx came from a long line of rabbis, and his parents were Jewish, just prior to Karl’s birth his father was baptized in the Evangelical Established Church (possibly due to pressure from his professional career). Marx would be baptized at six years old, though was influenced more by the social policies of the enlightenment than the ideas of the church.

•Despite his family’s conversion, Marx experienced anti-Semitism as a child, which has been suggested to influence his skepticism toward religion generally. In 1843, Marx would famously write that “religion is the opiate of the masses.”

•In October 1835 Marx entered the University of Bonn, studying subjects in the humanities such as Greek and Roman mythology and the history of art.

•In October 1836 Marx left Bonn and enrolled at the University of Berlin to study law and philosophy.

•While in Berlin, Marx was exposed to the philosophy of the idealist philosopher Georg Willhelm Friedrich Hegel, and became a member of the “Young Hegelians” and later the “Doctor Club,” which promoted the belief that Christian Gospels “were a record not of history but of human fantasies arising from emotional needs and that Jesus had not been a historical person.”

•After mounting pressure from the Prussian government over the radial movements within academia, Marx was encouraged to submit his doctoral dissertation to the University at Jena, “which was known to be lax in its academic requirements.” He received his degree in April 1841.

•On October 15, 1842 Marx became the editor of the Rheinische Zeitung, a newspaper in Cologne. At this post he wrote editorials on social issues concerning housing and the burgeoning philosophy on communism. With Marx at the helm, the newspaper became one of the most prominent in Prussia.

•Prussian officials suspended the newspaper due to its radical nature, and Marx instead began coediting a new review called the “German-French Yearbooks.”

•In October 1843, Marx and his wife moved to Paris, which had become the center of socialist philosophy, and more specifically, the radical branch of communism. During this time Marx first began to identify as a communist and concern himself more seriously with the causes of the plight of working people.

•The communist working class of French and German society impacted Marx, despite finding them “utterly crude and unintelligent,” he was impressed by their solidarity: “Their brotherhood of man is no mere phrase with them, but a fact of life, and the nobility of man shines upon us from their work-hardened bodies,” Marx wrote in 1844 (published decades later).

•Marx met Friedrich Engels (who would go on to become a life-long collaborator) in Paris in August 1844.

•In February 1944 Marx wrote an article titled “A Contribution to the Critique of Hegel’s Philosophy of Right” from which some of his most famous quotes are derived. Among these are “Religion is the opiate of the masses” and his call for the “uprising of the proletariat.”

•Marx is expelled from France (at the behest of the Prussian government), leaving for Brussels in February 1845, where he would be joined by Engels. Marx renounced his Prussian citizenship in December 1845.

•During their years in Brussels, Marx and Engels wrote multiple treatises of their shared views, critiquing forms of Hegelian idealism and setting forth their “materialistic conception of history,” a theory that defined the structure of society as one which promotes the interests of the economic elite.

•In 1847, Marx was asked to join a secret society known as the “League of Just.” After Marx and Engels joined, the organization was renamed the “Communist League.” In need of an official constitution, Marx and Engels worked from December 1847 to early 1848 to write the “Communist Manifesto.”

•The “Communist Manifesto” described a narrative of history centered around class struggles, and the prediction that the triumph of the proletariat was inevitable and would put an end to the rule of the bourgeois class. The pamphlet famously closes with the lines: “The proletarians have nothing to lose but their chains. They have a world to win. Workingmen of all countries unite!”

•In 1849, after being arrested and charged with incitement to an armed insurrection, Marx was acquitted and expelled from Germany.

•Marx arrived in London in August 1846, where he would live for the rest of his life.

•In March 1850, having sworn to avoid any cooperation with the Bourgeois class, Marx and his family was evicted from their home, beginning a long period during which Marx lived in “material misery and spiritual pain.” During this time Engels provided Marx with modest financial support.

•When several of his children died, it was deemed “a sacrifice to bourgeois misery.”

•“Das Kapital” was published in 1867. Its most important concepts are the theory of surplus value derived from the exploitation of labor and the impact of technology on the widening gap between workers and capitalists. The “capitalist class becomes unfit to rule, because it is incompetent to assure an existence to its slave within its slavery.” According to Marx, this capitalist system predicated on exploitation is untenable.

•Marx died on March 14, 1883 in London, England.

•The second and third volumes of Das Kapital were published by Engels in 1885 and 1894.

•According to the BBC: “The ideas contained in Das Kapital would go on to inspire revolutions in Russia, China, and many other countries around the world in the 20th Century, as ruling elites were overthrown and private property seized on behalf of workers.”

•The Russian revolutionary Vladimir Lenin was influenced heavily by Marx: “He spent whole days studying Marx, making digests, copying passages, jotting down notes… It was then difficult to tear him away from his work.”  Leon Trotsky, How Lenin Studied Marx, FOURTH INTERNATIONAL, July-Aug. 1950, at 126.

•Josef Stalin considered himself a Marxist. See E. Van Ree, Stalin and Marxism: A Research Note, 49 STUDIES IN E. EUR. THOUGHT 23, 23 (1997).

•After the Global Financial Crisis of 2008, Al Jazeera has reported, interest and sales of Das Kapital experienced a resurgence.

•The Underlying Asset is accompanied by a signed letter of authenticity from Darren Sutherland, a New York-based rare book specialist.

Notable Features

•The Underlying Asset is an 1867 First Edition Das Kapital By Karl Marx.

•The Underlying Asset exhibits contemporary half roan binding.

•The Underlying Asset features black boards.

•Over the past decade, less than ten comparable copies have sold at auction.

Notable Defects

•The Underlying Asset exhibits light rubbing to the extremities.

•The Underlying Asset exhibits yellow-coated endpapers.

•The Underlying Asset exhibits a chip to the foot of the spine.

•The Underlying Asset exhibits occasional spots.

Details

Series Das Kapital
Title	Das Kapital
Author	Karl Marx
Publisher	Otto Meissner
Publication Date	1867
Binding	Half Roan
Book Condition	Fine
Edition	First Edition

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Das Kapital going forward.

USE OF PROCEEDS – SERIES #KIRBY

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #KIRBY Asset Cost (1)	$50,000	83.33%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.50%
	Brokerage Fee	$600	1.00%
	Offering Expenses (2)	$500	0.83%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.17%
	Marketing Materials	$200	0.33%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$8,300	13.83%
	Total Fees and Expenses	$9,700	16.17%
	Total Proceeds	$60,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	8/13/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$50,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES 1992 GAME BOY KIRBY’S DREAM LAND VIDEO GAME

Investment Overview

•Upon completion of the Series #KIRBY Offering, Series #KIRBY will purchase a 1992 Game Boy Kirby’s Dream Land Video Game graded Wata 9.8 A++ for Series #KIRBY (The “Series 1992 Game Boy Kirby’s Dream Land Video Game” or the “Underlying Asset” with respect to Series #KIRBY, as applicable), the specifications of which are set forth below.

•The Game Boy is a handheld video game console developed by Nintendo and released in North America in 1989. It was Nintendo’s second handheld console after the 1980 Game & Watch.

•Kirby is a popular Nintendo character known for his ability to absorb enemy’s powers and coopting them as his own in gameplay.

•The Underlying Asset is a 1992 Game Boy Kirby’s Dream Land Video Game graded Wata 9.8 A++.

Asset Description

Overview & Authentication

•Nintendo released the Game Boy in North America in 1989 at a price of $89.99 with “Tetris” as its pack-in game.

•The original Game Boy and the Game Boy Color (released in 1998) combined sold over 118 million units.

•On its first day on sale in North America in July 1989, the original Game Boy sold 40,000 units, including one million units during the following Christmas season.

•At first the Game Boy largely featured titles inspired by previous NES hits, relying on scaled-down version of successful games to fuel the early years of the console.

•According to IGN, the console lacked titles with “appealing new characters.” But with the release of Kirby’s Dream Land in 1992, “all that changed.”

•According to IGN, “The unconventional character was unlike anything Nintendo had tried before.”

•Kirby was created at HAL Laboratory in Japan by Masahiro Sakurai, a “young designer was tasked with creating a game that anyone could pick up and enjoy.” Sakurai gave Kirby the ability to fly, and later on added the ability to absorb and mimic enemy’s powers.

•Sakurai later told the story of Kirby’s initial origins: "I needed a dummy character to represent what the real character would be doing in the game… I just put a Kirby-shaped blob in my presentation as a place-holder, but everyone liked it so much we decided to keep it in the game without any major changes."

•Kirby’s Dream Land sold over 5 million units.

•Kirby’s Dream Land began a long-running franchise spanning almost three decades, including more than a dozen of sequels and spin-offs.

•Kirby has also been featured as a long-running character in the Smash Bros. series as well as a 2001 TV show titled “Kirby: Right Back at Ya!”

•The Underlying Asset has been issued a grade of 9.8 A++ by Wata with Certification No. 578190-081.

Notable Features

•The Underlying Asset is a 1992 Game Boy Kirby’s Dream Land Video Game graded Wata 9.8 A++.

•The Underlying Asset is the 1 of 1 1992 Game Boy Kirby’s Dream Land Video Game examples graded Wata 9.8 with none higher.

Notable Defects

•The Underlying Asset shows signs of wear consistent with its condition grade from Wata Games.

Details

Series 1992 Game Boy Kirby’s Dream Land Video Game
Game	Kirby’s Dream Land
System	Game Boy
Manufacturer	Nintendo
Production Year	1992
Box Variant	Made in Japan, No Rating, First-party H-Seam
Rarity	1 of 1 (Wata 9.8)
Authentication	Wata Games
Box Grade	9.8
Seal Rating	A++
Certification No.	578190-081

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1992 Game Boy Kirby’s Dream Land Video Game going forward.

USE OF PROCEEDS – SERIES #BAYC7359

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #BAYC7359 Asset Cost (1)	$165,302	87.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.16%
	Brokerage Fee	$1,900	1.00%
	Offering Expenses (2)	$1,425	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.05%
	Marketing Materials	$200	0.11%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$20,773	10.93%
	Total Fees and Expenses	$24,398	12.84%
	Total Proceeds	$190,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Upfront Purchase
Date of Agreement	9/28/2021
Expiration Date of Agreement	N/A
Down-payment Amount	`
Installment 1 Amount	$165,302
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES BORED APE YACHT CLUB 7359

Investment Overview

•Upon completion of the Series #BAYC7359 Offering, Series #BAYC7359 will purchase a Number 7359 Bored Ape Yacht Club NFT with Space Suit for Series #BAYC7359 (The “Series Bored Ape Yacht Club 7359” or the “Underlying Asset” with respect to Series #BAYC7359, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•The Bored Ape Yacht Club (commonly abbreviated as BAYC) is a collection of 10,000 “Bored Ape” NFTs created by Yuga Labs. Each Ape is unique and grants its owner entrance to the Yacht Club and associated membership benefits.

•The Underlying Asset is a Number 7359 Bored Ape Yacht Club NFT with Space Suit.

Asset Description

Overview & Authentication

•According to the BAYC website, each Ape is unique and “programmatically generated from over 170 possible traits, including expression headwear, clothing, and more.”

•The BAYC project was launched on April 30th, 2021. Originally, Apes were offered at a price of around $200. About a day after launch, all of the 10,000 Apes had sold out.

•The founders of the BAYC project have explained that their intention is for the NFTs to foster community and act as a “digital identity.”

•BAYC was one of the first NFT projects to allow individual buyers the commercial rights to their NFTs, according to The New Yorker. “…each member is allowed to brand his own projects or products and sell them independently.”

•Members of the BAYC were offered an NFT dog (a collection called the Bored Ape Kennel Club).

•The Mutant Ape Yacht Club is “a collection of up to 20,000 Mutant Apes that can only be created by exposing an existing Bored Ape to a vial of MUTANT SERUM or by minting a Mutant Ape in the public sale.”

•On September 9th, 2021, two lots of BAYC NFTs sold at Sotheby’s. The first lot contained 101 Apes and sold for $24,393,000. The second lot contained 101 Bored Ape Kennel Club NFTs and sold for $1,835,000.

•According to Yahoo: “Alongside CryptoPunks, BAYC has established itself as a premium “blue-chip” NFT collection and has attracted the likes of NBA players Steph Curry and Kevin Durant alongside popular social media personality and artist KSI into becoming holders of the now coveted collection.”

•On August 20th, 2021, Arizona Iced Tea announced a collaboration with BAYC in the form of an “Arizona Aped” NFT comic.

•As of September 28th, 2021, Bored Ape Yacht is the 5th ranked of the top NFTs on OpenSea over the previous 30 days, ranked by volume, floor price, and other statistics.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is Bored Ape #7359.

•The Underlying Asset has the following six properties: Space Suit, Police Motorcycle Helmet, Red Fur, Sleepy Eyes, Aquamarine Background, and Bored Mouth.

•The Underlying Asset was minted on May 1, 2021.

•The Underlying Asset was sold on August 3, 2021, for 14 Ethereum. On September 28, 2021, the Underlying Asset was sold for 58.88 Ethereum.

Notable Defects

•The Underlying Asset is consistent with the description provided by The Bored Ape Yacht Club and proof of ownership stored on the Ethereum blockchain.

Details

Series Bored Ape Yacht Club 7359
Creator	Yuga Labs
NFT	Bored Ape Yacht Club
Number	7359
Property	Space Suit (Clothes)
Property Rarity	1% Have This Trait
Property	Police Motorcycle Helmet (Hat)
Property Rarity	1% Have This Trait
Property	Red (Fur)
Property Rarity	5% Have This Trait
Property	Sleepy (Eyes)
Property Rarity	8% Have This Trait
Property	Aquamarine (Background)
Property Rarity	13% Have This Trait
Property	Bored (Mouth)
Property Rarity	23% Have This Trait
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Bored Ape Yacht Club 7359 going forward.

USE OF PROCEEDS – SERIES #MEGALODON

We estimate that the gross proceeds of the Series Offering (including from Series Interests acquired by the Manager) will be approximately the amount listed in the Use of Proceeds Table assuming the full amount of the Series Offering is sold, and will be used as follows:

	Use of Proceeds Table	Dollar Amount	Percentage of Gross Cash Proceeds
	Uses
	Cash Portion of the #MEGALODON Asset Cost (1)	$450,000	75.00%
	Interests issued to Asset Seller as part of total consideration (1)	$0	0.00%
	Cash on Series Balance Sheet	$300	0.05%
	Brokerage Fee	$6,000	1.00%
	Offering Expenses (2)	$4,500	0.75%
Acquisition Expenses (3)	Accrued Interest	$0	0.00%
	Finder Fee	$0	0.00%
	Authentication Expense	$0	0.00%
	Transport from Seller to Warehouse incl. associated Insurance (as applicable)	$100	0.02%
	Marketing Materials	$200	0.03%
	Refurbishment & maintenance	$0	0.00%
	Sourcing Fee	$138,900	23.15%
	Total Fees and Expenses	$149,700	24.95%
	Total Proceeds	$600,000	100.00%

(1)Consists of an agreement listed in the Series Detail Table with the Asset Seller to be paid in full at the expiration date of the agreement listed in the Series Detail Table.

(2)Solely in connection with the offering of the Series Interests, the Manager has assumed and will not be reimbursed for Offering Expenses, except for expenses related to the Custody Fee, which will be paid through the proceeds of the Series Offering.

(3)To the extent that Acquisition Expenses are lower than anticipated, any overage would be maintained in an operating account for future Operating Expenses.

Upon the Closing of the Offering, proceeds from the sale of the Series Interests will be distributed to the account of the Series.

On the date listed in the Series Detail Table, the Company entered into the agreement listed in the Series Detail Table regarding the Underlying Asset with the Asset Seller for the Cash Portion of the Asset Cost listed in the Use of Proceeds Table.

Series Detail Table
Agreement Type	Purchase Agreement
Date of Agreement	2/16/2021
Expiration Date of Agreement	N/A
Down-payment Amount	$0
Installment 1 Amount	$450,000
Installment 2 Amount	$0
Interests issued to Asset Seller as part of total consideration	$0
Asset Seller Specifics	None
Acquisition Expenses	$300

In addition to the costs of acquiring the Underlying Asset, proceeds from the Series Offering will be used to pay the following, listed in the Series Detail Table and the Use of Proceeds Table above (i) the Brokerage Fee to the BOR as consideration for providing certain broker-dealer services to the Company in connection with this Series Offering, (ii) the Offering Expenses related to the anticipated Custody Fee, (iii) the Acquisition Expenses, including but not limited to the items described in the Use of Proceeds Table above, except as to the extent that Acquisition Expenses are lower than anticipated, any overage will be maintained in an operating account for future Operating Expenses, and (iv) the Sourcing Fee to the Manager as consideration for assisting in the sourcing of the Series.  Of the proceeds of the Series Offering, the Cash on Series Balance Sheet listed in the Use of Proceeds Table will remain in the operating account of the Series for future Operating Expenses.

The allocation of the net proceeds of this Series Offering set forth above, represents our intentions based upon our current plans and assumptions regarding industry and general economic conditions, our future revenues and expenditures.  The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations, business developments, and related rate of growth.  The Manager reserves the right to modify the use of proceeds based on the factors set forth above.  The Company is not expected to keep any of the proceeds from the Series Offering.  The Series is expected to keep Cash on the Series Balance Sheet in the amount listed in the Use of Proceeds Table from the proceeds of the Series Offering for future Operating Expenses.  In the event that less than the Maximum Series Interests are sold in connection with the Series Offering, the Manager may pay, and not seek reimbursement for, the Brokerage Fee, Offering Expenses and Acquisition Expenses and may waive the Sourcing Fee.

DESCRIPTION OF SERIES MEGALODON JAW

Investment Overview

•Upon completion of the Series #MEGALODON Offering, Series #MEGALODON will purchase a Carcharocles Megalodon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction as the Underlying Asset for Series #MEGALODON (The “Series Megalodon Jaw” or the “Underlying Asset” with respect to Series #MEGALODON, as applicable), the specifications of which are set forth below.

•The Carcharocles megalodon was a species of shark that lived from roughly 23 million years ago to 3.6 million years ago before going extinct.

•The Carcharocles megalodon is the largest shark to have ever lived and is known for its massive and powerful jaw.

•The Underlying Asset consists of one Carcharocles Megalodon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction.

Asset Description

Overview & Authentication

•The Megalodon shark is referred to either as “Carcharocles” megalodon or “Otodus” megalodon.

•Carcharocles megalodon translates to “big toothed glorious shark.”

•The Carcharocles megalodon is commoonly known as the megalodon.

•The megalodon is the largest shark to ever live in the ocean.

•The megalodon had “streamlined yet powerful bodies build to efficiently cut through the water. Their tailfin undilated side to side and they breathed through gill slits on either side of their head.”

•The megalodon had a skeleton made mostly of cartilage.

•The megalodon, like other species of shark, had multiple rows of teeth within its jaw, which it constantly shed and replaced. Megalodon teeth are still found around the world today.

•The megalodon could measure up to 60 feet in length and weigh up to 50 tons, with the females generall being larger than the males.

•The megalodon is a member of the Lamniforme Order of sharks, which includes the great white, mako, and thresher sharks.

•The megalodon lived all across the world’s oceans, with the exception of the north and south poles. “While juveniles kept to the shores, adults preferred coastal areas but could move into the open ocean. The most northern fossils are found off the coast of Denmark and the most southern in New Zealand.”

•The megalodon at a diverse diet that included whales, seals, sea cows, and sea turtles.

•Many whale fossils “have distinct gashes from megalodon teeth,” and scientists have found entire megalodon teeth embedded in whale bone.

•“Scientists calculate that a bite from a megalodon jaw could generate force of up to 40,000 pounds, which would make it the strongest bite in the entire animal kingdom.”

•Due to the megalodon’s large size, it “required ample prey to fuel its body.” But as large ocean mammals began to undergo “significant changes” in response to the climate, megalodon’s went extinct.

•The megalodon was previousley believed to have gone extinct 2.6 million years ago, but more recent research suggests that the massive shark likely went extinct 3.6 million years ago at the end of the early Pliocene epoch.

•As it is theorized that the upper teeth of the megalodon were used to “hack off” chunks of flesh from prey, they sustained the most damage, which resulted in the megalodon losing its upper teeth more often than its lower (at an approximate ratio of 8:1).

Notable Features

•The Underlying Asset is a Carcharocles Megalodon Jaw: Full Set of Fossilized Teeth in Jaw Reconstruction.

•The Underlying Asset was uncovered from the Morgan River in Georgia

•The Underlying Asset is comprised of 184 fossil shark teeth mounted in a resin reconstruction representing the cartilaginous jaw of the Carcharocles megalodon.

•The Underlying Asset contains teeth carefully chosen from a number of different source organisms in order to illustrate the correct positions and sizes that would have been seen during the life of the Carcharocles megalodon.

•The Underlying Asset measures 8 by 9.5 feet.

•The Underlying Asset includes four teeth measuring 6.25 inches in length each.

•The Underlying Asset was constructed via the collection of all 184 teeth over a period of years.

•The Underlying Asset was fashioned by a preparator who has been featured on National Geographic Channel’s “Predators.”

Notable Defects

•The Underlying Asset shows signs of wear consistent with its age and the professional preparation of the reconstructed jaw.

Details

Series Megalodon Jaw
Memorabilia Type	Megalodon Jaw
Order	Lamniformes
Family	Otodontidae
Genus	Carcharocles
Species	Megalodon
Excavation Site	Morgan River, Georgia
Condition	Full Set of Fossilized Teeth
Presentation	Mounted in a Resin Reconstruction
Dimensions	8 feet X 9.5 feet
Number of teeth	184

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Megalodon Jaw going forward.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation for RSE Archive, LLC (1)

Exhibit 2.2 – Second Amended and Restated Limited Liability Company Agreement for RSE Archive, LLC (8)

Exhibit 2.3 – Certificate of Formation for RSE Archive Manager, LLC (1)

Exhibit 2.4 – Amended and Restated Limited Liability Company Agreement for RSE Archive Manager, LLC (8)

Exhibit 3.1 – Form of Series Designation (6)

Exhibit 4.1 – Form of Subscription Agreement (8)

Exhibit 6.1 – Form of Asset Management Agreement (8)

Exhibit 6.2 – Broker of Record Agreement (1)

Exhibit 6.3 – Amendment to Broker of Record Agreement (7)

Exhibit 6.4 – Transfer Agent Agreement (8)

Exhibit 6.5 – Amended and Restated Upper90 Secured Demand Promissory Term Note (4)

Exhibit 6.6 – Upper90 Credit and Guaranty Agreement (5)

Exhibit 6.7 – Standard Form Bill of Sale (6)

Exhibit 6.8 – Standard Form Purchase Agreement (8)

Exhibit 6.9 – Standard Form of Purchase Option Agreement (9)

Exhibit 6.10 – Terms and Conditions Governing Purchase of Series #GHOST1 (11)

Exhibit 8.1 – Subscription Escrow Agreement (1)

Exhibit 8.2 – Custodian Agreement with DriveWealth, LLC (3)

Exhibit 11.1 – Consent of EisnerAmper LLP

Exhibit 12.1 – Opinion of Maynard, Cooper & Gale, P.C.

Exhibit 13.1 – Amended and Restated Testing the Waters Materials (2)

Exhibit 13.2 – Additional Testing the Waters Materials – Form (8)

Exhibit 13.3 – Testing the Waters Materials Relating to Series #NESWWF (9)

Exhibit 13.4 – Testing the Waters Materials Relating to Series #PUNK8103 (9)

Exhibit 13.5 – Testing the Waters Materials Relating to Series #18ALLEN (9)

Exhibit 13.6 – Testing the Waters Materials Relating to Series #36OWENS (9)

Exhibit 13.7 – Testing the Waters Materials Relating to Series #PUNK9670 and #PUNK8103 (10)

Exhibit 13.8 – Testing the Waters Materials Relating to Series #BAYC601 (10)

Exhibit 13.9 – Testing the Waters Materials Relating to Series #CASTLEII (10)

Exhibit 13.10 – Testing the Waters Materials Relating to Series #HENDERSON (10)

Exhibit 13.11 – Testing the Waters Materials Relating to #PUNK8103; #NESWWF; #36OWENS; and #18ALLEN (11)

Exhibit 13.12 – Testing the Waters Materials Relating to Series #20HERBERT (11)

Exhibit 13.13 – Testing the Waters Materials Relating to Series #GHOST1 (11)

Exhibit 13.14 – Testing the Waters Materials Relating to Series #IOMMI (11)

Exhibit 13.15 – Testing the Waters Materials Relating to Series #03RONALDO (11)

Exhibit 13.16 – Testing the Waters Materials Relating to Series #HONUS2

Exhibit 13.17 – Testing the Waters Materials Relating to Series #MARX

Exhibit 13.18 – Testing the Waters Materials Relating to Series #KIRBY

Exhibit 13.19 – Testing the Waters Materials Relating to Series #BAYC7359

Exhibit 13.20 – Testing the Waters Materials Relating to Series #MEGALODON

(1)Previously filed as an Exhibit to the Company’s Form 1-A filed with the Commission on August 13, 2019

(2)Previously filed as an Exhibit to the Company’s Pre-Qualification Amendment No. 2 to its Form 1-A filed with the Commission on September 16, 2019

(3)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 1 to its Form 1-A filed with the Commission on October 21, 2019

(4)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 12 to its Form 1-A filed with the Commission on October 8, 2020

(5)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 16 to its Form 1-A filed with the Commission on December 10, 2020

(6)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 20 to its Form 1-A filed with the Commission on May 6, 2021

III-1

(7)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 21 to its Form 1-A filed with the Commission on June 16, 2021

(8)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 24 to its Form 1-A filed with the Commission on September 7, 2021

(9)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 25 to its Form 1-A filed with the Commission on September 10, 2021

(10)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 26 to its Form 1-A filed with the Commission on September 16, 2021

(11)Previously filed as an Exhibit to the Company’s Post-Qualification Amendment No. 27 to its Form 1-A filed with the Commission on September 21, 2021

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this post-qualification amendment to its offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 4, 2021.

RSE ARCHIVE, LLC

By: RSE Archive Manager, LLC, its managing member

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: /s/ George J. Leimer

Name: George J. Leimer

Title: Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George J. Leimer Name: George J. Leimer	Chief Executive Officer of RSE Markets, Inc. (Principal Executive Officer)	October 4, 2021
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer and Principal Accounting Officer)	October 4, 2021

RSE ARCHIVE MANAGER, LLC By: Rally Holdings LLC, its sole member By: RSE Markets, Inc., its sole member By: /s/ George J. Leimer Name: George J. Leimer Title: Chief Executive Officer	Managing Member	October 4, 2021